Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ENERGY FUTURE HOLDINGS CORP., et al.,[1]	)	Case No. 14-10979 (CSS)
)
Debtors.	)	(Jointly Administered)
)

DISCLOSURE STATEMENT FOR THE FIFTH AMENDED JOINT

PLAN OF REORGANIZATION OF ENERGY FUTURE HOLDINGS

CORP., ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY

CODE AS IT APPLIES TO THE EFH DEBTORS AND EFIH DEBTORS

KIRKLAND & ELLIS LLP	RICHARDS, LAYTON & FINGER, P.A.
601 Lexington Avenue	920 North King Street
New York, New York 10022	Wilmington, Delaware 19801
Telephone: (212) 446-4800	Telephone: (302) 651-7700
Facsimile: (212) 446-4900	Facsimile: (302) 651-7701

—and—

300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Counsel to the Debtors and Debtors in Possession

—and— PROSKAUER ROSE LLP	BIELLI & KLAUDER LLC
Three First National Plaza 70 W. Madison Street, Suite 3800 Chicago, Illinois 60602 Telephone: (312) 962-3550 Facsimile: (312) 962-3551	1204 North King Street Wilmington, Delaware 19801 Telephone: (302) 778-4000 Facsimile: (302) 295-2873

Co-Counsel to the Debtor Energy Future Holdings Corp.

—and—

[1]	The last four digits of Energy Future Holdings Corp.’s tax identification number are 8810. The location of the debtors’ service address is 1601 Bryan Street, Dallas, Texas 75201. Due to the large number of debtors in the Chapter 11 Cases, which are being jointly administered, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at http://www.efhcaseinfo.com.

CRAVATH, SWAINE AND MOORE LLP	STEVENS & LEE, P.C.
Worldwide Plaza 825 Eighth Avenue New York, New York 10019 Telephone: (212) 474-1978 Facsimile: (212) 474-3700	1105 North Market Street, Suite 700 Wilmington, Delaware 19801 Telephone: (302) 425-3310 Facsimile: (610) 371-7927

JENNER & BLOCK LLP 919 Third Avenue New York, New York 10022 Telephone: (212) 891-1600 Facsimile: (212) 891-1699 Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC

—and—

MUNGER, TOLLES & OLSON LLP	MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
355 South Grand Avenue, 35th Floor Los Angeles, California 90071 Telephone: (213) 683-9100	300 Delaware Avenue, Suite 770 Wilmington, Delaware 19801 Telephone: (302) 300-4515
Facsimile: (213) 683-4022	Facsimile: (302) 654-4031

Co-Counsel to the TCEH Debtors

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN AS IT RELATES TO THE EFH DEBTORS AND EFIH DEBTORS WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE AND WITH RESPECT TO HOLDERS OF CLASS B6 CLAIMS.

ACCEPTANCES OR REJECTIONS OF THE PLAN AS IT RELATES TO THE EFH DEBTORS AND EFIH DEBTORS MAY NOT BE SOLICITED WITH RESPECT TO HOLDERS OF CLASS B6 CLAIMS UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED FOR THE EFH DEBTORS AND EFIH DEBTORS WITH RESPECT TO HOLDERS OF CLASS B6 CLAIMS BY THE BANKRUPTCY COURT.

THIS DRAFT DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.2

Dated: December 1, 2016

[2]	This Disclosure Statement for the Fifth Amended Joint Plan of Reorganization of Energy Future Holdings Corp. et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the EFH Debtors and EFIH Debtors supersedes the disclosure statement approved by the Bankruptcy Court on September 19, 2016 [Docket No. 9585] solely with respect to Class B6 and without prejudice to the EFH Debtors’ and EFIH Debtors’ ability to file further amended versions in the future. This Disclosure Statement does not have any effect on the disclosure statement approved with respect to the TCEH Debtors and EFH Shared Services Debtors on June 17, 2016 [D.I. 8761] or the disclosure statement approved on September 19, 2016 with respect to all Classes of Claims and Interests against the EFH Debtors and EFIH Debtors other than Class B6.

IMPORTANT INFORMATION REGARDING THIS DISCLOSURE STATEMENT,

DATED DECEMBER 1, 2016

SOLICITATION OF VOTES

ON THE FIFTH AMENDED JOINT PLAN OF REORGANIZATION OF

ENERGY FUTURE HOLDINGS CORP., ET AL.,

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

From the Holders of Outstanding:

Voting Class	Name of Class Under the Plan
Class B6	General Unsecured Claims Against the EFIH Debtors

IF YOU ARE IN CLASS B6, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

RECOMMENDATION BY THE EFIH DEBTORS

THE BOARD OF MANAGERS OR DIRECTORS (AS APPLICABLE) OR THE SOLE MEMBER OF

EACH OF THE EFIH DEBTORS HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE

PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT AND RECOMMEND THAT ALL

HOLDERS OF CLASS B6 CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN.

DELIVERY OF BALLOTS

BALLOTS AND MASTER BALLOTS, AS APPLICABLE, MUST BE ACTUALLY RECEIVED BY THE

SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. (PREVAILING

EASTERN TIME) ON [JANUARY 13,] 2017 AT THE FOLLOWING ADDRESSES:

FOR ALL BALLOTS OTHER THAN MASTER BALLOTS

VIA FIRST CLASS MAIL:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

P.O. BOX 4422

BEAVERTON, OREGON 97076-4422

VIA OVERNIGHT COURIER OR HAND DELIVERY:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

10300 SW ALLEN BOULEVARD

BEAVERTON, OREGON 97005

FOR MASTER BALLOTS

VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

777 THIRD AVENUE, 12TH FLOOR

NEW YORK, NEW YORK 10017

IF YOU RECEIVED AN ENVELOPE ADDRESSED TO YOUR NOMINEE, PLEASE ALLOW ENOUGH

TIME WHEN YOU RETURN YOUR BALLOT FOR YOUR NOMINEE TO CAST YOUR VOTE ON A

MASTER BALLOT BEFORE THE VOTING DEADLINE.

BALLOTS RECEIVED VIA EMAIL OR FACSIMILE WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS ON THE PROCEDURE FOR VOTING ON THE PLAN, PLEASE

CALL THE DEBTORS’ RESTRUCTURING HOTLINE AT:

(877) 276-7311

READERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND ARE URGED TO CONSULT WITH THEIR OWN ADVISORS BEFORE CASTING A VOTE WITH RESPECT TO THE PLAN.

THE SECURITIES TO BE ISSUED PURSUANT TO THE PLAN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR SIMILAR STATE SECURITIES OR “BLUE SKY” LAWS.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

SEE SECTION IX OF THE DISCLOSURE STATEMENT FOR IMPORTANT SECURITIES LAW DISCLOSURES.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED IN THIS DISCLOSURE STATEMENT.

FURTHER, READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS IN THIS DISCLOSURE STATEMENT ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS, INCLUDING RISKS ASSOCIATED WITH THE FOLLOWING: (I) FUTURE FINANCIAL RESULTS AND LIQUIDITY, INCLUDING THE ABILITY TO FINANCE OPERATIONS IN THE ORDINARY COURSE OF BUSINESS; (II) VARIOUS FACTORS THAT MAY AFFECT THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN; (III) THE RELATIONSHIPS WITH AND PAYMENT TERMS PROVIDED BY TRADE CREDITORS; (IV) ADDITIONAL FINANCING REQUIREMENTS POST-RESTRUCTURING; (V) FUTURE DISPOSITIONS AND ACQUISITIONS; (VI) THE EFFECT OF COMPETITIVE PRODUCTS, SERVICES, OR PROCURING BY COMPETITORS; (VII) CHANGES TO THE COSTS OF COMMODITIES AND RAW MATERIALS; (VIII) THE PROPOSED RESTRUCTURING AND COSTS ASSOCIATED THEREWITH; (IX) THE EFFECT OF CONDITIONS IN THE ENERGY MARKET ON THE DEBTORS; (X) THE CONFIRMATION AND CONSUMMATION OF THE PLAN; (XI) CHANGES IN LAWS AND REGULATIONS FROM GOVERNMENT AGENCIES; AND (XII) EACH OF THE OTHER RISKS IDENTIFIED IN THIS DISCLOSURE STATEMENT. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT.

THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THE SUMMARIES CONTAINED IN THIS DISCLOSURE STATEMENT.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR THE PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN OR OBJECTING TO CONFIRMATION. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

ALL EXHIBITS TO THE DISCLOSURE STATEMENT, ALONG WITH ALL OTHER DOCUMENTS FILED WITH THE SEC BY THE DEBTORS AND THEIR AFFILIATES, ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL IN THIS DISCLOSURE STATEMENT. THE DOCUMENTS FILED WITH THE SEC BY THE DEBTORS AND THEIR AFFILIATES ARE AVAILABLE FREE OF CHARGE ONLINE AT THE DEBTORS’ WEBPAGE, HTTP://WWW.ENERGYFUTUREHOLDINGS.COM/FINANCIAL/DEFAULT.ASPX, AT THE DEBTORS’ RESTRUCTURING WEBPAGE, WWW.EFHCASEINFO.COM, AND AT THE SEC’S WEBPAGE, HTTP://WWW.SEC.GOV/EDGAR.SHTML.

i

	E.	Treatment of Classified Claims and Interests	95
	F.	Other Selected Provisions of the Plan	105
	G.	Effect of Confirmation	112
	H.	Settlement, Release, Injunction, and Related Provisions	114

VI.	Confirmation of the Plan		135
	A.	The Confirmation Hearing	135
	B.	Requirements for Confirmation	135
	C.	Conditions Precedent to Confirmation of a Plan as to the EFH Debtors and EFIH Debtors	139
	D.	Conditions Precedent to the EFH Effective Date	140
	E.	Waiver of Conditions	141
	F.	Effect of Failure of Conditions	141

VII.	Voting Instructions		142
	A.	Overview	142
	B.	Holders of Claims and Interests Entitled to Vote on the Plan	142
	C.	Voting Record Date	142
	D.	Voting on the Plan	142
	E.	Ballots Not Counted	143

VIII.	Risk Factors		145
	A.	Risks Related to the Restructuring	145
	B.	Risks Related to Confirmation and Consummation of the Plan	151
	C.	Risks Related to Recoveries Under the Plan	154
	D.	Risk Factors Related to the Business Operations of the Debtors, the Reorganized Debtors, and Oncor Electric	155
	E.	Miscellaneous Risk Factors and Disclaimers	164

IX.	Important Securities Laws Disclosures		170
	A.	Section 1145 of the Bankruptcy Code	170
	B.	Subsequent Transfers of Securities Not Covered by the Section 1145(a) Exemption	171

X.	Certain U.S. Federal Income Tax Consequences of the Plan		172
	A.	Introduction	172
	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors	173
	C.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors	175
	D.	Withholding and Reporting	179

XI.	Recommendation of the Debtors		181

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EXHIBITS

Exhibit A	List of EFH Debtors and EFIH Debtors

Exhibit B	Plan of Reorganization

Exhibit C	Corporate Structure of the Debtors and Certain Non-Debtor Affiliates

Exhibit D	Reorganized EFH-EFIH Financial Projections

Exhibit E	Liquidation Analysis

Exhibit F-1	September 2016 Disclosure Statement Order

Exhibit F-2	Supplemental Disclosure Statement Order

Exhibit G	Tax Matters Agreement

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN.

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I. Executive Summary

A.	Purpose of this Disclosure Statement and the Plan.

Energy Future Holdings Corp. (“EFH Corp.” and, together with certain of its direct and indirect subsidiaries listed on Exhibit A attached hereto, the “EFH Debtors”), the ultimate parent company of each of the entities that comprise the EFH corporate group (collectively, “EFH”), and Energy Future Intermediate Holding Company LLC (“EFIH” and, together with EFIH Finance, Inc., the “EFIH Debtors”) are providing Holders of Class B6 Claims with the information in this disclosure statement (the “Disclosure Statement”) on the date hereof (the “Solicitation Date”) pursuant to section 1125 of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in connection with the chapter 11 cases (the “Chapter 11 Cases”) commenced by the Debtors on April 29, 2014 (the “Petition Date”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Consistent with the definitions set forth in the Plan, the term “Debtors” as used herein shall refer to (a) the EFH Debtors, when referencing the plan of reorganization of the EFH Debtors, (b) the EFIH Debtors, when referencing the plan of reorganization of the EFIH Debtors, (c) the TCEH Debtors, when referencing the plan of reorganization of the TCEH Debtors, and (d) the EFH Shared Services Debtors, when referencing the plan of the reorganization of the EFH Shared Services Debtors.

The EFH Debtors and EFIH Debtors seek to confirm the Fifth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) as it relates to the EFH Debtors and EFIH Debtors3 including the Plan Supplement as it relates to the EFH Debtors and EFIH Debtors, to effect a comprehensive restructuring of their respective balance sheets (the “Restructuring”).

The Bankruptcy Court previously approved a disclosure statement with respect to the EFH Debtors and the EFIH Debtors for solicitation with respect to the Plan on September 21, 2016 [Docket No. 9585] (the “September 2016 Disclosure Statement”). Following that approval, and for the reasons described in greater detail herein, the EFH Debtors and EFIH Debtors made certain modifications to the Plan. As a result of those changes, the EFH Debtors and EFIH Debtors filed the current Plan and sought approval of this Disclosure Statement, solely with respect to Holders of Class B6 Claims. The September 2016 Disclosure Statement continues to be in full force and effect for all other Holders of Claims and Interests against the EFH Debtors and EFIH Debtors.

The Bankruptcy Court approved this Disclosure Statement, authorized solicitation of votes to accept or reject the Plan as it relates to the EFH Debtors and EFIH Debtors from Holders of Class B6 Claims, and scheduled the hearing to confirm the Plan as it relates to the EFH Debtors and EFIH Debtors (the “Confirmation Hearing”) for [January 24], 2017. It is important that Holders of Class B6 Claims carefully read this Disclosure Statement and all of the materials attached to this Disclosure Statement and incorporated into this Disclosure Statement by reference to fully understand the business operations of all of the Debtors and their non-Debtor affiliates.

As described in this Disclosure Statement, the EFH Debtors and EFIH Debtors believe that the Plan as it applies to the EFH Debtors and EFIH Debtors provides for a comprehensive restructuring and recapitalization of the EFH Debtors’ pre-bankruptcy obligations and corporate form, preserves the going-concern value of the Debtors’ businesses, maximizes recoveries available to all constituents, provides for an equitable distribution to the EFH Debtors’ and EFIH Debtors’ stakeholders, and ensures the smooth delivery of electricity to the entire state through the TCEH Debtors’ generation activities.

[3]	The Plan is attached hereto as Exhibit B and incorporated into this Disclosure Statement by reference. Capitalized terms used but not otherwise defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan, and capitalized terms used but not otherwise defined in this Executive Summary have the meanings ascribed to them in the remainder of this Disclosure Statement or the Plan. Additionally, this Disclosure Statement incorporates the rules of interpretation set forth in Article I.B of the Plan. The summaries provided in this Disclosure Statement of any documents attached to this Disclosure Statement, including the Plan, the exhibits, and the other materials referenced in the Plan, the Plan Supplement, and any other documents referenced or summarized herein, are qualified in their entirety by reference to the applicable document. In the event of any inconsistency between the discussion in this Disclosure Statement and the documents referenced or summarized herein, the applicable document being referenced or summarized shall govern. In the event of any inconsistencies between any document and the Plan, the Plan shall govern.

A bankruptcy court’s confirmation of a plan of reorganization binds the debtor, any entity or person acquiring property under the plan, any creditor of or interest holder in a debtor, and any other entities and persons as may be ordered by the bankruptcy court to the terms of the confirmed plan, whether or not such creditor or interest holder is impaired under or has voted to accept the plan or receives or retains any property under the plan, through an order confirming the plan (as defined in the Plan, the “EFH Confirmation Order”). Among other things (subject to certain limited exceptions and except as otherwise provided in the Plan or the EFH Confirmation Order), the EFH Confirmation Order will discharge the EFH Debtors and the EFIH Debtors from any Claim (as that term is defined in the Plan) arising before the Effective Date and substitute the obligations set forth in the Plan for those pre-bankruptcy Claims. Under the Plan, Claims and Interests are divided into groups called “Classes” according to their relative priority and other criteria.

Each of the Debtors is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan does not contemplate the substantive consolidation of the Debtors’ estates. Except to the extent that a Holder of an Allowed Claim agrees to a less favorable treatment of such Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Claim, each Holder of an Allowed Claim or Allowed Interest with regard to each of the Debtors will receive the same recovery (if any) provided to other Holders of Allowed Claims or Allowed Interests in the applicable Class according to the respective Debtor against which they hold a Claim or Interest, and will be entitled to their Pro Rata share of consideration available for distribution to such Class (if any).

The EFH Debtors and EFIH Debtors believe that their businesses and assets have significant value that would not be realized under any alternative reorganization option or in a liquidation. Consistent with the valuation, liquidation, and other analyses prepared by the EFH Debtors and EFIH Debtors with the assistance of their advisors, the going concern value of such Debtors is substantially greater than their liquidation value. The EFH Debtors and EFIH Debtors believe that all alternative transactions that have been presented to them to date would result in significant delays, litigation, and additional risks and costs, and could negatively affect the Debtors’ value by, among other things, increasing administrative costs and causing unnecessary uncertainty with the Debtors’ key constituencies, which could ultimately lower the recoveries for all Holders of Allowed Claims and Allowed Interests.

Notwithstanding any other provision in the Disclosure Statement or EFH/EFIH Disclosure Statement Order, the Court makes no finding or ruling in the EFH/EFIH Disclosure Statement Order,4 other than with respect to the adequacy of the Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, with respect to (a) the negotiations, reasonableness, business purpose, or good faith of the Plan, or as to the terms of the Plan (or the treatment of any class of claims thereunder and whether those claims are or are not impaired) for any purpose, (b) whether the Plan satisfies any of the requirements for confirmation under section 1129 of the Bankruptcy Code, or (c) the standard of review or any factor required for approval of the Confirmation of the Plan. Any objections or requests served in connection with the Plan are hereby reserved and not waived by entry of the EFH/EFIH Disclosure Statement Order; provided, however, that nothing in the Disclosure Statement or the EFH/EFIH Disclosure Statement Order shall preclude the Debtors or any other party in interest that is the subject of such objection or discovery requests from seeking to overrule such objections or limit or otherwise overrule such discovery requests.

Any rights of UMB Bank, N.A., in its capacity as indenture trustee for the unsecured 11.25%/12.25% Senior Toggle Notes due 2018 and the 9.75% Senior Notes due 2019, to object to confirmation of the Plan are hereby fully reserved and not waived.

The Plan as it relates to the TCEH Debtors and the EFH Shared Services Debtors was confirmed on August 29, 2016, pursuant to the Order Confirming the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the TCEH Debtors and EFH

[4]	The term “EFH/EFIH Disclosure Statement Order” shall mean (a) when referring to Holders of Class B6 Claims, the order entered approving this Disclosure Statement (the Supplemental Disclosure Statement Order) and (b) when referring to all other Holders of Claims and Interests against the EFH Debtors and EFIH Debtors, the September 2016 Disclosure Statement Order.

Shared Services Debtors [D.I. 9421] (the “TCEH Confirmation Order”). The TCEH Confirmation Order authorized the EFH/EFIH Debtors to (i) enter into certain agreements with the TCEH Debtors and/or EFH Shared Services Debtors, as applicable and (ii) take certain actions in order to effectuate the transactions contemplated thereunder (collectively, the “Required E-Side Agreements and Actions”). These agreements include, without limitation, the (i) Tax Matters Agreement (filed on August 16, 2016 at Docket No. 9307), (ii) Separation Agreement, and (iii) Transition Services Agreement (which documents described in clauses (ii)-(iii) were filed on July 27, 2016 at Docket No. 9100, as required by the order approving the TCEH Disclosure Statement). The EFH Debtors and/or EFIH Debtors will also be required to, among other things, take certain actions to effectuate the Spin-Off (including the Contribution).

The TCEH Confirmation Order provide that upon execution thereof, the (a) Tax Matters Agreement shall be binding and enforceable against all of the Debtors, all parties in interest in the Debtors’ chapter 11 cases, any chapter 11 trustee or chapter 7 trustee appointed in any of the chapter 11 cases, and each of their respective successors and permitted assigns, and (b) no plan of reorganization, liquidation, asset sale or other transaction for any Debtor shall be approved that is inconsistent with, or that would result in a violation of, the Tax Matters Agreement. These provisions, and any actions taken pursuant thereto, shall survive entry of any order which may be entered: (1) confirming any plan of reorganization or liquidation in any of the Debtors’ chapter 11 cases; (2) converting any of the chapter 11 cases to a case under chapter 7 of the Bankruptcy Code; (3) dismissing any of the chapter 11 cases or any case that has been converted to a case under chapter 7 of the Bankruptcy Code; or (4) pursuant to which the Bankruptcy Court abstains from hearing any of the Chapter 11 Cases. The EFH Confirmation Order will reaffirm that all of the Debtors are bound to the Tax Matters Agreement.

Prior to voting on the Plan, you are encouraged to read this Disclosure Statement and all documents attached to this Disclosure Statement in their entirety, as well as the various reports and other filings filed with the SEC by the Debtors and their Affiliates (collectively, the “EFH Public Filings”). The EFH Public Filings include those reports filed by EFH Corp., EFIH, and EFCH, as well as those filed by the non-Debtor Entity Oncor Electric Delivery Company LLC (“Oncor Electric”) and Oncor Electric Delivery Transition Bond Company LLC (“Oncor BondCo”). The EFH Public Filings are available free of charge online at http://www.energyfutureholdings.com/financial/default.aspx, http://www.sec.gov/edgar.shtml, and www.efhcaseinfo.com. This Disclosure Statement expressly incorporates the EFH Public Filings by reference. As reflected in the EFH Public Filings and this Disclosure Statement, there are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement. Certain of these risks, uncertainties, and factors are described in Section VIII of this Disclosure Statement, entitled “Risk Factors,” which begins on page 145.

B.	Overview of EFH.

EFH’s businesses include the largest generator, distributor, and certified retail provider of electricity (or “REP”) in Texas.5 EFH conducts substantially all of its business operations in the electricity market overseen by the Electric Reliability Council of Texas (“ERCOT”), which covers the majority of Texas. The Texas electricity market, in turn, is subject to oversight and regulation by the Public Utility Commission of Texas (the “PUCT”). As of December 31, 2015, EFH had approximately 8,860 employees, approximately 5,300 of whom are employed by the Debtors and the remainder of which are employed by the non-Debtor, Oncor Electric. EFH has three distinct business units:

•	EFH’s competitive electricity generation, mining, wholesale electricity sales, and commodity risk management and trading activities, conducted by the TCEH Debtors composing “Luminant”;

[5]	For financial reporting under Generally Accepted Accounting Principles (“US GAAP”), EFH Corp. reports information for two segments: the Competitive Electric and Regulated Delivery business segments. The Competitive Electric segment includes both Luminant and TXU Energy. The Regulated Delivery segment is composed of Oncor. The Competitive Electric segment is essentially engaged in the production of electricity and the sale of electricity in wholesale and retail channels.

•	EFH’s competitive retail electricity sales and related operations, mainly conducted by the TCEH Debtors composing “TXU Energy”;[6] and

•	EFH’s rate-regulated electricity transmission and distribution operations, conducted by the non-Debtor Oncor Electric Delivery Company LLC (“Oncor Electric”). EFIH, which is 100% owned by EFH Corp., indirectly owns approximately 80% of Oncor Electric. As described below, Oncor Holdings and Oncor Electric are not Debtors in the Chapter 11 Cases.

EFH and its management team have significant experience as leaders in the electricity industry.

With the addition of two natural gas combined cycle gas turbine (CCGT) plants acquired in April of 2016, Luminant currently owns and operates 15 power plants comprising 50 electricity generation units.7 Luminant’s total electricity generation of 16,760 megawatts (“MW”) accounts for approximately 19% of the generation capacity in the ERCOT market. Luminant sells approximately 66% of its electricity generation output to TXU Energy, and sells the remainder through bilateral sales to third parties or through sales directly to ERCOT. Luminant also owns and operates 12 surface lignite coal mines in Texas that supply coal to Luminant’s lignite/coal-fueled units.8 Luminant is the largest coal miner in Texas and the ninth-largest coal miner in the United States.9

TXU Energy sells electricity to approximately 1.7 million residential and business customers, and is the single largest REP by customer count in Texas. TXU Energy serves approximately 25% of the residential customers and approximately 17% of the business customers in the areas of the ERCOT market that are open to competition. TXU Energy generally purchases all of its electricity requirements from Luminant. TXU Energy maintains a strong position in the highly competitive ERCOT retail electricity market due to its industry-leading customer care performance and technological innovation.

Oncor Electric is engaged in rate-regulated electricity transmission and distribution activities in Texas. Oncor Electric provides these services at rates approved by the PUCT to REPs (including TXU Energy) that sell electricity to residential and business customers, as well as to electricity distribution companies, cooperatives, and municipalities. Oncor Electric operates the largest transmission and distribution system in Texas, delivering electricity to more than 3.3 million homes and businesses and operating more than 121,000 miles of transmission and distribution lines. Oncor Electric has the largest geographic service territory of any transmission and distribution utility within the ERCOT market, covering 91 counties and over 400 incorporated municipalities. Importantly, however, Oncor Electric is “ring-fenced” from the Debtors: it has an independent board of directors, and it is operated, financed, and managed independently. As a result, its financial results of operation are not consolidated into EFH Corp.’s financial statements. A significant portion of Oncor Electric’s revenues are attributable to TXU Energy, which is Oncor Electric’s largest customer. Oncor Holdings, Oncor Electric, and their ring-fenced subsidiaries are not Debtors in the Chapter 11 Cases.

EFH largely adopted its current organizational structure, and issued a significant portion of the debt that composes its capital structure, in October 2007, as a result of the private acquisition of a public company, TXU Corp. (the “2007 Acquisition”). At the time, investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), TPG Capital, L.P. (“TPG”) and Goldman, Sachs & Co. (“Goldman Sachs”) (together with KKR and TPG, the “Sponsor Group”), together with certain co-investors, contributed approximately $8.3 billion of equity capital into EFH through Texas Energy Future Holdings Limited Partnership (“Texas Holdings”). And, like many other private acquisitions, EFH issued significant new debt and assumed existing debt and liabilities in connection with the 2007 Acquisition. Immediately following the 2007 Acquisition, the Debtors’ total funded indebtedness was approximately $36.13 billion, comprised of approximately $28.8 billion at TCEH, $128 million at EFCH, and $7.2 billion at EFH Corp.

[6]	The Debtors also conduct a relatively small amount of retail electricity operations through their 4Change Energy brand and another entity, Luminant ET Services Company, which provides retail electricity service to one municipality and to some of Luminant’s mining operations, and a small amount of retail gas operations through Luminant Energy Company LLC.
[7]	Of those units, 49 units are in active year-round operation, and one unit is subject to seasonal operation.
[8]	Of these mines, eight are active, two are in development, and two are currently idle.
[9]	Based on tons of coal mined in 2013.

As of the Petition Date, the principal amount of the Debtors’ total funded indebtedness was nearly $42 billion, including:

•	approximately $24.385 billion of TCEH First Lien Debt (excluding amounts due under canceled TCEH First Lien Interest Rate Swaps and TCEH First Lien Commodity Hedges, which the TCEH Debtors estimate total approximately $1.235 billion), $1.571 billion of TCEH Second Lien Notes, $5.237 billion of TCEH Unsecured Notes, and $875 million of Pollution Control Revenue Bonds;

•	approximately $61 million of Tex-La Obligations that are obligations of EFCH, which are guaranteed by EFH Corp., and secured by an interest in certain assets owned by the TCEH Debtors and Oncor, and approximately $9 million of EFCH 2037 Notes;

•	approximately $1.929 billion of EFH Unsecured Notes (including $1.282 billion of EFH Legacy Notes held by EFIH); and

•	approximately $3.985 billion of EFIH First Lien Notes, $2.156 billion of EFIH Second Lien Notes, and $1.568 billion of EFIH Unsecured Notes.

Although the Debtors’ core business operations are strong, and TCEH and EFIH have historically been and will continue to be cash flow positive before debt service, low wholesale electricity prices in the Texas electricity market have made it impossible for the TCEH Debtors to support their current debt load. In October 2007, the main ingredients for EFH’s financial success were robust. Since 2007, however, overall economic growth was reduced because of the economic recession in 2008 and 2009 and wholesale electricity prices have significantly declined. The material and unexpected reduction in wholesale electricity prices was caused, in large part, by an increase in the supply of natural gas caused by the rise of hydraulic fracturing (known as “fracking”) and advances in directional drilling techniques. This increase in the supply of natural gas caused a significant decline in natural gas prices, and because the wholesale price of electricity in the ERCOT market is closely tied to the price of natural gas, the wholesale price of electricity in the ERCOT market has significantly declined since 2007. As a result of this significant decline in wholesale electricity prices in ERCOT coupled with higher fuel and environmental compliance costs, the profitability of the TCEH Debtors’ generation assets has substantially declined.

Separately, EFIH and EFH Corp. have significant funded indebtedness and had insufficient cash flows to service those obligations. Before the Petition Date, EFIH—which is a holding company that has no independent business operations—relied on dividend distributions from Oncor Electric and intercompany interest payments (relating to debt issued by EFH Corp. and the TCEH Debtors that EFIH acquired in exchange offers) to satisfy its funded debt obligations. These sources of cash, however, were not sufficient to service EFIH’s obligations. EFH Corp. also has minimal cash flow. As a result, both EFIH and EFH Corp. faced significant liquidity constraints that prompted their chapter 11 filings.

C.	Overview of the Plan.

1.	Events Leading Up to the Plan.

A.	The Restructuring Support Agreement and Bidding Procedures.

The Debtors commenced their Chapter 11 Cases on April 29, 2014, after signing a restructuring support agreement (the “Restructuring Support Agreement”) with certain of their significant stakeholders. The Restructuring Support Agreement was the product of arm’s-length negotiations with the Debtors’ stakeholders and more than two years of efforts to evaluate available restructuring alternatives. At the time the Debtors signed the Restructuring Support Agreement, the Restructuring Support Agreement represented the best available, value-maximizing restructuring alternative. The Restructuring Support Agreement contemplated, among other things, an EFIH Second Lien DIP Facility, under which certain Holders of EFIH Unsecured Notes would have become the majority owners of Reorganized EFH. After the Debtors filed the Chapter 11 Cases, however, the Debtors received competing offers to acquire EFH Corp.’s economic ownership interest in Oncor Electric, including from third party strategic buyers. These bids offered new alternatives to maximize the value of the Debtors’ estates, and the Debtors opted to terminate the Restructuring Support Agreement in July 2014 to pursue these potential offers, consistent with their fiduciary duties.

After terminating the Restructuring Support Agreement, the Debtors then worked diligently with their advisors and stakeholders to develop a process to maximize estate recoveries resulting from the market interest in EFH Corp.’s indirect economic ownership interest in Oncor Electric (the “Bidding Procedures”). The Bankruptcy Court entered an order approving the Bidding Procedures and related auction process for the selection of the highest or otherwise best bid (the “Bidding Procedures Order”). As described in Section IV.G., entitled “Exploring the EFH/EFIH Transaction,” which begins on page 69, following entry of the Bidding Procedures Order, the Debtors received Round 1 Bids and Round 2 Bids (each as defined herein) from various strategic and third-party bidders, engaged in extensive diligence sessions with interested bidders, and exchanged drafts of proposed definitive documentation. Ultimately, however, the Debtors did not receive an actionable and value-maximizing proposal in connection with the auction process.

B.	The Disinterested Director Settlement.

At the same time, the Debtors and their advisors took a number of key steps to advance plan negotiations and set the stage for the negotiations and settlements that led to the filing of Joint Plan of Reorganization of Energy Future Holdings Corp. et al., Pursuant to Chapter 11 of the Bankruptcy Code filed on April 14, 2015 [D.I. 4142] and accompanying disclosure statement (the “Original Confirmed Plan” and Sixth Disclosure Statement,” respectively).

In November 2014, each of EFH Corp., EFIH, and EFCH/TCEH, retained counsel and financial advisors (together, the “Conflicts Matter Advisors”) to advise and represent them in reviewing and analyzing actual conflicts matters among those Debtors’ estates, including potential intercompany Claims among the Debtors, at the direction of the disinterested directors and managers at each of EFH, EFIH, and EFCH/TCEH, respectively.10

Additionally, to allow the disinterested directors or managers and the Conflicts Matter Advisors to fully engage in restructuring discussions on actual conflict matters, the Debtors expended significant efforts to provide the Conflicts Matter Advisors with diligence regarding potential conflicts matters and actual conflicts matters. This included frequent telephonic and in-person diligence sessions, and involved the Debtors or their advisors providing materials or presentations that helped inform the Conflicts Matter Advisors on key factual and legal issues and the Debtors’ historical transactions.

The Debtors’ co-chief restructuring officers (“co-CROs”) led the development of a plan term sheet that was based on proposals and feedback received from the Debtors’ creditors following numerous meetings and telephone conferences the Debtors and their advisors participated in with their stakeholders where the parties discussed various plan of reorganization concepts and issues. Numerous stakeholders made their own proposals, which the Debtors closely reviewed and analyzed.

Following nearly a month of discussions and negotiations with their stakeholders about the plan term sheet and alternative proposals, on March 9, 2015, the Debtors circulated to the same stakeholder groups a revised draft of the plan term sheet and a revised proposed confirmation timeline that set forth preliminary illustrative settlement numbers based on feedback the co-CRO’s had received from stakeholders. The substantive content of the plan term sheet and confirmation timeline were approved by the co-CROs and the numbers were intended to strike a preliminary but appropriate balance among the various interests reflected in the various proposals that had been discussed. As had been the case with the term sheet circulated on February 11, 2015, while the Debtors had not sought and received approval from their boards of the substantive content of the revised plan term sheet, the circulation of the revised plan term sheet and confirmation timeline was supported by each of the Debtors’ boards, including the disinterested directors and managers in consultation with their respective Conflicts Matter Advisors.

[10]	The EFH Notes Indenture Trustee asserts that the disinterested directors and managers at each of EFH, EFIH, and EFCH/TCEH are not disinterested with respect to the Plan because such disinterested directors and managers are Released Parties and Exculpated Parties. The Debtors disagree with such assertions and believe that the burden is on the challenging party to create reasonable doubt that a director is not disinterested. See, e.g., Beam v. Stewart, 845 A.2d 1040, 1049 (Del. 2004). Consequently, the Debtors and the EFH Notes Indenture Trustee reserve all rights in connection with these issues.

Following the engagement of the Conflicts Matter Advisors and while all of the above was taking place, the Debtors’ disinterested directors and managers undertook a comprehensive process to prepare for and participate in negotiations with each other regarding the various inter-Debtor issues and claims that would necessarily affect any plan of reorganization. This included in-person and telephonic discussions and negotiation sessions over the course of multiple weeks and culminated in a settlement among the Debtors’ disinterested directors and managers (the “Disinterested Director Settlement”). This settlement is based on independent analyses and diligence conducted by the Debtors’ disinterested directors and managers after consultation with the Conflicts Matter Advisors and was the product of significant and deliberate negotiations among the Debtors’ disinterested directors and managers.

In sum, the co-CROs led the formulation and the negotiation of the Original Confirmed Plan as a whole, subject to the Debtors’ disinterested directors’ and managers’ formulation and negotiation of the Plan with respect to actual conflict matters.

C.	The “Standalone Plan” and Pursuit of the REIT-Merger Transaction.

Approximately one year after the Petition Date, and following months of discussions with their stakeholders and following good faith, arm’s length negotiations among the Debtors’ disinterested directors and managers, the Debtors filed initial versions of the Original Confirmed Plan and Sixth Amended Disclosure Statement on April 14, 2015 in a continued effort to negotiate a consensual, value-maximizing Plan.

The versions of the Original Confirmed Plan and Sixth Amended Disclosure Statement filed on April 14, 2015 provided for a Spin-Off and one of three forms of transaction for Reorganized EFH: a merger, an equity investment, or a standalone reorganization (such contemplated transactions, the “EFH/EFIH Transaction”). As described in Section IV.G., entitled “Exploring the EFH/EFIH Transaction” which begins on page 66, following the filing of the initial versions of the Original Confirmed Plan and the Sixth Amended Disclosure Statement, the Debtors continued to evaluate the possibility of executing a potential EFH/EFIH Transaction through the formal auction process governed by the Bidding Procedures Order. Ultimately, the Debtors determined that they were not prepared to enter into a definitive agreement for any of the Round 2 Bids they received in connection with the auction.

At the same time the Debtors explored potential bids in connection with the formal auction process, the Debtors continued to engage in discussions with their various creditor constituencies regarding the possibility of converting EFIH’s interest in Oncor Electric into a real estate investment trust (a “REIT” and the transactions and commercial arrangements necessary to implement a REIT structure for EFH, Reorganized EFH, EFIH, Reorganized EFIH, and/or any direct or indirect subsidiary of EFIH or Reorganized EFIH (or a successor of any of these entities), the “REIT Reorganization”) under the IRC of 1986 (the “IRC”), a possibility that has long been known to the Debtors and their creditors as a potential option for unlocking significant value for the EFIH Debtors but which requires certain rulings from, among others, the Internal Revenue Service (“IRS”) and the PUCT.

Based on these discussions, the Debtors and various of their constituencies discussed several potential paths forward, described in greater detail in Section IV.G. entitled “Exploring the EFH/EFIH Transaction,” which begins on page 73. Ultimately, the Debtors determined to pursue two aspects of the EFH/EFIH Transaction alternatives provided for in the versions of the Original Confirmed Plan and Sixth Amended Disclosure Statement filed on April 14, 2015: (a) a merger and investment structure, in which certain investors (including, potentially, existing creditor constituencies) would provide a new-money contribution that would be used to provide a full recovery to Allowed Claims against EFH and EFIH, in cash (excluding Makewhole Claims) and (b) the Spin-Off. As a condition to effectiveness of the REIT-Merger (as described below and in the Original Confirmed Plan), Reorganized EFH (or a successor entity) would be required to successfully obtain certain approvals and rulings, including PUCT approvals and IRS rulings, necessary for the REIT Reorganization.

Ultimately, the Debtors, certain plan sponsors, which included existing and strategic investors, the TCEH Supporting First Lien Creditors, the TCEH First Lien Agent, the TCEH Supporting Second Lien Creditors, the TCEH Committee, and the TCEH Unsecured Ad Hoc Group, executed a plan support agreement, dated as of August 9, 2015 (as amended on September 11, 2015 and as may be amended, supplemented, or otherwise modified from time to time in accordance therewith, including all exhibits and schedules attached thereto, the “Original Plan Support Agreement”)

which required, among other things, that the parties to the Original Plan Support Agreement support the Original Confirmed Plan and seek prompt confirmation and consummation of the Restructuring Transactions contemplated therein, and subject to the conditions set forth therein. The Original Plan Support Agreement also contained certain provisions agreed to by the parties to the Original Plan Support Agreement in the event the Debtors had to pursue an alternative restructuring other than that contemplated by the Original Confirmed Plan (as defined in the Original Plan Support Agreement, the “Alternative Restructuring”).

Among other terms, the Alternative Restructuring contemplates the TCEH Cash Payment. The TCEH Cash Payment (as defined in the Original Plan Support Agreement) is the $550 million in Cash (subject to certain reductions described in the TCEH Disclosure Statement), payable to the Holders of Allowed TCEH First Lien Deficiency Claims, Allowed TCEH Unsecured Note Claims, Allowed TCEH Second Lien Note Claims, Allowed PCRB Claims, and Allowed General Unsecured Claims Against the TCEH Debtors Other Than EFCH, and subject to certain reductions (including as a result of the EFH Settlement, as described herein).

Additionally, the Original Confirmed Plan contemplated a merger (the “REIT-Merger”) pursuant to that certain Purchase Agreement and Plan of REIT-Merger, dated as of August 9, 2015, as may be amended, supplemented, or otherwise modified from time to time in accordance therewith, including all exhibits attached thereto (the “REIT Merger and Purchase Agreement”) by and among EFH Corp., EFIH, and two acquisition vehicles controlled by certain purchasers on the Effective Date of Reorganized EFH with and into New EFH in a transaction intended to qualify as a tax-free reorganization, under section 368(a) of the Internal Revenue Code, with New EFH continuing as the surviving corporation. The REIT-Merger would be funded through equity investments made pursuant to an equity commitment letter, rights offering, and backstop agreement (collectively, the “Equity Investment”), each of which would be used to fund certain distributions under the Plan.

The Bankruptcy Court approved the Debtors’ entry into the Original Plan Support Agreement on September 18, 2015 [D.I. 6097]. The Bankruptcy Court confirmed the Original Confirmed Plan on December 9, 2015 [D.I. 7285]. The Bankruptcy Court also authorized the Debtors to enter into the REIT-Merger and Purchase Agreement and the related equity commitments.

D.	Issues Related to Closing of the REIT-Merger.

The Effective Date of the Original Confirmed Plan and consummation of the REIT-Merger and Purchase Agreement included various conditions precedent to consummation of the transactions contemplated thereby, including a condition that certain approvals and rulings be obtained, including from the PUCT and the IRS.

Under the terms of the Original Plan Support Agreement, the parties’ obligations to support the Original Confirmed Plan and the transactions contemplated therein could terminate on April 30, 2016 (the “Plan Support Outside Date”) unless (a) all required approvals from the Public Utility Commission of Texas (the “PUCT”) with respect to consummation of the Original Confirmed Plan and the transactions contemplated by the REIT-Merger and Purchase Agreement have been obtained by such date, in which case the April 30, 2016 date would be automatically extended by 60 days or (b) all such required approvals have not been obtained, but the investors party to the REIT-Merger and Purchase Agreement could submit a written request by April 30, 2016 to extend such date by 30 days in exchange for a $50 million reduction of the TCEH Cash Payment.

Following confirmation of the Original Confirmed Plan, the Debtors and the purchasers under the REIT-Merger and Purchase Agreement diligently worked to effectuate the Original Confirmed Plan.

On March 24, 2016, the Public Utilities Commission of Texas (the “PUCT”), entered an order related to the proposed transfer of control of Oncor and the related REIT Reorganization contemplated by the REIT-Merger and Purchase Agreement (the “PUCT Order”). The PUCT Order did not include all of the approvals required from the PUCT with respect to consummation of the Original Confirmed Plan and the REIT-Merger and Purchase Agreement, including with respect to the terms of the initial lease between Oncor AssetCo and OEDC (requiring a separate proceeding for such approval). See, e.g., PUCT Order, ¶ 191-92.11

[11]	On May 18, 2016, Ovation Acquisition II, L.L.C., et al., filed a notice of withdrawal of the application and a request to vacate the PUCT Order and dismiss the proceedings without prejudice. On May 19, 2016, instead of dismissing the proceedings, the PUCT denied a pending rehearing request, resulting in the PUCT Order becoming final.

Because the PUCT Order did not include all of the approvals required for consummation of the Original Confirmed Plan and the REIT-Merger and Purchase Agreement, the Plan Support Outside Date was not automatically extended. On April 30, 2016, the investor parties that are party to the Original Plan Support Agreement indicated that they would not elect to extend the Plan Support Outside Date. As a result, the Ad Hoc TCEH First Lien Committee delivered a Plan Support Termination Notice (as defined in the Original Plan Support Agreement) to the Debtors and the Required Investor Parties (as defined in the Original Plan Support Agreement), which caused the Original Confirmed Plan to be null and void.

Importantly, the occurrence of a Plan Support Termination Event (as defined in the Original Plan Support Agreement), does not terminate the Original Plan Support Agreement, but rather only terminates the parties’ obligations with respect to the Original Confirmed Plan. In other words, the Original Plan Support Agreement continues to bind the parties to the Original Plan Support Agreement with respect to certain key terms that would be set forth in any Alternative Restructuring (including as contemplated by the Plan).

E.	Positive Developments Following Filing of Merger Agreement and Plan Support Agreement.

Following the filing of the Merger Agreement and Plan Support Agreement with the Bankruptcy Court on August 3, 2016, NextEra and the EFH/EFIH Debtors continued to engage in negotiations on ensuring the Merger Agreement provided a value-maximizing transaction to the EFH/EFIH Debtors’ estates. These discussions were productive and on September 18, 2016, NextEra agreed to increase the purchase price by $300 million to $4.4 billion (i.e., a total contribution of $9.8 bilion, after accounting for the satisfaction of EFIH First Lien DIP Facility obligations).

As a result of this additional distributable value for the benefit of the EFH/EFIH Debtors’ constituencies, Fidleity, the largest single of EFH unsecured Claims, became party to the Plan Support Agreement. The additional distribution positioned the EFH/EFIH Debtors to increase the recoveries to Holders of Allowed EFH Legacy Note Claims and Holders of Allowed EFH Swap Claims from 16% to 50%, and increased the recovery on the TCEH Settlement Claim from 12% to 47%.

F.	Filing of the Plan and Bifurcation of T-Side and E-Side Path to Emergence.

Immediately following the delivery by the Ad Hoc TCEH First Lien Committee of the Plan Support Termination Notice, the Debtors filed the Plan, which contemplated (a) with respect to the TCEH Debtors, the Alternative Restructuring Terms including the TCEH Cash Payment and (b) with respect to the EFH/EFIH Debtors, either an investment from third party or existing creditors or a standalone transaction.

Recognizing that the certainty provided by the Alternative Restructuring Terms would allow the TCEH Debtors to confirm the Plan as it relates to them on a more expeditious basis as compared to the EFH Debtors and EFIH Debtors, the Debtors determined to seek entry of a scheduling order that bifurcated the timeline to emergence for the TCEH Debtors from the EFH Debtors and EFIH Debtors. The Bankruptcy Court entered the scheduling order on May 24, 2016 [D.I. 8514] (the “First Scheduling Order”), and contemplated a Plan confirmation hearing for (a) the TCEH Debtors and the EFH Shared Services Debtors commencing on August 17, 2016 and (b) the EFH Debtors and EFIH Debtors on September 26, 2016.12 Because the Plan filed on May 1, 2016 (as modified on May 11, 2016 at D.I. 8422) did not identify a definitive path forward with respect to the Plan as it related to the EFH Debtors and EFIH Debtors, the First Scheduling Order required the Debtors to file an amended Plan on July 8, 2016 and request a telephonic status conference no later than two business days after filing such amended Plan.

[12]	Consistent with the First Scheduling Order, the TCEH Debtors and EFH Shared Services obtained approval of a disclosure statement for the Plan as it applies to such Debtors on June 17, 2016 [D.I. 8761] (the “TCEH Disclosure Statement”)

Following the May 1, 2016 filing of the Plan, the Debtors circulated a process letter on May 24, 2016 to those parties who had expressed interest in the formal 2015 auction process. The Debtors invited those parties that had executed confidentiality agreements in connection with the 2015 process to execute new confidentiality agreements, receive refreshed financial information, and discuss their potentially renewed interest in participating in a transaction for EFH Corp.’s indirect economic interest in Oncor. Ultimately, approximately eight parties determined to re-engage with the Debtors. As the Debtors engaged in robust discussions with multiple interested parties, it became clear that the Debtors would not be in a position to select the most value-maximizing path forward with respect to a restructuring of the EFH Debtors and EFIH Debtors by the July 8th deadline set forth in the First Scheduling Order. Consequently, the Debtors requested, and obtained, entry of an order suspending the dates and deadlines in the First Scheduling Order with respect to the EFH Debtors and EFIH Debtors on and after July 8, 2016 [D.I. 8883].

The extra time obtained by suspending the Plan confirmation schedule with respect to the EFH/EFIH Debtors proved fruitful. Exactly three weeks later, the Debtors executed the following definitive documentation with NextEra Energy, Inc. (“NextEra”):

•	Merger Agreement. EFH Corp. and EFIH entered into an agreement and plan of merger with NextEra and EFH Merger Co., LLC (“Merger Sub”), a wholly-owned subsidiary of NEE (the “Merger Agreement”). Pursuant to the Merger Agreement, on the EFH Effective Date, EFH Corp. will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of NEE. The consideration payable by NextEra pursuant to the Merger Agreement consists primarily of cash, with a portion of the distribution to be in the form of common stock of NEE (as defined in the Plan, the NextEra Class A Common Stock and NextEra Class B Common Stock).

•	The Merger Agreement contains various conditions precedent to consummation of the transactions contemplated therein, including, among others, various regulatory rulings from the PUCT and certain supplemental rulings from the IRS related to the effect (if any) of the Merger on the TCEH Transactions.

•	In addition, the Merger Agreement requires the following TCEH transactions to have occurred prior to the EFH Effective Date: (a) the execution of a transaction that will result in a step-up in the tax basis of certain TCEH assets and (b) the spin-off of reorganized TCEH and certain of its direct and indirect subsidiaries (the “TCEH Transactions”). The TCEH Transactions themselves are not dependent on the closing of the Merger and may occur separately from the Merger Agreement.

•	Plan Support Agreement. The EFH/EFIH Debtors and NextEra also executed a plan support agreement that sets forth the commitments, representations, the termination rights of each of the Parties (including certain key milestone dates), and the parties’ obligations to support the Plan, as amended to reflect the transaction with NextEra (the “Plan Support Agreement”).

•	The Plan Support Agreement and the Merger Agreement contain terms governing the parameters of the Debtors’ ‘go shop’ and ‘no shop’ rights. Following approval of the Merger Agreement by the Bankruptcy Court and until confirmation of the Plan as it relates to the EFH Debtors and EFIH Debtors by the Bankruptcy Court, the EFH Debtors and EFIH Debtors may continue or have discussions or negotiations with respect to acquisition proposals for Reorganized EFH (a) with persons that were in active negotiation at the time of approval of the Merger Agreement by the Bankruptcy Court and (b) with persons that submit an unsolicited acquisition proposal that is, or is reasonably likely to lead to, a Superior Proposal (as defined in the Merger Agreement).

•	With the support of Fidelity in hand, the Bankruptcy Court approved the EFH Debtors’ and EFIH Debtors’ entry into, and performance under, the Plan Support Agreement and approved the Merger Agreement on September 19, 2016 [D.I. 9584].

•

If the EFH/EFIH Debtors terminate the Plan Support Agreement in favor of a higher or otherwise better offer, the pursuit of such higher or otherwise better offer could affect distributions to Holders of Allowed Claims against, and Interests in, the EFH Debtors and

EFIH Debtors. The EFH/EFIH Debtors do not intend to resolicit votes on an amended version of the Plan that implements the terms of such higher or otherwise better offer unless specifically required to do so under section 1127 of the Bankruptcy Code.

G.	Approval of September 2016 Disclosure Statement Order and Third Circuit Decision.

In connection with the execution of the Merger Agreement and the Plan Support Agreement, the Debtors prepared an amended version of the Plan that implemented the terms of the Merger Agreement and related disclosure statement as it relates to the EFH Debtors and EFIH Debtors. The Bankruptcy Court approved such a disclosure statement pursuant to the Order (A) Approving the EFH/EFIH Disclosure Statement, (B) Establishing the EFH/EFIH Voting Record Date, EFH/EFIH Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan, and (D) Approving the Manner and Forms of Notice and Other Related Documents [D.I. 9585] (the “September 2016 Disclosure Statement Order”) (attached hereto as Exhibit F-1).

Following entry of the September 2016 Disclosure Statement Order, the EFH Debtors and EFIH Debtors commenced and completed solicitation of all Holders of Claims and Interests against the EFH Debtors or EFIH Debtors who were entitled to vote under the Plan. With solicitation complete, the EFH Debtors and EFIH Debtors prepared to commence a hearing to consider confirmation of the Plan as it relates to the EFH Debtors and EFIH Debtors on December 1, 2016 (as contemplated by the scheduling order entered by the Bankruptcy Court on August 24, 2016 [D.I. 9381] (the “EFH/EFIH Scheduling Order”).

On November 17, 2016, the United States Court of Appeals for the Third Circuit (the “Third Circuit”) issued a memorandum opinion that reversed the decisions of the lower courts regarding the allowance of the Makewhole Claims asserted by Holders of EFIH First Lien Notes and Holders of EFIH Second Lien Notes (the “EFIH First Lien Makewhole Claims” and “EFIH Second Lien Makewhole Claims,” respectively, and the “Third Circuit Makewhole Decision”). As a result of the Third Circuit Makewhole Decision, the EFIH First Lien Makewhole Claims and EFIH Second Lien Makewhole Claims are neither Disallowed Makewhole Claims nor Allowed Makewhole Claims. Because such claims are no longer Disallowed Makewhole Claims, a condition precedent to consummation of the Plan as it relates to the EFH Debtors and EFIH Debtors could not be satisfied (although the Plan Sponsor could waive such condition in its sole and absolute discretion).

Following the issuance of the Third Circuit Decision, the EFH Debtors, EFIH Debtors, and their advisors began evaluating how to reallocate the consideration being provided by NextEra pursuant to the Merger Agreement. In order to evaluate all possible options, the EFH Debtors and EFIH Debtors suspended the remainder of the EFH/EFIH Scheduling Order and adjourned the Plan confirmation hearing.

H.	Discussions Following the Third Circuit Decision and Plan Modifications.

In connection with their evaluation of paths forward, the EFH Debtors the EFIH Debtors, and their advisors engaged in discussions with, among others, NextEra, and certain key EFIH constituencies. Ultimately, the EFH Debtors and EFIH Debtors reached consensus with NextEra on certain Plan modificiations.

Specifically, the Plan was amended to reflect the following key changes:

•	Deletion of Makewhole Condition Precedent. The condition precedent to consummation of the Plan requiring the EFIH First Lien Makewhole Claims and EFIH Second Lien Makewhole Claims to be Disallowed Makewhole Claims is eliminated.

•	Limited Liens for the Benefit of the EFIH First Lien Trustee and EFIH Second Lien Trustee. As set forth in Article III.B.19 and Article III.B.20 of the Plan, the EFIH First Lien Notes Trustee and EFIH Second Lien Notes Trustee will be granted Liens on the EFH/EFIH Distribution Account, up to the asserted amount of their respective Makewhole Claims. Such Liens will survive for the benefit of the respective Indenture Trustee until such time their respective Makewhole Claim has either been (a) Allowed, and paid in full, in Cash from the EFH/EFIH Distribution Account or (b) disallowed by Final Order. The Lien will not extend to the value of any EFH cash included in the EFH/EFIH Distribution Account.

•	Elimination of Class B6 “Top Up”. As set forth in Article VI.A. of the Plan, recoveries to Holders of Allowed Class B6 Claims may be reduced to first satisfy any Allowed EFIH First Lien Makewhole Claims or EFIH Second Lien Makewhole Claims.

•	Satisfaction of Allowed Makewhole Claims. As set forth in Article VI.A. of the Plan, any Allowed EFIH First Lien Makewhole Claims or Allowed EFIH Second Lien Makewhole Claims will be satisfied from the EFH/EFIH Distribution Account.

2.	Plan Structure.

The Debtors may withdraw the Plan at any time if the Debtors determine that pursuing Confirmation or Consummation of the Plan would be inconsistent with any Debtor’s fiduciary duties.

The Plan constitutes a separate plan of reorganization for each of the Debtors. The Plan provides that (i) confirmation of the Plan with respect to the TCEH Debtors may occur separate from, and independent of, confirmation of the Plan with respect to the EFH Debtors and EFIH Debtors (subject to the applicable conditions precedent to confirmation) and (ii) the TCEH Effective Date for the Plan with respect to the TCEH Debtors may occur separate from, and independent of, the EFH Effective Date for the Plan with respect to the EFH Debtors and EFIH Debtors (subject to the applicable conditions precedent to each Effective Date). The TCEH Effective Date occurred on October 3, 2016 [D.I. 9742].

Additionally, the Plan provides for the following key transactions and recoveries for each of the TCEH Debtors, EFH Debtors, and EFIH Debtors. This Disclosure Statement provides information regarding the restructuring of the EFH Debtors and the EFIH Debtors. The TCEH Disclosure Statement provides information regarding the TCEH Debtors and the EFH Shared Services Debtors.

•	EFH Debtors and EFIH Debtors.

•	EFH Creditor Recovery Pool and EFIH Unsecured Creditor Recovery Pool. The EFH Creditor Recovery Pool and the EFIH Creditor Recovery Pool, each as defined in the Plan, generally consist of a combination of EFH stock (that will be exchanged for NextEra Common Stock in the Merger) and Cash. The Merger Agreement and Plan provide that Holders of Unsecured Claims against EFH and EFIH will receive consideration consisting of both EFH stock (that will be exchanged for NextEra Common Stock in the Merger) and Cash, as determined by allocation provisions contained in the Merger Agreement and the Plan. The primary reason for the allocation mechanisms in the Merger Agreement and the Plan is to ensure that the tax law’s requirement for “continuity of interest” is satisfied, both with respect to the Merger and, to the extent applicable, with respect to the Spin-Off. In general, the Debtors anticipate that the majority, and potentially all, of the recovery received by Holders of Unsecured Claims against EFIH will be Cash, while Holders of Unsecured Claims against EFH will receive both EFH stock (that will be exchanged for NextEra Common Stock in the Merger) and Cash. Because of certain uncertainties with respect to the application of the continuity of interest requirements under these circumstances, along with continued analysis that is necessary to determine the overall amount of Cash that will be available for distribution to Holders of Unsecured Claims against EFH and EFIH, it is not currently possible to provide a specific estimate of the allocation of EFH stock (that will be exchanged for NextEra Common Stock in the Merger) and Cash consideration that will be received by creditors. The Debtors may be able to provide a more specific prediction of the allocation of EFH stock (that will be exchanged for NextEra Common Stock in the Merger) and Cash consideration in the future.

•	Class A3: Legacy General Unsecured Claims Against the EFH Debtors. The Legacy General Unsecured Claims Against the EFH Debtors are comprised of any Claim against the EFH Debtors derived from or based upon liabilities based on asbestos or certain qualified post-employment benefits. Class A3 Claims are Unimpaired under the Plan.

•	Class A4-Class A11: Classes A4 through A11 are Impaired under the Plan and will receive their Pro Rata distribution of the EFH Creditor Recovery Pool (as defined in the Plan, and which consists of Reorganized EFH Class A Common Stock which, at the closing of the Merger, will convert into the right to receive the NextEra Class A Common Stock and certain Cash amounts).

•	Certain of the Claims asserted against the EFH Debtors may constitute EFH Beneficiary Claims (specifically, the Allowed EFH Non-Qualified Benefit Claims, the Allowed EFH Unexchanged Note Claims, and the Allowed General Unsecured Claims Against EFH Corp.). Each of these foregoing Claims shall cease to constitute EFH Beneficiary Claims if the Class comprised of such Claims fails to accept or fails to reject the Plan consistent with the Voting Indication (set forth in the EFH Settlement, described herein).

•	Holders of EFH Beneficiary Claims are entitled to receive, in addition to their other recoveries as Allowed EFH Corp. Claims, their Pro Rata share of the TCEH Settlement Claim Turnover Distribution in an aggregate amount not to exceed $37.8 million. In other words, TCEH is required to assign or otherwise turn over the TCEH Settlement Claim Turnover Distribution to Holders of EFH Beneficiary Claims. As a result, for the avoidance of doubt, satisfaction of the EFH Beneficiary Claims in Cash does not affect the recovery of any Holder of an Allowed Claim against the EFIH Debtors.

•	The TCEH Settlement Claim Turnover Distribution is a distribution of the recovery, proceeds, or distributions, if any, that TCEH receives on account of the TCEH Settlement Claim (as described below in Section 3, entitled “Settlement and Release of Debtor Claims,” which begins on page 12) that it is required to assign to Holders of EFH Beneficiary Claims under the EFH Settlement. Recovery pursuant to the TCEH Settlement Claim Distribution.

•	The EFH Debtors also reserve their right to assert that any Holder of an Allowed Claim against the EFH Debtors who receives its Pro Rata share of the EFH Creditor Recovery Pool is Unimpaired if such recovery satisfies such Holder’s Allowed Claim in full.

•	Class B3 and Class B4: Class B3 and Class B4 will receive payment in full in Cash of (a) accrued but unpaid prepetition interest, at the applicable rate set forth in the applicable indentures, (b) postpetition interest at the applicable rate set forth in the applicable indentures, (c) reasonable and documented fees and expenses and indemnification claims, whether incurred or accruing before, on, or after the EFH Effective Date, and (d) any Makewhole Claims that are held to be allowed by a court of competent jurisdiction, pursuant to a Final Order, whether entered before, on, or after the EFH Effective Date. Article VIII.B. of the Plan provides that upon the latter of the EFH Effective Date and satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, and except as otherwise specifically provided in the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

•	Class B5 and Class B6: Holders of Allowed Class B5 and Class B6 Claims will receive their Pro Rata share of the EFIH Unsecured Creditor Recovery Pool (which is defined in the Plan and generally consists of the Reorganized EFH Class B Common Stock, which shall, on the EFH Effective Date, convert to the right to receive the NextEra Class B Common Stock, and certain Cash). The EFIH Unsecured Notes Claim are Allowed in an amount equal to the sum of (x)(i) the principal amount outstanding in the amount of $1,568,249,000; (ii) accrued but unpaid prepetition interest in the amount of $81,115,347; (iii) accrued postpetition interest on the principal amount outstanding as of the Petition Date at the Federal Judgment Rate; and (iv) the amount of any other Claims (but in any case excluding any Makewhole Claims) under the EFIH Unsecured Notes or EFIH unsecured Note Indentures, if and to the extent such Claims are Allowed, whether Allowed before, on, or after the EFH Effective Date and (y) the Charging Lien Advance.[13]

[13]

The “Charging Lien Advance” means the amount advanced and paid to the EFIH Unsecured Notes Trustee pursuant to that certain Order Approving Additional Relief in Connection with Settlement of Certain EFIH PIK Noteholder Claims [D.I. 7353] and any future amounts advanced and paid to the EFIH Unsecured Notes Trustee pursuant to the charging lien under the EFIH Unsecured Note Indentures.

•	TCEH and the TCEH Debtors.

•	On the TCEH Effective Date, the following transactions were consummated:

•	The stock of Reorganized TCEH, the New Reorganized TCEH Debt (or the net proceeds thereof), the net cash proceeds of the Spin-Off Preferred Stock Sale, the Spin-Off TRA Rights (if any), and the proceeds of the TCEH Settlement Claim less any TCEH Settlement Claim Turnover Distributions were distributed to Holders of TCEH First Lien Claims in a transaction intended to qualify as a tax-free reorganization under section 368(a)(1)(G) of the IRC.

•	Certain of the TCEH Debtors’ assets were transferred to the Preferred Stock Entity pursuant to the Spin-Off Preferred Stock Sale in a transaction intended to qualify as a taxable sale or exchange under section 1001 of the IRC.

•	TCEH spun off from the Debtors to form a standalone reorganized entity, Reorganized TCEH, and certain tax attributes of the EFH Group were substantially used to provide Reorganized TCEH with a step-up in tax basis in certain of its assets, valued at approximately $1.0 billion.

•	In general, the overall tax basis of Reorganized TCEH’s assets are higher as a result of the Spin-Off Condition being satisfied.

•	Class C3: TCEH First Lien Secured Claims. Each Holder of a Class C3 Claim received the treatment set fort in the Plan following the effectuation of the Spin-Off.

•	Class C4: TCEH Unsecured Debt Claims and Class C5: General Unsecured Claims Against the TCEH Debtors Other Than EFCH. Each Holder of a Class C4 and Class C5 Allowed Claim shall receive its Pro Rata share of the TCEH Cash Payment.

•	TCEH received the TCEH Settlement Claim, in the amount of $700 million, which shall receive the same treatment as the other Impaired Classes with Claims against the EFH Debtors, subject to certain conditions.

•	Plan Transactions Related to the EFH Shared Services Debtors. Classes D1 (Other Secured Claims Against the EFH Shared Services Debtors), D2 (Other Priority Claims Against the EFH Shared Services Debtors), are D3 (General Unsecured Claims Against the EFH Shared Services Debtors) will be rendered Unimpaired. Claims in Classes D4 and D6 will either be Reinstated or canceled and released without any distribution. Claims in Class D5 (which consists entirely of intercompany claims) will be canceled and released without distribution.

The TCEH Debtors and the EFH Shared Services Debtors emerged from chapter 11 on October 3, 2016.

•	Mutual Releases. In exchange for the value provided and the compromises contained in the Plan and the Settlement Agreement, the Plan provides for the mutual release of Claims among all Debtors and consenting Holders of Claims and Interests and third-party releases of direct and indirect Holders of Interests in EFH Corp. and its affiliates.

•	Tax Matters Agreement. On the TCEH Effective Date, EFH Corp., Reorganized TCEH, and EFIH entered into the Tax Matters Agreement, as defined in the Plan. The Tax Matters Agreement will be attached as Exhibit G to this Disclosure Statement and will be provided to Holders of Class B6 Claims pursuant to the Solicitation Procedures. The Tax Matters Agreement shall govern the rights and obligations of each party thereto with respect to certain tax matters, including covenants intended to protect the Spin-Off Intended Tax Treatment and indemnity provisions if either party takes any action that causes the Spin-Off to fail to qualify for the Spin-Off Intended Tax Treatment. After the TCEH Effective Date, the Tax Matters Agreement shall not be amended or modified in any manner without the written consent of Reorganized TCEH and, additionally, a condition precedent to consummation of the Merger is that after the TCEH Effective Date, the Tax Matters Agreement shall not be amended or modified in any manner without the written consent of the Plan Sponsor.

D.	Makewhole and Postpetition Interest Claims Discussion.

1.	Postpetition Interest Claims.

The Plan provides for payment of postpetition interest at the Federal Judgment Rate with respect to unsecured claims arising from EFH Corp. and EFIH funded indebtedness (“Postpetition Interest Claims”), and provides that claims for postpetition interest interest in excess of the Federal Judgment Rate shall be disallowed in their entirety.

a.	Plan Treatment of Postpetition Interest Claims.

With respect to Postpetition Interest Claims, the Plan contemplates treating claims for postpetition interest as Allowed Claims equal to the following amounts (the following, the “Allowed Postpetition Interest Claims”):

•	EFIH First Lien Notes: Accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH First Lien Notes, the EFIH First Lien 2017 Indenture, the EFIH First Lien 2020 Indenture, and/or any related agreement, as applicable, through the closing date of the EFIH First Lien DIP Facility (excluding interest on interest, which shall be through the EFH Effective Date).

•	EFIH Second Lien Note Claims: Accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) on outstanding principal as of the Petition Date at the applicable contract rate set forth in the EFIH Second Lien Indenture through the EFH Effective Date.

•	General Unsecured Claims Against the EFIH Debtors: Accrued postpetition interest on outstanding principal as of the Petition Date at the Federal Judgment Rate (which, for the avoidance of doubt, excludes Additional Interest).

•	EFH LBO Note Guaranty Claims: Accrued postpetition interest on outstanding principal as of the Petition Date at the Federal Judgment Rate (which, for the avoidance of doubt, excludes Additional Interest).

The Plan provides that any claims for postpetition interest in excess of the Allowed Postpetition Interest Claims shall be disallowed in their entirety.

2.	Distributions on Account of Makewhole Claims.

•

Makewhole Claims Asserted by Holders of EFIH First Lien Note Claims or Holders of EFIH Second Lien Note Claims. If a court of competent jurisdiction enters a Final Order, allowing the EFIH First Lien Makewhole Claims or EFIH Second Lien Makewhole Claims (i.e., making such claims Allowed), the Plan provides that such Allowed amounts (and interest thereon) will be paid in full, in Cash, from the EFH/EFIH Distribution Account. The EFIH First Lien Notes Trustee and EFIH Second Lien Notes Trustee have been granted Liens on the EFH/EFIH Distribution Account up to the asserted amount of their respective Makewhole Claims, until such time the respective Makewhole Claims are either Allowed by Final Order (and paid in full, in Cash) or disallowed by Final Order. Such Liens will not extend to the value of any EFH Cash included in the EFH/EFIH Distribution Account. As set forth in Article VI.A. of the Plan, the size of the ultimate distribution to Holders of Allowed Class B6 Claims is dependent on a variety of factors, including resolution of all Claims against the EFIH Debtors (including the EFIH First Lien Makewhole Claims and the EFIH Second Lien Makewhole Claims).

•	Makewhole Claims Asserted Against an EFH Debtor or an EFIH Debtor Other Than EFIH First Lien Note Claims and EFIH Second Lien Note Claims. The Plan constitutes an objection to any Makewhole Claim against an EFH Debtor or an EFIH Debtor that is not either an EFIH First Lien Note Claim or an EFIH Second Lien Note Claim. If the Bankruptcy Court sustains the Debtors’ objection to these Makewhole Claims, the Confirmation Order shall disallow such Makewhole Claims. The Holders of such Claims may respond to the Debtors’ objection to such Makewhole Claims by filing an objection to the Plan as it relates to the EFH Debtors and EFIH Debtors.

As of the date hereof, the EFH Debtors and the EFIH Debtors, as applicable, have objected to or otherwise challenged (or will object or otherwise challenge) Makewhole Claims asserted by Holders of: (a) the EFH Legacy Note Claims, as set forth in the EFH Legacy Note Objection; (b) the EFH Unexchanged Note Claims, the EFH LBO Note Primary Claims, and the EFH LBO Note Guaranty Claims, all as set forth in the Non-Legacy Note EFH Unsecured Objection, (c) the EFIH First Lien Note Claims [Adversary D.I. 33], (d) the EFIH Second Lien Note Claims [Adversary D.I. 39], and (e) Claims under the EFIH Toggle Notes, as set forth in the EFIH PIK Objection (collectively, the “Makewhole Challenges”). As of the date hereof, the Bankruptcy Court has disallowed the EFIH Toggle Notes (which are subject to or may become subject to pending appeal) and, as described further in Section IV.L., entitled “Makewhole Litigation,” beginning on page 76, the EFH Debtors and EFIH Debtors (as applicable) and the remaining Holders of Makewhole Claims are engaged in proceedings regarding the Makewhole Challenges.

E.	Timing and Calculation of Amounts to be Distributed to Holders of Allowed Claims Against the EFH Debtors and EFIH Debtors.

Holders of Allowed Claims and Allowed Interests against the EFH Debtors and EFIH Debtors will receive distributions, if any, from the EFH/EFIH Distribution Account on the terms set forth in the Plan. The EFH/EFIH Distribution Account shall be an interest-bearing account. The EFH Plan Administrator Board shall be authorized to direct the Disbursing Agent to make distributions from the EFH/EFIH Distribution Account to Holders of Allowed Claims and Interests against the EFH Debtors and the EFIH Debtors and to exercise such other powers as may be vested in the EFH Plan Administrator Board by order of the Bankruptcy Court or as deemed by the EFH Plan Administrator Board to be necessary and proper. The EFH Plan Administrator Board shall be a two-member board of directors comprised of current disinterested directors of EFH Corp. and EFIH, which board shall be appointed before the EFH Effective Date by the Plan Sponsor, the EFH Debtors, and the EFIH Debtors. The EFH Plan Administrator Board may, but is not required to, establish governance and organizational documents before or after the EFH Effective Date (but to the extent such governance and organizational documents are established before the EFH Effective Date, they will be filed with the Bankruptcy Court). Any Holder of a Claim or Interest seeking to compel the EFH Plan Administrator Board to make distributions from the EFH/EFIH Distribution Account or manage any reserves shall seek relief from the Bankruptcy Court in accordance with the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the District of Delaware, and any other applicable rules or procedures. The EFH Plan Administrator Board shall keep an accounting of distributions made from, and funds contributed to, the EFH/EFIH Distribution Account that sets forth whether such distributions or contributions, as applicable, were made for the benefit of the EFH Debtors or their creditors, on the one hand, or the EFIH Debtors, on the other hand. Such accounting will be shared with the professionals for the Holders of Claims and Interests Against the EFH Debtors and EFIH Debtors, including the EFIH Unsecured Notes Trustee and the advisors to the EFIH Unsecured Notes Trustee, on a professionals’ eyes only basis.

Holders of Allowed EFIH First Lien DIP Claims, Class B3 and Allowed Class B4 Claims shall receive a distribution on the EFH Effective Date or as soon as reasonably practicable after the EFH Effective Date, except with respect to (a) distributions made on account of Makewhole Claims asserted by Holders of EFIH First Lien Note Claims and Makewhole Claims asserted by Holders of EFIH Second Lien Note Claims, and Allowed by Final Order after the EFH Effective Date (which Allowed Makewhole Claims shall be paid in full, in Cash, from the EFH/EFIH Distribution Account, as soon as reasonably practicable after becoming Allowed Makewhole Claims by Final Order)14 and (b) all reasonable and documented fees and expenses (as described in greater detail in Article III.B.19(b)(iii) and Article III.B.20(b)(iii)) (which shall be paid in full in cash as soon as reasonably practicable following completion of the fee review process to be set forth in the Plan Supplement, provided, that any fees and expenses allowed pursuant to such approval process before the EFH Effective Date will be paid on the EFH Effective Date or as soon as reasonably practicable after the EFH Effective Date). To the extent the unpaid principal and interest (including Additional Interest and interest on interest) for the EFIH Second Lien Notes are not paid to the EFIH Second Lien Trustee as the Paying Agent under the EFIH Second Lien Indenture on the EFH Effective Date of the Plan, then Holders of EFIH Second Lien Notes will continue to accrue interest on such unpaid amounts, which shall be paid, in full, in Cash, from the EFH/EFIH Distribution Account. To the extent the unpaid interest (including Additional Interest and interest on interest) for the EFIH First Lien Notes are not paid on the EFH Effective Date of the Plan, then Holders of EFIH First Lien Notes will continue to accrue interest on such unpaid amounts, which shall be paid, in full, in Cash from the EFH/EFIH Distribution Account.

Holders of Allowed Class B6 Claims may receive a distribution on the EFH Effective Date, though the actual size of the distribution to be issued on the EFH Effective Date cannot be determined with finality at this time. The size of the distribution is dependent on, among other factors, (a) resolution of all Claims against the EFH Debtors and the EFIH Debtors, including any Makewhole Claim that is either an EFIH First Lien Note Claim or an EFIH Second Lien Note Claim and resolution of the amount of reasonable fees and expenses for the EFIH First Lien Notes and EFIH Second Lien Notes, (b) the payment of all Professional Fee Claims from the EFIH Professional Fee Escrow Account and any amounts remaining in such accounts have been refunded to the EFH/EFIH Distribution Account, (c) the payment of the reasonable and documented fees and expenses allowed under the EFIH Unsecured Notes Indenture (which fees and expenses, for the avoidance of doubt, shall not be included in the amount of any Allowed Claims under the EFIH Unsecured Notes Indenture), (d) the conclusion of the Post-Closing Audit according to the terms of the Merger Agreement and the payments to or from the EFH/EFIH Distribution Account based on the results of the Post-Closing Audit, and (e) ensuring sufficient reserves are in place to fund (1) General Administrative Claims Against the EFIH Debtors, and Priority Tax Claims Against the EFIH Debtors, (2) ensuring sufficient reserves are in place to fund post-EFH Effective Date Professional Fee Claims and reasonable and documented post-EFH Effective Date fees and expenses that are allowed under the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, or the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, and (3) the costs of winding down the EFIH Debtors. The EFH Debtors and EFIH Debtors provided additional disclosures regarding their good-faith and non-binding estimates of amounts set forth in subclauses (b), (c), and (e) in the Plan Supplement.

•	Resolution of Claims Against EFH Debtors and EFIH Debtors. The EFH Debtors and EFIH Debtors anticipate that the remaining Claims against the EFH Debtors and the EFIH Debtors to be resolved by Final Order primarily consist of Makewhole Claims asserted by Holders of: (a) the EFH Legacy Note Claims, as set forth in the EFH Legacy Note Objection; (b) the EFH Unexchanged Note Claims, the EFH LBO Note Primary Claims, and the EFH LBO Note Guaranty Claims, all as set forth in the Non-Legacy Note EFH Unsecured Objection, and (c) Claims under the EFIH Toggle Notes, as set forth in the EFIH PIK Objection (collectively, the “Makewhole Challenges”) and certain challenges regarding the payment of postpetition intersest claims. As set forth in the Plan, the filing and notice of filing of the Plan, in accordance with Fed. R. Bankr. P. 3007(a), shall serve as the Debtors’ objections to the Makewhole Claims that are not already subject to the Makewhole Challenges, except as specifically provided as Allowed Claims.

[14]	To the extent the Class B3 or Class B4 Makewhole Claims have been Allowed before the EFH Effective Date, and the Plan Sponsor has waived the condition precedent to the EFH Effective Date, such Makewhole Claims will be paid in full, in Cash from the EFH/EFIH Distribution Account, on the EFH Effective Date or as soon as reasonably practicable after the EFH Effective Date.

•	Professional Fee Claims. The Professional Fee Claims, as defined in the Plan, are Claims (a) asserted by Professionals retained pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code for services rendered before or on the EFH Effective Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code or (b) awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. Professional Fee Claims for services rendered on behalf of the EFH Debtors and EFIH Debtors will need to be allocated between the EFH Debtors and the EFIH Debtors. Consistent with the Interim Compensation Order, services performed directly for the benefit of the EFH Debtors will be billed directly to the EFH Debtors, and services performed directly for the benefit of the EFIH Debtors will be billed directly to the EFIH Debtors. Services collectively performed for the EFH Debtors and the EFIH Debtors (but excluding services performed for the TCEH Debtors or Reorganized TCEH) will be allocated to the EFH Debtors and the EFIH Debtors in the same proportion that that the obligations of the EFH Debtors bear to the obligations of the EFIH Debtors.

•	Effect of Cancellation of Securities and Agreements. For the avoidance of doubt, the cancellation of existing securities and agreements, including all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, shall not affect (x) the ability of any Holder of an Allowed Claim or Interest against the EFH Debtors or EFIH Debtors or any Indenture Trustee from seeking payment of reasonable and documented fees and expenses otherwise included in such Holders’ Allowed Claim or the Allowed Claim of the Notes for such Claim for services performed after the EFH Effective Date or (y) the rights of the EFIH First Lien Notes Trustee and any Holders of the EFIH First Lien Notes, on the one hand, and the rights of the EFIH Second Lien Notes Trustee and any Holders of the EFIH Second Lien Notes, on the other hand, as against each other under any inter-creditor agreements, including the Collateral Trust Agreement, including with respect to the Inter-Creditor Action (Delaware Trust Company, as Indenture Trustee v. Computershare Trust Company, N.A., et al., No. 16-cv-461 (D. Del).

•	Review of Fees and Expenses. Additional details regarding the payment of fees and expenses Allowed under the Plan (excluding Professional Fee Claims) was set forth in the Plan Supplement. The approved review process will commence as soon as reasonably practicable following entry of the EFH Confirmation Order.

F.	Settlement and Release of Debtor Claims.

The Plan includes a proposed settlement of numerous claims belonging to the Debtors, including claims against creditors, other Debtors, and third parties. During the Chapter 11 Cases a number of parties have asserted that there are potential litigation claims that could be asserted on behalf of EFCH, TCEH, and certain of EFCH’s and TCEH’s direct and indirect subsidiaries related to various pre-petition transactions. Motions seeking standing to prosecute and settle certain claims against Holders of TCEH First Lien Secured Claims were filed by (a) the TCEH Committee [D.I. 3593]; (b) the EFH/EFIH Committee [D.I. 3605]; and (c) the TCEH Unsecured Ad Hoc Group [D.I. 3603]. Additional information regarding these motions is included in Section IV.J. of this Disclosure Statement, entitled “TCEH First Lien Investigation” which begins on page 75.

The transactions underlying these claims have been the subject of significant investigation by the Debtors (including their respective disinterested directors and managers and together with their respective Conflicts Matter Advisors), the Creditors’ Committees, and various creditor groups. In addition to informal diligence, in August 2014, the Debtors negotiated entry of an order establishing formal discovery procedures governing a wide breadth of prepetition issues and transactions for a broad time period, in some cases more than 15 years prepetition. This extensive discovery effort, referred to as Legacy Discovery, resulted in the Debtors’ production of more than 806,000 documents (comprising over 5.6 million pages). The Sponsor Group and other parties also made significant document productions. Further discussion of Legacy Discovery is provided in Section IV.I of this Disclosure Statement, entitled “Legacy Discovery,” which begins on page 2.

The release provisions of the Plan contemplate, among other things, the release of any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that each Debtor would have been legally entitled to assert (whether individually or collectively). In particular, the Plan contemplates the settlement of all Intercompany Claims. The settlement terms incorporated into the Plan were approved by the Bankruptcy Court on December 7, 2016 pursuant to the Settlement Order, and released substantially all Intercompany Claims through December 7, 2015, released all claims against the TCEH First Lien Creditors, and released all claims against the Sponsor Group. The Plan provides similar releases for all such claims through the Effective Date.

Other than a $700 million Allowed Claim and distribution right of TCEH in the EFH estate as described above, there will not be any allowed prepetition claims between any of EFH, EFIH, and TCEH or any of their subsidiaries, including Oncor Electric Distribution Holdings Company LLC and its subsidiary.

A summary of the alleged claims settled pursuant to the Plan can be found in Section V.H.3 of this Disclosure Statement, entitled “Summary and Discussion of Material Potential Claims Subject to Plan Settlement.”

G.	Summary of Treatment of Claims and Interests and Description of Recoveries Under the Plan.

The Plan organizes the Debtors’ creditor and equity constituencies into Classes. For each Class, the Plan describes: (1) the underlying Claim or Interest; (2) the recovery available to the Holders of Claims or Interests in that Class under the Plan; (3) whether the Class is Impaired under the Plan; and (4) the form of consideration, if any, that such Holders will receive on account of their respective Claims or Interests.

Although the Chapter 11 Cases are being jointly administered pursuant to an order of the Bankruptcy Court, the Debtors are not proposing the substantive consolidation of their respective bankruptcy estates.

The proposed distributions and classifications under the Plan are based upon a number of factors. The valuation of Reorganized EFH and Reorganized EFIH (including Oncor Electric) was filed prior to the entry of the September 2016 Disclosure Statement Order.

Class B6 consists of EFIH Unsecured Note Claims, and any Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, but excluding: (a) EFH LBO Note Guaranty Claims; (b) Administrative Claims against the EFIH Debtors; (c) Priority Tax Claims against the EFIH Debtors; (d) Intercompany Claims against the EFIH Debtors; (e) Other Priority Claims against the EFIH Debtors; and (f) DIP Claims. Holders of Allowed Class B6 Claims, whose votes are being solicited pursuant to this Disclosure Statement will receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B6, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of Allowed EFH LBO Note Guaranty Claims and Allowed General Unsecured Claims Against the EFIH Debtors) of the EFIH Unsecured Creditor Recovery Pool. Any Class B6 Claim derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes shall be Allowed if and to the extent such Claim would be an Allowed Class B3 Claim under Article III.B.19 of the Plan or an Allowed Class B4 Claim under the EFIH Second Lien Note Claims, if the terms EFIH First Lien Note Claims and EFIH Second Lien Note Claims, as applicable, were defined to include Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, as applicable. Nothing in the Plan shall limit, impair, or modify the EFIH Unsecured Notes Trustee’s ability or right to exercise its charging lien pursuant to the EFIH Unsecured Note Indentures post-Confirmation consistent with the terms set forth therein. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to the provisions of the Plan. For a more detailed description of the treatment of Allowed Class B6 Claims, and the sources of satisfaction for Claims, see Section V of this Disclosure Statement, entitled “Summary of the Plan,” which begins on page 85.

H.	Voting on the Plan.

Certain procedures will be used to collect and tabulate votes on the Plan from Holders of Class B6 Claims (the “Solicitation Procedures”), as described herein and as described in more detail in the September 2016 Disclosure Statement Order, particularly with respect to certain voting procedures applicable to beneficial Holders of Class B6 Claims against the EFH Debtors and EFIH Debtors (the “Beneficial Holders”) and their agents (the “Nominees”) pursuant to the Supplemental Order Approving (A) The Revised Schedule for the EFH/EFIH Confirmation Proceedings, (B) The Revised EFH/EFIH Disclosure Statement, (C) The Procedures and Timeline for the Limited Resolicitation of Votes on the Plan, and (D) The Manner and Forms of Notice [D.I.         ] (attached hereto as Exhibit F-2) (the “Supplemental Disclosure Statement Order” and, together with the September 2016 Disclosure Statement Order, the “EFH/EFIH Disclosure Statement Order”).

Only the votes of Class B6 are being solicited pursuant to this Plan. The votes of Other Holders of Claims and Interests entitled to vote on the Plan as it relates to the EFH Debtors and EFIH Debtors were solicited pursuant to the September 2016 Disclosure Statement Order (such Holders, together with Class B6, the “Voting Classes”). Holders of all other Classes of Claims and Interests in Class A and Class B are deemed to: (a) accept the Plan because their Claims or Interests are being paid in full or are otherwise Unimpaired; or (b) reject the Plan because their Claims or Interests will receive no recovery under the Plan.

The Voting Deadline is 4:00 p.m. (prevailing Eastern Time) on [January 13], 2017. To be counted as votes to accept or reject the Plan, all ballots (each, a “Ballot”) and master ballots (each, a “Master Ballot”) must be properly pre-validated (if applicable), executed, completed, and delivered (by using the return envelope provided either by first class mail, overnight courier, or personal delivery) such that they are actually received on or before the Voting Deadline by Epiq Bankruptcy Solutions, LLC (the “Solicitation Agent”) as follows:

DELIVERY OF BALLOTS

BALLOTS AND MASTER BALLOTS, AS APPLICABLE, MUST BE ACTUALLY RECEIVED BY THE

SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. (PREVAILING

EASTERN TIME) ON [JANUARY 13], 2017, AT THE FOLLOWING ADDRESSES:

FOR ALL BALLOTS OTHER THAN MASTER BALLOTS

VIA FIRST CLASS MAIL:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

P.O. BOX 4422

BEAVERTON, OREGON 97076-4422

VIA OVERNIGHT COURIER OR HAND DELIVERY:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

10300 SW ALLEN BOULEVARD

BEAVERTON, OREGON 97005

FOR MASTER BALLOTS

VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

777 THIRD AVENUE, 12TH FLOOR

NEW YORK, NEW YORK 10017

IF YOU RECEIVED AN ENVELOPE ADDRESSED TO YOUR NOMINEE, PLEASE ALLOW ENOUGH

TIME WHEN YOU RETURN YOUR BALLOT FOR YOUR NOMINEE TO CAST YOUR VOTE ON A

MASTER BALLOT BEFORE THE VOTING DEADLINE.

BALLOTS RECEIVED VIA EMAIL OR FACSIMILE WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS ON THE PROCEDURE FOR VOTING ON THE PLAN, PLEASE

CALL THE DEBTORS’ RESTRUCTURING HOTLINE AT:

(877) 276-7311

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE SOLICITATION AGENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR OTHERWISE NOT IN COMPLIANCE WITH THE SOLICITATION PROCEDURES WILL NOT BE COUNTED EXCEPT IN THE DEBTORS’ SOLE DISCRETION.

I.	Confirmation Process.

As described earlier, on November 21, 2016, the Debtors filed a supplement to the EFH/EFIH Scheduling Order, suspending the dates and deadlines applicable to the EFH Debtors’ and EFIH Debtors’ path to confirmation. As a result, contemporaneously herewith, the EFH Debtors and EFIH Debtors filed a motion seeking to establish a confirmation schedule with respect to the Plan as it relates to the EFH Debtors and EFIH Debtors.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan as it relates to the EFH Debtors and EFIH Debtors should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and any objections that are timely filed. For a more detailed discussion of the Confirmation Hearing, see Section VI of this Disclosure Statement, entitled “Confirmation of the Plan,” which begins on page 135.

Following Confirmation, subject to the conditions precedent in Article IX of the Plan, the Plan as it relates to the EFH Debtors and EFIH Debtors will be consummated on the EFH Effective Date. Among other things, on the EFH Effective Date, certain release, injunction, exculpation, and discharge provisions set forth in Article VIII of the Plan will become effective. As such, it is important to read the provisions contained in Article VIII of the Plan very carefully so that you understand how Confirmation and Consummation—which effectuates such provisions—will affect you and any Claim or Interest you may hold against the EFH Debtors or EFIH Debtors so that you cast your vote accordingly. The releases are described in Section V.H. of this Disclosure Statement, entitled “Settlement, Release, Injunction, and Related Provisions” which begins on page 134.

J.	The Plan Supplement.

In connection with the Plan as it relates to the EFH Debtors and EFIH Debtors, the EFH Debtors and EFIH Debtors filed certain documents providing more details about the implementation of the Plan as it relates to the EFH Debtors and EFIH Debtors on November 10, 2016 [D.I. 10102].

THE FOREGOING EXECUTIVE SUMMARY IS ONLY A GENERAL OVERVIEW OF THIS DISCLOSURE STATEMENT AND THE MATERIAL TERMS OF, AND TRANSACTIONS PROPOSED BY, THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED DISCUSSIONS APPEARING ELSEWHERE IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN.

THE BOARD OF MANAGERS OR DIRECTORS (AS APPLICABLE) OR THE SOLE MEMBER OF

EACH OF THE EFH DEBTORS AND EFIH DEBTORS HAS UNANIMOUSLY APPROVED THE

TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE

STATEMENT AND RECOMMEND THAT HOLDERS OF CLASS B6 CLAIMS

SUBMIT BALLOTS TO ACCEPT THE PLAN.

II.     EFH’s Business Operations and Capital Structure

A.	Overview of EFH’s Corporate Structure.

EFH Corp. is the parent company of each of the entities that compose EFH, including: (1) EFCH and its direct and indirect debtor and non-debtor subsidiaries (the “TCEH Entities”); (2) EFIH; (3) non-Debtor Oncor Holdings, which is 100% owned by EFIH, Oncor Electric, which is approximately 80% owned by Oncor Holdings, and certain subsidiaries and affiliates of Oncor Holdings and Oncor Electric;15 and (4) certain of EFH Corp.’s other direct and indirect Debtor and non-Debtor subsidiaries that are discussed below.

The following chart is a simplified representation of EFH’s corporate structure (without giving effect to the TCEH Transactions): 16:

As of December 31, 2015, EFH Corp. reported total assets of approximately $23.3 billion in book value, approximately $15.7 billion of which is attributable to the TCEH Entities, and total liabilities of approximately $48.4 billion in book value, approximately $38.5 billion of which is attributable to the TCEH Entities.17 EFH Corp.’s assets and liabilities that are not attributable to the TCEH Entities are mostly attributable to EFIH’s indirect ownership of

[15]	Texas Transmission Investment LLC (“Texas Transmission”) is an unaffiliated entity that owns approximately 19.75% of Oncor. It is owned by an investment group led by OMERS Administrative Corporation, acting through its infrastructure investment entity, Borealis Infrastructure Management Inc., and the Government of Singapore Investment Corporation, acting through its private equity and infrastructure arm, GIC Special Investments Pte. Ltd. The remaining ownership interests in Oncor are indirectly held by members of Oncor’s management.
[16]	A chart of the Debtors’ corporate and capital structure as of the Petition Date is included on Exhibit C.
[17]	Figures for the TCEH Entities are derived from EFCH’s public filings with the SEC, and are almost entirely attributable to TCEH and its Debtor and non-Debtor subsidiaries.

approximately 80% of Oncor Electric. EFH Corp.’s consolidated revenues for the year ending December 31, 2015 were approximately $5.4 billion, all of which were attributable to TCEH. EFH Corp.’s consolidated annual revenues for the year ending December 31, 2014 were approximately $6.0 billion.18

B.	EFH’s Business Operations.

1.	TCEH.

The TCEH Entities are composed of: (a) the TCEH Debtors, which include TCEH, TCEH’s direct parent company, EFCH, and most of TCEH’s direct and indirect subsidiaries, including the entities that compose Luminant’s electricity generation, mining, commodity risk management, hedging and trading activities, and wholesale operations, TXU Energy and the other entities that compose the Debtors’ retail operations, and TCEH Finance, Inc. (“TCEH Finance”); and (b) certain other entities that are not obligated on the TCEH Debtors’ prepetition funded indebtedness, and are not Debtors in the Chapter 11 Cases.19 The TCEH Entities’ business operations also depend on certain services that are provided by EFH Corporate Services Company (“EFH Corporate Services”), a subsidiary of EFH Corp., which acts as a shared services provider for EFH Corp. and its subsidiaries, including for TCEH and its businesses, Luminant and TXU Energy, which are the predominant users and beneficiaries of the services.

(a)	Luminant.

Luminant is the largest electricity generator and lignite coal miner in Texas. Luminant also operates a wholesale electricity sales, commodity risk management, hedging and trading activities organization. As of December 31, 2015, Luminant employed approximately 4,000 individuals.

(i)	Generation Activities.

Luminant’s total electricity generation of 16,760 MW is composed of nuclear, lignite/coal, and natural gas-fueled units and accounts for approximately 19% of the electricity generation in ERCOT. Luminant’s generation capacity can be categorized as:

•	Year-round or full operations: approximately 16,010 MW (49 units) of lignite/coal, nuclear, and gas-fueled units; and

•	Seasonal operations: approximately 750 MW at one lignite/coal-fueled unit that Luminant has previously sought, and received, permission to operate only during high-demand periods (e.g., during the peak demand of summer).

In 2015, Luminant generated approximately 62,480 GWh gigawatt hours (“GWh”), compared to the ERCOT market’s total electricity consumption of approximately 348,000 GWh. As demonstrated by the chart below, Luminant was the 14th largest generator of electricity in the United States in 2014:

[18]	Oncor’s revenues are not included in EFH Corp.’s consolidated revenues because EFH Corp. accounts for its ownership of Oncor under the equity method of accounting.
[19]	Specifically, these entities are: (a) non-Debtor Greenway Development Holding Company LLC, which is the managing partner of non-Debtor joint venture Collin G/G&B LLC; (b) non-Debtors Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC, which directly or indirectly own non-Debtor Comanche Peak Nuclear Power Company LLC (on November 20, 2014, the Bankruptcy Court authorized the Debtors to enter into agreements providing for the withdrawal of the participation of Mitsubishi Heavy Industries, Ltd. and its affiliates from the Comanche Peak Nuclear Power Company LLC and to pay the costs associated with preserving certain assets held by the entity — for further discussion, see Section IV.P.3 of this Disclosure Statement, entitled “Comanche Peak Joint Venture Agreements Amendment Motion,” which begins on page 77); and (c) Debtor TXU Energy Receivables Company LLC, an entity associated with a terminated accounts receivable program.

(A)	Nuclear Generation.

Luminant’s nuclear generation operations consist of two units at its Comanche Peak location, with total nameplate capacity of 2,300 MW. The units generally run at full capacity except during nuclear fuel assembly replacement outages scheduled approximately every 18 months. Comanche Peak units 1 and 2 began commercial operation in 1990 and 1993, respectively; each unit has a permit allowing for 40 years of operations, and Luminant anticipates that it will obtain a permit to extend operation of the units for an additional 20 years. The Comanche Peak units operated at approximately 99.0%, 92.5% and 101.7% of nameplate generation capacity in 2015, 2014, and 2013, respectively, and have consistently ranked in the top decile of nuclear plants in the U.S. for production reliability and cost performance. Additionally, Comanche Peak operations have consistently demonstrated high performance as evaluated across the industry by the Institute of Nuclear Power Operations. Nuclear-fueled generation accounted for 14% of Luminant’s current nameplate capacity and 32% of Luminant’s electricity generation in 2015

(B)	Lignite/Coal-Fueled Generation.

Luminant’s lignite/coal-fueled generation operations include twelve units at five plant sites, with total nameplate capacity of 8,017 MW. These include:

•	two units at Big Brown with total nameplate capacity of 1,150 MW;

•	three units at Monticello with total nameplate capacity of 1,880 MW;

•	three units at Martin Lake with total nameplate capacity of 2,250 MW;

•	two units at Oak Grove with total nameplate capacity of 1,600 MW; and

•	two units at Sandow with total nameplate capacity of 1,137 MW.

Luminant’s lignite/coal units are generally available for full operations throughout the year except when they are out of service for either a scheduled or unscheduled maintenance outage. As discussed in more detail below, however, in recent years, Luminant has reduced electricity generation from selected lignite/coal units during times when the demand for electricity and wholesale electricity prices in the ERCOT market are comparatively low. These reductions are achieved through short-term reductions of operations in response to low wholesale electricity prices or longer-term seasonal shutdowns in response to sustained periods of relatively low wholesale electricity prices and demand for electricity. Indeed, two units at Monticello and two units at Martin Lake are currently subject to seasonal operations.

Luminant’s lignite/coal-fueled units operated at 59.5%, 69.6%, and 74.1% of nameplate generation capacity for the years 2015, 2014, and 2013, respectively. In 2011 and 2010, the units performed at the top decile for U.S. coal-fueled generation facilities. Reduced generation in 2012 through 2014 was largely due to low wholesale electricity prices in the ERCOT market.Coal/lignite-fueled generation accounted for 48% of Luminant’s current nameplate capacity and 67% of Luminant’s electricity generation in 2015.

(C)	Natural Gas-Fueled Generation.

Luminant’s natural gas-fueled generation operations consist of 36 units at nine plant sites with 6,443 MW of nameplate capacity, including:

•	eight combined-cycle gas turbine (CCGT) units at Forney with total nameplate capacity of 1,912 MW;

•	six CCGT units at Lamar with total nameplate capacity of 1,076 MW;

•	two steam units at Graham with total nameplate capacity of 630 MW;

•	two steam units at Lake Hubbard with total nameplate capacity of 921 MW;

•	two steam units at Stryker Creek with total nameplate capacity of 675 MW;

•	one steam unit at Trinidad with total nameplate capacity of 240 MW;

•	four combustion turbines at DeCordova with total nameplate capacity of 260 MW;

•	six combustion turbines at Morgan Creek with total nameplate capacity of 390 MW; and

•	five combustion turbines at Permian Basin with total nameplate capacity of 325 MW.

Luminant’s natural gas-fueled steam and combustion turbine units are primarily used when electricity demand is highest (i.e., they are considered “peaking” units because they are generally used during peak demand periods) or to support system reliability at times of low “reserve margins” (i.e., times when the system’s overall generation capacity needs to be increased to maintain a certain target “cushion” over expected demand for electricity). Natural gas-fueled generation accounted for approximately 25% of Luminant’s nameplate capacity and 1% of Luminant’s electricity generation in 2014.

In recent years, the TCEQ granted air permits to Luminant to build natural gas fueled generation units at certain of our existing plant sites. We believe current market conditions do not provide adequate economic returns for the development or construction of these facilities; however, we believe additional generation resources will be needed in the future to support electricity demand growth and reliability in the ERCOT market. The following table summarizes the potential facilities that form the basis of such air permits.

Plant Site	Type of Generation Technology	Number of Units	Total Capacity	Status of Air and Greenhouse Gas Permits Filed with TCEQ
DeCordova	Combustion Turbine	2	420 MW to 460 MW	Granted
DeCordova (a)	Combined Cycle	1	730 MW to 810 MW	Pending
Eagle Mountain	Combined Cycle	1	730 MW to 810 MW	Pending
Lake Creek	Combustion Turbine	2	420 MW to 460 MW	Granted
Permian Basin	Combustion Turbine	2	420 MW to 460 MW	Granted
Tradinghouse	Combustion Turbine	2	420 MW to 460 MW	Granted
Tradinghouse (a)	Combined Cycle	2	1460 MW to 1620 MW	Pending
Valley	Combustion Turbine	2	420 MW to 460 MW	Granted

(a)	These potential units would be an alternative to the potential combustion turbine units at such sites, respectively.

(ii)	Mining Operations.

Luminant currently owns twelve surface lignite coal mines in Texas, eight of which are in active operation. Luminant is the largest coal miner in Texas and the ninth-largest coal miner in the United States. Luminant’s mining activity supports generation at its lignite/coal units.In 2015, Luminant recovered approximately 24 million tons of lignite to fuel its generation plants, and approximately 48% of the fuel used at the Big Brown, Monticello and Martin Lake generation facilities and 69% of the fuel used at all of Luminant’s lignite/coal fueled generation facilities was supplied from surface-minable lignite reserves located adjacent to Luminant’s plants.

Luminant meets its fuel requirements at its Big Brown, Monticello, and Martin Lake plants by blending lignite with coal purchased from third-party suppliers in the Powder River Basin in Wyoming. The coal is transported from the Powder River Basin to Luminant’s plants by railcar pursuant to various contracts. As a result of projected mining development costs, current economic forecasts and regulatory uncertainty, in 2014, Luminant decided to transition the fuel plans at its Big Brown and Monticello generation facilities to be fully fueled with coal from the Powder River Basin. As a result, Luminant plans to discontinue lignite mining operations at these sites once mining and reclamation of current mine sites is complete. Lignite mining and the majority of reclamation activities at these facilities is expected to be completed by the end of 2020 unless economic forecasts and increased regulatory certainty justify additional mine development.

Luminant Mining Company LLC (“Luminant Mining”), a Debtor entity, holds all of Luminant’s mining permits and contracts with several of the TCEH Debtors to conduct Luminant’s mining operations. Luminant Mining is subject to regulatory oversight by the Railroad Commission of Texas (the “RCT”), which regulates, among other things, mining permits and land reclamation requirements related to mining sites. As part of the land reclamation requirements, Luminant Mining is required to satisfy certain bonding requirements. Before the Petition Date, Luminant Mining “self-bonded” these obligations with the support of a guarantee from another Debtor entity, Luminant Generation Company LLC (“Luminant Generation”). Due to Luminant Generation’s status as a chapter 11 Debtor after the Petition Date, Luminant Mining was required to substitute its bond coverage pursuant to RCT regulations.

On June 17, 2014, the RCT determined that Luminant Mining could satisfy these bonding obligations by providing a collateral bond in the form of a super-priority “carve-out” (the “RCT Carve Out”) from the super-priority liens under the TCEH DIP Facility. Under the terms of the RCT Carve Out, in the event reclamation obligations are not satisfied, the RCT will be paid on account of such obligations before the Holders of Claims under the TCEH DIP Facility lenders and the TCEH Debtors’ prepetition secured creditors recover on their claims. Luminant Mining currently satisfies its bonding obligations through the RCT Carve Out. The RCT’s acceptance of the RCT Carve Out became final on July 11, 2014, following expiration of the period to appeal the RCT’s determination.

(iii)	Wholesale Electricity Sales, Commodity Risk Management, and Hedging and Trading Activities.

Luminant’s generation units provide electricity through which Luminant’s wholesale business supplies TXU Energy and other third-party wholesale and retail counterparties with electricity and electricity-related services. Luminant enters into both short-term and long-term electricity contracts, enabling it to manage variations in electricity generation, price risk associated with generation output and changing consumer demand, as well as to meet the needs of large wholesale customers. Luminant also purchases electricity, including electricity generated from renewable energy resources such as wind and solar, from third-parties. Additionally, Luminant manages physical fuel purchase agreements and financial hedges with a variety of counterparties to manage key commodity costs and delivery risks that affect Luminant’s electricity generation and mining operations.

Wholesale electricity prices in the ERCOT market vary and are based on electricity supply and demand, fuel prices, variable costs for electricity generation assets, and other market factors. As discussed in greater detail below, wholesale electricity prices in the ERCOT market are closely tied to the price of natural gas. Additionally, weather can significantly influence short-term wholesale electricity prices, particularly where there are weather extremes in Texas and throughout the country of the kind that occurred in the winter of 2013 and 2014 or the summer of 2011. Those weather extremes can cause increases in natural gas prices or shortages in electricity generation capacity and increased demand for electricity. Luminant’s wholesale operations manage these risks, and others, through optimizing the dispatch of the electricity generation fleet, physical purchases and sales of electricity and fuel commodities, as well as the use of financial and bilateral contracts and other hedging activities.

Luminant’s commodity risk management and hedging and trading activities hedge the volume and price risk associated with Luminant’s generation fleet and TXU Energy’s retail needs. These activities require significant collateral support and account for a significant portion of funds the TCEH Debtors were authorized to borrow under the TCEH DIP Facility.20

(b)	TXU Energy.

TXU Energy serves approximately 1.7 million residential and commercial retail electricity consumers in Texas.21 Approximately 65% of TXU Energy’s retail revenues in 2015 represented sales to residential customers, with the remaining amount attributable to commercial and industrial business customers. TXU Energy has a very strong market position in the ERCOT market, serving approximately 25% of the residential customers and 17% of the business customers in the areas of ERCOT open to competition. Indeed, TXU Energy is the single largest certificated REP by customer count in Texas. In general, Luminant procures or supplies 100% of TXU Energy’s electricity requirements. As of the Petition Date, TXU Energy employed approximately 1,000 individuals in its marketing, customer operations, and support organizations.

[20]	Luminant’s hedging and trading activities, and the required collateral support obligations, are discussed in more detail in the Motion of Energy Future Holdings Corp., et al. For Entry of Interim and Final Orders Authorizing the Debtors to (A) Continue Performing Under Prepetition Hedging and Trading Arrangements, (B) Pledge Collateral and Honor Obligations Thereunder, and (C) Enter Into and Perform Under Trading Continuation Agreements and New Postpetition Hedging and Trading Arrangements [D.I. 41] (the “Hedging and Trading Arrangements Motion”) (see Section IV.C.1(f) of this Disclosure Statement, entitled “Hedging and Trading Arrangements,” which begins on page 68). The Hedging and Trading Arrangements Motion was granted on an interim basis on May 2, 2014 [D.I. 315], and on a final basis with respect to non-proprietary trading on June 6, 2014 [D.I. 860]. The Bankruptcy Court entered an interim order with respect to proprietary trading on June 6, 2014 [D.I. 861], and a final order on June 30, 2014 [D.I. 1309]. On November 6, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., Clarifying Certain Relief Granted in the Non-Proprietary Trading Order and Seeking Entry of an Order Authorizing Certain Debtors to Enter Into Non-Proprietary Hedging and Trading Arrangements with a Tenor Beyond December 31, 2015 and Subject to Hedge and Tenor Limitations Consistent with Historical Practice [D.I. 2710]. This motion sought approval to enter into non-proprietary Hedging and Trading Arrangements with an arrangement length extending beyond December 31, 2015. On November 20, 2014, the Bankruptcy Court granted the relief requested [D.I. 2832].
[21]	Customer count measured by number of meters served.

Texas is one of the fastest growing states in the United States with a diverse economy. As a result, competition for retail electricity customers is robust. The number of certified REPs has grown from approximately 40 in 2002, the first year of retail electricity competition in Texas, to over 100 today. TXU Energy, like other REPs formerly affiliated with the regulated, monopoly electricity utilities (such as EFH’s predecessor, TXU Corp.) that existed before deregulation of Texas’s electricity market in 2002, has experienced customer attrition since the Texas electricity market was opened to competition. Indeed, that significant level of competition is one of the reasons that TXU Energy believes it was essential to receive the authority to promptly assume its retail electricity contracts.

The Debtors sought this authority pursuant to the Motion of Energy Future Holdings Corp., et al., for Entry of (A) An Order Authorizing the Debtors to (I) Maintain and Administer Customer Programs and Customer Agreements, (II) Honor Prepetition Obligations Related Thereto, (III) Pay Certain Expenses on Behalf of Certain Organizations, (IV) Fix the Deadline to File Proofs of Claim for Certain Customer Claims, and (V) Establish Procedures for Notifying Customers of Commencement of the Debtors’ Chapter 11 Cases, Assumption of Customer Agreement, and the Bar Date for Customer Claims and (B) An Order Authorizing Certain of the Debtors to Assume the Customer Agreements [D.I. 31] (the “Customer Programs Motion”) (see Section IV.C.1(e) of this Disclosure Statement, entitled “Customer Programs,” which begins on page 57). On June 4, 2014, the Bankruptcy Court entered a final order granting the relief requested under the Customer Programs Motion [D.I. 785].

Despite customer attrition due to the opening of the competitive retail electricity market in 2002, TXU Energy has managed to maintain a greater percentage of its residential customer market share within its former utility service territory than has any other affiliated REP in the ERCOT market. Additionally, TXU Energy has managed an excellent track record of customer satisfaction. Importantly, TXU Energy’s key customer metrics including bad debt and PUCT complaints have significantly improved since the 2007 Acquisition, performing at or better than industry-leading levels.

2.	EFH Corp. and Certain EFH Corp. Subsidiaries.

In addition to the TCEH Entities, EFIH, Oncor Holdings, Oncor Electric, and Oncor Electric’s affiliates and subsidiaries, EFH is composed of: (a) EFH Corp.; (b) EFH Corporate Services; (c) EFH Properties Company; and (d) various other direct and indirect subsidiaries of EFH Corp. that are legacy entities without active business operations. These entities are discussed below.

(a)	EFH Corp.

EFH Corp. is the ultimate parent holding company of each of the entities composing EFH. Its principal assets are its indirect approximately 80% ownership of Oncor Electric (through its direct ownership of EFIH) and its indirect ownership of the TCEH Entities (through its direct ownership of EFCH). EFH Corp. also directly or indirectly owns a number of other subsidiaries that are discussed below.

(b)	EFH Corporate Services.

EFH Corporate Services provides a host of vital shared services to the TCEH Entities (i.e., Luminant and TXU Energy), EFH Corp., EFIH, and Oncor Electric. EFH Corporate Services employs approximately 450 individuals—including the majority of the Debtors’ senior executives. These shared services are integral to EFH Corp. and its subsidiaries’ business operations, and also generate significant cost savings.

EFH Corporate Services provides the shared services to the TCEH Entities and EFIH under separate shared services agreements (the “Shared Services Agreements”), and to EFH Corp. and certain of EFH Corp.’s other direct and indirect subsidiaries through a series of operating procedures and the cash management system administered by EFH Corporate Services.22 Services are provided to Oncor Electric based on historical practice. All shared services are billed at cost.

[22]	EFH’s cash management system, the Shared Services Agreements, and intercompany payments in general are discussed in more detail in Section IV.C.1(b), entitled “Cash Management,” which begins on page 55.

The shared services include, among other things, certain:

•	legal functions;

•	human resources functions;

•	treasury functions;

•	enterprise and market risk management functions;

•	controller functions;

•	federal, state, and local tax services;

•	financial planning functions;

•	strategy and business development functions;

•	information technology and infrastructure services;

•	external affairs, including political and regulatory advocacy;

•	investor and media relations;

•	corporate secretarial, security, compliance, and ethics issues;

•	internal auditing and Sarbanes-Oxley compliance;

•	supply chain services;

•	business services administration; and

•	facility design and construction and real estate management.

As described in the Cash Management Motion, the treasury function at EFH Corporate Services provides certain cash management services to the Debtors (and certain of their non-Debtor, non-Oncor Electric affiliates). Specifically, EFH Corporate Services issues checks and automated clearing house payments to third parties for goods and services received by the Debtors. The applicable Debtors then reimburse EFH Corporate Services for amounts paid.

As part of the Restructuring, in order for TCEH to perform the functions currently being performed by EFH Corporate Services, the equity of EFH Corporate Services was contributed to Reorganized TCEH on the TCEH Effective Date. The terms of this transfer are summarized in the Interim Transition Services Agreement and Separation Agreement filed with the Bankruptcy Court on July 27, 2016 (as amended on August 3, 2016 and as approved in the TCEH Confirmation Order).

(c)	EFH Properties Company.

Non-Debtor EFH Properties Company, a direct subsidiary of EFH Corp., is the lessee of record with respect to certain of EFH’s real property leases, including the lease of EFH Corp.’s headquarters, which houses approximately 370 EFH Corporate Services and EFH Corp. employees and executives and approximately 400 of Luminant’s employees.23 Additionally, EFH Properties Company administers certain subleases with respect to EFH’s real property leases, primarily with respect to the headquarters lease, and operates certain parking facilities. The Debtors were granted the authority to continue performing under and honoring their obligations related the Intercompany Transactions and Intercompany Claims with respect to the subleases pursuant to the order approving the Cash Management Motion.

Pursuant to the TCEH Confirmation Order, the equity in EFH Properties was contributed to Reorganized TCEH. The Cash at EFH Properties will be transferred to EFH Corp. on the EFH Effective Date.

(d)	Other Direct and Indirect Subsidiaries of EFH Corp.

EFH Corp. also is the parent of several entities with de minimis assets,24 including (i) three Debtor entities that hold or once held international assets that have either been liquidated or otherwise disposed of or are currently in administration and/or liquidation cases initiated before the 2007 Acquisition; (ii)Debtor entities associated with a natural gas distribution business that was sold in 2004, a related non-Debtor captive insurance company, a related non-Debtor United Kingdom entity in liquidation, and a related Debtor Canadian entity that is associated with certain de minimis pension obligations; and (iii) other entities that hold miscellaneous assets,25 including a small number of patents, trade names, IT assets, land, and other de minimis assets.

3.	EFIH.

EFIH is a holding company and a direct, wholly-owned subsidiary of EFH Corp. Its primary asset is its 100% ownership of Oncor Holdings, which, in turn, owns approximately 80% of Oncor Electric. Oncor Electric has made dividend distributions to EFIH (through Oncor Holdings) totaling approximately $322 million, $213 million, $147 million, and $116 million in 2015, 2014, 2013, 2012, and 2011, respectively.26 EFIH has no active business operations.

4.	Oncor Electric.

(a)	Overview of Oncor Electric’s Business Operations.

Oncor Electric provides transmission and distribution services in Texas. Unlike Luminant and TXU Energy, whose rates are subject to market competition, Oncor Electric’s rates are fully regulated and are subject to detailed rate-setting proceedings before the PUCT. Oncor Electric provides these services to REPs, including TXU Energy, which sell electricity to residential and business customers, and electricity distribution companies, cooperatives, and municipalities. TXU Energy is Oncor Electric’s largest customer and accounts for a large portion of Oncor Electric’s annual operating revenues: approximately 25%, 25%, 27%, 29%, 33%, and 36% in 2015, 2014, 2013, 2012, 2011, and

[23]	Nothing in this Disclosure Statement should be interpreted as foreclosing the possibility that EFH Properties Company will become a Debtor in the Chapter 11 Cases.
[24]	Excluding intercompany receivables.
[25]	Each of these entities other than Basic Resources, Inc., which owns certain comparatively minor patents and is a wholly-owned subsidiary of non-Debtor EFH Properties Company, is a Debtor. Nothing in this Disclosure Statement should be interpreted as foreclosing the possibility that Basic Resources, Inc., will become a Debtor in the Chapter 11 Cases.
[26]	Does not include amounts in 2012 and 2013 distributed by Oncor to Oncor Holdings that Oncor Holdings used to pay its liability to EFH Corp. under the Oncor TSA.

2010, respectively.27 Oncor Electric operates the largest transmission and distribution system in Texas: it covers more than 91 counties and over 400 incorporated municipalities in Texas, delivers electricity to more than 3.3 million homes and businesses, and operates more than 121,000 miles of transmission and distribution lines.

Pursuant to its organizational documents and applicable PUCT orders and rules, Oncor Electric is restricted from making distributions under certain conditions. Oncor Electric’s dividend distributions are limited by its regulatory capital structure, which is required to be at or below the assumed debt-to-equity ratio established periodically by the PUCT for ratemaking purposes. That ratio is currently set at 60% debt to 40% equity. Additionally, Oncor Electric’s independent directors, acting by majority vote, and, during certain periods, any director designated by Oncor Electric’s minority investor, may prevent dividend distributions from Oncor Electric if they determine that it is in the best interests of Oncor Electric to retain such amounts to meet expected future cash requirements.

(b)	The Ring-Fencing Measures.

As part of the 2007 Acquisition, Oncor Electric implemented certain structural and operational “ring-fencing” measures, including certain measures required by the PUCT, to enhance Oncor Electric’s credit quality. The ring-fence has a number of components. Most importantly, Oncor Electric’s independence is ensured by a requirement that its board be composed of a majority of directors that are independent from EFH Corp., EFIH, and TCEH (and their subsidiaries excluding Oncor Holdings and its direct and indirect subsidiaries). Oncor Electric also has management and employees separate from EFH’s other businesses. Two of Oncor Electric’s directors are appointed by EFIH.

The ring-fence also provides that Oncor Electric is prohibited from securing any indebtedness of EFH Corp. or its other non-Oncor Electric subsidiaries (including the Debtors).28 In addition to protecting Oncor Electric’s credit rating, the prohibition on cross-collateralization means that Oncor Electric is not subject to the operational and financial restraints in the various documents governing the Debtors’ prepetition funded indebtedness.

Finally, among other things, Oncor Electric’s books and records are maintained separately from those of EFH Corp. and its non-Oncor Electric subsidiaries, and Oncor Electric’s headquarters are physically separated from those of EFH Corp., EFIH, Luminant, and TXU Energy.

None of the Oncor Electric entities are Debtors in the Chapter 11 Cases.

5.	EFH’s Regulatory Environment.

EFH’s business operations are subject to significant regulation and oversight. Certain of those regulators were discussed above, and the regulators that are most material to EFH’s business operations are identified in the following chart:

Agency or Entity	Area(s) of Authority
Commodity Futures Trading Commission (the “CFTC”)	Futures market derivatives and over-the-counter derivatives (including interest rate swaps and commodity swaps)

ERCOT

Ensure reliable operation of transmission and distribution grid in the ERCOT market

Dispatch generation to satisfy electricity requirements in the ERCOT market

Manage real-time and day-ahead markets and financial settlement process in wholesale electricity markets in the ERCOT market

[27]	These figures also include a relatively small amount attributable to TCEH’s other REPs.
[28]	As noted below, certain obligations of EFCH that predate the 2007 Acquisition are secured by certain Oncor assets.

Agency or Entity	Area(s) of Authority
Environmental Protection Agency (the “EPA”)	Air and water quality Solid waste disposal

Equal Employment Opportunity Commission (the “EEOC”)	Labor relations

Federal Communications Commission (the “FCC”)	Wireless radio licenses for emergency radio communication

Federal Energy Regulatory Commission (the “FERC”)	FERC has nationwide electricity reliability authority, including with respect to the ERCOT market. The ERCOT market, however, is not subject to the plenary jurisdiction of the FERC and electricity sales within the ERCOT market are not within the FERC’s jurisdiction. FERC does have jurisdiction over imports and exports of wholesale electricity to and from the ERCOT market, and over Oncor Electric’s facilities and agreements that provide for electrical interconnection to non-ERCOT utilities.

Mine Safety and Health Administration (the “MSHA”)	Mine safety

North American Electric Reliability Corporation (the “NERC”), in conjunction with the Texas Reliability Entity (the “TRE”)	National electricity grid reliability standards

Nuclear Regulatory Commission (the “NRC”)	Nuclear operating licenses Nuclear waste disposal

Occupational Safety and Health Administration (the “OSHA”)	Workplace safety

Office of Surface Mining Reclamation and Enforcement (the “OSM”)	Enforces federal surface mining and environmental standards

PUCT	Wide-ranging oversight over the Texas electricity market including, among other things, ensuring customer protection and regulating the rates and services, as well as certain “change of control” transactions, of transmission and distribution utilities such as Oncor Electric

RCT	Permits, enforces, and oversees Texas surface mining and land reclamation process

TCEQ	Air quality Water quality Waste management

Pursuant to 28 U.S.C. § 959(b), the Debtors intend to comply with all applicable regulatory requirements, including all requirements related to or associated with safety, health, and environmental law compliance, during the Chapter 11 Cases. In addition, the Debtors will seek all necessary regulatory approvals, if any, from state and federal regulatory authorities, in connection with the Debtors’ business operations and the Plan. Moreover, to the extent the Debtors maintain insurance of their regulatory compliance obligations, the Debtors intend to continue such insurance in the ordinary course of business.

The Debtors intend to continue funding their obligations related to a nuclear decommissioning trust that will be used to fund the decommissioning of the Comanche Peak plant. Those funding obligations are satisfied by customer surcharges collected by REPs on behalf of Oncor Electric and indirectly remitted from Oncor Electric to TCEH.29 The Debtors also intend to remain in compliance with their mining land reclamation obligations, including their reclamation bonding requirements, as discussed above.

[29]	The Debtors were authorized to continue making these payments to the nuclear decommissioning trust pursuant to the Taxes Order, as discussed below in Section IV.C.1(d) of this Disclosure Statement, entitled “Taxes and Fees,” which begins on page 74.

The United States on behalf of the Environmental Protection Agency contends that the Settlement Agreement (and Plan incorporating the Settlement Agreement) should not be approved because it may provide over $500 million in value to the Plaintiff-TCEH Debtors and zero in value to Plaintiff-EFCH Debtor even though EFCH was a Plaintiff in the underlying litigation relating to the 2007 leveraged buyout transaction.

C.	Capital Structure of EFH Corp. and EFIH.

1.	EFH Corp.

(a)	Overview.

As of the Petition Date, EFH Corp. had outstanding prepetition funded indebtedness of approximately $1.929 billion, as summarized in the following table:30

Security	Debt Obligation	Approx. Amount Outstanding as of the Petition Date	Interest Payment Due Dates	Original Maturity/Payoff Date	Obligors
EFH Corp. Debt
EFH Corp. Unsecured	EFH Legacy Notes	$1.864 billion[31]	May 15; November 15	Varies by series, November 2014, November 2024, and November 2034	EFH Corp. as issuer
	EFH LBO Notes	$60 million	May 1; November 1	November 2017	EFH Corp. as issuer EFCH as unsecured guarantor EFIH as unsecured guarantor
	EFH Unexchanged Notes	$5 million	Varies	Varies	EFH Corp. as issuer

(b)	EFH Corp. Debt.

Approximately $1.929 billion in outstanding unsecured notes issued by EFH Corp. (the “EFH Unsecured Notes”) were outstanding as of the Petition Date (including amounts held by EFIH). In addition to the EFH Unsecured Notes, EFH Corp. guarantees the Tex-La Obligations described above.

Except as noted below with respect to the EFH LBO Notes, the EFH Unsecured Notes are classified as Class A9 General Unsecured Claims Against EFH Corp.

For additional information regarding the EFH Unsecured Notes, see Section VIII.A.7.(ii) entitled “The Outcome of Litigation Regarding Whether Noteholders are Entitled to Any Makewhole or Redemption Premiums and/or Postpetition Interest is Uncertain,” beginning on page 168.

[30]	In addition to these amounts, non-Debtor EFH Properties Company is obligated on a leveraged lease relating to Energy Plaza, EFH’s corporate headquarters. The lease is currently serviced by the proceeds of a previously-drawn letter of credit issued under the TCEH Credit Agreement.
[31]	Includes approximately $1.282 billion of EFH Legacy Notes held by EFIH, which is classified as a Class A4 EFH Legacy Note Claim.

(i)	EFH Legacy Notes.

Pursuant to three separate indentures, each dated as of November 1, 2004 (as amended, modified, or supplemented), and three associated officer’s certificates, each dated as of November 26, 2004, for three series of unsecured notes (the “EFH Legacy Notes”), by and among EFH Corp., as issuer, and American Stock Transfer & Trust Company, LLC (“AST&T”), as successor indenture trustee to BNY (in such capacity, the “EFH Legacy Notes Trustee”), the predecessor to EFH Corp. issued the EFH Legacy Notes. The following EFH Legacy Notes were outstanding as of the Petition Date: 32

•	approximately $371 million principal amount of 5.55% notes originally due November 15, 2014;

•	approximately $746 million principal amount of 6.50% notes originally due November 15, 2024; and

•	approximately $747 million principal amount of 6.55% notes originally due November 15, 2034.

(ii)	EFH LBO Notes.

Pursuant to that certain indenture, dated as of October 31, 2007 (as amended, modified, or supplemented) for two series of notes (the “EFH LBO Notes”) originally due November 1, 2017, by and among EFH Corp, as issuer, EFCH and EFIH, as guarantors, and AST&T, as successor indenture trustee to BNY (in such capacity, the “EFH LBO Notes Trustee”), EFH Corp. issued the EFH LBO Notes. The EFH LBO Notes are guaranteed on an unsecured basis by EFCH and EFIH. Approximately $60 million principal amount of EFH LBO Notes, including $33 million of 10.875% notes and $27 million of 11.25% notes, were outstanding as of the Petition Date.

The EFH LBO Notes are classified as Class A6 EFH LBO Note Primary Claims, Class B5 General Unsecured Claims Against the EFIH Debtors, and General Unsecured Claims Against EFCH with respect to their guarantee claims against EFCH.

(iii)	EFH Unexchanged Notes.

Pursuant to two separate indentures, one dated November 16, 2009, and the other dated January 12, 2010 (each as amended, modified, or supplemented) for two series of unsecured notes (the “EFH Unexchanged Notes”), by and among EFH Corp., as issuer, and AST&T, as successor indenture trustee to BNY (in such capacity, the “EFH Unexchanged Notes Trustee”), EFH Corp. issued the EFH Unexchanged Notes. The EFH Unexchanged Notes are unsecured, unguaranteed obligations of EFH Corp. Approximately $3 million of 10.00% EFH Unexchanged Notes originally due January 2020 and $2 million of 9.75% EFH Unexchanged Notes originally due October 2019 were outstanding as of the Petition Date.33

The EFH Unexchanged Notes are classified as Class A5 EFH Unexchanged Note Claims.

2.	EFIH Debtors.

As of the Petition Date, the EFIH Debtors had approximately $7.709 billion in outstanding prepetition funded indebtedness, including approximately: (i) $3.985 billion of first lien notes (the “EFIH First Lien Notes”); (ii) approximately $2.156 billion of second lien notes (the “EFIH Second Lien Notes”); and (iii) approximately $1.568 billion of unsecured notes (the “EFIH Unsecured Notes”). Additionally, EFIH is an unsecured guarantor of approximately $60 million of EFH LBO Notes. The EFIH First Lien Notes are no longer outstanding, and the EFIH Second Lien Notes have been partially repaid.34

[32]	EFIH held (a) approximately $281 million of the 5.55% notes; (b) approximately $545 million of the 6.50% notes; and (c) approximately $456 million of the 6.55% notes.
[33]	The EFH Unexchanged Notes were previously guaranteed by EFCH and EFIH. EFIH’s guarantee was secured by a first priority lien on EFIH’s equity interest in Oncor. The guarantees and lien were eliminated in transactions under the Liability Management Program, which is discussed in Section III.G.1(a) of this Disclosure Statement, entitled “The Liability Management Program,” which begins on page 54. In those transactions, the EFH Unexchanged Notes were tendered in exchange for notes issued by EFIH. Consent was simultaneously solicited for the elimination of the guarantees and liens.
[34]	Additional details regarding the EFIH Second Lien Partial Repayment is below.

Security	Debt Obligation	Approx. Amount Outstanding as of the Petition Date	Interest Payment Due Dates	Original Maturity/Payoff Date	Obligors
EFIH Debt
EFIH First Lien Secured	EFIH First Lien 2017 Notes	$503 million	February 15; August 15	August 2017	EFIH and EFIH Finance as issuers
	EFIH First Lien 2020 Notes	$3.482 billion	June 1; December 1	December 2020
EFIH Second Lien Secured	EFIH Second Lien 2021 Notes	$406 million	May 15; November 15	October 2021	EFIH and EFIH Finance as issuers
	EFIH Second Lien 2022 Notes	$1.750 billion	March 1; September 1	March 2022
EFIH Unsecured	EFIH Senior Toggle Notes	$1.566 billion	June 1; December 1	December 2018	EFIH and EFIH Finance as issuers
	EFIH Unexchanged Notes	$2 million	April 15; October 15	October 2019

(a)	EFIH First Lien Notes.

Pursuant to that certain indenture, dated August 14, 2012 (as amended, modified, or supplemented, the “EFIH First Lien 2017 Note Indenture”), for the 6.875% EFIH First Lien Notes originally due August 15, 2017, by and among EFIH and EFIH Finance, as issuers, and Delaware Trust Company (the “EFIH First Lien Notes Trustee”) as successor to BNY as indenture trustee for the 6.875% EFIH First Lien Notes (in such capacity, the “EFIH First Lien 2017 Notes Trustee”), EFIH and EFIH Finance issued a series of EFIH First Lien Notes, of which approximately $503 million principal amount was outstanding as of the Petition Date.35

Pursuant to that certain indenture, dated August 17, 2010 (as amended, modified, or supplemented, the “EFIH First Lien 2020 Note Indenture” and, together with the EFIH First Lien 2017 Note Indenture, the “EFIH First Lien Indentures”), for the 10.00% EFIH First Lien Notes originally due December 1, 2020, by and among EFIH and EFIH Finance, as issuers, and the EFIH First Lien Notes Trustee, as successor indenture trustee to BNY (in such capacity, the “EFIH First Lien 2020 Notes Trustee”), EFIH and EFIH Finance issued a series of EFIH First Lien Notes, of which approximately $3.482 billion principal amount was outstanding as of the Petition Date.36

[35]	Pursuant to a registration rights agreement, EFIH agreed to use its commercially reasonable efforts to register notes under the Securities Act having substantially the same terms as the EFIH First Lien 2017 Notes as part of an offer to exchange freely tradable notes for the EFIH First Lien 2017 Notes by August 14, 2013. The exchange offer was not completed, and under the terms of the registration rights agreement, the interest rate on the EFIH First Lien 2017 Notes increased by 0.25% on August 15, 2013, and by another 0.25% on November 15, 2013.
[36]	Pursuant to a registration rights agreement, EFIH agreed to use its commercially reasonable efforts to register notes under the Securities Act having substantially the same terms as the EFIH First Lien 2020 Notes as part of an offer to exchange freely tradable notes for approximately $1.302 billion of the EFIH First Lien 2020 Notes issued in January 2013. Under the terms of the agreement, the registration was supposed to occur by January 29, 2014. The exchange offer was not completed, and under the terms of the registration rights agreement, the interest rate on the applicable EFIH First Lien 2020 Notes increased by 0.25% on January 30, 2014, and by another 0.25% on April 30, 2014.

The EFIH First Lien Notes were secured by first priority liens in the collateral as defined in the EFIH Collateral Trust Agreement (defined below) and certain related documentation, specifically, EFIH’s equity interest in Oncor Holdings. The EFIH First Lien Notes were not guaranteed.

On June 19, 2014, principal and accrued interest (other than certain then-disputed interest) on the EFIH First Lien Notes were paid in full (the “EFIH First Lien Repayment”) pursuant to the EFIH First Lien Settlement. The EFIH First Lien Repayment, the EFIH First Lien Settlement, and the asserted EFIH First Lien Makewhole Claims are discussed in more detail in Section IV of this Disclosure Statement, entitled Material Events in the Chapter 11 Cases, which begins on page 80.

As a result of the Third Circuit Decision, the EFIH First Lien Makewhole Claims are neither disallowed Claims nor Allowed Claims. As set forth in Article IV.I. of the Plan, entitled “Cancelation of Existing Securities and Agreements,” notwithstanding Confirmation or Consummation of the Plan, any indenture or agreement that governs the rights of any Holder of a Claim shall continue for the purpose of, among other enumerated items, preserving the rights of the Indenture Trustees to exercise charging liens.

As set forth in Article VIII.B.19 of the Plan, if a court of competent jurisdiction enters a Final Order, allowing Makewhole Claims asserted by Holders of EFIH First Lien Note Claims (whether as Secured Class B3 Claims or as Unsecured Class B6 Claims), such Allowed Makewhole Claims will be paid in full, in Cash, from the EFH/EFIH Distribution Account.

(b)	EFIH Second Lien Notes.

Pursuant to that certain indenture, dated April 25, 2011 (as amended, modified, or supplemented) for the EFIH Second Lien Notes, by and among EFIH and EFIH Finance, as issuers, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada (“Computershare Trust”) as successor Indenture Trustee to BNY (in such capacity, the “EFIH Second Lien Notes Trustee”), EFIH issued two series of EFIH Second Lien Notes. The following EFIH Second Lien Notes were outstanding as of the Petition Date:

•	approximately $406 million principal amount of 11.00% EFIH Second Lien Notes originally due October 1, 2021; and

•	approximately $1.750 billion principal amount of 11.75% EFIH Second Lien Notes originally due March 1, 2022.[37]

The EFIH Second Lien Notes are secured by second priority liens in the collateral as defined in the EFIH Collateral Trust Agreement (defined below) and certain related documentation, specifically, EFIH’s Interests in Oncor Holdings. The EFIH Second Lien Notes are not guaranteed.

Pursuant to the Partial Repayment Order (as defined below), the EFIH Debtors obtained authority to partially repay obligations under the EFIH Second Lien Notes using $750 million of cash on hand at EFIH, and the transaction closed on March 11, 2015 (the “EFIH Second Lien Partial Repayment”). The Partial Repayment Order dictated that the repayment amount be allocated first to certain Indenture Trustee fees under the applicable indenture totaling $15 million, then to all interest accrued on the EFIH Second Lien Notes in full, then to principal under the EFIH Second Lien Notes, subject to certain reservations of rights, including of the Debtors to recharacterize such amounts. For the avoidance of doubt, the Plan is not seeking to recharacterize such amounts. The EFIH Second Lien Partial Repayment, including these reservations of rights, is discussed in more detail in Section IV of this Disclosure Statement, entitled “Material Events in the Chapter 11 Cases,” which begins on page 272. As a result of the EFIH Second Lien Partial Repayment, as of the date hereof, the principal amount outstanding on the 11.00% and 11.75% notes are $322 million and $1,389 million, respectively.

[37]	Pursuant to a registration rights agreement, EFIH agreed to use its commercially reasonable efforts to register notes under the Securities and Exchange Act having substantially the same terms as the EFIH Second Lien 2022 Notes as part of an offer to exchange freely tradable notes for the EFIH Second Lien 2022 Notes by February 5, 2013. The exchange offer was not completed, and under the terms of the registration rights agreement, the interest rate on the EFIH Second Lien 2022 Notes increased by 0.25% on February 6, 2013, and by another 0.25% on May 6, 2013. The Debtors have reserved all of their rights with respect to the registration rights agreement with respect to non-settling Holders of EFIH Second Lien Notes, specifically with respect to whether the additional rates of interest are enforceable against the Debtors.

Potential disputes with respect to the EFIH Second Lien Partial Repayment, the asserted EFIH Second Lien Makewhole Claims, and other disputed amounts are discussed in greater detail in Section IV.K of this Disclosure Statement, entitled “Makewhole Litigation,” which begins on page 71

As set forth in Article VIII.B.20 of the Plan, if a court of competent jurisdiction enters a Final Order, allowing Makewhole Claims asserted by Holders of EFIH Second Lien Note Claims (whether as Secured Class B4 Claims or as Unsecured Class B6 Claims), such Allowed Makewhole Claims will paid in full, in Cash from the EFH/EFIH Distribution Account.

For additional information regarding the EFIH Second Lien Notes, see Section VIII.A.7.(ii) entitled “The Outcome of Litigation Regarding Whether Noteholders are Entitled to Any Makewhole or Redemption Premiums and/or Postpetition Interest is Uncertain,” beginning on page 168.

(c)	EFIH Unsecured Notes.

Pursuant to that certain indenture, dated as of November 16, 2009 (as amended, modified, or supplemented) for the 9.75% unsecured notes (the “EFIH Unexchanged Notes”) originally due October 15, 2019, by and among EFIH and EFIH Finance, as issuers, and UMB Bank, N.A. (“UMB”), as successor Indenture Trustee to BNY (in such capacity, the “EFIH Unexchanged Notes Trustee”), EFIH and EFIH Finance issued the EFIH Unexchanged Notes. Approximately $[2] million of EFIH Unexchanged Notes were outstanding as of the Petition Date.38

Pursuant to that certain indenture, dated as of December 5, 2012 (as amended, modified, or supplemented) for 11.25%/12.25% toggle notes (the “EFIH Senior Toggle Notes”) originally due December 1, 2018, by and among EFIH and EFIH Finance, as issuers, and UMB, as successor Indenture Trustee to BNY (in such capacity, the “EFIH Toggle Notes Trustee” and, together with the EFIH Unexchanged Notes Trustee, the “EFIH Unsecured Notes Trustee”), EFIH and EFIH Finance issued the EFIH Senior Toggle Notes. Approximately $1.566 billion in principal amount of EFIH Senior Toggle Notes were outstanding as of the Petition Date.39

For additional information regarding the EFIH Unsecured Notes, see Section VIII.A.7.(ii) entitled “The Outcome of Litigation Regarding Whether Noteholders are Entitled to Any Makewhole or Redemption Premiums and/or Postpetition Interest is Uncertain,” beginning on page 168.

The EFIH Unsecured Note Claims are classified as Class B6 General Unsecured Claims Against the EFIH Debtors.

[38]	The EFIH Unexchanged Notes were previously secured by a first priority lien on EFIH’s equity interest in Oncor Holdings. The lien was eliminated in subsequent transactions in the Liability Management Program, which is discussed in Section III.G.1.(a) of this Disclosure Statement, entitled “The Liability Management Program” which begins on page 53, in which the EFIH Unexchanged Notes were tendered in exchange for new notes issued by EFIH. Consent was simultaneously sought, and received, for elimination of the liens.
[39]	Pursuant to a registration rights agreement, EFIH agreed to use its commercially reasonable efforts to register notes under the Securities and Exchange Act having substantially the same terms as the EFIH Senior Toggle Notes as part of an offer to exchange freely tradable notes for the EFIH Senior Toggle Notes by December 5, 2013. The exchange offer was not completed, and under the terms of the registration rights agreement, the interest rate on the EFIH Senior Toggle Notes increased by 0.25% on December 6, 2013, and by another 0.25% on March 6, 2014. The Debtors have reserved all of their rights with respect to the registration rights agreement.

3.	EFIH Collateral Trust Agreement.

The collateral trust agreement (as amended, restated, modified, and supplemented from time to time, the “EFIH Collateral Trust Agreement”) entered into by and among EFIH, CSC, as EFIH First Lien Notes Trustee and as successor collateral trustee in the indentures governing the EFIH First Lien Notes and the EFIH Second Lien Notes (in such capacity, the “EFIH Prepetition Collateral Trustee”), the EFIH Second Lien Notes Trustee, and other parties thereto from time to time, governs certain rights and remedies in respect of collateral as between the Holders of EFIH First Lien Note Claims, on one hand, and Holders of EFIH Second Lien Note Claims, on the other hand, including certain rights and remedies in the Chapter 11 Cases.

4.	Oncor Electric.

As of December 31, 2015, Oncor Electric, together with its subsidiary Oncor Electric BondCo, had approximately $6.5 billion of outstanding funded indebtedness, including amounts drawn under a revolving credit facility. The Debtors expect that none of Oncor Electric’s business operations, assets, or liabilities, including Oncor Electric’s and Oncor Electric BondCo’s outstanding funded indebtedness, will be materially affected by the Chapter 11 Cases.

III.	The Events Leading to the Debtors’ Financial Difficulties

A.	History of EFH Corp.

TXU Corp. (the predecessor of EFH Corp.) was historically a geographically-determined, vertically-integrated, rate-regulated monopoly electricity provider. In other words, TXU Corp. generated its own electricity and transmitted and sold that electricity to customers within its service territory at rates determined by the PUCT. That changed with the partial deregulation of the Texas electricity market, which proceeded in two steps. First, in 1995, the Texas legislature passed legislation to begin deregulation of the wholesale electricity market. Second, in 1999, the Texas legislature passed legislation that mandated deregulation of the retail electricity market and unbundling of integrated utilities in the competitive ERCOT market into separate transmission and distribution utilities, which remained rate-regulated, and competitive electricity generators/wholesalers and retail electricity providers, to be accomplished by 2002. Accordingly, in 2002, TXU Corp. separated its regulated transmission and distribution utility from its deregulated generation, wholesale, and retail electricity units.The transmission and distribution utility remained rate-regulated, while the generation, wholesale, and retail businesses became subject to market-driven prices and competitive forces.

As discussed in greater detail below, the wholesale price of electricity is closely related to the price of natural gas in the ERCOT market. The monthly settled price of natural gas almost tripled between 1999 and 2006, resulting in significant increases in the enterprise value of TXU Corp. Moreover, the robust Texas economy led to continuing increases in the demand for electricity. As a result of these factors, along with other efforts undertaken in the mid-2000s to address certain leverage and over-diversification issues, TXU Corp.’s performance improved and its stock value significantly increased between 2003 and early 2007.

B.	The 2007 Acquisition.

On February 26, 2007, TXU Corp. entered into an agreement to be acquired by Texas Holdings, a newly-created company owned by affiliates of the Sponsor Group and co-investors. The merger agreement contemplated that Texas Holdings, through a merger subsidiary, would acquire all outstanding shares of TXU Corp. for $69.25 per share in cash. This amount represented a premium over the stock price of TXU Corp. before the 2007 Acquisition was announced.

In the 2007 Acquisition transaction, approximately $31.5 billion in new debt was issued, including approximately $27 billion at TCEH and approximately $4.5 billion at EFH Corp. Affiliates of the Sponsor Group and co-investors contributed approximately $8.3 billion as equity capital. The 2007 Acquisition resulted in the cash buyout of the equity held by former TXU Corp. shareholders totaling approximately $31.9 billion and the assumption of approximately $14.7 billion of existing debt, of which approximately $6.5 billion was repaid when the 2007

Acquisition closed.40 Following these transactions, EFH had approximately $41.3 billion of outstanding funded indebtedness, including approximately $28.8 billion at TCEH, $128 million at EFCH, $7.2 billion at EFH Corp., and $5.2 billion at Oncor Electric (no Oncor Electric debt was used to fund the 2007 Acquisition). The 2007 Acquisition was—and remains—the largest private buy-out in history.

C.	EFH Following the 2007 Acquisition.

After the 2007 Acquisition, the Sponsor Group put in place an experienced management team, including the retention of key pre-2007 Acquisition management, along with a well-qualified, diverse board of directors to execute their plan to improve EFH’s immediate and long-term competitive position. This management team continued to manage the EFH Debtors, EFIH Debtors, and TCEH Debtors until the TCEH Effective Date. Following the TCEH Effective Date, certain members of the management team continued to serve the EFH Debtors and/or EFIH Debtors.

EFH’s management team and boards of directors have focused their efforts on implementing a host of initiatives that have resulted in numerous operational accomplishments notwithstanding challenging wholesale electricity market conditions. In addition to the specific initiatives discussed below, management has, among other things:

•	identified and invested more than $10 billion in new electric infrastructure in Texas, including three new generation units, two new mining complexes, new transmission and distribution wires, approximately two million advanced meters, and also upgraded critical support and IT systems;

•	increased Adjusted EBITDA[41] from approximately $4.578 billion in 2008 to approximately $5.257 billion in 2012 and $4.699 billion in 2013 despite low wholesale electricity prices and other challenging market conditions;

•	achieved a reduction of approximately 15% in selling, general, and administrative expenses for the competitive businesses, including “bad debt” expenses, from 2009 to 2013, successfully reducing costs without negatively impacting necessary capital expenditures; and

•	hired and/or insourced approximately 1,900 employees to support new assets, improve customer service, and improve operations.

1.	Luminant Remains a Market Leader in Electricity Generation and Wholesale Operations.

In conjunction with, and following, the 2007 Acquisition, Luminant continued a robust hedging program designed to reduce the risks of a decline in wholesale electricity prices. The hedging program used financial natural gas instruments to reduce Luminant’s exposure to declines in future wholesale electricity prices that result from decreases in the price of natural gas. This program has operated as designed and contributed approximately $998 million, $1.833 billion, $1.265 billion, $1.152 billion, and $752 million of TCEH’s Adjusted EBITDA in 2013, 2012, 2011, 2010, and 2009, respectively, compared to TCEH’s overall Adjusted EBITDA of $2.919 billion, $3.574 billion, $3.584 billion, $3.85 billion, and $3.634 billion in those same years. As discussed below, however, a significant portion of TCEH’s hedge program matured in 2013, the remaining position would have matured in 2014 absent the Chapter 11 Cases, and as of the date hereof, all counterparties have terminated these positions. As a result, TCEH is no longer hedged at the favorable pricing that existed in these agreements.

[40]	Amounts exclude capital leases and a promissory note.
[41]	“Adjusted EBITDA” measures earnings (net income) before interest expense, income taxes, depreciation, and amortization, adjusted to exclude noncash items, unusual items, and other adjustments allowed under certain of EFH’s prepetition debt documents.

Luminant also completed construction on three new lignite generation units in 2009 and 2010 at Sandow and Oak Grove and offset 100% of key emissions from the new units through a voluntary emissions reduction program. The new units satisfied one of many commitments made in connection with the 2007 Acquisition, helped to ensure sufficient generation capacity in the ERCOT market, and were completed on-time and on-budget.Luminant also terminated plans for eight additional lignite/coal generation units in satisfaction of its 2007 Acquisition-related commitments.

Since the 2007 Acquisition, Luminant has achieved significant operational milestones while making significant investments in environmental improvements.Luminant’s nuclear and lignite/coal-fueled generation units are consistently among the most reliable and efficient in the country. Additionally, the two new units at Oak Grove have the lowest key emissions rates of any Texas lignite units with rates that are at least 62% lower than the national average for coal units. Since the 2007 Acquisition and through 2013, Luminant increased its lignite/coal-fueled generation output by 21% while satisfying its commitment to decrease the key emissions of its lignite/coal-fueled units by more than 20% from a 2005 benchmark.Luminant is also a significant purchaser of wind-generated electricity in Texas, with contracts for approximately over 400 MW of wind power and related renewable energy credits. These purchases have allowed Luminant to contribute to environmental improvements and have allowed TXU Energy to diversify its retail product offerings.

Luminant’s mining activities have also continued to add value to EFH and, specifically, to the TCEH Debtors. Since the 2007 Acquisition, Luminant has added three mines. Additionally, Luminant has been the recipient of numerous awards and acknowledgements related to mining safety and land reclamation, including an unprecedented five Director’s Awards for advancing the science of reclamation from the U.S. Department of the Interior’s Office of Surface Mining, most recently in 2009; the Texas Coal Mining Reclamation Award from the RCT in 2014; and the 2014 National Mine Reclamation Award in the coal category from the Interstate Mining Compact Commission.

Importantly, Luminant has achieved these operational successes while maintaining a very strong safety record. For example:

•	in 2012, Luminant recorded its best safety year on record as measured by a key industry standard of number of incidents reportable to the Occupational Safety and Health Administration per 200,000 man-hours;

•	Luminant’s Three Oaks mine, which provides fuel for the Sandow lignite-fueled plant, has recorded three years without any injuries that resulted in “lost time”—in other words, no workers at the mine have been injured in a way that has resulted in any time off the job;

•	Luminant’s natural gas-fueled plants have had no “lost time” injuries for 10 years;

•	the Monticello and Big Brown lignite/coal-fueled plants have not had a lost-time injury for 22 years and 3 years, respectively; and

•	Comanche Peak’s employees have worked more than 11 million total hours without a lost-time injury.

2.	TXU Energy Remains a Market-Leading REP.

TXU Energy has maintained its position as a leading REP in Texas by providing top-tier customer services, focusing on target customers, leveraging its high brand recognition, maintaining highly competitive retail prices, and providing innovative products and services. Importantly, TXU Energy has reduced PUCT complaints by more than 88% since 2009 and is in the top decile of performance in the industry with respect to customer complaints. At the same time, TXU Energy has lowered “bad debt” expense by approximately 70% since 2009 through collection initiatives, customer mix initiatives, and credit policy improvements. TXU Energy has also maintained its position as a leader in technological innovation, leading the way in developing digital capabilities that allow customers to manage and control their electricity costs, such as smart phone applications that allow users to adjust their thermostat remotely. TXU Energy’s commitment to innovation makes its products more attractive to customers and improves the environmental footprint of EFH by improving its customers’ energy efficiency.

Following the 2007 Acquisition, TXU Energy instituted a 15% residential price cut to legacy customers, making it the lowest-cost incumbent provider in Texas, and locked those rates in place through 2008. TXU Energy also provided approximately $125 million in low-income customer assistance through 2012, waived deposit requirements for certain customers, and formed a new Low Income Advisory Committee made up of leaders in the social service delivery sector. TXU Energy AidSM is the company’s flagship program for customers in need and is the largest bill payment assistance program in the nation among electricity providers. For more than 30 years, TXU Energy AidSM has provided more than $90 million to help more than 475,000 customers in temporary financial need pay their electric bills.

Additionally, TXU Energy has invested more than $100 million to develop innovative, sustainable, and energy savings products and services to help customers better manage their electricity usage. The suite of sustainability and energy savings solutions, as well as time of use electricity plans, benefit residential and business customers. A portion of the investment was dedicated to initiatives for low-income customers. The program has been beneficial to the environment—lower consumption means lower levels of pollutants—and beneficial to EFH’s ability to attract and retain customers demanding greater control over their electricity use.

TXU Energy’s initiatives have generated positive results. There are more than 50 REPs offering more than 300 electricity plans to residential customers in the competitive areas of Texas. Yet, even with that level of competition, TXU Energy’s annual residential customer net attrition numbers have declined since 2011. In fact, TXU Energy had less than 1% annual net attrition in 2015. Indeed, TXU Energy has the lowest residential net attrition among the “incumbent” REPs (i.e., REPs that are associated with a pre-deregulation electric utility) in the areas traditionally served by those incumbent REPs since 2001. In other words, since deregulation in 2002, TXU Energy has maintained a larger portion of its residential customers than other incumbent REPs.42

3.	Other Initiatives.

Following the 2007 Acquisition, EFH put a number of initiatives in place in addition to the operational improvements at TXU Energy and Luminant. Importantly, EFH has focused on achieving cost savings and service excellence in its provision of shared services to create value for TCEH and the rest of EFH. The results have been positive: costs have declined significantly while service has improved significantly. Part of that improvement has been the reversal of certain outsourcing agreements for human resources, IT, supply chain, and some accounting functions. Insourcing a significant portion of those functions has resulted in lower cost to EFH while also improving the quality of service to the business and external customers.

Additionally, EFH established a sustainable energy advisory board composed of labor, economic development, reliability/technology, and environmental advocacy representatives of the Texas community as part of a long-term commitment to being a leader on sustainability issues.

D.	The Result of Low Natural Gas Prices on EFH’s Financial Performance Following the 2007 Acquisition.

The 2007 Acquisition was driven, in part, by the expectation that natural gas prices and wholesale electricity prices in the ERCOT market would not decline precipitously and over the long-term. These expectations held true in the year following the 2007 Acquisition. The monthly NYMEX Henry Hub settled price of natural gas futures contracts was $6.42 per MMBtu in October 2007, when the 2007 Acquisition closed. In 2008, that figure rose as high as $13.11 per MMBtu. Additionally, the average monthly NYMEX Henry Hub futures contract settled prices for the years ending December 31, 2007 and 2008 were $6.86 per MMBtu and $9.03 per MMBtu, respectively. Those increases in natural gas prices contributed, in part, to increases in annual average ERCOT wholesale electricity prices from $52.42 per MWh in 2007 to $63.44 per MWh in 2008. Operating revenues for the competitive electric segment

[42]

Based on information provided by the PUCT that evaluates the number of residential customers who purchase electricity from the REP that is historically associated with that customer’s regulated transmission and distribution utility. In other words, a higher percentage of Oncor’s customers purchase their electricity from TXU Energy compared to the same statistic for the other regulated transmission and distribution utilities and formerly affiliated REPs in Texas.

(i.e., TCEH) increased from $8.56 billion to $9.79 billion in the years ending December 31, 2007 and 2008, respectively, due in part to higher wholesale electricity prices reflecting rising natural gas prices. As discussed below, however, technological breakthroughs began to fundamentally alter the energy landscape after the 2007 Acquisition, leading, in principal part, to the Debtors’ current financial difficulties.

1.	The Texas Electricity Market and the Role of ERCOT.

Texas is the largest state electricity market in the United States and the eleventh-largest electricity market worldwide—ranking ahead of, among others, the United Kingdom, Italy, and Spain. The ERCOT electricity market covers approximately 75% of Texas’s land mass and represents approximately 90% of the electricity consumption in Texas.

The ERCOT market is a unique “power island” contained within Texas. The following map shows reliability areas, which are generally subject to regulation by the FERC and several regional reliability agencies.

Most of these reliability areas are part of the much larger western and eastern interconnections. The ERCOT reliability region, by contrast, is its own standalone interconnection, and it has very limited export and import capability. Accordingly, approximately 98% of the electricity generated in the ERCOT market is consumed in the ERCOT market.

ERCOT is the regional independent system operator (“ISO”) for the ERCOT interconnection—by contrast, no other interconnections or reliability regions are completely served by a single ISO. ERCOT schedules power on an electric grid that connects more than 43,000 miles of transmission lines and approximately 550 generation units, comprising approximately 87,400 MW of installed generation capacity, including approximately 750 MW of idled capacity and approximately 16,900 MW of wind and other resources that are not available under certain conditions. Of the total installed capacity, approximately 53% is natural gas-fueled generation, 28% is lignite/coal and nuclear-fueled generation, and 19% is fueled by wind and other renewable resources.

ERCOT is responsible for procuring energy on behalf of its members while maintaining the reliable operation of the electricity supply system. ERCOT also performs financial settlements for the competitive wholesale electricity market and enforces certain credit requirements, including collateral posting requirements, to ensure market participants’ creditworthiness for transactions facilitated by ERCOT. Additionally, ERCOT administers retail switching for the more than 7 million customers43 in the ERCOT market that have the ability to choose their REP.

[43]	Measured by number of electricity meters.

ERCOT’s membership consists of approximately 300 corporate and associate members, including electric cooperatives, municipal power agencies, independent generators, independent power marketers, investor-owned utilities, REPs, and consumers. ERCOT operates under reliability standards set by the NERC and the TRE and is subject to regulatory and legislative oversight by the PUCT.

Notwithstanding the ERCOT market’s “power island” status, the delivery of electricity in the ERCOT market operates similarly to other electricity markets in the United States. Market participants buy and sell electricity utilizing both the spot or “real-time” market (i.e., electricity for current transmission/distribution and use by consumers) and the day-ahead market, both of which are facilitated by ERCOT in its role as the ISO, and through bilateral contracts that indirectly facilitate the majority of wholesale electricity sales in the ERCOT market. These markets allow ERCOT, in conjunction with the qualified scheduling entities that transact directly in the day-ahead and spot markets (facilitated by the bilateral contracts entered into between electricity generators/wholesalers, retailers, and the qualified scheduling entities), to ensure that electricity is reliably delivered to all market participants.

(a)	The Role of Natural Gas in Wholesale Electricity Pricing in the ERCOT Market.

Natural gas-fueled generation accounted for approximately 53% of the electricity generation capacity, and 48% of the electricity actually produced and consumed, in the ERCOT market in 2015. Natural gas units, however, meet the peak, or “marginal,” electricity demand approximately 70-90% of the year. Accordingly, when natural gas-fueled units satisfy demand, prices for wholesale electricity are highly correlated to the price of natural gas.

The chart below illustrates the correlation between natural gas prices and wholesale electricity prices between 2007 and the beginning of 2014:

There are essentially six classes of generation assets in the ERCOT market: (i) renewable generation (including wind, hydro-electric, and solar generation); (ii) nuclear; (iii) lignite/coal; (iv) combined-cycle gas turbines (“CCGTs”), which are more efficient natural gas units; (v) other natural gas and oil assets; and (vi) internal combustion assets. As demand for electricity increases or decreases, ERCOT dispatches its assets in ascending order based on cost to generate each marginal MW of electricity. That cost is generally approximated by a unit’s fuel expense.

Generally, in the ERCOT market, when natural gas prices are high, the cost to generate electricity using natural gas-fueled units is high. These natural gas-fueled units generally set the cost for wholesale electricity in the ERCOT market because they normally satisfy the marginal demand for electricity. As a result, high natural gas prices generally lead to high wholesale electricity prices. Lignite/coal and nuclear-fueled units have the ability to benefit from these increases in wholesale electricity prices: the variable costs to produce electricity using these units are not directly affected by changes in natural gas prices, and the electricity generated by lignite/coal and nuclear-fueled units can be sold for the higher wholesale prices set by natural gas-fueled plants. Importantly, however, lignite/coal and nuclear units have high start-up costs relative to natural gas units and require longer notice or “lead time” to start. As a result, lignite/coal units may run at a loss when wholesale electricity prices are low.

Natural gas units, by contrast, typically have lower start-up costs and generation can be substantially increased or decreased in a relatively short period of time. As a result, natural gas units are more likely to be shut down when wholesale electricity prices are below the natural gas unit’s cost to produce electricity. Importantly, when natural gas prices are relatively low, the cost of producing electricity from CCGTs may drop below the cost of producing electricity from lignite/coal units. When this occurs, these CCGTs can displace lignite/coal units, including certain of Luminant’s lignite/coal units, at lower levels of demand, and exacerbate the effect low natural gas prices have on the profitability of those lignite/coal units. This is a market function known as “coal to gas switching.”

These factors reflect a key economic driver for the Debtors: high natural gas prices contribute to high wholesale electricity prices and higher profitability for Luminant’s entire electricity generation fleet, particularly its lignite/coal and nuclear-fueled units. By contrast, declines in natural gas prices result in lower wholesale electricity prices, increased coal to gas switching, lower generation from lignite/coal units, and lower profitability for Luminant’s entire electricity generation fleet. As discussed below, market conditions and technological innovations led to such a decline following the 2007 Acquisition—and that decline has had a substantial negative effect on the results of TCEH’s business operations, even after accounting for TCEH’s natural gas hedging program.

2.	The Precipitous Drop in Natural Gas Prices Resulting From the Development of Unconventional Natural Gas.

When the 2007 Acquisition closed, market conditions, including forward natural gas prices, indicated that EFH would be able to service, repay, and refinance its 2007 Acquisition-related debt and generate positive returns for EFH’s new equity owners. As discussed below, however, a precipitous and prolonged decline in natural gas prices that resulted from increased exploitation and production of “unconventional” natural gas fundamentally altered market conditions not just for EFH, but for the United States and global energy industry as a whole.

The increased exploitation and development of unconventional natural gas largely results from the technological advances related to the processes known as hydraulic fracturing (widely known as “fracking”) and directional drilling. Unconventional natural gas rests below the surface, trapped within shale rock and tight sand formations. Geologists have long known that the United States has access to some of the world’s largest concentrations of natural gas, but until the recent improvements in fracking and drilling technologies, much of the gas could not be economically extracted. At its core, the fracking process is simple. Engineers crack open the geologic formation holding the gas by pumping highly-pressurized fluid into the rock, allowing the gas to escape. When the well is de-pressurized, the gas—which is higher-pressure than the fluids used to break the rock apart—flows to the surface.

While the usage of fracking is not new, both technological limitations and federal law limited early attempts to capitalize on its use. For example, for effective fracking, the cracks in the shale rock must be maintained by a high amount of pressure. Early processes did not maintain pressure long enough to enable the gas to escape, and picking a spot for new drilling was little better than guesswork because of limitations on underground imaging technology. Moreover, modern fracking techniques were severely restricted by the Safe Drinking Water Act, which imposed strict requirements on the injection of industrial chemicals into the ground. In 2005, however, Congress—citing a 2004 EPA study indicating that the process is safe—exempted natural gas extraction fluids from EPA regulation under this statute. This legislative action allowed natural gas extraction companies to innovate and improve the efficiency of fracking fluid technology with less threat of government regulation, eventually contributing to higher extraction rates and more widespread adoption of fracking throughout the United States.

Between 2005 and 2008, natural gas prices continued to increase. The prolonged, substantial decreases in natural gas prices that later occurred as a result of fracking were not anticipated at the time of the 2007 Acquisition because of, among other things, anticipated technological barriers, environmental concerns, and expected decreases in production to offset decreases in price. Contrary to expectations at the time of the 2007 Acquisition, however, the technological barriers were overcome. Lubricating agents were developed that allowed for cheaper injection of fluid at higher pressures and chemical mixtures were developed that maintained the cracks in the shale rock for longer periods of time. Seismic imaging technology produced greater certainty about the location of wells. Horizontal drilling advancements allowed for the increase of the “drillable” size of each well.

Together, these advances decreased costs and increased yield, making the process profitable and leading to a dramatic increase in economically available natural gas reserves, as demonstrated by the following map:

These improvements in the fracking process led to a dramatic increase in natural gas production in the United States since 2008, even as gross withdrawals from traditional sources of natural gas declined:44

[44]	Source-by-source information for natural gas production is not available from the U.S. Energy Information Administration for 2013.

These unexpected increases in natural gas production caused natural gas prices to fall to as low as $2.04 per MMBtu in May 2012—the lowest price since February 2002—and natural gas prices have generally stayed in the range of $2.50–$4.80 per MMBtu since then, with the exception of certain weather-driven events. Although the extremely cold weather throughout most of the country in the fall and winter of 2013/2014 contributed to significant natural gas price increases—causing short-term prices to reach as high as $6.15 per MMBtu on February 19, 2014, for March 2014 delivery—short-term prices have already declined significantly from those highs to below $3.00 per MMBtu.And even those higher, weather-related short-term natural gas prices are below the natural gas prices that prevailed at the time of the 2007 Acquisition.Longer-term natural gas prices were not significantly influenced by those increases in short-term prices.

3.	The Effect of Low Natural Gas Prices on EFH.

The prolonged, significant decline in natural gas prices has significantly decreased the profitability of TCEH’s lignite/coal and nuclear-fueled units. These market conditions and other factors have resulted in significant declines in TCEH’s revenues that were not entirely offset by gains from TCEH’s natural gas hedging program, and as of the date hereof, all of these favorable positions have been terminated. The consequences to the profitability of TCEH’s units have been and will be significant: declining natural gas prices, increased competition from more economic generation assets (including renewable generation and more efficient natural gas-fueled technology), along with other macroeconomic drivers, resulted in significant declines in revenues and the recognition of impairments to TCEH’s goodwill intangible asset balance of $2.2 billion in 2015, $1.6 billion in 2014, $1.0 billion in 2013, $1.2 billion in 2012, and $4.1 billion in 2010.45 Further, TCEH recognized impairment charges for certain of its lignite/coal fired generation facilities of $2.5 billion in 2015 and $4.7 billion in 2014 due to the significant decline in natural gas prices and its impact on wholesale electricity prices.

[45]	TCEH also recorded an $8 billion goodwill impairment in 2008. That impairment, however, was largely unrelated to TCEH’s performance or the value of its assets. Instead, that impairment was due primarily to the financial crisis/economic recession in 2008 that dramatically increased discount rates; Oncor recorded a goodwill impairment of approximately $860 million in the same year.

In response to these economic conditions, Luminant has reduced the amount of time that certain lignite/coal-fueled units, that are comparatively more expensive to operate, generate electricity to reduce the amount of electricity generated uneconomically. These reductions generally take one of two forms. Luminant may temporarily cease electricity generation at certain lignite/coal units for short periods of time when the demand for electricity and wholesale electricity prices in the ERCOT market are comparatively low. The units resume operation when demand for electricity, and wholesale electricity prices, are comparatively high. Alternatively, certain units may be operated on a seasonal basis in response to sustained periods of comparatively low wholesale electricity prices and demand for electricity. Indeed, Luminant has sought and received permission in the past to operate two of its lignite/coal units at Monticello, along with one unit at Martin Lake, on a seasonal basis, and Luminant has filed its intent to increase the number of Martin Lake units operating on a seasonable basis to two. Luminant anticipates that it will continue to operate the units on a seasonal basis if wholesale electricity prices remain at current levels. In 2014, 2013, and 2012, the estimated effects of these generation reductions of lignite/coal-fueled units totaled approximately 15,770 GWh, 12,460 GWh, and 10,410 GWh of lowered electricity output, respectively.

TCEH’s previous long-term natural gas hedges, which were put in place in 2006, 2007, and 2008, largely matured by 2013, the remainder would have matured in 2014 absent the commencement of the Chapter 11 Cases, and as of the date hereof, all such hedges have been terminated. These maturities have already, and will continue to, exacerbate the TCEH Debtors’ balance sheet-related challenges. As of April 30, 2008, TCEH had hedged approximately 85% of its 2009–2013 expected natural gas price exposure associated with its expected nuclear, coal, and lignite generation, with natural gas positions at average prices ranging from $7.25 per MMBtu to $8.26 per MMBtu. Further, most of the hedging transactions were secured with a first lien interest in TCEH’s assets, which eliminated normal collateral posting requirements for those wholesale hedging transactions and associated effects on liquidity.

As of March 31, 2015, TCEH had approximately 97% of its 2015 natural gas position hedged with either forward sales of electricity or other natural gas hedges. These hedges, however, are at prices that are closer to current market prices of natural gas, versus the favorable prices of the hedges that were executed in 2006, 2007, and 2008. As a result, TCEH is experiencing significantly greater exposure to lower natural gas prices and correspondingly lower wholesale electricity prices, and will continue to be exposed to these pressures going forward.

E.	Other Market Conditions Affecting TCEH’s Performance.

In addition to lower wholesale electricity prices resulting from low natural gas prices, TCEH’s financial performance has also been affected by other market and regulatory considerations. Further discussion of risk factors associated with the Debtors’ business operations can be found in Section VIII.D of this Disclosure Statement, entitled “Risk Factors Related to the Business Operations of the Debtors, the Reorganized Debtors, and Oncor Electric,” which begins on page 155.

First, TCEH’s financial difficulties resulting from the effect of low natural gas prices are punctuated by TCEH’s significant exposure to the uncertain costs of environmental litigation and regulation, including both air quality and global climate change regulation. TCEH anticipates that it will incur a total of nearly $1.2 billion in capital expenditures related to environmental rules and regulations from 2010 through 2020 (including maintenance of existing emissions control equipment)—and that amount could be subject to material increases depending upon any new environmental regulations.

Examples of environmental regulation and litigation-related expenses that drive the expenditures include regulations and litigation related to air quality standards under the Clean Air Act, including the much-litigated Cross-State Air Pollution Rule and the Mercury and Air Toxics Standard, potential and proposed rules by the United States Environmental Protection Agency and related litigation regarding Regional Haze, litigation and regulation related to the byproducts of electricity generation—including the Disposal of Coal Combustion Residuals from Electric Utilities rule—and steps to address greenhouse gas emissions. Each of these categories of regulation and litigation, along with others, impose cost and uncertainty on TCEH’s business operations.

Second, the cost of delivered coal has increased since the 2007 Acquisition for four reasons: (1) increases in the price of Powder River Basin Coal, which is used to fuel several of the Debtors’ coal-fueled units (2) higher rail transportation costs; (3) the addition of rail fuel surcharges to certain agreements; and (4) inflation. These increases in the cost of delivered Powder River Basin coal increase the cost of operating Luminant’s lignite/coal-fueled units and, consequently, reduce overall profits.

Third, electricity demand is driven, in part, by general macroeconomic conditions. The economic recession in 2008/2009 had a negative effect on the demand for electricity, as illustrated by the following chart:46

Fourth, following the deregulation of the Texas electricity market, a significant number of REPs entered the retail electricity market. As is the case in most competitive markets, certain of these REPs have been willing to offer products with prices that are low enough to draw away customers from other REPs, including TXU Energy, that focus on maintaining a higher level of customer service and a broader variety of technological and other offerings. Retail market restructuring in the ERCOT market was designed to encourage customers to shop for alternatives to incumbent REPs, such as TXU Energy, that are associated with pre-deregulation utilities. As a result of this fierce competition, TXU Energy, along with many other Texas REPs, has experienced customer attrition.

Fifth, developments, and associated tax incentives for, renewable energy sources like wind power have increased the supply of electricity derived from such sources. A key driver of increased wind generation has been the competitive renewable energy zone program, which is designed to facilitate the transmission of electricity generated in west Texas and the Texas panhandle to the load centers located in major metropolitan areas. Indeed, according to ERCOT, wind capacity in the ERCOT market has increased from approximately 3,426 MW in the summer of 2007 to approximately 11,500 MW in 2014—an increase of 236%. Similarly, actual wind production increased from approximately 8,800 GWh in 2007 to approximately 36,142 GWh in 2014—an increase of approximately 311%. After capital costs are invested, wind power is essentially free to generate: the fuel source (wind) is free, and, for each MWh of electricity generated, wind generators benefit from governmental incentives like production tax credits and renewable energy credits regardless of the wholesale price of electricity in the ERCOT market. These increases in wind generation can increase the amount of time Luminant’s lignite/coal-fueled units operate unprofitably and at lower output than design.

F.	EFH’s Financial Outlook and Business Strategy Going Forward.

The Debtors’ balance sheet is unsustainable given expected market conditions. Once the Debtors’ balance sheet problems are addressed, however, the Debtors expect to be poised to leverage their core operations, sales and customer service expertise, and shared services skills to take advantage of possible growth opportunities. Demand for electricity in the ERCOT market is forecasted to grow at a compound annual growth rate of 1.3% from 2016 to 2025, resulting in the potential need to build generation resources in the ERCOT market. Additionally, the Debtors’ fundamental business operations are strong notwithstanding the downward pressure placed on wholesale electricity prices by low natural gas prices and high levels of competition. Once the Debtors’ balance sheet is delevered, the Debtors expect that they will be able to operate their businesses profitably and expect that they will be able to pursue opportunities as they arise.

[46]	Based on an ERCOT long-term forecast as of May 8, 2007.

G.	EFH’s Reorganization Efforts.

Following the 2007 Acquisition and the subsequent decline in market conditions and increase in environmental costs, the Debtors took a number of steps to maximize the value of the business.

1.	EFH Implements Financial Transactions.

Since the 2007 Acquisition, the Debtors have executed several transactions to reduce or extend their debt obligations, reduce cash interest payments, eliminate significant contingent liabilities, and maximize value, as discussed below.

(a)	The Liability Management Program.

In October 2009, the Debtors initiated a new program focused on improving the Debtors’ balance sheets by reducing debt and cash interest payments and extending debt maturities through debt exchanges, repurchases, and issuances (the “Liability Management Program”). Before the Petition Date, the Liability Management Program captured approximately $2.5 billion in debt discount, including approximately $700 million of debt discount at TCEH, by acquiring approximately $12.57 billion in debt in exchange for approximately $10.04 billion of new debt and/or cash (including cash funded by debt issuances).

Additionally, through the Liability Management Program, the Debtors amended and extended approximately $25.7 billion of debt maturities to 2017-2021. The original maturities ranged from 2013 (in the case of certain amounts under the TCEH Credit Agreement, as discussed below) to 2017 (in the case of certain notes issued in connection with the 2007 Acquisition). Additionally, certain debt exchanges and repurchases involved debt issued in earlier Liability Management Program transactions that had maturity dates in 2019 and 2020.

Amendments to the TCEH Credit Agreement completed in April 2011 and January 2013 resulted in the extension of $16.4 billion in loan maturities to 2017 and the extension of $2.05 billion of commitments under the revolving credit facility to 2016. In connection with the April 2011 amendment, approximately $1.623 billion of claims under the TCEH Credit Agreement were repaid using $1.604 billion of net proceeds from issuing the TCEH First Lien Notes (the remainder was sourced from cash on hand). The April 2011 amendment also included an amendment to certain of the TCEH Credit Agreement’s financial covenants that allowed the TCEH Debtors to avoid triggering an event of default.

EFH also attempted to segregate the credit risk of EFH Corp., EFIH, and EFCH/TCEH. EFH attempted to accomplish this goal through a combination of the exchanges discussed above—many of which resulted in the elimination of EFH Corp. debt that was guaranteed by both EFCH and EFIH—and issuing EFIH Second Lien Notes to fund the repayment of intercompany demand notes from TCEH to EFH Corp. that were guaranteed by EFIH. This effort was driven, in part, by an effort to reduce the cost of capital at EFH Corp. and EFIH that would result from isolating EFH Corp. and EFIH from TCEH’s credit risk, preserve EFIH’s access to the credit markets, and settle the payment obligations of EFH Corp. and EFIH to TCEH in an efficient and orderly manner prior to TCEH needing cash to continue operations and demanding payment in full of all amounts outstanding under the intercompany demand notes. Additionally, isolating EFH Corp. and EFIH from TCEH’s credit risk was part of EFH’s strategy to pursue a consolidated restructuring transaction.

Certain aspects of the Debtors’ Liability Management Program have been the subject of litigation, and could be the source of potential Claims.

(b)	Tax Restructuring to Eliminate Excess Loss Account and Deferred Intercompany Gain Tax Transactions.

In addition to the significant value generated through the Liability Management Program, EFH also eliminated large contingent tax liabilities. As a result of various transactions over the years, including the 2007 Acquisition, EFH Corp. generated multi-billion dollar deferred intercompany gain (“DIG”) and excess loss account (“ELA”) contingent tax liabilities with respect to its equity interests in the predecessor to EFCH. Specifically, the equity interests in the predecessor to EFCH held by EFH Corp. reflected an accumulated ELA of approximately $19 billion and DIG of approximately $4 billion as a result of the 2007 Acquisition and prior corporate transactions. EFH determined that certain restructuring transactions could result in recognition of those amounts, resulting in significant taxable gain and tax liability.

To eliminate the risk of these significant tax liabilities, EFH Corp. sought and obtained a private letter ruling from the IRS that allowed EFH Corp. to undertake an internal corporate restructuring to eliminate the DIG and ELA without adverse tax consequences. The transaction was consummated on April 15, 2013.

It is important to note that while this transaction reduced certain potential tax liabilities with respect to the TCEH Debtors, the transaction did not eliminate the potential tax burden and other negative implications of a taxable sale of the TCEH Debtors’ assets or EFIH’s direct and indirect equity interests in Oncor Holdings and Oncor Electric, either through a plan or through a section 363 sale.

(c)	Restructuring of the Debtors’ Long-Term Employee Pension Obligations.

EFH also modified its pension plan in 2012 to provide greater certainty regarding future costs.47 The modifications resulted in:

•	splitting off assets and liabilities under the plan associated with employees of Oncor Electric and all retirees and terminated vested participants of EFH (including discontinued businesses) to a new plan sponsored and administered by Oncor Electric;

•	splitting off assets and liabilities under the plan associated with active employees of the Debtors, other than bargaining unit employees, to a terminating plan, freezing benefits, and vesting all accrued plan benefits for such pension participants;

•	terminating, distributing benefits under, and settling all of EFH’s liabilities under the terminating plan, resulting in a reduction in annual pension expense by approximately $40 million, mostly for the Debtors; and

•	maintaining the plan associated with TCEH’s bargaining unit employees.

On June 27, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for an Order Authorizing the Debtors to Execute the 401(k) Plan Separation [D.I. 1229]. This motion requested Bankruptcy Court authorization to transfer the accounts of Oncor Electric employees who participate in the 401(k) Plan to a new 401(k) plan established and maintained by Oncor Electric. On July 17, 2014, the Bankruptcy Court granted the relief requested [D.I. 1620].

The Pension Benefit Guaranty Corporation (the “PBGC”) is the wholly-owned United States government corporation created under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) to administer the federal pension insurance program and to guarantee the payment of certain pension benefits upon termination of a pension plan covered by Title IV. EFH Corp. is the current sponsor of the EFH Retirement Plan, and Oncor Electric is the current sponsor of the Oncor Retirement Plan (together, the “Pension Plans”).

The Debtors do not intend to terminate either the EFH Retirement Plan or the Oncor Retirement Plan pursuant to the Restructuring Transactions. Upon consummation of the Restructuring Transactions and after the Effective Date, Reorganized TCEH will be the sponsor of the EFH Retirement Plan and a successor of Oncor Electric (such successor referred to herein as “Opco”) will be the sponsor of the Oncor Retirement Plan. Reorganized TCEH (i) was spun-off to certain creditors of the Debtors and (ii) will hold the competitive electricity businesses currently owned by TCEH.

[47]	These modifications did not affect EFH’s other post-employment benefit (“OPEB”) obligations.

After the Effective Date, the Pension Plans will continue to be administered in accordance with their terms, the provisions of ERISA, and the IRC. Reorganized TCEH and OpCo, as the resulting sponsors of the Pension Plans, will satisfy the minimum funding contributions standards under the IRC and will be liable for the payment of PBGC premiums required under ERISA.

With respect to future funding obligations, the table below summarizes the projected contributions to the Pension Plans from 2015 through 2019, as provided by Aon Hewitt in its capacity as actuary for the Pension Plans. The below contribution amounts are projected to satisfy the minimum funding requirements of ERISA. In addition, the amounts include additional discretionary contributions as necessary to avoid benefit restrictions under Section 436 of the IRC.

Calendar Year	EFH Retirement Plan (in millions)	Oncor Retirement Plan (in millions)
2015	$50.7	$0.0
2016	0.0	0.0
2017	0.0	101.8
2018	0.0	122.2
2019	0.0	121.8
Total	$50.7	$345.8

With respect to the funded status of the Pension Plans, each Pension Plan’s assets are at least 80% of the applicable PBGC vested benefits amount. For the EFH Retirement Plan, the PBGC vested benefits amount is based on the PBGC premium standard method, which applies the IRS one-month average segment rates for December 2014 of 1.48%, 3.77% and 4.79%. For the Oncor Retirement Plan, the PBGC vested benefits amount is based on the PBGC premium alternative method, which applies the IRS 24-month average segment rates as of September 2014 of 1.15%, 4.06% and 5.15%. As of January 1, 2015, the funded status of the Pension Plans in relation to the applicable PBGC vested benefits amount (as provided by Aon Hewitt) is as follows:

EFH Retirement Plan:

Market Value of Assets	$229,447,527
PBGC Vested Benefits	$273,314,768
Funded Status	83.95%

Oncor Retirement Plan:

Market Value of Assets	$2,325,253,106
PBGC Vested Benefits	$2,699,459,962
Funded Status	86.14%

Pursuant to the Separation Agreement by and between TXU Corp. and Oncor Holdings dated October 10, 2007, Oncor Electric is obligated for certain liabilities under the EFH Retirement Plan, including a significant amount of the $50.7 million described above. As outlined in the Merger Agreement, as part of the Restructuring Transactions, OpCo (as a successor to Oncor Electric) and Reorganized TCEH will enter into the Amended and Restated Split Participant Agreement (the “Split Participant Agreement”) under which Oncor Electric will remain liable for certain obligations (as described in the Split Participant Agreement) relating to the EFH Retirement Plan including an allocable share of pension liabilities, costs and expenses arising under the EFH Retirement Plan.

The PBGC asserts that in the event of termination of one or both of the Pension Plans, the sponsors of the Pension Plans and all members of their controlled group are jointly and severally liable for the unfunded benefit liabilities of the terminated Pension Plan(s). Therefore, the PBGC asserts that it has estimated contingent Claims, subject to termination of one or both of the Pension Plan(s) during the Chapter 11 Cases, against the sponsors of the Pension Plans and their controlled group for termination liabilities in the amount of over $1 billion, including $908,100,000 for the unfunded benefit liabilities of the Pension Plans and $96,333,750 for termination premiums. However, the Debtors believe that such termination liabilities would be incurred only if the PBGC were to successfully initiate an involuntarily termination of the Pension Plans. The Debtors further believe that the PBGC lacks any legal basis for initiating an involuntary termination of the Pension Plans, and therefore that any reference to the termination liabilities (including the $908,100,000 in unfunded benefit liabilities and $96,333,750 in termination premiums) is not necessary. The PBGC also asserts that termination liability Claims are entitled to priority in an unliquidated amount under section 507(a)(2) and (a)(8) of the Bankruptcy Code. The Debtors do not intend to terminate the Pension Plans.

The PBGC is investigating whether the circumstances of this bankruptcy proceeding will cause it to seek termination of one or both of the Pension Plans. It asserts that in the event of termination of one or both of the Pension Plans, the sponsors of the Pension Plans and all members of their controlled group are jointly and severally liable for (among other things) the unfunded benefit liabilities of the terminated Pension Plan(s). The Debtors reserve all rights with respect to the Pension Plans and Claims and Causes of Action of the PBGC.

It should be noted that Section V.F.2 of the Disclosure Statement specifically addresses the continued ability of the PBGC and the Pension Plans to address their rights under ERISA, the IRC, or any other applicable law.

(d)	Prepetition Negotiations.

For a significant period prior to the Petition Date, the Debtors engaged in extended negotiations with several creditor groups with the goal of reaching an agreement on a consensual restructuring. The result of these negotiations was the Restructuring Support Agreement. The Restructuring Support Agreement was ultimately terminated on July 23, 2014. For further discussion of the circumstances leading up to entry into and termination of the Restructuring Support Agreement, see Section IV.C.1(a) of this Disclosure Statement, entitled “Motions Related to the Restructuring Support Agreement,” which begins on page 55.

IV.    Material Events in the Chapter 11 Cases

A.	Venue.

Almost simultaneously with the commencement of the Chapter 11 Cases, on April 29, 2014, the TCEH Second Lien Notes Trustee filed the Motion of Wilmington Savings Fund Society, FSB Pursuant to 28 U.S.C. §§ 1408 and 1412 and Rule 1014 of the Federal Rules of Bankruptcy Procedure to Transfer Cases to the United States District Court for the Northern District of Texas [D.I. 5] (the “Motion to Transfer”). The TCEH Second Lien Notes Trustee asserted that Texas is the correct venue for the Chapter 11 Cases because, among other things: (1) the Debtors’ business is conducted in Texas; (2) the Debtors are subject to numerous Texas regulatory regimes and are involved in lawsuits in Texas; and (3) the Debtors’ only connection to Delaware is that certain of the Debtors were formed under Delaware law. Further, the TCEH Second Lien Notes Trustee asserted that the additional costs associated with maintaining the Chapter 11 Cases in Delaware is significantly higher than if the cases were maintained in Texas. The Motion to Transfer was joined by Neighbors for Neighbors, Inc. [D.I. 557], as well as by the TCEH Unsecured Ad Hoc Group [D.I. 225], which later withdrew its joinder.

On May 8, 2014, the Debtors objected to the Motion to Transfer [D.I. 391] (the “Transfer Objection”). The Transfer Objection was joined by the agent for the TCEH DIP Facility [D.I. 519], the TCEH First Lien Ad Hoc Committee [D.I. 522], an ad hoc committee of EFIH unsecured noteholders (the “Ad Hoc Committee of EFIH Unsecured Noteholders”) [D.I. 524], certain funds and accounts advised by Fidelity Management & Research Company (“Fidelity”) [D.I. 525], the TCEH First Lien Collateral Agent [D.I. 526], and the International Brotherhood of Electrical Workers, Local 220, Local 2078, and Local 2337 [D.I. 531]. Additionally, the PUCT, RCT, and TCEQ filed a notice noting that they took no position on the Motion to Transfer on May 21, 2014. [D.I. 563]. On May 21, 2014, the TCEH Second Lien Notes Trustee also submitted a reply to the Transfer Objection [D.I. 567] and a motion to strike the Debtors’ Transfer Objection [D.I. 568] (the “Motion to Strike”).

On May 22, 2014, the Bankruptcy Court denied the Motion to Transfer [D.I. 596] and the Motion to Strike [D.I. 595]. The TCEH Second Lien Notes Trustee did not appeal the Bankruptcy Court’s ruling.

B.	Appointment of Official Committees.

1.	TCEH Committee.

Section 1102 of the Bankruptcy Code requires that, absent an order of the Bankruptcy Court to the contrary, the U.S. Trustee must appoint a committee of unsecured creditors as soon as practicable. On May 13, 2014, the U.S. Trustee appointed the Official Committee of TCEH Unsecured Creditors in the Chapter 11 Cases [D.I. 420] (the “TCEH Committee”). The TCEH Committee is composed of the following members: (a) the Pension Benefit Guaranty Corporation; (b) HCL America, Inc.; (c) BNY, as Indenture Trustee under the EFCH 2037 Notes due 2037 and the PCRBs; (d) LDTC, as Indenture Trustee under the TCEH Unsecured Notes; (e) Holt Texas LTD, d/b/a Holt Cat; (f) ADA Carbon Solutions (Red River); and (g) Wilmington Savings, as Indenture Trustee under the TCEH Second Lien Notes [D.I. 420].

On September 16, 2014, the Bankruptcy Court approved the TCEH Committee’s retention of Morrison & Foerster LLP as counsel [D.I. 2064]. On October 17, 2014, the Bankruptcy Court approved the TCEH Committee’s retention of Polsinelli PC as co-counsel and conflicts counsel [D.I. 2491], and on October 20, 2014, the Bankruptcy Court approved the TCEH Committee’s retention of both Lazard Freres & Co. LLC (“Lazard”) as investment banker [D.I. 2509] and FTI Consulting, Inc. as financial advisor [D.I. 2507]. On December 7, 2014, the Bankruptcy Court approved the retention of Charles River Associates as an energy consultant [D.I. 3049].

2.	EFH/EFIH Committee.

On October 27, 2014, the U.S. Trustee appointed the Official Committee of Unsecured Creditors in the Chapter 11 Cases representing the interests of the unsecured creditors for EFH, EFIH, EFIH Finance, Inc., and EECI, Inc. [D.I. 2570] (the “EFH/EFIH Committee,” and collectively with the TCEH Committee, the “Creditors’ Committees”). The EFH/EFIH Committee is composed of the following members: (a) American Stock Transfer & Trust Company, LLC; (b) Brown & Zhou, LLC c/o Belleair Aviation, LLC; (c) Peter Tinkham; (d) Shirley Fenicle, as successor-in-interest to the Estate of George Fenicle; and (e) David William Fahy [D.I. 3403].

On January 12, 2015, the Bankruptcy Court approved the EFH/EFIH Committee’s retention of Montgomery, McCracken, Walker & Rhodes, LLP as co-counsel and conflicts counsel [D.I. 3241] and AlixPartners, LLP as restructuring advisor [D.I. 3242]. On January 13, 2015, the Bankruptcy Court approved the EFH/EFIH Committee’s retentions of Sullivan & Cromwell LLC as counsel [D.I. 3282], Guggenheim Securities as investment banker [D.I. 3276], and Kurtzman Carson Consultants LLC as noticing agent for both the TCEH Committee and the EFH/EFIH Committee [D.I. 3240].

3.	Appointment of Fee Committee.

Given the size and complexity of the Chapter 11 Cases, the U.S. Trustee proposed, and the Debtors and the TCEH Committee agreed, to recommend that the Bankruptcy Court appoint a committee (the “Fee Committee”) to, among other things, review and report as appropriate on fee applications and statements submitted by the professionals paid for by the Debtors’ Estates. The Fee Committee is comprised of four members: (a) one member appointed by and representative of the Debtors (Cecily Gooch, Vice President and Special Counsel for Restructuring, Energy Future Holdings); (b) one member appointed by and representative of the TCEH Creditors’ Committee (Peter Kravitz, Principal and General Counsel, Province Capital); (c) one member appointed by and representative of the U.S. Trustee (Richard L. Schepacarter, Trial Attorney, Office of the United States Trustee); and (d) one independent member (Richard Gitlin, of Gitlin and Company, LLC).

On August 21, 2014, the Bankruptcy Court entered a stipulation and order appointing the Fee Committee [D.I. 1896] “to review and report as appropriate on . . . all interim and final fee applications filed by professionals retained under 11 U.S.C. secs. 105, 327, 363 or 1103 or similar authority (the ‘Retained Professionals’) . . . .” On September 16, 2014, the Bankruptcy Court entered an order authorizing the Fee Committee’s retention of Godfrey & Kahn, S.C. as counsel [D.I. 2065]. On January 9, 2015, the Bankruptcy Court entered an order authorizing the Fee Committee’s retention of Phillips, Goldman & Spence, P.A. as co-counsel to the Fee Committee [D.I. 3216]. Accordingly, the Fee Committee has reviewed the applications for compensation submitted approximately every four months by more than 30 professional firms. It has made periodic recommendations with respect to those applications, which have been the subject of negotiation with the professionals, with respect to which the professionals and the Fee Committee ultimately reached resolution, and which the Court has approved, as adjusted. The Fee Committee will continue to review and report on fee and expense applications for any services rendered through the Effective Date by these professionals (with potential exceptions). Any review process for the fees and expenses incurred by professionals other than the Retained Professionals, pursuant to the Plan or any related agreements, remains to be determined.

C.	First and Second Day Motions

1.	First Day Motions

(a)	Motion for Joint Administration of the Debtors’ Chapter 11 Cases.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Directing Joint Administration of the Debtors’ Chapter 11 Cases [D.I. 17] (the “Joint Administration Motion”). The Debtors requested the joint administration of all of the Debtors’ cases under one consolidated caption. On May 1, 2014, the Bankruptcy Court approved the Joint Administration Motion on an interim basis [D.I. 287]. On June 5, 2014, the Bankruptcy Court approved the Joint Administration Motion, over certain objections, on a final basis [D.I. 849].

(b)	Cash Management.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order (A) Authorizing the Debtors to (I) Continue Using Their Existing Cash Management System, (II) Maintain Existing Bank Accounts and Business Forms, and (III) Continue Using Certain Investment Accounts; (B) Authorizing Continued Intercompany Transactions and Netting of Intercompany Claims; and (C) Granting Postpetition Intercompany Claims Administrative Expense Priority [D.I. 37] (the “Cash Management Motion”). Pursuant to the Cash Management Motion, the Debtors sought the authority to continue to operate their consolidated cash management system, maintain existing bank accounts, use business forms in their present form without reference to Debtors’ status as debtors in possession, continue to use certain investment accounts, close existing bank accounts and open new accounts, and continue certain intercompany and netting arrangements between and among the Debtors and their Debtor and non-Debtor affiliates on an administrative priority basis.

On May 1, 2014, the TCEH Unsecured Ad Hoc Group filed a limited preliminary objection to the Cash Management Motion [D.I. 230] asserting that the Debtors were attempting to use the Cash Management Motion to divert funds from the TCEH Debtors to other Debtors and allocate certain expenses to the TCEH Debtors. On May 30, 2014, the TCEH Committee filed a limited objection and reservation of rights [D.I. 677], reserving its rights to investigate and challenge certain postpetition intercompany transactions, including under the Shared Services Agreement and the Tax Sharing Agreements, and requesting that the Debtors provide notice and reporting of such intercompany transactions. Also on May 30, 2014, the TCEH Unsecured Ad Hoc Group filed a limited omnibus objection [D.I. 681] to, among other motions, the Cash Management Motion, asserting, among other things, that the administration of the TCEH Debtors’ bank accounts by another Debtor subjected the TCEH Debtors to an unreasonable risk of loss, and that the rights of the TCEH Debtors and their creditors to challenge postpetition intercompany transactions under the Shared Services Agreements should be reserved.

The Debtors resolved the objections of the TCEH Unsecured Ad Hoc Group and the TCEH Committee by, among other things, including additional language reserving the rights of parties in interest to dispute the validity, amount, or priority of intercompany claims, including on account of the Shared Services Agreements and Tax Sharing Agreements, and agreeing to provide additional reporting of certain intercompany transactions.

The Bankruptcy Court granted the relief requested in the Cash Management Motion on an interim basis on May 2, 2014 [D.I. 304] and on a final basis on June 4, 2014 [D.I. 801].

(c)	Wages and Benefits.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of Interim and Final Orders (A) Authorizing the Debtors to (I) Pay Certain Prepetition Compensation and Reimbursable Employee Expenses, (II) Pay and Honor Employee and Retiree Medical and Similar Benefits, and (C) Continue Employee and Retiree Benefit Programs, and (B) Modifying the Automatic Stay [D.I. 25] (the “Wages Motion”). Pursuant to the Wages Motion, the Debtors sought the authority to pay certain prepetition wages and honor certain prepetition employee benefit obligations (as well as pay certain administrative costs related to those wages and benefits) to ensure that their business operations could continue in the ordinary course. On May 29, 2014, the Debtors filed a supplement to the Wages Motion seeking relief from the automatic stay to settle labor grievances under the Debtors’ collective bargaining agreements and providing additional information regarding certain of the relief requested in connection with the Wages Motion [D.I. 629].

The Bankruptcy Court granted the relief requested in the Wages Motion on an interim basis on May 2, 2014 [D.I. 322], authorizing payment of prepetition amounts not to exceed $26,110,000, and on a final basis on June 4, 2014 [D.I. 786] authorizing the total payment of prepetition amounts not to exceed $30,605,000. The Debtors revised the final order to remove relief related to prepetition obligations owed to staffing providers affiliated with equity holders. The Debtors also requested authority to continue honoring obligations under their severance programs postpetition with payments not to exceed a cap of $15 million [D.I. 1231]. On June 30, 2014, the Bankruptcy Court approved a cap of $15 million on payments made in connection with the severance program and postpetition payments relating to independent director fees [D.I. 1311].

(d)	Taxes and Fees.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of Interim and Final Orders Authorizing the Debtors to Pay Certain Prepetition Taxes and Fees [D.I. 23] (the “Taxes Motion”). Pursuant to the Taxes Motion, the Debtors sought the authority to pay certain taxes and fees that accrued or arose in the ordinary course of business before the Petition Date.

The Bankruptcy Court granted the relief requested in the Taxes Motion on an interim basis on May 2, 2014 [D.I. 320] authorizing payment of prepetition amounts not to exceed $80.74 million, and on a final basis on June 4, 2014 [D.I. 799], authorizing the total payment of prepetition amounts not to exceed $146.74 million.

On November 25, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing the Debtors to Settle and Pay Prepetition Property Taxes [D.I. 2894]. This motion sought authorization for the Debtors to make certain tax payments associated with prepetition property taxes, exceeding the cap set in the Taxes Motion but not exceeding an aggregate additional amount of $60 million. This relief would prevent the Debtors from being subject to tax liens and additional payments arising from the nonpayment of such taxes. On December 17, 2014, the Bankruptcy Court granted the relief requested [D.I. 3045].

(e)	Customer Programs.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of (A) An Order Authorizing the Debtors to (I) Maintain and Administer Customer Programs and Customer Agreements, (II) Honor Prepetition Obligations Related Thereto, (III) Pay Certain Expenses on Behalf of Certain Organizations, (IV) Fix the Deadline to File Proofs of Claim for Certain Customer Claims, and (V) Establish Procedures for Notifying Customers of Commencement of the Debtors Chapter 11 Cases, Assumption of Customer Agreement, and the Bar Date for Customer Claims and (B) An Order Authorizing Certain of the Debtors to Assume the Customer Agreements (the “Customer Programs Motion”). Pursuant to the Customer Programs Motion, the Debtors sought: (a) to honor certain prepetition obligations related to the customer programs and to continue the customer programs in the ordinary course of business in the postpetition period; (b) to fix a bar date (October 27, 2014 at 5:00 p.m. (prevailing Eastern Time)) (the “Customer Claims Bar Date”) for filing Proofs of Claim for any customer programs claims against any Debtor, including any cure amounts; (c) to establish noticing procedures to provide notice to current and former customers of commencement of the Chapter 11 Cases; and (d) authority for certain Debtors to assume all customer agreements with current customers.

On May 2, 2014, the Bankruptcy Court granted the relief requested in the Customer Programs Motion on an interim basis [D.I. 307], authorizing payments of up to $14 million for certain customer agreements, setting the Customer Claims Bar Date, and approving the noticing procedures with respect to the Customer Claims Bar Date.

On June 4, 2014, the Bankruptcy Court granted the relief requested in the Customer Programs Motion on a final basis, authorizing the assumption of customer agreements and performance of customer programs up to an aggregate amount of $135 million [D.I. 785].

(f)	Hedging and Trading Arrangements.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of Interim and Final Orders Authorizing the Debtors to (A) Continue Performing Under Prepetition Hedging and Trading Arrangements, (B) Pledge Collateral and Honor Obligations Thereunder, and (C) Enter Into and Perform Under Trading Continuation Agreements and New Postpetition Hedging and Trading Arrangements (the “Hedging and Trading Arrangements Motion”). Pursuant to the Hedging and Trading Arrangements Motion, the Debtors sought authority to: (a) honor prepetition payment and collateral obligations under existing forward contracts and swap agreements to hedge their exposure to commodity risks, including price and delivery risk (collectively, the “Hedging and Trading Arrangements”) (subject to certain payment and collateral limitations on an interim basis and payment limitations on a final basis); (b) perform all postpetition obligations arising under the Hedging and Trading Arrangements; and (c) enter into and perform under new Hedging and Trading Arrangements on a postpetition basis. As the Debtors sought authority to pledge cash collateral and post DIP liens on account of the prepetition and postpetition Hedging and Trading Arrangements and as permitted under the TCEH Cash Collateral Final Order and the TCEH Final DIP Order, the relief sought in the Hedging and Trading Arrangements Motion dovetailed with the relief sought in the orders approving the TCEH Cash Collateral Motion and the TCEH DIP Motion.

On May 2, 2014, the Bankruptcy Court granted the relief requested in the Hedging and Trading Arrangements Motion on an interim basis [D.I. 315], authorizing payments of up to $50.8 million and collateral postings of up to $164.35 million, in each case to satisfy prepetition obligations, except with respect to new proprietary trading. On June 6, 2014, the Bankruptcy Court granted interim relief with respect to (a) existing proprietary trades and (b) new proprietary trades entered into for the purposes of mitigating losses associated with existing trades [D.I. 861]. On June 6, 2014, the Bankruptcy Court granted the relief requested in the Hedging and Trading Motion on a final basis, except with respect to new proprietary trades [D.I. 860].

On June 30, 2014, the Bankruptcy Court approved, on a final basis, the relief requested with respect to existing proprietary trades and new proprietary trades entered into for the purposes of mitigating losses associated with existing trades and approved relief to continue entering into and performing under new proprietary trades in the ordinary course of business [D.I. 1309].

On August 14, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Establishing Procedures for the Liquidation by Third Parties of Claims on Account of Certain Hedging and Trading Arrangements [D.I. 1838]. As certain counterparties to the Hedging and Trading Arrangements may be eligible for safe harbor under the Bankruptcy Code, the Debtors sought authority to establish procedures for liquidating claims arising from the termination of Hedging and Trading Arrangements under the safe harbor provisions of the Bankruptcy Code. On September 3, 2014, the Bankruptcy Court entered an order approving the motion [D.I. 1957].

On November 6, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., Clarifying Certain Relief Granted in the Non-Proprietary Trading Order and Seeking Entry of an Order Authorizing Certain Debtors to Enter Into Non-Proprietary Hedging and Trading Arrangements with a Tenor Beyond December 31, 2015 and Subject to Hedge and Tenor Limitations Consistent with Historical Practice [D.I. 2710]. This motion sought approval to enter into non-proprietary Hedging and Trading Arrangements with tenor extending beyond December 31, 2015. On November 20, 2014, the Bankruptcy Court granted the relief requested [D.I. 2832].

(g)	Critical Vendors.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of Interim and Final Orders Authorizing Payment of Prepetition Critical Vendors Claims [D.I. 29] (the “Critical Vendors Motion”). Pursuant to the Critical Vendors Motion, the Debtors sought the authority to pay certain prepetition claims held by certain critical trade vendors that are essential to the Debtors’ ongoing business operations.

On May 2, 2014, the Bankruptcy Court granted the relief requested in the Critical Vendors Motion on an interim basis [D.I. 309], authorizing payments of up to $30 million. On July 2, 2014 [D.I. 1465], the Bankruptcy Court approved the relief requested in the Critical Vendors Motion on a final basis, authorizing payments up to $40 million. As of March 17, 2015, the Debtors have paid approximately $5 million to vendors under the Critical Vendors Motion.

(h)	Motion to Assume Transmission and Distribution Service Agreements.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of (A) an Order Authorizing Certain of the Debtors to Pay Certain Prepetition Transition Charges and Delivery Charges and (B) An Order Authorizing Certain of the Debtors to Assume Transmission and Distribution Service Agreements [D.I. 38] (the “TDSP Motion”). Pursuant to the TDSP Motion, certain Debtors sought authority to assume the transmission and distribution service agreements (the “TDSPs”) and pay all prepetition amounts outstanding under those agreements. On May 2, 2014, the Bankruptcy Court granted the relief requested in the TDSP Motion authorizing those certain Debtors to pay up to $10 million and $26 million for certain unpaid prepetition transition charges and delivery charges, respectively [D.I. 318].

On June 4, 2014, the Bankruptcy Court entered an order authorizing certain Debtors to assume their transmission and distribution service agreements and pay all relevant cure costs [D.I. 784].

2.	TCEH Financing and Cash Collateral.

(a)	TCEH DIP Facility.

On the Petition Date, the TCEH Debtors filed the Motion of Texas Competitive Electric Holdings Company LLC and Certain of its Debtor Affiliates, for Entry of Interim and Final Orders (A) Approving Postpetition Financing, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Modifying the Automatic Stay,

and (D) Scheduling a Final Hearing[D.I. 73] (the “TCEH DIP Motion”) requesting authority for the TCEH Debtors to enter into a debtor-in-possession financing facility (the “TCEH DIP Facility”) to obtain up to $4.475 billion of postpetition financing, including (i) a revolving credit facility in an aggregate principal amount of up to $1.95 billion (the “Revolver Facility”); (ii) a term credit facility (the “Term Loan Facility”) in an aggregate principal amount of up to $1.425 billion; and (iii) a delayed-draw term credit facility (the “Delayed-Draw Term Facility”) in an aggregate principal amount of up to $1.1 billion.

In addition to funding adequate protection payments, working capital (e.g., collateral for letters of credit), and other bankruptcy costs, the TCEH DIP Facility would also enable the Debtors to satisfy the requirement under section 12.309(j)(7) of the Texas Administrative Code (the “TAC”) to provide a collateral bond to the Railroad Commission of Texas (the “RCT”) to secure the Debtors’ mining reclamation obligations.The TCEH DIP Facility contemplated providing a collateral bond in the form of a super-priority RCT Carve Out (as defined herein), senior to any other obligations or liabilities of the Debtors, other than the professional fee carve out. The Debtors would not borrow under the Delayed-Draw Term Facility unless the RCT refused to accept the RCT Carve Out. In that circumstance, the proceeds of the Delayed-Draw Term Facility would be used to fund and support letters of credit for their reclamation obligations.

On May 29, 2014, the TCEH Committee and the TCEH Unsecured Notes Trustee each filed objections to the TCEH DIP Motion [D.I. 637, 648]. The TCEH Committee and the TCEH Unsecured Notes Trustee asserted, among other things, that the TCEH DIP Facility (i) is oversized in light of the TCEH Debtors’ ordinary course operations and chapter 11 expenses and (ii) prejudices unsecured creditors by granting liens and superpriority claims on substantially all of the TCEH assets, including unencumbered assets, to the TCEH DIP Facility lenders and TCEH prepetition secured creditors.

On May 30, 2014, the TCEH Unsecured Ad Hoc Group filed a supplemental omnibus objection [D.I. 678] asserting, among other things, that (i) the size of the TCEH DIP Facility is excessive in light of reductions made in adequate protection and business services payments, (ii) the provision of liens on and against the unencumbered assets, including proceeds of avoidance actions, is improper, and (iii) the proposed waivers included in the TCEH DIP Facility are inappropriate. To partially resolve the TCEH Unsecured Ad Hoc Group’s objections, the Debtors agreed to limit their borrowings under the Revolver Facility to $1.65 billion, with any additional borrowing up to $1.95 billion requiring either their consent or Bankruptcy Court approval.

The Bankruptcy Court granted the relief requested in the TCEH DIP Motion on an interim basis on May 2, 2014 [D.I. 325], and on a final basis, over those objections that were not resolved by the Debtors, on June 6, 2014 [D.I. 856] (the “TCEH DIP Final Order”). On July 11, 2014, the RTC accepted the RCT Carve Out to support the Debtors’ reclamation obligations, terminating the Delayed-Draw Term Facility and reducing the TCEH DIP Facility to $3.375 billion.

On June 6, 2016, the TCEH Debtors filed a motion (the “Financing Motion”) seeking Bankruptcy Court approval to enter into a commitment letter for up to $4.25 billion in financing in the form of either: (i) exit financing to be funded on the TCEH Effective Date (the “Senior Revolving Credit Facilities”) or (ii) replacement debtor-in-possession financing that converts into exit financing on the TCEH Effective Date [D.I. 8668] (the “DIP Roll Facilities”). The Financing Motion was approved by the Bankruptcy Court in June 2016. On August 4, 2016 (the “Closing Date”), TCEH entered into the DIP Roll Facilities, which provide for up to $4.25 billion in financing consisting of (i) a $750 million senior secured, super-priority revolving credit facility (the “Revolving Credit Facility”), (ii) a $650 million senior secured, super-priority funded term loan letter of credit facility (the “Term Loan Credit Facility”) and (iii) a $2.85 billion senior secured, super-priority term loan (the “Term Loan B Facility”). The net proceeds from the financing (excluding approximately $215 million in cash returned to TCEH from the letter of credit issuer under the TCEH DIP Credit Facilities (as defined below) were approximately $3.3 billion. Approximately $2.6 billion of the net proceeds from the Term Loan B Facility were used to repay all amounts outstanding under TCEH’s existing debtor-in-possession credit facilities, which credit facilities were terminated upon such repayment and replaced by the DIP Roll Facilities. The remaining net proceeds from the Term Loan B Facility will be used for general corporate purposes. All of the net proceeds from the Term Loan Credit Facility were used to fund collateral accounts that backstop the issuances of letters of credit. As of the Closing Date, there were no borrowings outstanding under the Revolving Credit Facility and approximately $585 million of letters of credit issued and outstanding under the Term Loan Credit Facility.

(b)	TCEH Cash Collateral.

On the Petition Date, the TCEH Debtors filed the Motion of Texas Competitive Electric Holdings Company LLC and Certain of its Debtor Affiliates for Entry of Interim and Final Orders (A) Authorizing Use of Cash Collateral, (B) Granting Adequate Protection, (C) Modifying the Automatic Stay, and (D) Scheduling a Final Hearing [D.I. 71] (the “TCEH Cash Collateral Motion”) requesting authority for the TCEH Debtors to use cash collateral and granting adequate protection to the First Lien Collateral Agent (as defined in the TCEH Cash Collateral Motion) and Prepetition First Lien Creditors (as defined in the TCEH Cash Collateral Motion). After negotiations, the TCEH First Lien Ad Hoc Committee consented to the priming liens under the TCEH DIP Motion and the use of cash collateral in exchange for the TCEH Debtors providing adequate protection against any diminution in value of the Prepetition First Lien Creditors’ interest in the prepetition collateral. The adequate protection granted to the Prepetition First Lien Creditors is composed of (i) adequate protection payments, (ii) superpriority claims, (iii) adequate protection liens, (iv) professional fees and records, and (v) a financial covenant. The TCEH Debtors also agreed to provide the Prepetition Second Lien Creditors (as defined in the TCEH Cash Collateral Motion) with junior replacement liens and superpriority claims.

On May 1, 2014, the TCEH Unsecured Ad Hoc Group filed a preliminary objection to the TCEH Cash Collateral Motion. The TCEH Unsecured Ad Hoc Group asserted, among other things, that the use of Prepetition First Lien Creditors’ cash collateral was tailored to complement the financing, as a further step in the direction of handing the TCEH Debtors over to the Prepetition First Lien Creditors. On May 30, 2014, the TCEH Unsecured Ad Hoc Group filed a supplemental omnibus objection.

On May 29, 2014, Aurelius Capital Management, LP (“Aurelius Capital”), the TCEH Committee (as defined herein), and the TCEH Unsecured Notes Trustee each filed an objection to the TCEH Cash Collateral Motion [D.I. 632, 641, 648]. Aurelius Capital argued that the TCEH Cash Collateral Motion inappropriately allocates first lien adequate protection payments among Prepetition First Lien Creditors because the current pro rata distribution is not in accordance with the First Lien Intercreditor Agreement. Thus, Aurelius Capital argued that the TCEH Cash Collateral Motion provides for differential treatment among Prepetition First Lien Creditors. The TCEH Debtors agreed to escrow the disputed funds for determination at the appropriate time. Ultimately, the Bankruptcy Court overruled Aurelius Capital’s objection and approved the escrow provision.

The TCEH Committee, the TCEH Unsecured Ad Hoc Group, and the TCEH Unsecured Notes Trustee argued, among other things, that the adequate protection proposed in the TCEH Cash Collateral Motion is detrimental to unsecured creditors because it (i) is excessive by granting adequate protection liens and superpriority claims on substantially all of the TCEH unencumbered assets and monthly adequate protection payments, (ii) unduly limits the TCEH Committee’s budget and time to investigate the liens of, and any claims against, the Prepetition First Lien Creditors, and (iii) seeks to relinquish any rights surcharge the prepetition collateral under section 506(c) of the Bankruptcy Code. The TCEH Debtors resolved certain of these objections by (i) excluding unencumbered assets, including avoidance actions and any proceeds thereof, from the collateral subject to adequate protection liens, and (ii) providing that the Prepetition Secured Creditors’ superpriority claims could be payable from and have recourse to unencumbered assets, but excluding avoidance actions and any proceeds thereof.

The Bankruptcy Court granted the relief requested in the TCEH Cash Collateral Motion on an interim basis on May 2, 2014 [D.I. 324], and on a final basis, over those objections that were not resolved by the Debtors, on June 6, 2014 [D.I. 855] (as amended, the “TCEH Cash Collateral Final Order”), but sustained the objections with respect to the waiver of the TCEH Debtors’ right to surcharge the Prepetition First Lien Creditors’ collateral under section 506(c) of the Bankruptcy Code. An effort by the TCEH Debtors to assert a 506(c) claim does, however, remain an event of default under the TCEH Cash Collateral Final Order. Additionally, on September 11, 2015, the Bankruptcy Court entered an order amending certain terms of the TCEH Cash Collateral Final Order in connection with the Original Plan Support Agreement [D.I. 5923], pursuant to which the TCEH Debtors waived the right to surcharge the Prepetition First Lien Creditors’ collateral under section 506(c).

As amended pursuant to that certain order amending certain terms of the TCEH Cash Collateral Final Order in connection with the Original Plan Support Agreement [D.I. 5923], the TCEH Cash Collateral Final Order expires on the earliest to occur of (i) the expiration of the Remedies Notice Period (as defined in the TCEH Cash Collateral Final Order), (ii) the Effective Date or consummation of an Alternative Restructuring, or (iii) 60 calendar days after the earlier of (A) the Plan Support Termination Date or (B) the Agreement Termination Date (as defined in the Original Plan Support Agreement) as to any of the TCEH Debtors or as to the Consenting TCEH First Lien Creditors (as defined in the Original Plan Support Agreement). Based on these provisions, the TCEH Cash Collateral Final Order would have expired within 60 calendar days of May 1, 2016, but has since been extended to September 30, 2016.

3.	EFIH First Lien DIP and First Lien Repayment Motion.

On the Petition Date, the EFIH Debtors filed the Motion of Energy Future Intermediate Holding Company LLC and EFIH Finance, Inc. for Entry of (I) an Interim Order (A) Approving Certain Fees Related to Postpetition Financing and Granting Such Fees Administrative Expense Priority and (B) Scheduling a Final Hearing; and (II) a Final Order (A) Approving Postpetition Financing, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Authorizing the Use of Cash Collateral, (D) Authorizing the EFIH First Lien Refinancing, (E) Authorizing Issuance of Roll-Up Debt to the Extent Authorized by the Settlement Motion, (F) Determining the Value of Secured Claims, and (G) Modifying the Automatic Stay [D.I. 74] (the “EFIH First Lien DIP Motion”). The EFIH First Lien DIP Motion requested authority for the EFIH Debtors to, among other things, enter into the EFIH First Lien DIP Facility, use cash collateral, and consummate the EFIH First Lien Repayment and the EFIH First Lien Settlement. The Debtors also filed supplemental declarations in support of the EFIH First Lien DIP Motion [D.I. 221, 610].

The EFIH First Lien DIP Facility is a term credit facility in an aggregate principal amount of $5.4 billion with interest at LIBOR + 325 bps (with a LIBOR floor of 100 bps). The EFIH First Lien DIP Facility is secured on a first lien superpriority basis by substantially all of the EFIH Debtors’ assets that secured the EFIH Debtors’ obligations under the EFIH First Lien Notes, as well as previously unencumbered assets (including the proceeds of Avoidance Actions).

On May 1, 2014, the Bankruptcy Court granted the relief requested, approving certain commitment fees and other relief under the EFIH First Lien DIP Motion [D.I. 289].

The EFIH Debtors and certain objectors to the EFIH First Lien DIP Motion were able to resolve certain objections to the EFIH First Lien DIP Facility and, as a result, the Bankruptcy Court entered an order approving the EFIH First Lien DIP Motion on a final basis on June 6, 2014 [D.I. 859]. Pursuant to that order, the EFIH Debtors were authorized to enter into the EFIH First Lien DIP Facility, consummate the EFIH First Lien Repayment, and take certain steps related thereto. The closing and funding of the EFIH First Lien DIP Facility were expressly conditioned upon the entry and effectiveness of the First Lien Settlement Order and the First Lien Settlement Order not having been stayed. The EFIH First Lien Settlement was approved on the same day [D.I. 858]. The EFIH First Lien DIP Facility was funded on June 19, 2014, and the EFIH Debtors consummated the EFIH First Lien Repayment and the EFIH First Lien Settlement on the same day.

On February 12, 2015, the EFIH Debtors and the agent and required lenders under the EFIH First Lien DIP Facility entered into a written consent to permit the EFIH Second Lien Partial Repayment and to permit a corresponding amendment of the order approving the EFIH First Lien DIP Facility. On March 6, 2015, the EFIH Debtors and the agent and required lenders under the EFIH First Lien DIP Facility entered into a second written consent to permit the filing of a revised proposed form of order approving the EFIH Partial Second Lien Repayment. The Bankruptcy Court entered the amended order approving the EFIH First Lien DIP Facility on March 10, 2015 [D.I. 3856].

D.	Protocol for Certain Case Matters.

On September 16, 2014, the Bankruptcy Court entered the Stipulation and Agreed Order Regarding a Protocol for Certain Case Matters [D.I. 2051] (the “Case Protocol Order”). The Case Protocol Order provides, among other things, authorization for disinterested directors at EFH, EFIH, and EFCH/TCEH to retain separate advisors with respect to conflicts matters, in consultation with the TCEH Committee, the indenture trustee for the TCEH Second Lien Notes, and the TCEH Unsecured Ad Hoc Group, subject to the approval of the Bankruptcy Court. In addition, the Case Protocol Order required the TCEH Committee and the TCEH Unsecured Ad Hoc Group (together, the “TCEH Junior

Creditors”) to identify the Claims for which they intend to seek standing by January 31, 2015 (a deadline that has since been extended to April 30, 2015 [D.I. 4012]). On April 30, 2015, the Debtors received the TCEH Creditors’ disclosures regarding material claims or causes of action for which each such TCEH Creditor intends to request standing and the Debtors are in the process of reviewing the merits, if any, of each asserted claim or cause of action. Further discussion of the TCEH Junior Creditors’ pursuit of standing is provided in Section IV.I of this Disclosure Statement, entitled “ Legacy Discovery,” which begins on page 70. The Case Protocol Order also provided that the TCEH Unsecured Ad Hoc Group agreed not to seek, or support any other party in seeking, either directly or indirectly, an examiner or trustee for any acts or omissions of the Debtors that occurred prior to the entry of the Case Protocol Order.

E.	Retention of Professionals.

The Debtors filed applications and the Bankruptcy Court entered orders for the retention of various professionals to assist in carrying out their duties as debtors in possession and to represent their interests in the Chapter 11 Cases:

•	Alvarez & Marsal North America, LLC, as restructuring advisor [D.I. 661, 2055];

•	Deloitte & Touche LLP, as independent auditor [D.I. 656, 2617];

•	Epiq Bankruptcy Solutions, LLC, as administrative advisor [D.I. 663, 2053];

•	Evercore Group L.L.C., as financial advisor and investment banker [D.I. 651, 2056];

•	Filsinger Energy Partners, as energy consultant [D.I. 650, 2057];

•	Gibson, Dunn & Crutcher LLP, as special corporate and litigation counsel [D.I. 662, 2058];

•	Kirkland & Ellis LLP, as restructuring co-counsel [D.I. 660, 2052];

•	KPMG LLP, as bankruptcy accounting and tax advisors [D.I. 652, 2054, 3048];

•	McDermott Will & Emery LLP, as special energy transactional counsel [D.I. 664, 2062];

•	Greenberg Traurig LLP, as special energy transactional counsel [D.I. 7352];

•	Richards, Layton & Finger, P.A., as restructuring co-counsel [D.I. 659, 2539];

•	Sidley Austin LLP, as special corporate and litigation counsel [D.I. 665, 2060];

•	Thompson & Knight LLP, as special tax counsel [D.I. 653, 2061];

•	Balch & Bingham LLP, as special environmental counsel [D.I. 2344, 2563]; and

•	Enoch Kever PLLC, as counsel for regulatory and legislative matters [D.I. 3960, 4134].

In addition to the above professionals, the Debtors also retained law firms and other professionals as “ordinary course professionals” to advise them with respect to certain of the Debtors’ daily business operations, including specialized litigation advice, litigation services, and business advisory services related to corporate financial, tax, regulatory, and environmental matters, in accordance with that order approving the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [D.I. 765].

On May 29, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [D.I. 658] (the “Interim Compensation Motion”). On September 16, 2014, the Bankruptcy Court entered an order approving the Interim Compensation Motion (the “Interim Compensation Order”) [D.I. 2066]. The Interim Compensation Order, along with the oversight provided by the Fee Committee, governs the compensation of retained professionals in the Chapter 11 Cases.

F.	Motions Related to the Restructuring Support Agreement.

Before filing these chapter 11 cases, the Debtors worked diligently and tirelessly to reach a consensual restructuring agreement with their creditors. The result of these efforts, ultimately, was the Restructuring Support Agreement (and the signatories thereto, the “Restructuring Support Parties”) entered into by the Debtors and some, but not all, of the Debtors’ creditors on April 29, 2014. Under the Restructuring Support Agreement, the Debtors were to be deleveraged and deconsolidated. TCEH was to be “spun off” from EFH Corp. and receive a partial “step-up” in the tax basis of its assets as a result of the use of certain net operating losses, and receive certain operational assets and liabilities of the EFH Debtors that are associated with the operation of the TCEH business. Additionally, Reorganized EFH (under new ownership) and Reorganized EFIH would maintain their current corporate structure (under new ownership) and be significantly deleveraged as a result of this restructuring.

1.	Motion to Assume the Restructuring Support Agreement.

On May 16, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing the RSA Debtors to Assume the Restructuring Support Agreement and Modifying the Automatic Stay [D.I. 505] (the “RSA Assumption Motion”). In the RSA Assumption Motion, the Debtors requested entry of an order authorizing the Debtors to assume the Restructuring Support Agreement between certain Debtors and the Restructuring Support Parties.

Although the Debtors terminated the Restructuring Support Agreement on July 23, 2014, certain settlements contemplated by the Restructuring Support Agreement and the related Motion of Energy Future Holdings Corp., et al., for Entry of Orders Approving Certain Settlements and the Oncor Electric TSA Amendment [D.I. 472] (the “Settlement Motion”) were approved by the Bankruptcy Court and implemented by the Debtors. The components of the Settlement Motion that were not approved before termination of the Restructuring Support Agreement were withdrawn by the Debtors.48

2.	EFIH Secured Settlements.

The EFIH First Lien Notes and the EFIH Second Lien Notes had significantly above-market interest rates. As a result, the EFIH Debtors’ sought to repay the EFIH First Lien Notes and the EFIH Second Lien Notes using the lower-cost EFIH First Lien DIP Facility.

In connection with the repayment of the EFIH First Lien Notes, holders of EFIH First Lien Notes that entered into the Restructuring Support Agreement, representing approximately 32% of the holders by amount, agreed to settle their makewhole claims. These holders included Fidelity, Pacific Investment Management Company, LLC (“PIMCO”), and Western Asset Management Company (“WAMCO”). In full satisfaction of their claims under the EFIH First Lien Notes, they received 105% of principal plus 101% of accrued interest through the date of consummation of the EFIH First Lien DIP Facility. Certain parties to the Restructuring Support Agreement, including Fidelity, PIMCO, WAMCO, and GSO Capital Partners, also agreed to participate in funding the EFIH First Lien DIP Facility in exchange for original issue discount, certain financing fees, or both.

[48]

As part of the Restructuring Support Agreement and in exchange for the Investment Commitment, under the Settlement Motion, the Debtors sought Bankruptcy Court approval of the Oncor TSA Amendment, which provided working capital to service EFIH’s restructuring-related costs, including servicing the EFIH Second Lien DIP Facility. Certain elements of the Restructuring Support agreement were contingent upon approval of the Oncor TSA Amendment. On July 25, 2014, and in connection with terminating the Restructuring Support Agreement, the Debtors withdrew the relief sought related to the Oncor TSA Amendment [D.I. 1697].

Holders of EFIH Second Lien Notes that entered into the Restructuring Support Agreement, representing approximately 35% of the holders by amount, also agreed to settle their makewhole claims for cash equal to approximately 50% of the alleged amount plus payment in full of principal and accrued interest. These holders included Fidelity, GSO, York Capital Management LLC, and Avenue Capital Group.

Shortly after the Petition Date, the EFIH Debtors opened the EFIH Secured Settlements to all holders of EFIH First Lien Notes and EFIH Second Lien Notes via two separate offers, announced in each case by posting a form 8-K, issuing a press release, and filing a notice with the Bankruptcy Court. The offer for the EFIH First Lien Notes launched on May 6, 2014 [D.I. 363] (the “EFIH First Lien Offer”). The offer for the EFIH Second Lien Notes launched on May 9, 2014 [D.I. 400] (the “EFIH Second Lien Offer,” and together with the EFIH First Lien Offer, the “EFIH Settlement Offers”). Both offers provided for a “step-down” in the consideration to be received with respect to parties that opted in after a certain date. In connection with the EFIH Settlement Offers, the Debtors sought approval of those certain dealer management agreements that provided for indemnities to the dealer managers conducting the EFIH Settlement Offers and the reimbursement for their legal expenses.

On May 14, 2014, the EFIH Second Lien Notes Trustee filed an emergency motion to compel the Debtors to obtain prior approval of procedures governing the EFIH Second Lien Offer [D.I. 441]. On May 15, 2014, the EFIH First Lien 2020 Notes Trustee filed a similar motion with respect to the EFIH First Lien Offer [D.I. 461]. After the Debtors objected to these motions on May 20, 2014 [D.I. 552], the parties settled.

(a)	Approval of EFIH First Lien Settlement.

On May 31, 2014, the EFIH First Lien 2020 Notes Trustee filed an objection to the Settlement Motion with regards to the EFIH First Lien Settlement [D.I. 694]. The EFIH First Lien 2020 Notes Trustee asserted that the Settlement Motion should not be approved because (i) the EFIH First Lien Settlement treated identical claims differently; (ii) the EFIH First Lien Offer was not permitted by the Bankruptcy Code, and even if allowed, was not in compliance with applicable securities laws; and (iii) the settlement under the EFIH First Lien Settlement under the Restructuring Support Agreement was a sub rosa plan.

On June 6, 2014, the Bankruptcy Court entered an order, over those objections not resolved by the Debtors, approving the EFIH First Lien Settlement [D.I. 858]. On June 9, 2014, the EFIH First Lien 2020 Notes Trustee filed a notice of appeal [D.I. 873] and an emergency motion for stay of the Bankruptcy Court’s order approving the EFIH First Lien Settlement to the United States District Court for the District of Delaware.49 The District Court denied the motion for a stay, finding that the EFIH First Lien 2020 Notes Trustee had not demonstrated that it would suffer irreparable harm if the stay was not granted [Dist. Ct. D.I. 11].

On June 11, 2014, the EFIH First Lien Offer expired, increasing total participation in the EFIH First Lien Settlement to approximately 42% of holders of EFIH First Lien Notes by amount. The Bankruptcy Court order approving the EFIH First Lien Settlement went effective on June 12, 2014. The EFIH Debtors consummated the EFIH First Lien Settlement on June 19, 2014.

On June 25, 2014, the EFIH First Lien 2020 Notes Trustee filed a motion for certification of a direct appeal to the United States Court of Appeals for the Third Circuit [D.I. 1123]. On July 9, 2014, the Debtors filed an opposition to the motion for certification [D.I. 1529]. On July 14, 2014, the District Court entered an order denying the motion [Dist. Ct. D.I. 19].

On February 19, 2015, the District Court entered an order affirming the Bankruptcy Court’s order approving the EFIH First Lien Settlement [Dist. Ct. D.I. 50] (the “District Court First Lien Makewhole Order”). On March 6, 2015, the EFIH First Lien 2020 Notes Trustee appealed the District Court’s decision to the Third Circuit [Dist. Ct. D.I. 51]. On May 4, 2016, a unanimous Third Circuit panel denied the appeal, concluding (1) “the Bankruptcy Court acted within its discretion to approve the offer as a means to settle certain claims against the estate,” (2) “the settlement is not inconsistent with the equal treatment rule,” and (3) “[b]ecause the settlement neither subverts the bankruptcy process nor impermissibly dictates the outcome to other creditors, it is not a sub rosa plan.” See In Energy Future Holdings Corp., No. 15-1591, slip op. at 9, 12, 13 (3d Cir. May 4, 2016). On August 3, 2016, the EFIH First Lien 2020 Notes Trustee submitted a petition for writ of certiorari seeking U.S. Supreme Court review of the District Court First Lien Makewhole Order. See In re Energy Future Holdings Corp., No. 16-154 (U.S.).

[49]	Emergency Motion of CSC Trust Company of Delaware for Stay Pending Appeal of Bankruptcy Court’s Order Approving First Lien Settlement (Case No. 14-00723).

3.	EFIH Second Lien DIP Motion.

On May 15, 2014, the EFIH Debtors filed the Motion of Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. for Entry of an Order (A) Approving Postpetition Second Lien Financing, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Authorizing the Use of Cash Collateral, (D) Authorizing the EFIH Second Lien Repayment, and (E) Authorizing Entry Into and Payment of Fees Under the Commitment Letter, and (F) Modifying the Automatic Stay [D.I. 477] (the “EFIH Second Lien DIP Motion”). Pursuant to the EFIH Second Lien DIP Motion, the EFIH Debtors requested the authority to, among other things, enter into a $1.9 billion EFIH second lien debtor-in-possession financing facility (the “EFIH Second Lien DIP Facility”), funded by certain Holders of EFIH unsecured 11.25%/12.25% Senior Toggle Notes Due 2018 (the “EFIH PIK Group”), and repay the EFIH Second Lien Notes in full.

The EFIH Debtors received various alternative proposals with respect to the EFIH Second Lien DIP Facility after the EFIH Second Lien DIP Motion was filed. Certain Holders of EFIH Second Lien Notes made several proposals, including one in conjunction with a commitment from NextEra Energy, Inc. (“NextEra”), a company that owns transmission and distribution assets in the Texas electricity market. Similarly, certain Holders of EFIH First Lien Notes put forward a proposal, and the EFIH PIK Group revised the terms of their original proposal. Each of these proposals contained economic terms that were superior to the original EFIH Second Lien DIP Facility, and NextEra responded by offering superior terms with respect to the original proposed EFIH Second Lien DIP Facility.

Various parties filed objections to the EFIH Second Lien DIP Motion [D.I. 1060, 1066, 1067, 1068, 1071, 1078, 1090] and joinders to those objections [D.I. 1079, 1083, 1098, 1106], alleging, among other things, that the EFIH Second Lien DIP Facility should not be approved due to a flawed negotiation process and unfavorable lending terms. The EFIH First Lien Notes Trustee also alleged that the repayment of the EFIH Second Lien Notes and the settlement contemplated by the EFIH Second Lien Offer would violate the terms of the EFIH Collateral Trust Agreement. On June 27, 2014, the EFIH Debtors filed an omnibus reply to those objections [D.I. 1192].

4.	The Termination of the Restructuring Support Agreement and Withdrawal of the EFIH Second Lien Settlement and the Second Lien DIP Motion.

On June 23 and 24, 2014, various parties filed objections to the Settlement Motion with regards to the EFIH Second Lien Settlement [D.I. 1066, 1067, 1068, 1071, 1078, 1090], and joinders to those objections [D.I. 1079, 1083, 1098, 1106], alleging, among other things, that the EFIH Second Lien Settlement was unreasonable and not in the best interests of the Debtors and their estates, violated the Bankruptcy Code by treating similarly situated creditors differently, and constituted a sub rosa plan.

After the Debtors terminated the Restructuring Support Agreement on July 24, 2014, the Debtors withdrew the EFIH Second Lien Offer, the remaining relief requested in the Settlement Motion, and the EFIH Second Lien DIP Motion [D.I. 1697].

The Debtors believe that the Restructuring Support Agreement provided significant benefit to the Debtors and the Chapter 11 Cases. Among other things, it allowed the Debtors to obtain the support of the Holders of TCEH First Lien Claims for approval of the TCEH DIP Facility and for 18 months of cash collateral use with no milestones. It also provided the framework for a restructuring transaction at EFIH and EFH Corp., which prompted proposals from potential buyers and ultimately led to the formulation and approval of the Bidding Procedures.

G.	Exploring the EFH/EFIH Transaction

1.	Approval of Bidding Procedures.

Following the termination of the Restructuring Support Agreement, the Debtors worked diligently with their advisors to develop a process to maximize estate recoveries resulting from the bidding that began while the Restructuring Support Agreement was still in place.

On September 19, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order (A) Approving Bidding Procedures, (B) Scheduling an Auction and Related Deadlines and Hearings, and (C) Approving the Form and Manner of Notice Thereof [D.I. 2087] (the “Bidding Procedures Motion”). In the Bidding Procedures Motion, the Debtors requested, among other things, approval of the Bidding Procedures. The Bidding Procedures did not require bids to conform to any particular tax or transactional structure. The Bidding Procedures Motion contemplated an extended, sealed bidding process to identify a stalking horse bidder (the “Stalking Horse Bidding Process”). After selecting a stalking horse bidder, the Bidding Procedures Motion contemplated that the Debtors would file a motion with the Bankruptcy Court seeking approval of the stalking horse bid, followed by a period of open bidding culminating in an auction.

On October 10, 2014, the EFIH First Lien DIP Agent and the Ad Hoc Committee of EFIH Unsecured Noteholders filed responses in support of the Bidding Procedures Motion [D.I. 2374, 2390].

Also on October 10, 2014, several parties filed objections and joinders to objections to the Bidding Procedures Motion [D.I. 2368, 2377, 2379, 2385, 2389, 2392, 2395, 2446] alleging, among other things, that the Bankruptcy Court should not allow a sealed bidding process, that the Bidding Procedures would be determinative of the sale and reorganization outcome and constituted a sub rosa plan, that the Debtors lacked corporate authority to file the Bidding Procedures Motion, and that the Bidding Procedures Motion should be subject to heightened scrutiny.

On October 14, 2014, the Debtors filed an omnibus reply to those objections, arguing (a) that the motion was for narrowly-tailored procedural relief, (b) that the Bidding Procedures were proposed in good faith, in accordance with the Debtors’ business judgment, and that the procedures satisfied the business judgment standard, and (c) that the objecting parties’ requested modifications were unnecessary and/or inappropriate [D.I. 2447].

The Bankruptcy Court held a four-day hearing regarding the Bidding Procedures Motion. The Debtors presented testimony from certain officers and disinterested directors and managers and from the Debtors’ financial advisor, Evercore, and several of these witnesses were subject to cross examination from a number of creditor constituencies. In addition, the TCEH Committee also presented its own investment banker to testify regarding the Bidding Procedures Motion.

On November 3, 2014, the Bankruptcy Court issued a bench ruling conditionally approving the Bidding Procedures Motion dependent on specific modifications to the Bidding Procedures. First, the Debtors were required to extend the Stalking Horse Bidding Process to provide sufficient time for the development of bids, including those under alternative structures. Second, the Debtors were required to obtain formal approval of the modified Bidding Procedures from each of the Debtors’ respective boards of directors, including the disinterested directors and managers. Third, both the TCEH Committee and the EFH/EFIH Committee were granted limited participation rights in the Stalking Horse Bidding Process, which would otherwise remain sealed. Fourth, the Bankruptcy Court ruled that material modifications to the Bidding Procedures required either consent from both the TCEH Committee and the EFH/EFIH Committee or approval by the Bankruptcy Court.

On January 14, 2015, the Bankruptcy Court entered the Bidding Procedures Order, approving the revised Bidding Procedures that comported with its bench ruling.

2.	Marketing Process Under Bidding Procedures.

After entry of the Bidding Procedures Order, the Debtors circulated a process letter to approximately 50 potential strategic and financial bidders as well as the professionals for nine of the Debtors’ largest creditor constituencies. The process letter explained the opportunity to bid for the Debtors’ economic interests in Oncor Electric and invited the potential bidders to submit nonbinding letters of intent and illustrative term sheets to the Debtors (“Round 1 Bids”) by March 2, 2015 (the “Round 1 Bid Deadline”). Enclosed with the process letter was the Bidding Procedures Order.

Approximately 15 potential bidders ultimately signed nondisclosure agreements and gained electronic access to the data room. The data room contains customary information regarding the Debtors and Oncor Electric. In addition to providing access to this data room, the Debtors responded to diligence requests and inquiries, held question-and-answer sessions, and arranged meetings with Oncor Electric management.

On March 2, 2015, the Round 1 Bid Deadline expired. After the Round 1 Bid Deadline, the Debtors circulated drafts of transaction documents to the bidders (noting that any alternative transaction or tax structure could be proposed), informed them that they would advance to Round 2, and requested that the bidders submit an initial mark-up of the documents. At the request of one of the bidders, the Debtors extended the deadline for submission of initial mark-ups to the definitive documents (the “Initial Mark-Up Deadline”) from March 16, 2015 to March 23, 2015 with the consent of the TCEH Committee and EFH/EFIH Committee.

On March 23, 2015, the Initial Mark-Up Deadline expired, and the Debtors received mark-ups from all bidders that submitted Round 1 Bids. After reviewing and analyzing the mark-ups, the Debtors held meetings with each of the bidders and communicated preliminary high-level issues regarding the mark-ups. The Debtors encouraged the bidders to address these preliminary issues in advance of the April 13, 2015 deadline (the “Round 2 Bid Deadline”) for the submission of transaction documents (“Round 2 Bids”).

On April 13, 2015, the Round 2 Bid Deadline expired, and the Debtors received multiple Round 2 Bids. After the Round 2 Bid Deadline expired, the Debtors began negotiating the definitive documentation of a stalking horse bid (the “Stalking Horse Bid”). The Bidding Procedures Order contemplated that, within 10 Business Days after execution of the definitive documents regarding a Stalking Horse Bid, the Debtors would file a motion for Bankruptcy Court approval of the Stalking Horse Bid. After Bankruptcy Court approval of the Stalking Horse Bid, the Bidding Procedures Order contemplated that the Debtors would conduct a 30-day open marketing process followed by an auction to select a successful bid, which would be subject to Bankruptcy Court approval at a subsequent hearing.

The Bidding Procedures expressly state that the Debtors are not prohibited from taking any action, or refraining from taking any action, with respect to the Bidding Procedures to the extent the board of directors or managers of a Debtor determines that taking or refraining from taking such action is required to comply with applicable law or its fiduciary obligations under applicable law. The Bidding Procedures are also subject to material modification with the consent of the TCEH Committee and the EFH/EFIH Committee not to be unreasonably withheld or delayed, or by approval of the Bankruptcy Court (which approval may be sought on an in camera basis), following notice to the TCEH Committee and EFH/EFIH Committee.

The Debtors worked towards selecting a stalking horse after reviewing the bids received in connection with the Round 2 Bid Deadline, and would thereafter have filed a motion seeking approval of such Stalking Horse Bid. After numerous discussions and the exchange of revised documentation with bidders, the Debtors were unable to reach agreement on a sufficiently attractive Stalking Horse Bid and, as of the filing of this revised Disclosure Statement, have opted not to move forward with a Stalking Horse Bid at this time.

3.	Negotiations with Creditors Regarding Potential Restructuring Transactions.

In parallel with the Debtors’ efforts regarding the auction process, the Debtors engaged in discussions with creditor constituencies regarding amendments and modifications to the Plan filed on April 14, 2015. As described below, the impetus for these discussions has been the potential of the REIT Reorganization. These discussions have resulted in the Plan, which contemplates the REIT-Merger, as described herein and in the Plan.

(a)	REIT Discussions and Due Diligence

Interest in restructuring Oncor Electric to permit Reorganized EFH (or a successor entity) to qualify for taxation as a REIT increased significantly beginning in early 2015. A REIT is a hybrid tax entity that, although treated as a corporation for U.S. federal income tax purposes, is able to reduce or eliminate substantially all of the entity-level federal income taxes otherwise imposed on corporations by distributing its taxable income to shareholders. In 2007, the IRS issued a private letter ruling to an unrelated third party that held that an electric transmission and distribution system satisfied certain of the REIT requirements. On January 30, 2015, InfraREIT, Inc. (“InfraREIT”) the transmission and distribution REIT that was the subject of that private letter ruling, completed an initial public offering.

Where an existing business, like Oncor Electric, holds both substantial real estate assets and a significant operating business, the implementation of a REIT structure would generally include a separation of the two businesses into an “OpCo,” or operating company, and a “PropCo,” or property company. Critical components of this restructuring would take place at the Oncor Electric level, inside the “ring fence,” and the Debtors do not control these ring-fenced entities. For more information regarding the ring fence, refer to Section II.B.4.b. of this Disclosure Statement, entitled “The Ring-Fencing Measures,” which begins on page 33. Assuming satisfaction of the extensive requirements to qualify for such treatment under federal tax law, the entity that elected REIT status will generally not be subject to entity-level federal income tax so long as it distributes substantially all of its taxable income to its shareholders every year. There are, however, material risks associated with the REIT Reorganization. For more information regarding these risks, refer to Section VIII.E of this Disclosure Statement, entitled “Risks Related to the REIT Reorganization” which begins on page 163 and Section X.D. of this Disclosure Statement, entitled “Certain REIT Structure Considerations” which begins on page 187.

Beginning in early 2015, the Debtors and Oncor Electric commenced a rigorous due diligence process with respect to a potential REIT Reorganization while facilitating simultaneous creditor due diligence efforts. The Debtors and Oncor Electric engaged in and facilitated numerous discussions regarding a potential REIT Reorganization with Oncor Electric management, including calls with Oncor Electric management and stakeholders. Advisors to the Debtors and Oncor Electric have also engaged in numerous discussions regarding a potential REIT Reorganization with tax professionals to various stakeholders. In conjunction with these due diligence efforts, the Debtors and Oncor Electric made data and documents regarding the REIT Reorganization available in their data room, which is accessible to bidders in the Stalking Horse Bidding Process and stakeholders that have signed nondisclosure agreements.

The Original Confirmed Plan was an outgrowth of the due diligence efforts related to a potential REIT conversion. In connection with the diligence provided regarding the potential for the REIT Reorganization, the TCEH Unsecured Ad Hoc Group and Hunt Consolidated, Inc. (“Hunt”) began engaging with the Debtors regarding potential opportunities to capitalize on the value that may be unlocked by a successful REIT Reorganization. Discussions regarding a potential merger and new-money investment in exchange for New EFH Common Stock and the transactions necessary to execute such a new-money investment coalesced in June 2015.

As part of these discussions, the TCEH Committee, the TCEH Unsecured Ad Hoc Group, Hunt, and the Debtors explored various options for using the contemplated transaction to resolve other outstanding restructuring issues. In connection with these efforts, the parties engaged with the TCEH First Lien Ad Hoc Committee and the Holders of Interests in EFH Corp. regarding, among other things, the TCEH Settlement Claim (with respect to which certain issues were left open in the Original Confirmed Plan and Disclosure Statement filed on April 14, 2015), the TCEH First Lien Investigation, and certain Claims that could have been asserted against the Holders of Interests in EFH Corp.

Negotiations on the transaction (and the terms thereof), the terms and provisions governing efforts to consummate the REIT Reorganization, and the settlement of Claims by and against the Debtors as could be asserted by and against various parties, intensified in the summer of 2015. Ultimately, on August 9, 2015, the Debtors and the parties to the Equity Investment and Original Plan Support Agreement executed the definitive documents necessary to consummate the transactions contemplated by the Original Confirmed Plan, including the REIT-Merger and Purchase Agreement, the Backstop Commitment, and the Equity Commitment Letter, and the Settlement Agreement.

(b)	Occurrence of Plan Support Termination Event Rendering Original Confirmed Plan Void.

On May 1, 2016, certain first lien creditors of TCEH (the “Required TCEH First Lien Creditors”) delivered a written notice (the “Plan Support Termination Notice”) to the Debtors and the other parties to the Plan Support Agreement notifying such parties of the occurrence of a Plan Support Termination Event (as defined in the Plan Support Agreement) pursuant to Section 11(g) of the Plan Support Agreement, which entitles the Required TCEH First

Lien Creditors to deliver a Plan Support Termination Notice after April 30, 2016 (the “Plan Support Outside Date”), unless the Plan Support Outside Date has been extended. The Plan Support Termination Notice stated that the Plan Support Outside Date can only be extended beyond April 30, 2016 if: (i) all required approvals from the Public Utility Commission of Texas with respect to the consummation of the Confirmed Plan have been obtained before such date, or (ii) the Required Investor Parties (as defined in the Plan Support Agreement) submit a written request, which is received by the Required TCEH First Lien Creditors no later than April 30, 2016, to extend the Plan Support Outside Date for thirty days.

The Plan Support Termination Notice stated that neither of the foregoing extensions has been triggered as of the date of the Plan Support Termination Notice. The delivery of the Plan Support Termination Notice allowed the EFH Debtors and EFIH Debtors’ to terminate the agreement governing the REIT-Merger and caused the Confirmed Plan to become null and void. The delivery of the Plan Support Termination Notice does not terminate the obligations of certain of the parties to not object to or interfere with an alternative restructuring (including as set forth in the Plan) so long as the Plan continues to meet certain minimum conditions set forth in the Plan Support Agreement.

(c)	Discussions Regarding EFH/EFIH Transaction Following Delivery of Plan Support Termination Notice.

As described in Section I and above, the Ad Hoc Committee of TCEH First Lien Lenders delivered a Plan Support Termination Notice on May 1, 2016, which terminated the obligations of the parties to the Original Plan Support Agreement to support the Original Confirmed Plan and which gave rise to the EFH/EFIH Debtors ability to terminate the agreement governing the REIT-Merger. Immediately following the delivery of such notice, the Debtors filed a version of the Plan on May 1, 2016 that contemplated either a standalone transaction or an investment from third party or existing creditors with respect to the EFH Debtors and EFIH Debtors. Contemporaneously therewith, the Debtors developed a proposal for a dual path transaction at the EFH Debtors and EFIH Debtors and shared the proposal on a confidential basis with representatives for the key constituencies at the EFH Debtors and EFIH Debtors. Certain of these parties engaged in discussions with the Debtors following receipt of the proposal while others did not.

In addition, the Debtors prepared a revised form of the process letter circulated to third party investors in connection with the formal 2015 Oncor sale process. This letter was circulated to approximately 15 parties and the Debtors’ advisors informally contacted with another approximately 40 parties regarding their potential interest in re-engaging in discussions regarding an Oncor transaction.

Ultimately eight parties signed or renewed their confidentiality agreements with the Debtors and, in exchange, received confidential legal and financial information regarding the Debtors. The Debtors and their advisors engaged in robust negotiations with several parties, the results of which yielded the Merger Agreement and the Plan Support Agreement. Importantly, the Merger Agreement and the Plan Support Agreement permit the Debtors to capitalize on such productive negotiations by providing for a “go shop” right, subject to certain obligations and limitations.

H.	Retention of Conflicts Matter Advisors.

On November 3, 2014, after a four-day hearing on the Bidding Procedures Motion, the Bankruptcy Court entered a bench ruling noting that actual (though not fatal) conflicts exist between the Debtors’ estates with respect to the auction process for the sale of economic interests in Oncor Electric. Before this ruling, the Debtors and their significant constituencies had been actively discussing the potential need for certain Debtors to retain conflicts counsel during these Chapter 11 Cases and the process by which that would happen, pursuant to the Case Protocol Order. Following this ruling, the Debtors’ disinterested directors and managers sought the retention of legal counsel and other professionals to represent the respective estates’ interests with regards to any actual conflicts matters.

On November 7, 2014, the Debtors filed a notice indicating that each of EFH, EFIH and TCEH was in the process of retaining counsel to advise the applicable Debtor regarding actual conflicts matters, in accordance with the Case Protocol Order [D.I. 2718]. Ultimately, each of EFH, EFIH, and TCEH filed the following retention applications and the Bankruptcy Court approved the retention of conflicts matter counsel and professionals for their respective estates:

•	EFH - Proskauer Rose LLP, as counsel [D.I. 3037, 3281];

•	EFH - O’Kelly, Ernst & Bielli LLP, as Delaware counsel [D.I. 3038, 3280];

•	EFH - SOLIC Capital Advisors, LLC, as financial advisor [D.I. 3324, 3467];

•	EFIH - Cravath, Swaine & Moore LLP, as counsel [D.I. 3203, 3321];

•	EFIH - Goldin Associates, LLC, as special financial advisor [D.I. 3062, 3277];

•	EFIH - Jenner & Block LLP, as counsel [D.I. 4792, 4945];

•	EFIH - Stevens & Lee LLP, as Delaware counsel [D.I. 3038, 3278];

•	TCEH - Munger, Tolles & Olson LLP, as counsel [D.I. 3040, 3279];

•	TCEH - Greenhill & Co., LLC, as financial advisor [D.I. 3062, 3283]; and

•	TCEH - McElroy, Deutsch, Mulvaney & Carpenter, LLP, as local counsel [D.I. 3517, 3835].

I.	Legacy Discovery.

On August 13, 2014, the Bankruptcy Court entered an order [D.I. 1832] allowing creditors to pursue document and deposition discovery with respect to a broad list of “legacy” topics concerning various prepetition transactions and issues, including, but not limited to: any intercompany claims; transactions with the Sponsor Group; and the competitive tax sharing agreement and payments under that agreement (the “Legacy Discovery”).

In April 2015, the Debtors completed their obligations with respect to the Initial Consolidated Requests (in accordance with, and as defined in, the order entered by the Bankruptcy Court governing Legacy Discovery [D.I. 1832], as amended (the “Legacy Discovery Protocol”). The breadth and magnitude of the Legacy Discovery efforts were immense. The Debtors received 212 individual document requests covering an expansive range of topics for a broad time period, in some cases reaching back more than 15 years prepetition. The Debtors engaged in consistent and continuous good-faith negotiations with creditor representatives concerning the breadth and scope of the Legacy Discovery requests and the Debtors’ efforts included, but were not limited to, running more than 350 search terms against more than 35 custodians; collecting, reviewing and producing documents from dozens of custodians - including company personnel and other third parties - for a vast time period; and conducting numerous targeted collections to identify potentially responsive documents on specific topics. In connection with Legacy Discovery, the Debtors produced over 800,000 documents, totaling more than 5.6 million pages, in less than eight months. The Sponsor Group and other parties-in-interest likewise made very substantial document productions in response to Initial Consolidated Requests and follow-up requests.

On April 30, 2015, each TCEH creditor disclosed any material claims or causes of action for which it intends to request standing and the Debtors are in the process of reviewing the merits, if any, of each asserted claim or cause of action.

J.	TCEH First Lien Investigation.

Under the TCEH Cash Collateral Final Order, the Debtors stipulated to, among other things, the validity of the obligations and liens related to the TCEH First Lien Debt and certain transactions including, but not limited to: the 2007 Acquisition, the 2013 extension of the TCEH Credit Agreement, and the avoidance of unperfected liens and security interests (collectively, the “TCEH First Lien Investigation Claims”). The Debtors have provided substantial discovery to, among others, the TCEH Committee and the Ad Hoc TCEH Unsecured Noteholder Group regarding their investigation into the TCEH First Lien Investigation Claims.

All other parties were bound by these stipulations as well unless such parties obtained standing and filed an adversary proceeding to avoid, object to, or otherwise challenge the TCEH First Lien Investigation Claims by March 13, 2015 (the “Challenge Deadline”). Consequently, on February 20, 2015, the TCEH Committee, the EFH/EFIH Committee, and the TCEH Unsecured Ad Hoc Group each filed motions seeking standing to prosecute and investigate the TCEH First Lien Investigation Claims, and the exclusive authority to settle the TCEH First Lien Investigation Claims (the “Standing Motions”). On March 3, 2015, the Debtors filed an omnibus objection to the Standing Motions seeking a ruling (a) extending the Challenge Deadline, with the consent of the TCEH First Lien Ad Hoc Committee and the Prepetition First Lien Agents (as defined in the TCEH Cash Collateral Final Order), thus deferring a ruling on the Standing Motions or, in the alternative (b) granting the TCEH Committee authority to prosecute the TCEH First Lien Investigation Claims but preserving the Debtors’ exclusive right to settle the TCEH First Lien Investigation Claims [D.I. 3726].

In addition to the Debtors, the TCEH First Lien Agent, and the TCEH First Lien Ad Hoc Committee each filed an omnibus objection to the Standing Motions [D.I. 3731 and 3732, respectively]. CCP Credit Acquisition Holdings, L.L.C., Centerbridge Special Credit Partners, L.P., and Centerbridge Special Credit Partners, II, L.P., collectively in their capacity as a TCEH first lien noteholder, filed an objection to the TCEH Committee’s Standing Motion [D.I. 3729]. Law Debenture Trust Company of New York, in its capacity as indenture trustee under the TCEH unsecured notes, filed an objection to the EFH/EFIH Committee’s Standing Motion [D.I. 3741]. Wilmington Savings Fund Society, FSB, in its capacity as TCEH Second Lien Notes successor indenture trustee, filed an objection to the EFH/EFIH Committee’s and the TCEH Unsecured Ad Hoc Group’s Standing Motions [D.I. 3725]. The TCEH Unsecured Ad Hoc Group filed an objection to the EFH/EFIH Committee’s Standing Motion [D.I. 3734]. The TCEH Committee filed a response to the EFH/EFIH Committee’s and the TCEH Unsecured Ad Hoc Group’s Standing Motions [D.I. 3733].

On March 10, 2015, the Debtors, with the consent of the TCEH First Lien Ad Hoc Committee and the Prepetition First Lien Agents (as defined in the TCEH Cash Collateral Final Order), filed the Stipulation and Consent Order Extending Certain Deadlines in the Final Cash Collateral Order [D.I. 3857], extending the Challenge Deadline to April 17, 2015. Consequently, with the consent of the parties to the Standing Motions, the Bankruptcy Court adjourned the Standing Motions (and the related responses and objections) to the April 14, 2015 omnibus hearing. The Standing Motions were subsequently adjourned to a hearing to take place on July 9, 2015.

On April 1, 2015, the TCEH Committee, the EFH/EFIH Committee, the TCEH Unsecured Ad Hoc Group and Wilmington Savings Fund Society, FSB filed replies to the various objections to the Standing Motions [D.I. 4031, 4034, 4045, and 4029, respectively].

In connection with the TCEH Scheduling Stipulation (described herein) and as stated on the record at the June 25, 2015 scheduling conference regarding the Confirmation Scheduling Order, the parties to the Standing Motions have consented to adjourn the hearing on the Standing Motions to August 11, 2015 (which have since been adjourned as described below). On July 8, 2015, the Debtors, with the consent of the TCEH First Lien Ad Hoc Committee and the Prepetition First Lien Agents (as defined in the Cash Collateral Order) filed the Stipulation and Consent Order Extending Certain Deadlines in the Final Cash Collateral Order [D.I. 4948], extending the Challenge Deadline to September 10, 2015. The Bankruptcy Court approved the relief requested on July 10, 2015 [D.I. 4958]. On September 11, 2015, the Bankruptcy Court entered (a) an order amending certain terms of the TCEH Cash Collateral Final Order in connection with the Original Plan Support Agreement [D.I. 5923] and (b) an order extending the Challenge Deadline for (i) the TCEH Committee and TCEH Unsecured Ad Hoc Group, pending further order of the Court and subject to the terms of the Original Plan Support Agreement and (ii) the EFH/EFIH Committee, to January 15, 2016 [D.I. 5922]. The EFH/EFIH Committee’s Standing Motion was deemed withdrawn pursuant to the Settlement Order.

K.	Makewhole Litigation.

The Debtors have commenced litigation with respect to Holders of EFIH First Lien Notes that did not enter into the EFIH First Lien Settlement regarding their respective Makewhole Claims.

1.	EFIH First Lien Makewhole Adversary Proceeding and the EFIH First Lien Automatic Stay Motion.

As discussed in Section IV.C.3 of this Disclosure Statement, entitled “EFIH First Lien DIP and First Lien Repayment Motion,” which begins on page 61, in the EFIH First Lien DIP Motion, the Debtors initiated a contested matter requesting that the Bankruptcy Court hold that no EFIH First Lien Makewhole Claim was due on account of the EFIH First Lien Repayment.

On May 15, 2014, the EFIH First Lien Notes Trustee, solely in its capacity as indenture trustee under the EFIH First Lien 2020 Notes, filed a complaint (the “First Lien Makewhole Complaint”), initiating an adversary proceeding in the Bankruptcy Court (Case No. 14-50363) (the “First Lien Makewhole Complaint”) against the EFIH Debtors seeking a declaration that the EFIH Debtors are obligated to pay the Makewhole Claims in connection with the EFIH First Lien Repayment. The First Lien Makewhole Complaint further requests that such Makewhole Claims be treated as secured claims against the EFIH Debtors and seeks certain other amounts related to indemnifications, interest, and other disputed amounts. The EFIH Debtors answered the First Lien Makewhole Complaint on June 13, 2014 [Adversary D.I. 33]. The EFIH Debtors reject the EFIH First Lien Notes Trustee’s claims and will continue to vigorously contest the First Lien Makewhole Complaint.

Also on May 15, 2014, the EFIH First Lien Notes Trustee and certain Holders of EFIH First Lien 2020 Notes (the “Objecting First Lien 2020 Note Parties”) filed the Joint Motion of CSC Trust Company of Delaware, as Indenture Trustee, and Certain EFIH 10% First Lien Noteholders, for Confirmation that the Automatic Stay Does Not Apply or, Alternatively, for Limited Relief from the Automatic Stay, Solely Regarding Rescission of Acceleration [D.I. 473] (the “First Lien Lift Stay Motion”). The Objecting First Lien 2020 Parties argue that under the terms of the EFIH First Lien 2020 Notes Indenture the automatic stay does not prevent rescinding the acceleration of the EFIH First Lien 2020 Notes. Accordingly, such parties argue that they are entitled to rescind the acceleration of the EFIH First Lien 2020 Notes and that, as a result, the EFIH First Lien Repayment requires the payment of the EFIH First Lien Makewhole Claims asserted by holders of EFIH First Lien 2020 Notes. On June 4, 2014, CSC sent the EFIH Debtors a letter purporting to waive events of default under the EFIH First Lien 2020 Notes that were caused by the filing of the Chapter 11 Cases and rescind acceleration under the EFIH First Lien 2020 Notes, subject to certain conditions and qualifications (the “Rescission Letter”). The EFIH Debtors believe that any attempt to decelerate the EFIH First Lien 2020 Notes (including pursuant to the Rescission Letter) violates the automatic stay of section 362 of the Bankruptcy Code and is otherwise invalid and of no effect. The EFIH Debtors also believe that cause does not exist to lift the automatic stay to permit rescission.

On September 12, 2014, the Bankruptcy Court entered an order that bifurcated the adversary proceeding and the lift stay motion into two phases [Adversary D.I. 128]. The first phase would determine whether the non-settling Holders of EFIH First Lien Notes are entitled to recover makewhole premiums and related amounts under state law. The second phase would address whether the EFIH Debtors are solvent; if not, whether insolvency provides a basis under the Bankruptcy Code for disallowing or limiting any Redemption Claim; and the amount of any recovery for the non-settling Holders of EFIH First Lien Notes. Both parties moved for summary judgment in the first phase, and a summary judgment hearing was held on March 13, 2015. On March 26, 2015, the Bankruptcy Court issued Findings of Fact and Conclusions of Law granting summary judgment to EFIH on the Makewhole Claims, as well as other claims, and denying the EFIH First Lien Notes Trustee summary judgment on the same [Adversary D.I. 245], with respect to which the EFIH First Lien Notes Trustee filed a notice of appeal on July 17, 2015 [D.I. 5035] (the “Notice of Appeal”). The Bankruptcy Court ruled that the Holders of EFIH First Lien 2020 Notes’ attempt to decelerate the EFIH First Lien 2020 Notes violated the automatic stay. The Bankruptcy Court denied both parties’ motions for summary judgment on the question of whether cause existed to lift the stay nunc pro tunc.

On April 20-22, 2015, the Court held a trial on whether to lift the automatic stay nunc pro tunc. The parties submitted post-trial briefs [Adversary D.I. 293, 294] and proposed findings of fact and conclusions of law on May 20, 2015, [Adversary D.I. 292, 295]. On July 8, 2015, the Bankruptcy Court issued its Findings of Fact and Conclusions of Law holding that no cause exists to lift the automatic stay, [Adversary D.I. 304], and entering an order that fully resolves the EFIH First Lien Makewhole Adversary Proceeding, [Adversary D.I. 305].

On July 20, 2015, the EFIH First Lien Notes Trustee filed the Notice of Appeal in the District Court for the District of Delaware (the “District Court”) (Case No. 1:15-cv-620) [D. Del. D.I. 1] with respect to the Bankruptcy Court’s decision on summary judgment and decision following the trial on relief from the automatic stay. On August 18, 2015, the EFIH First Lien Notes Trustee filed a motion seeking to certify its Notice of Appeal directly to the Third Circuit [D. Del. D.I. 6] and on August 20, 2015, the EFIH Second Lien Trustee filed a motion seeking to intervene in the Appeal [D. Del. D.I. 9]. The EFIH Debtors filed their opposition to the EFIH First Liens’ motion for direct certification on September 4, 2015 [D. Del. D.I. 26]. On December 1, 2015, the District Court denied the First Lien Notes Trustee’s motion for direct appeal [D. Del. D.I. 52]. At the conclusion of oral argument held February 9, 2016, the District Court issued an oral ruling on the record in favor of the EFIH Debtors as to the first and third issues out of three issues raised by the EFIH First Lien Notes Trustee on appeal [D. Del. D.I. 56]. On February 16, 2016, the District Court entered a Memorandum Order [D. Del. D.I. 57] affirming the Bankruptcy Court’s orders with respect to the second issue as well.

The EFIH First Lien Notes Trustee appealed to the Third Circuit (Case No. 16-1351) on February 23, 2016. The EFIH First Lien Notes Trustee filed its brief on May 9, 2016. The EFIH Debtors’ response brief was filed on June 8, 2016, and the EFIH First Lien Notes Trustee filed its reply brief on June 22, 2016. On April 19, 2016, the Third Circuit consolidated, for disposition, the appeal of the EFIH First Lien Notes Trustee and the appeal of the EFIH Second Lien Notes Trustee discussed below in IV.L.2. Oral argument was held on September 27, 2016, and the Third Circuit Decision was issued on November 17, 2016.

2.	EFIH Second Lien Makewhole Adversary Proceeding.

On June 16, 2014, the EFIH Second Lien Notes Trustee filed an adversary complaint (Case No. 14-50405) (the “Second Lien Makewhole Complaint”) against the EFIH Debtors seeking a declaration that the Debtors are obligated to pay the Makewhole Claims in connection with the EFIH Second Lien Notes, along with other contested amounts relating to indemnification obligations, professional fees, and interest.

On December 1, 2014, the EFIH Debtors filed a motion for leave to file an amended answer and counterclaims in response to the Second Lien Makewhole Complaint [Adversary D.I. 12]. In the memorandum of law that accompanied this motion [Adversary D.I. 13], the EFIH Debtors requested that the Bankruptcy Court allow briefing for declaratory judgment that would resolve any and all questions of the EFIH Debtors’ liability with respect to the Makewhole Claims related to the EFIH Second Lien Notes. On December 18, 2014, the Bankruptcy Court entered a scheduling order outlining the timeline for parties-in-interests to file briefs in connection to the Second Lien Makewhole Complaint [Adversary D.I. 15].

On December 19, 2014, the EFIH Second Lien Notes Trustee filed a motion to dismiss the complaint without prejudice [Adversary D.I. 18], arguing that the matter was not yet ripe. Following approval of the EFIH Second Lien Partial Repayment Motion (discussed below), the EFIH Second Lien Notes Trustee agreed that the ripeness issue was moot.

On April 13, 2015, the EFIH Second Lien Notes Trustee filed an amended complaint, and on April 30, 2015, the EFIH Debtors filed an answer to that complaint [Adversary D.I. 37, 39]. On July 17, 2015, the EFIH Debtors filed a motion for partial summary judgment, seeking to disallow any recovery on account of Makewhole Claims related to the EFIH Second Lien Notes. [Adversary D.I. 42]. On August 13, 2015, the EFIH Second Lien Notes Trustee filed an opposition and cross-motion for partial summary judgment [Adversary D.I. 46, 47]. The EFIH Second Lien Notes Trustee also filed a motion to lift the automatic stay “for the reasons set forth by the First Lien Trustee in its own lift-stay motion but rejected by this Court” [D.I. 5321]. The EFIH Debtors filed responses to these two submissions on September 3, 2015 [D.I. 5851; Adversary D.I. 53]. The EFIH Second Lien Notes Trustee did not file a reply to its lift-stay motion. On October 20, 2015, the Bankruptcy Court entered an order [D.I. 6531] denying the EFIH Second Lien Notes Trustee’s motion to lift the automatic stay. On October 29, 2015, the Bankruptcy Court entered an Amended Memorandum Opinion [D.I. 6752, Adversary D.I. 64] and a Corrected Order [D.I. 6753, Adversary D.I. 65], denying the EFIH Second Lien Notes Trustee’s cross-motion for partial summary judgment and granting in full the EFIH Debtors’ motion for summary judgment. On November 4, 2015, the EFIH Second Lien Notes Trustee filed respective notices of appeal of the Bankruptcy Court’s October 20 order [(Case No. 1:15-cv-01015) D. Del. D.I. 1] and October 29 opinion and order in the District Court [(Case Nos. 1:15-cv-1011 and -1014) D. Del. D.I. 1].

The three District Court appeals were briefed together. The EFIH Second Lien Notes Trustee filed an opening brief on December 23, 2015 [(Case Nos. 1:15-cv-1011, -1014, -1015) D. Del. D.I. 13], the EFIH Debtors filed their answering brief on January 22, 2016 [(Case No. 1:15-cv-1011) D. Del. D.I. 19, (Case Nos. 1:15-cv-1014, -1015) D.I. 17], and the trustee filed a reply brief on February 5, 2016 [(Case No. 1:15-cv-1011) D. Del. D.I. 22, (Case Nos. 1:15-cv-1014, -1015) D.I. 20]. On April 12, 2016, the District Court entered a Memorandum Order [(Case No. 1:15-cv-1011) D. Del. D.I. 25, (Case Nos. 1:15-cv-1014, -1015) D.I. 23] affirming the Bankruptcy Court’s orders, and incorporating the District Court’s rulings in the EFIH First Lien Notes Trustee’s appeal (Case No. 1:15-cv-620, discussed in Sections IV.L.1 above).

The EFIH Second Lien Notes Trustee docketed three appeals in the Third Circuit (Case Nos. 16-1926, 16-1927, and 16-1928) on April 19, 2016. On May 24, 2016, the EFIH Second Lien Notes Trustee filed its opening brief, on June 22, 2016, EFIH filed its response brief, and on July 6, 2016, the Second Lien Notes Trustee filed its reply brief. As discussed in Section IV.L.1 above, on April 19, 2016, the Third Circuit consolidated, for disposition purposes only, the following actions: Case Nos. 16-1351, 16-1926, 16-1927, and 16-1928; and further consolidated Case Nos. 16-1926, 16-1927, and 16-1928 for all purposes. On April 28, 2016, the U.S. Trustee filed a letter to the Third Circuit in each of Case Nos. 16-1926, 16-1927, and 16-1928 advising that the U.S. Trustee does not intend to participate in those appeals. These consolidated appeals were argued together with the appeal of the EFIH First Lien Trustee at the oral argument held on September 27, 2016, after which the Third Circuit Decision was issued on November 17, 2016.

3.	EFIH First Lien Inter-Creditor Action.

On June 20, 2014, CSC filed the EFIH First Lien Inter-Creditor Action (Adv. Case No. 14-50410) against Computershare Trust Company, N.A., Computershare Trust Company of Canada, Epiq Systems, Inc., the Depository Trust Company, Cede & Co.50 In the EFIH First Lien Inter-Creditor Action, the EFIH First Lien Notes Trustee asserts that any payments to Holders of EFIH Second Lien Notes are subject to certain turnover provisions under the EFIH Collateral Trust Agreement. In particular, the EFIH First Lien Notes Trustee argues, among other things, that the proceeds of the EFIH First Lien DIP Facility constitute proceeds of collateral. As a result, the EFIH First Lien Notes Trustee asserts that any funds raised from the EFIH First Lien DIP Facility may not be paid to Holders of EFIH Second Lien Notes unless and until all claims under the EFIH First Lien Notes are paid in full. The EFIH First Lien Notes Trustee further asserts that this turnover provision applies even if the contested first lien amounts are not allowable against the EFIH Debtors. The EFIH Second Lien Notes Trustee and EFIH First Lien Notes Trustee each filed briefs in support of their position on September 11, 2015 [Adversary D.I. 65 and Adversary D.I. 66, respectively]. On June 3, 2016, the Bankruptcy Court dismissed the EFIH First Lien Inter-Creditor Action, and on June 16, 2016, the EFIH First Lien Notes Trustee filed an appeal to the District Court. The EFIH First Lien Notes Trustee filed its opening brief in the appeal on September 7, 2016.

The EFIH First Lien Inter-Creditor Action seeks injunctions against the defendants and monetary damages in the event the defendants pay funds to the Holders of EFIH Second Lien Notes without setting aside the amounts specified in the amended complaint. The EFIH Debtors have not been named defendants in the EFIH First Lien Inter-Creditor Action.

The EFIH Debtors stated in the EFIH Second Lien Partial Repayment Motion and in their responses to the EFIH First Lien Notes Trustee’s objections to both the EFIH First Lien DIP Motion and the EFIH Second Lien DIP Motion that the proceeds of the EFIH First Lien DIP Facility do not constitute proceeds of collateral. Although the EFIH Debtors contest the assertions in the amended complaint in the EFIH First Lien Inter-Creditor Action, the EFIH Debtors cannot predict the outcome of this litigation and cannot predict the effect of the allegations in the EFIH First Lien Inter-Creditor Action will have on recoveries under the Plan.

In connection with the EFIH Second Lien Partial Repayment Motion, the EFIH Debtors, the EFIH First Lien Notes Trustee, and the EFIH Second Lien Notes Trustee agreed to certain language in the Partial Repayment Order concerning the EFIH First Lien Inter-Creditor Action. The Bankruptcy Court entered the Partial Repayment Order in the adversary proceeding under the First Lien Intercreditor-Action [Adversary D.I. 46] after entering the order in the Debtors’ lead chapter 11 case. The Partial Repayment Order provides, among other things, that the EFIH First Lien Notes Trustee maintains its right to assert that the EFIH Collateral Trust Agreement required the turnover of funds from the EFIH Second Lien Partial Repayment amount. If the EFIH First Lien Notes Trustee prevails on this argument, turnover will be from any subsequent distribution to the EFIH Second Lien Notes other than pursuant to the Partial Repayment. Under certain circumstances, Holders of EFIH Second Lien Notes are entitled to elect to provide such turnover in cash even if the applicable distribution to the Holders of EFIH Second Lien Notes is in a form of consideration other than cash.

[50]	Epiq Systems, the Depository Trust Company, and Cede & Co. are no longer defendants in the EFIH First Lien Inter-Creditor Action.

5.	EFIH Unsecured Makewhole Adversary Proceeding.

On December 16, 2014, the EFIH Debtors filed a complaint for declaratory relief against the EFIH Unsecured Notes Trustee relating to disputes between the parties regarding the EFIH Unsecured Notes Trustee’s rights to any makewhole payments as well as certain interest rate disputes between the parties in connection with the EFIH unsecured 11.25%/12.25% Senior Toggle Notes Due 2018 (the “PIK Notes”) [Adversary D.I. 1].

In particular, the EFIH Debtors have taken the position that the holders of the EFIH Senior Toggle Notes (i) are entitled to postpetition interest capped at the Federal Judgment Rate in effect on the Petition Date, which was .11%, and (ii) are not entitled to any makewhole payments or optional redemption premiums. The EFIH Unsecured Notes Trustee has noted that some courts have determined that “in solvent debtor cases, a presumption exists that the legal rate [applicable to post-petition interest] is the rate agreed to by the parties in their contract prior to the petition. See, Mem. Of Law at 22 n.6, Energy Future Intermediate Holding Co. LLC v. UMB Bank, N.A., No. 14-51002 (Bankr. D. Del. Feb. 6, 2015), ECF No. 8.

On February 6, 2015, the EFIH Unsecured Notes Trustee filed a motion to dismiss the complaint without prejudice [Adversary D.I. 7], arguing that the matter was not yet ripe for declaratory judgment. [Adversary D.I. 8]. The parties fully briefed the ripeness dispute, and the issue was argued at the May 4, 2015, omnibus hearing. On June 15, 2015, the Bankruptcy Court granted the EFIH Unsecured Notes Trustee’s motion to dismiss but held that the PIK Notes’ Claim contains “a claim to those components of the Indenture, some of which have not been liquidated as of the filing of the PIK Claim” and that “nothing in [the Bankruptcy Court’s] opinion limits the EFIH Debtors’ ability to object to the PIK Claim or to seek to liquidate such claim.” Adv. No. 14-51002, D.I. 43, at 29-30. On July 9, 2015, the EFIH Debtors filed a partial objection to the Claim filed by the EFIH Unsecured Notes Trustee [D.I. 4964]. The EFIH Unsecured Notes Trustee filed a response to the make-whole portion of the partial objection to the PIK Notes’ Claim on August 28, 2015 [D.I. 5788] and the EFIH Debtors filed their reply on September 11, 2015 [D.I. 5962]. On August 7, 2015, the EFIH Debtors and the EFIH Unsecured Notes Trustee filed letters regarding a briefing schedule over the two issues involved in the claim dispute: (a) whether the operative indenture entitles the Holders of PIK Notes’ to a makewhole premium and (b) whether the claim for postpetition interest is limited to the federal judgment rate or the rate set forth in the indenture [D.I. 5238 and D.I. 5239]. At the August 11, 2015, omnibus hearing the Court ruled on the record that briefing would proceed regarding the issue of postpetition interest, and after reviewing the briefs, the Court will determine whether it can rule as a matter of law on the rate of postpetition interest owed. The EFIH Unsecured Notes Trustee submitted a response to address the issues raised by the partial objection on September 4, 2015 [D.I. 5874], the EFIH Debtors replied on September 11, 2015 [D.I. 5962] regarding the makewhole premium issue and on September 18, 2015 [D.I. 6109] regarding the postpetition interest issue, the EFIH Unsecured Notes Trustee moved for leave to file a surreply on October 2, 2015 [D.I. 6303], and the EFIH Debtors responded to this motion on October 16, 2015 [D.I. 6488]. On November 24, 2016, the Bankruptcy Court entered (a) an order sustaining the EFIH Debtors’ partial objection “as it relates to the portion of the PIK Claim seeking postpetition interest at the rate specified in the PIK Indenture” [D.I. 7118] for the reasons set forth in the Bankruptcy Court’s October 30, 2015 Memorandum Opinion [D.I. 6782]. and (b) an order sustaining the EFIH Debtors’ partial objection “as it relates to the portion of the PIK Claim seeking an amount for premiums, Applicable Premium, prepayment penalties, make-whole premiums, and/or call premiums” [D.I. 7119] for the reasons set forth in the Bankruptcy Court’s October 30, 2015 Memorandum Opinion [D.I. 6781].51

[51]	The Court’s Memorandum Opinion at Docket No. 6782 also held that the plan “need not provide for the payment in cash on the effective date of postpetition interest at the contract rate for the PIK Noteholders to be unimpaired.” The Court went on to say that “[i]ndeed, the plan need not provide for any payment of interest, even at the Federal Judgment Rate. But in order for the PIK Noteholders to be unimpaired, the plan must provide that the Court may award postpetition interest at an appropriate rate if it determines to do so under its equitable power.” Memorandum Opinion, pg. 28-29. The Debtors, the Holders of PIK Notes, and the EFIH Unsecured Notes Trustee reserve all rights with respect to such Memorandum Opinion.

The EFIH Unsecured Notes Trustee on November 30, 2015 (Case No. 1:15-cv-1098), certain subsequent settling EFIH PIK Noteholders (the “Subsequent Settling PIKs”) on December 3, 2015 (Case No. 1:15-cv-1117), and Mudrick Capital Management L.P. (“Mudrick”) on December 8, 2015 (Case No. 1:15-cv-1132) each appealed the Bankruptcy Court’s Order [D.I. 7118] and Memorandum Opinion [D.I. 6782] to the District Court. The EFIH Unsecured Notes Trustee, on November 30, 2015 (Case No. 1:15-cv-1099) and the Subsequent Settling PIKs, on December 3, 2015 (Case No. 1:15-cv-1118) also appealed the Bankruptcy Court’s Order [D.I. 7119] and Memorandum Opinion [D.I. 6781] to the District Court. On January 13, 2016, the District Court stayed Mudrick’s appeal [(Case No. 1:15-cv-1132) D. Del. D.I. 21]. Owing to the Initial EFIH PIK Settlement and Subsequent EFIH PIK Settlement, both described below at Section IV.N.2, then in place, the parties to the appeals by UMB Bank and the Subsequent Settling PIKs requested that the District Court stay those respective appeals. On February 5, 2016, the District Court stayed the EFIH Unsecured Notes Trustee’s [(Case No. 1:15-cv-1098 and -1099) D. Del. D.I. 14] and the Subsequent Settling PIKs’ [(Case No. 1:15-cv-1117 and -1118) D. Del. D.I. 10] appeals. On June 9, 2016, the parties to the EFIH Unsecured Notes Trustee’s and Subsequent Settling PIKs appeals filed a joint status report informing the Court that the Initial EFIH PIK Settlement and Subsequent EFIH PIK Settlement had terminated. The Debtor-Appellees argued the appeals regarding the bankruptcy court’s make-whole ruling [D.I. 7119], could be summarily affirmed based on this Court’s April 12, 2016 ruling in the appeal of the Second Lien Trustee [(Case No. 1:15-cv-1099) D. Del. D.I. 23; (Case No. 1:15-cv-1118) D. Del. D.I. 13]. On July 15, 2016, this Court entered an order reopening these appeals and lifted the stay to allow EFIH to file a motion for summary affirmance regarding the make-whole issues [(Case No. 15-1099) D. Del. D.I. 24; (Case No. 15-1118) D. Del. D.I. 14]. Debtors filed their motion for summary affirmance on July 27, 2016 [(1:15-cv-1099) D. Del. D.I. 27; (Case No. 15-1118) D. Del. D.I. 17].

L.	EFIH Second Lien Partial Repayment Motion.

On February 12, 2015, EFH Corp. and the EFIH Debtors filed the Motion of Energy Future Holdings Corp., Energy Future Intermediate Holding Company LLC, and EFIH Finance Inc. for Entry of (A) Order (I) Authorizing Partial Repayment of EFIH Second Lien Notes; (II) Approving EFIH DIP Consent; and (III) Authorizing Consent Fee and (B) Revised EFIH First Lien DIP Order [D.I. 3527] (the “EFIH Second Lien Partial Repayment Motion”). Under the EFIH Second Lien Partial Repayment Motion, EFH Corp. and the EFIH Debtors requested authority to, among other things, (a) use up to $750 million of cash on hand at EFIH to repay in part the EFIH Second Lien Notes, (b) enter into a written consent with the agent and required lenders under the EFIH First Lien DIP Facility and pay a consent fee to the consenting lenders in an amount up to $13.5 million (the “Partial Repayment Consent Fee”), and (c) amend the Bankruptcy Court order governing the EFIH First Lien DIP Facility to permit the EFIH Second Lien Partial Repayment.

On February 26, 2015, the EFIH Second Lien Notes Trustee filed a limited objection to the EFIH Second Lien Partial Repayment Motion and a related cross-motion [D.I. 3673]. The EFIH Second Lien Notes Trustee argued, among other things, that the EFIH Second Lien Partial Repayment could not go forward unless the Bankruptcy Court made certain findings with respect to the First Lien Turnover Complaint . The EFIH Second Lien Notes Trustee also asserted that the Bankruptcy Court could not approve the EFIH Second Lien Partial Repayment unless the repayment amount was allocated first to the EFIH Second Lien Notes Trustee’s fees under the applicable indenture, including certain professional fees. On February 26, 2015, the EFIH First Lien Notes Trustee filed a response to the EFIH Second Lien Partial Repayment Motion indicating that it had agreed with the Debtors to resolve alleged issues under the EFIH Collateral Trust Agreement raised by the EFIH Second Lien Partial Repayment by including certain negotiated language in the proposed form of order approving the EFIH Second Lien Partial Repayment. On March 3, 2015, the EFIH First Lien Notes Trustee and the EFIH Second Lien Notes Trustee filed a joint statement indicating that they had agreed with the Debtors to certain negotiated language to be included in the proposed form of order that would resolve both parties’ objections associated with the EFIH Collateral Trust Agreement [D.I. 3748]. On March 9, 2015, EFH Corp. and the EFIH Debtors filed a revised form of order approving the EFIH Second Lien Partial Repayment that included negotiated language resolving all objections to entry of the order [D.I. 3842].

On March 10, 2015, the Bankruptcy Court entered an order approving the EFIH Second Lien Partial Repayment (the “Partial Repayment Order”) and an amended order approving the EFIH First Lien DIP Facility, revised to permit the EFIH Second Lien Partial Repayment. The Partial Repayment Order authorized EFIH to transfer $750 million of cash to the EFIH Second Lien Notes Trustee and pay the up to $13.5 million Partial Repayment Consent Fee. The EFIH Second Lien Partial Repayment closed on March 11, 2015, including payment of the Partial Repayment Consent Fee, which ultimately totaled approximately $13.1 million. After such repayment, as of the date hereof, the principal amount outstanding on the 11.00% and 11.75% notes are $322 million and $1,389 million, respectively.

The Partial Repayment Order dictated that the repayment cash would be applied as follows: (a) first, to amounts for the EFIH Second Lien Notes Trustee’s fees and expenses accrued under the indenture governing the EFIH Second Lien Notes, including professional fees and expenses; (b) second, to all claims for interest accrued under the EFIH Second Lien Notes through the closing date of the EFIH Second Lien Partial Repayment in full; and (c), third, the remainder to claims for principal under the EFIH Second Lien Notes. The Partial Repayment Order reserves the Debtors’ rights to seek to recharacterize or reallocate such amounts pursuant to section 506(b) of the Bankruptcy Code or to assert that such amounts are not payable and object to such claims. It also reserves the EFIH Second Lien Notes Trustee’s rights to oppose such recharacterization, reallocation, or objection or to assert claims for additional amounts due. The provisions of the Partial Repayment Order related to the EFIH Collateral Trust Agreement are discussed in Section IV.K of this Disclosure Statement, entitled “Makewhole Litigation,” which begins on page 71.

M.	Original Confirmed Plan Confirmation Settlements.

In connection with confirmation of the Original Confirmed Plan, the Debtors entered into a series of settlements with parties who, prior to the execution of such settlements, were contesting confirmation of the Original Confirmed Plan.

1.	Fidelity Settlement.

The Plan Sponsors and Fidelity executed a settlement pursuant to which, among other things, Fidelity agreed to (a) commit $500 million of equity financing to the REIT-Merger (to reduce the necessary exit financing with respect to the EFH Debtors and EFIH Debtors) and (b) certain agreed upon Allowed Claims with respect to its Claims against the EFH Debtors and EFIH Debtors and the Plan Sponsors agreed to pay certain reasonable and documented unpaid professional fees for Fidelity’s benefit (collectively, the “Fidelity Settlement”). The Fidelity Settlement was approved by the Bankruptcy Court on December 1, 2015 [D.I. 7181]. The Fidelity Settlement does not bind any of the parties if the Original Confirmed Plan is not consummated. As a result, the Fidelity Settlement does not bind any of the parties in connection with confirmation and consummation of the Plan.

2.	EFIH PIK Settlement.

The Plan Sponsors and holders of more than 50% of the EFIH PIK Note Claims reached a settlement regarding certain disputed postpetition contract interest claims and related litigation (the “Initial EFIH PIK Settlement”). After further negotiations, the Plan Sponsors reached a settlement with holders of an additional 40% of EFIH PIK Note Claims (the “Subsequent EFIH PIK Settlement”). The Bankruptcy Court approved the Debtors’ entry into the Initial EFIH PIK Settlement and the Subsequent EFIH PIK Settlement on November 25, 2016 [D.I. 7145]. Neither the Initial EFIH PIK Settlement nor the Subsequent EFIH PIK Settlement bind any of the parties if the Original Confirmed Plan is not consummated. As a result, neither the Initial EFIH PIK Settlement nor the Subsequent EFIH PIK Settlement bind any of the parties in connection with confirmation and consummation of the Plan.

3.	EFH/EFIH Committee and EFH Notes Trustee Settlement.

The Plan Sponsors, the EFH/EFIH Committee, the EFH Notes Trustee, and certain other parties entered into a settlement which provided for certain agreed terms in connection with the Original Confirmed Plan as well as an Alternative Restructuring (as described herein, the “EFH Settlement”). With respect to the Original Confirmed Plan, the EFH Settlement provides that (a) with respect to settling holders of EFH Notes Claims only, no Makewhole Claims would be satisfied with respect to the EFH Notes (other than amounts already settled) and non-settling holders’ rights would be fully preserved to pursue allowance of their respective Makewhole Claims, (b) with respect to the EFH Unexchanged Notes and certain small holders of EFH LBO Notes, such parties would receive 100% of postpetition interest at the contract rate on such notes, (c) the EFH Legacy Notes would not be reinstated at Reorganized TCEH, and (d) the EFH Notes Trustee would receive certain agreed upon professional fees and expenses in excess of its charging lien. With respect to an Alternative Restructuring, (a) the TCEH Settlement

Claim would be subordinated to certain Classes of unsecured Claims against the EFH Debtors, provided such Classes followed the direction of the Ad Hoc TCEH First Lien Committee with respect to voting on a plan reflecting the terms of such Alternative Restructuring, (b) the TCEH Cash Payment (related to the Alternative Restructuring set forth in the Original Plan Support Agreement) would be subject to certain reductions, and (c) the EFH/EFIH Committee agreed to take a limited role in proceedings related to the Alternative Restructuring, subject to its fiduciary duty obligations. The EFH Settlement was approved by the Bankruptcy Court on November 25, 2015 [D.I. 7143] and, subject to its terms, binds the parties in connection with confirmation and consummation of the Plan.

N.	Other Ongoing Litigation Items.

1.	EFH Call Right Adversary Proceeding.

On October 6, 2014, several investment funds holding “Call Rights” related to EFH Unsecured Notes (the “Call Right Holders”) filed an adversary complaint (the “EFH Call Right Complaint”) against Fidelity (Case No. 14-50797). In the EFH Call Right Complaint, the Call Right Holders allege that, as parties to the Restructuring Support Agreement, they have a contractual right to purchase EFH Non-Guaranteed Notes from Fidelity at any time prior to the Effective Date of a plan of reorganization (the “Call Right”).

The Call Right Holders further assert that they have exercised the Call Rights and seek relief from the Bankruptcy Court including (a) an order issued by the Bankruptcy Court directing Fidelity to sell and transfer to the Call Right Holders all of its EFH Non-Guaranteed Notes, (b) a declaratory judgment that the Call Right Holders had properly exercised the Call Right and are entitled to the EFH Non-Guaranteed Notes, and that Fidelity has no valid continuing interest in those notes, and (c) injunctive relief enjoining Fidelity from taking any action that would interfere with the Call Right Holders’ control or ownership of the EFH Non-Guaranteed Notes.

On January 20, 2015, the Bankruptcy Court dismissed the EFH Call Right Complaint and concluded that the Call Right Holders do not have a contractual right to purchase EFH Non-Guaranteed Notes from Fidelity at any time prior to the Effective Date of a plan of reorganization [Adversary D.I. 57]. On February 3, 2015, the Call Right Holders filed a notice of appeal with the Bankruptcy Court [Adversary D.I. 61] and on March 11, 2015, the appeal was assigned to Judge Richard Andrews of the District Court of Delaware. On September 4, 2015, the Call Right Holders filed an opening brief in the appeal. The EFH Call Right Complaint was dismissed in connection with the Fidelity Settlement.

2.	TCEH First Lien Intercreditor Lawsuit.

On March 13, 2015, the TCEH First Lien Notes Trustee filed a complaint against the TCEH First Lien Agent in the New York Supreme Court captioned Delaware Trust Company v. Wilmington Trust, N.A. (Index No. 650792/2015) (the “TCEH First Lien Intercreditor Action”). This action was subsequently removed to the District Court for the Southern District of New York, and, on July 23, 2015, it was transferred to the Bankruptcy Court. In the TCEH First Lien Intercreditor Action, the TCEH First Lien Notes Trustee asserted that the Cash Collateral Order improperly allocates first lien adequate protection payments among holders of TCEH First Lien Claims in a manner that is not in accordance with the TCEH First Lien Intercreditor Agreement because it fails to take into account the accrual of postpetition interest on the claims (the “Postpetition Interest Allocation Method”). The TCEH First Lien Notes Trustee also asserted that the Postpetition Interest Allocation Method should be utilized to allocated distributions under the REIT Plan. Morgan Stanley Capital Group Inc. (“Morgan Stanley”), J. Aron & Company (“J. Aron”), and Titan Investment Holdings L.P. (“Titan”) each intervened in the TCEH First Lien Intercreditor Action. Morgan Stanley and J. Aron filed a joint motion seeking a judgment on the pleadings that the proper method for allocating adequate protection payments and distributions under the REIT Plan made to holders of TCEH First Lien Claims was pro rata based on the amount of claims held by each TCEH First Lien Creditor as of the Petition Date (the “Petition Date Allocation Method”); Titan filed a separate motion for judgment on the pleadings seeking similar relief (such motions, collectively, the “Intervenors’ Motions”). The TCEH First Lien Notes Trustee also filed a motion seeking a judgment on the pleadings that the adequate protection payments and distributions under the REIT Plan made to holders of TCEH First Lien Claims should be allocated pursuant to the Postpetition Interest Allocation Method. On March 11, 2016, the Court issued an order granting the Intervenors’ Motions holding that the Petition Date Allocation Method should be applied to allocate adequate protection payments and distributions under the REIT Plan made to holders of TCEH First Lien Claims. The TCEH First Lien Notes Trustee has appealed, and the Court has imposed a temporary stay of its ruling as to the portion of the ruling relating to the Cash Collateral Order (the “Stay Order”). The TCEH Debtors reserved this issue in the TCEH Cash Collateral Final Order and continue to escrow disputed amounts of the adequate protection payments, pending a resolution of the dispute. On July 5, 2016, the Court approved a stipulation between the parties with respect to the Stay Order. The Bankruptcy Court held a status conference with respect to the TCEH First Lien Intercreditor Action on December 1, 2016.

3.	TCEH L/C Holder Lawsuit.

On May 14, 2015, Marathon Asset Management, L.P., Polygon Convertible Opportunity Master Fund, and Polygon Distressed Opportunities Master Fund, Holders of Deposit L/C Loans under the TCEH First Lien Credit Agreement (collectively, “Plaintiffs”), filed a declaratory judgment action suit against the TCEH First Lien Agent, in the Supreme Court of the State of New York, which was subsequently brought as an adversary proceeding before the Court (the “TCEH L/C Holder Lawsuit”). In the TCEH L/C Holder Lawsuit, Plaintiffs sought a declaratory judgment (a) finding that Plaintiffs had a priority secured interest in certain cash attributable to letters-of-credit issued under the TCEH L/C, specifically with respect to any “Undrawn Overage Amount” under the Deposit L/C Loan Collateral Account and (b) requiring the TCEH First Lien Agent to preserve any cash or other value corresponding to the Undrawn Overage Amount until distributions were made to Plaintiffs. On April 12, 2016, the Bankruptcy Court issued its ruling [Adversary D.I. 26] granting the motion to dismiss Plaintiffs’ complaint. Plaintiffs have appealed the Bankruptcy Court’s ruling and as of August 1, 2015, briefing on the appeal was complete. Oral arguments have not been scheduled at this time.

4.	Enterprise Valuation.

In the context of responding to the Legacy Discovery and TCEH First Lien investigation requests, the Debtors and their professionals have searched, collected, reviewed, and produced documents related to the Debtors’ historical valuation and solvency. Valuation of the Debtors, described in greater detail in Section VI.B.6, entitled “Valuation of the Debtors,” which begins on page 138 and the supporting materials referenced therein, may be contested by various parties-in-interest as part of the Confirmation Hearing.

O.	Exclusivity.

Under section 1121 of the Bankruptcy Code, a debtor has the exclusive right to file and solicit acceptance of a plan or plans of reorganization for an initial period of 120 days from the date on which the debtor filed for voluntary relief (the “Exclusive Filing Period”). If a debtor files a plan during the Exclusive Filing Period, then the debtor has the exclusive right for 180 days from the commencement date to solicit acceptances of the Plan (the “Exclusive Solicitation Period” and, together with the Exclusive Filing Period, the “Exclusive Periods”). During the Exclusive Periods, no other party in interest may file a competing plan of reorganization. Additionally, a court may extend these periods upon the request of a party in interest up to a maximum of 18 months from the commencement of a debtor’s chapter 11 cases.

The Debtors’ initial Exclusive Filing Period and Exclusive Solicitation Period were set to expire on August 27, 2014, and October 27, 2014, respectively. On July 23, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Extending the Debtors’ Exclusive Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof Pursuant to Section 1121 of the Bankruptcy Code [D.I. 1683] (the “First Exclusivity Motion”). The Debtors requested a 180-day extension of the Exclusive Filing Period to February 23, 2015 and the Exclusive Solicitation Period to April 25, 2015.

On August 11, 2014, the Debtors filed a certification of counsel stating that the Debtors had agreed to a bridge order with various constituents approving a one-month extension of the Exclusive Filing Period to September 18, 2014 and the Exclusive Solicitation Period to November 18, 2014 [D.I. 1798]. The Bankruptcy Court entered the bridge order on August 11, 2014 [D.I. 1802]. The Bankruptcy Court overruled an objection filed by the indenture trustee for the EFIH First Lien Notes and entered an order approving the First Exclusivity Motion on September 16, 2014 [D.I. 2063].

On January 20, 2015, the Debtors filed the Second Motion of Energy Future Holdings Corp., et al., for Entry of an Order Extending the Debtors’ Exclusive Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof Pursuant to Section 1121 of the Bankruptcy Code [D.I. 3338] (the “Second Exclusivity Motion”). The Debtors requested an extension of the exclusive time periods for the Debtors to file the Plan and solicit votes on the Plan to October 29, 2015 and December 29, 2015, respectively. On February 5, 2015, after discussions with various constituents, the Debtors filed the Notice of Filing of Amended Proposed Order Extending the Debtors’ Exclusivity Periods [D.I. 3445] which reflected consensus with such constituents and which amended the proposed order to extend the Exclusive Filing Period to June 23, 2015 and the Exclusive Solicitation Period to August 23, 2015. On February 10, 2015, the Bankruptcy Court overruled an objection filed by the indenture trustee for the TCEH second lien notes and granted the relief requested in the Second Exclusivity Motion, as amended [D.I. 3504].

On May 11, 2015, the Debtors filed the Third Motion of Energy Future Holdings Corp., et al., for Entry of an Order Extending the Debtors’ Exclusive Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof Pursuant to Section 1121 of the Bankruptcy Code [D.I. 4441] (the “Third Exclusivity Motion”). The Debtors requested an extension of the Exclusive Filing Period to October 29, 2015 and the Exclusive Solicitation Period to December 29, 2015 (the statutory maximum under section 1121 in each case). In connection with the Third Exclusivity Motion, the TCEH Unsecured Ad Hoc Group filed two deposition notices—a request to depose Paul Keglevic, the Debtors’ CFO and co-CRO and a request for a Rule 30(b)(6) witness or witnesses [D.I. 4593 and 4594]. The Court scheduled a telephonic hearing for May 28, 2015 to address the deposition requests. In advance of the hearing, the Debtors and the TCEH Unsecured Ad Hoc Group filed letters in support of their respective positions [D.I. 4614 and 4615]. The Court ultimately denied the TCEH Ad Hoc Group’s discovery requests. On June 1, 2015, the Bankruptcy Court overruled objections by several parties and entered an order, extending the Exclusive Periods to the statutory maximum permitted under section 1121 of the Bankruptcy Code [D.I. 4634]. The Debtors’ Exclusive Periods have expired.

P.	Other Bankruptcy Motions, Applications, and Filings.

To minimize disruption to the Debtors’ operations and in pursuit of consummation of the Restructuring, upon the commencement of the Chapter 11 Cases, the Debtors sought the relief in the motions summarized below.

1.	ERCOT Assumption Motion.

On the Petition Date, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing Certain of the Debtors to Assume Standard Form Market Participant Agreements with ERCOT [D.I. 40] (the “ERCOT Assumption Motion”). Pursuant to the ERCOT Assumption Motion, certain Debtors sought authority to assume prepetition Standard Form Market Participant Agreements with ERCOT and provide adequate assurance of future performance in relation thereto. Additionally, in an abundance of caution, the Debtors sought authority for ERCOT to draw on the $120 million letter of credit in its discretion. On June 4, 2014, the Bankruptcy Court granted the relief requested in the ERCOT Assumption Motion [D.I. 802].

2.	Non-Qualified Benefits Motion.

On June 27, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing Certain of the Debtors to Continue Honoring Obligations to Retirees and Non-Insider Employees on Account of Non-Qualified Benefit Programs [D.I. 1222]. The Debtors requested approval to honor certain obligations under two non-qualified benefit programs for certain eligible employees: (a) a supplemental non-contributory, non-qualified pension plan for those eligible participants whose tax-qualified pension benefits are limited due to IRC restrictions; and (b) a contributory, non-qualified defined contribution plan that permits eligible participants to defer a portion of their salary (collectively, the “Non-Qualified Benefits Programs”).

On July 1, 2014, the Debtors filed an amended motion requesting the same relief [D.I. 1441]. Before and after filing the amended motion, the Debtors engaged in significant discussions with the U.S. Trustee, the TCEH Committee, and the TCEH Unsecured Ad Hoc Group regarding the requested relief. Based on these discussions, the Debtors sought approval of a revised order reflecting consensus with such parties that, among other things, limits the amounts of the non-qualified benefits programs that may be paid in a given calendar year in aggregate and to an individual participant, excludes certain individuals from participating in the Non-Qualified Benefit Programs, and requires notification to certain parties prior to making significant payments under the non-qualified benefit programs. A certain group of legacy retirees filed a joinder to this motion [D.I. 1787]. On August 12, 2014, the Bankruptcy Court entered the revised form of order (the “Non-Qualified Benefits Order”) approving the amended motion [D.I. 1819].

On May 11, 2015, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of a Second Order Authorizing Certain of the Debtors to Honor Obligations to Certain Retirees on Account of Non-Qualified Benefit Programs [D.I. 4445]. The Debtors requested approval to honor obligations to certain additional employees under the Non-Qualified Benefits Programs who had previously been excluded from the relief granted in the Non-Qualified Benefits Order. On June 1, 2015, the Bankruptcy Court approved the relief requested [D.I. 4633].

3.	Comanche Peak Joint Venture Agreements Amendment Motion.

On June 27, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., Authorizing Entry Into Amendments to the Comanche Peak Joint Venture Agreements [D.I. 1227]. Certain of the Debtors have maintained a joint venture (the “Comanche Peak Joint Venture”) with Mitsubishi Heavy Industries Ltd. (“MHI”) and non-Debtor affiliate Nuclear Energy Future Holdings II LLC (“NEFH II”), pursuant to certain agreements (the “CP Joint Venture Agreements”) for the construction and operation of two new nuclear generation units at the Comanche Peak nuclear power facility. The development of the new units is no longer economically feasible and the parties to the CP Joint Venture Agreements decided to revise such agreement to reflect the suspension of development activities related to the new units. Accordingly, the Debtors filed the motion to request Bankruptcy Court authorization to enter into certain amendments to these agreements. The amendments to the CP Joint Venture Agreements consist of, among other things, the suspension or termination of certain obligations under the joint venture agreements, the conveyance of certain assets to NEFH II, the termination of TCEH’s guaranty of certain NEFH II rights and obligations under the joint venture agreements, and a material release of any and all claims by and between the parties to these agreements. On July 17, 2014, the Bankruptcy Court granted the relief requested [D.I. 1619].

On October 30, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing Certain Debtors to Enter Into Agreements Regarding MHI’s Withdrawal from the Comanche Peak Joint Venture [D.I. 2664]. The motion requested authorization from the Bankruptcy Court to enter into an agreement regarding MHI’s withdrawal from the Comanche Peak Joint Venture. MHI’s withdrawal leaves the Comanche Peak Joint Venture wholly owned and controlled by a non-Debtor entity that is wholly controlled and owned by the TCEH Debtors. On November 20, 2014, the Bankruptcy Court authorized the Debtors to enter into the agreement [D.I. 2831].

4.	401(k) Plan Separation Motion.

On June 27, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for an Order Authorizing the Debtors to Execute the 401(k) Plan Separation [D.I. 1229]. All of the Debtors’ employees participate in a qualified, defined contribution 401(k) plan (the “401(k) Plan”) maintained by the Debtors. Approximately 4,000 current and former Oncor Electric employees participate in the 401(k) Plan as well. In recent years, the Debtors and Oncor Electric have worked to separate Oncor Electric, and its employees, from the 401(k) Plan and have Oncor Electric provide for and maintain a 401(k) plan exclusively for Oncor Electric employees. Accordingly, this motion requested Bankruptcy Court authorization to transfer the accounts of Oncor Electric employees who participate in the 401(k) Plan to a new 401(k) plan established and maintained by Oncor Electric. On July 17, 2014, the Bankruptcy Court granted the relief requested [D.I. 1620].

5.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On July 23, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order, Pursuant to Section 365(d)(4) of the Bankruptcy Code, Extending Their Time to Assume or Reject Unexpired Leases of Nonresidential Real Property [D.I. 1680]. Through this motion, the Debtors requested a 90-day extension to assume or reject unexpired leases of nonresidential real property through and including November 25, 2014. On August 11, 2014, the Bankruptcy Court granted the relief requested [D.I. 1803]. On August 26, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et. al, for Entry of an Order Authorizing and Approving Expedited Procedures to Reject or Assume Executory Contracts and Unexpired Leases [D.I. 1930], seeking authority to implement expedited procedures allowing for the efficient assumption or rejection of executory contracts and unexpired leases. As the Debtors were party to approximately 12,000 contracts and leases, the Debtors sought expedited procedures allowing for the efficient assumption or rejection of executory contracts and unexpired leases. On September 15, 2014, the

Bankruptcy Court entered an order approving the expedited procedures [D.I. 2015]. Subsequent to the entry of that order, the Debtors have analyzed virtually all of their executory contracts and unexpired leases and assumed or rejected more than 5,700 nonresidential property leases and executory contracts.

6.	Bar Date Motion and the Claims Objection Process.

On June 30, 2014, the Debtors filed their schedules of assets and liabilities and statements of financial affairs that included, among other things, a detailed summary of the Debtors’ assets and liabilities, contracts, and leases to which the Debtors are party, and pending litigation to which the Debtors are party. On May 2, 2014, the Bankruptcy Court entered the Interim Order Authorizing the Debtors to (A) Maintain and Administer Customer Programs and Customer Agreements, (B) Honor Prepetition Obligations Related Thereto, (C) Pay Certain Expenses on Behalf of Certain Organizations, (D) Fix the Deadline to File Proofs of Claim for Certain Customer Claims, and (E) Establish Procedures for Notifying Customers of Commencement of the Debtors’ Chapter 11 Cases, Assumption of the Customer Agreements, and the Bar Date for Customer Claims [D.I. 307], establishing October 27, 2014, at 5:00 p.m. (prevailing Eastern Time) as the final date and time for certain customer claimants holding or asserting a claim against the Debtors arising on or before the Petition Date to file proofs of claim in the Chapter 11 Cases and approving the form and manner of notice thereof. On August 18, 2014, the Bankruptcy Court entered the Order (A) Setting Bar Dates For Filing Non-Customer Proofs Of Claim And Requests For Payment Under Section 503(b)(9) of the Bankruptcy Code, (B) Approving The Form Of And Manner For Filing Non-Customer Proofs Of Claim And Requests For Payment Under Section 503(b)(9) of the Bankruptcy Code, and (C) Approving Notice Thereof [D.I. 1866], establishing October 27, 2014, at 5:00 p.m. (prevailing Eastern Time) as the final date and time for all persons and entities holding or asserting a claim against the Debtors arising on or before the Petition Date to file proofs of claim in the Chapter 11 Cases, except for claims specifically exempt from complying with the general bar date as set forth in the order, including claims relating to alleged asbestos exposure (the “Asbestos Claims”), and approving the form and manner of notice thereof.

Since then, parties have filed over 10,000 proofs of claim, with a claimed value in excess of $350 billion (and certain claimants have, and may in the future, seek permission from the Bankruptcy Court to file claims after the Bar Date). Epiq Bankruptcy Solutions LLC, the Debtors’ claims agent, maintains the official claims register.

The Debtors have filed thirty-one omnibus objections to claims, which objected to 4,981 Proofs of Claim in an aggregate claimed amount of $178,987,950,975, which includes unliquidated or undetermined claimed amounts. These Proofs of Claim were filed by, among others, vendors, current and former customers, bondholders, and government agencies. As of September 11, 2015, 4,326 Proofs of Claim have been disallowed and expunged in an aggregate claimed amount of $177,105,841,660. Additionally, 859 Proofs of Claim have been withdrawn, disallowed, or reduced pursuant to the terms of a stipulation between the Debtors and the claimant(s) or an order by the Court, resulting in a reduction of the aggregate claimed amount against the Debtors of $894,210,215. The Debtors have also sent notices of satisfaction to the claimants under 197 filed or scheduled claims asserted in the aggregate amount of $39,209,966.

On September 9, 2014, the Debtors filed their brief in support of a bar date with respect to both manifested and unmanifested Asbestos Claims (such bar date, the “Asbestos Bar Date”) [D.I. 1984], and the personal injury law firms representing certain holders of Asbestos Claims (the “PI Law Firms”) filed their brief in opposition to the Asbestos Bar Date [D.I. 1983]. As set forth in the brief, the Debtors and the PI Law Firms agreed to address the form of notice for Asbestos Claims at a later hearing. The Bankruptcy Court heard oral argument with respect to this issue on October 28, 2014. On January 7, 2015, the Bankruptcy Court issued an opinion approving the establishment of an Asbestos Bar Date, including with respect to unmanifested Asbestos Claims. On March 24, 2015, the Debtors filed their brief in support of the form and manner of notice for filing proofs of claim for Asbestos Claims. On June 24, 2015, a second group of asbestos personal injury law firms filed a letter with the Bankruptcy Court requesting certain information relating to the Debtors’ asbestos liabilities [D.I. 4842]. The Debtors filed a response to the letter on June 26, 2015 [D.I. 4879]. On June 29, 2015, the EFH/EFIH Committee filed an objection to the Debtors’ proposed Asbestos Bar Date [D.I. 4883]. On July 13, 2015, the Debtors filed a reply to the EFH/EFIH Committee’s objection [D.I. 4984]. After good faith negotiations between the Debtors and the EFH/EFIH Committee, the parties negotiated a form of order regarding the Asbestos Bar Date and the form and manner of notice of the Asbestos Bar Date. An order was entered on July 15, 2015 (and subsequently amended on July 30, 2015), establishing December 14, 2015 as the

Asbestos Bar Date and approving the related forms of notice [D.I. 4997 and 5171]. In addition, on July 22, 2015, certain asbestos claimants filed a motion to appoint a legal representative to represent the interests of claimants with unmanifested asbestos claims [D.I. 5072]. The Debtors and the TCEH Committee filed objections on August 4, 2015 [D.I. 5209 and 5210] and the Bankruptcy Court is scheduled to hear the matter on August 11, 2015. After a hearing on the matter, the Bankruptcy Court entered an order denying the motion to appoint an asbestos legal representative on August 11, 2015 [D.I. 5265].

Certain holders of Asbestos Claims (the “Asbestos Objectors”) asserted in an objection to the Disclosure Statement [D.I. 5361] that the chapter 11 plan of reorganization with respect to Debtors EECI, Inc., EEC Holdings, LSGT Gas Company LLC, and LSGT SACROC, Inc. (the “LSGT Gas Debtors”), may only be accomplished through a section 524(g) channeling injunction, thus rendering the Plan unconfirmable. The Asbestos Objectors believe that despite the Bankruptcy Court opinion referenced below, the opinion of the Third Circuit in Combustion Engineering, 391 F.3d 190 (2004) is controlling and binding on both this Bankruptcy Court and the District Court that will pass upon the Plan should it be confirmed by the Bankruptcy Court.

The Debtors disagree that proceeding under section 524(g) of the Bankruptcy Code with respect to any Debtor is required, and note that the Bankruptcy Court addressed a similar assertion in its January 7, 2015 opinion approving the Asbestos Bar Date, stating that “[t]he formation of a trust pursuant to section 524 is permissive; furthermore, such consideration is not undertaken until confirmation of a plan of reorganization . . . in short, a channeling injunction is not required.”

7.	Employee Incentive and Retention Plans.

EFH, through its direct or indirect Debtor subsidiaries, employs approximately 5,500 employees. As is typical for any organization of similar size, scope, and complexity, the Debtors developed programs to encourage and reward exceptional employee performance.

The Debtors have historically provided compensation programs to non-insider employees that encourage and reward exceptional performance or provide for classic retention-based incentives (collectively, the “Non-Insider Compensation Programs”). On May 15, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing the Debtors to (A) Pay Certain Prepetition Amounts on Account of Non-Insider Compensation Programs and (B) Continue the Non-Insider Compensation Programs in the Ordinary Course of Business on a Postpetition Basis [D.I. 468] (the “Non-Insider Compensation Motion”), seeking authority to pay non-insider employees for bonuses earned and accrued prepetition and to continue the Non-Insider Compensation Programs for the 2014 performance period in the ordinary course of business.

On June 3, 2014, the Bankruptcy Court entered an order approving limited relief for certain Non-Insider Compensation Programs [D.I. 761]. Following negotiations with certain parties in interest, including the U.S. Trustee and advisors to the TCEH Committee, the Debtors sought and received from the Bankruptcy Court an order approving the remaining Non-Insider Compensation Programs requested within the Non-Insider Compensation Motion on July 1, 2014 [D.I. 1420].

On August 8, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Authorizing the Debtors to (A) Pay Certain Prepetition Amounts on Account of the Insider Compensation Programs and (B) Continue the Insider Compensation Programs in the Ordinary Course of Business on a Postpetition Basis [D.I. 1792] (the “Insider Compensation Motion”), seeking authority to pay compensation awards to 26 management-level employees for amounts earned and accrued prepetition in connection with certain insider incentive compensation programs and to continue such compensation programs for the 2014 performance period in the ordinary course of business. Following the filing of the Insider Compensation Motion, the Debtors engaged certain of their stakeholders, including the TCEH Committee and the U.S. Trustee, to provide such parties in interest with information, on a confidential basis, concerning the Debtors’ operating performance for the 2014 performance period. After a hearing before the Bankruptcy Court, at which the Debtors presented testimony regarding the performance metrics underlying the programs, the Bankruptcy Court approved the relief requested by the Insider Compensation Motion. On October 27, 2014, the Bankruptcy Court entered an order approving the Insider Compensation Motion [D.I. 2595]. Further, on October 28, 2014, the Bankruptcy Court entered an order approving compensation to an insider under a certain additional incentive plan [D.I. 2597].

On November 22, 2014, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Approving the 2015 Compensation Programs [D.I. 2852] (the “2015 Compensation Motion”). The 2015 Compensation Motion requested approval to provide substantially similar compensation programs to those approved by the Bankruptcy Court for 2014. On December 16, 2014, the Debtors filed supplemental declarations which provided additional detail regarding the Debtors’ 2015 compensation programs. On December 17, 2014, the Bankruptcy Court granted the relief requested in the 2015 Compensation Motion [D.I. 3052]. On November 25, 2015, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Approving 2016 Compensation Programs [D.I. 7137] (the “2016 Compensation Motion”). The 2016 Compensation Motion requested approval to provide substantially similar compensation programs to those approved by the Bankruptcy Court for 2015. On December 15, 2015, the Bankruptcy Court granted the relief requested in the 2016 Compensation Motion [D.I. 7350]. Finally, on February 18, 2016, the Debtors filed a motion seeking approval to increase certain severance limits set forth in the Wages Order and approving certain procedures to provide limited insider, severance relief [D.I. 7894]. This relief was approved by the Bankruptcy Court on March 9, 2016 [D.I. 7981].

8.	EFH/EFIH Committee Objection to TCEH Tax Claims.

On April 30, 2015, the EFH/EFIH Committee filed the Objection of the EFH Official Committee to General Unsecured Tax Claims of Texas Competitive Electric Holdings Company LLC Against Energy Future Holdings Corporation [D.I. 4365] (the “EFH/EFIH Committee Objection to TCEH Tax Claims”) under seal. On May 26, 2015, the Debtors filed a motion to maintain portions of the EFH/EFIH Committee Objection to TCEH Tax Claims under seal [D.I. 4597] (the “Tax Claim Sealing Motion”). On May 13, 2015, the Bankruptcy Court, ruling from the bench, stayed consideration and scheduling of the claim EFH/EFIH Committee Objection to TCEH Tax Claims until further order. The Debtors withdrew the Tax Claim Sealing Motion on June 17, 2015 [D.I. 4800], and on June 18, 2015, the EFH/EFIH Committee filed an unsealed version of the EFH/EFIH Committee Objection to TCEH Tax Claims [D.I. 4801]. The EFH/EFIH Committee has since withdrawn the EFH/EFIH Committee Objection to TCEH Tax Claims.

9.	Motion to Assume Alcoa Contracts.

On August 28, 2015, the Debtors filed the Motion of Energy Future Holdings Corp., et al., for Entry of an Order Approving the Assumption of All Executory Contracts By and Among Luminant Generation Company LLC, Luminant Mining Company LLC, Sandow Power Company LLC, Texas Competitive Electric Holdings Company LLC, and Alcoa Inc. [D.I. 5789] (the “Alcoa Assumption Motion”). On August 31, 2015, Alcoa Inc. filed a letter requesting that the Court direct the Debtors to withdraw the Alcoa Assumption Motion [D.I. 5807], to which the Debtors responded by letter filed on September 8, 2015 [D.I. 5877]. On September 9, 2015, the Court held a telephonic hearing regarding the scheduling of discovery to be conducted with respect to the Alcoa Assumption Motion. On January 22, 2016, the Bankruptcy Court entered an order authorizing certain of the Debtors to assume their contracts with Alcoa. [D.I. 7713].

V.    Summary of the Plan

SECTION V OF THIS DISCLOSURE STATEMENT IS INTENDED ONLY TO PROVIDE A SUMMARY OF THE KEY TERMS, STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ENTIRE PLAN, EXHIBITS TO THE PLAN, AND THE PLAN SUPPLEMENT. ALTHOUGH THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN, THIS DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL RELATED TERMS AND PROVISIONS, AND SHOULD NOT BE RELIED ON FOR A COMPREHENSIVE DISCUSSION OF THE PLAN. INSTEAD, REFERENCE IS MADE TO THE PLAN AND ALL SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS. THE PLAN ITSELF (INCLUDING ATTACHMENTS AND THE PLAN SUPPLEMENT) WILL CONTROL THE TREATMENT OF HOLDERS OF CLAIMS AND INTERESTS UNDER THE PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS SECTION V AND THE PLAN (INCLUDING ANY ATTACHMENTS TO THE PLAN) AND THE PLAN SUPPLEMENT, THE LATTER SHALL GOVERN.

A.	Sources of Consideration for Plan Distributions With Respect to the EFH Debtors and EFIH Debtors.

The Reorganized EFH Debtors and the Reorganized EFIH Debtors shall fund distributions under the Plan, as applicable, with: (1) Cash on hand at EFH Corp. and EFIH; (2) the Plan Sponsor Cash Amount; (3) the NextEra Common Stock; and (4) the Reorganized EFH Common Stock. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance of certain securities in connection with the Plan, including the Reorganized EFH Common Stock and the NextEra Common Stock, will be exempt from registration under the Securities Act to the fullest extent permitted by law.

1.	Reorganized EFH Common Stock.

On the EFH Effective Date, Reorganized EFH shall be authorized to issue the Reorganized EFH Common Stock, of which (a) Reorganized EFH Class A Common Stock constituting the EFH Creditor Recovery Pool shall be converted into a number of shares of Next Era Class A Common Stock equal to the NextEra Class A Common Stock Investment in accordance with the Merger Agreement and (b) Reorganized EFH Class B Common Stock constituting the EFIH Unsecured Creditor Recovery Pool shall be converted into a number of shares of NextEra Class B Common Stock equal to the NextEra Clsas B Common Stock Investment in accordance with the Merger Agreement.

Reorganized EFH shall issue all securities, instruments, certificates, and other documents required to be issued with respect to the Reorganized EFH Common Stock constituting the EFH Creditor Recovery Pool and constituting a portion of the EFIH Unsecured Creditor Recovery Pool in respect of Reorganized EFH or its subsidiaries. All of the shares of Reorganized EFH Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

2.	NextEra Common Stock.

On the EFH Effective Date, in accordance with the Merger Agreement, the Plan Sponsor shall make the NextEra Common Stock Investment and shall be authorized to issue the NextEra Class A Common Stock constituting the NextEra Class A Common Stock Investment and shall be authorized to issue the NextEra Class B Common Stock Investment constituting the NextEra Class B Common Stock; provided, however, that the NextEra Common Stock constituting the NextEra Common Stock Investment shall be issued directly by the Plan Sponsor to the Exchange Agent to the extent required by the Merger Agreement. The Plan Sponsor shall issue all securities, instruments, certificates, and other documents required to be issued with respect to the NextEra Common Stock constituting the NextEra Common Stock Investment in respect of the Plan Sponsor or its subsidiaries. All of the shares of NextEra Common Stock issued in connection with the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

3.	Cash on Hand at EFH Corp. and EFIH.

Reorganized EFH and Reorganized EFIH shall use Cash on hand at EFH Corp. and EFIH to fund distributions to certain Holders of Allowed Claims against the EFH Debtors and the EFIH Debtors in accordance with the Plan.

4.	Plan Sponsor Cash Amount.

The EFH Debtors and the EFIH Debtors shall use the Plan Sponsor Cash Amount to fund distributions to certain Holders of Claims against the EFH Debtors and the EFIH Debtors in accordance with the Plan.

B.	Restructuring Transactions.

1.	Restructuring Transactions.

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, will effectuate the Restructuring Transactions, and will take any actions as may be necessary or advisable to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Debtors, to the extent provided herein or in the Transaction Agreements. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements, including Transaction Agreements, or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan, in each case with the consent of (such consent not to be unreasonably withheld), and in form and substance reasonably acceptable to, (i) the Plan Sponsor if related to or affecting any EFH Debtor or EFIH Debtor, any Reorganized EFH Debtor, any EFIH Debtor, any Reorganized EFIH Debtor, the Plan Sponsor, or any pre-Merger Affiliate of the Plan Sponsor and (ii) the TCEH Supporting First Lien Creditors if related to, or affecting, any TCEH Debtor or EFH Shared Services Debtor, any Reorganized TCEH Debtor, any Reorganized EFH Shared Services Debtor, or the TCEH Supporting First Lien Creditors.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

(a) Manner of TCEH Debtors’ Separation from EFH Debtors. The TCEH Debtors were separated from the EFH Debtors pursuant to the Spin-Off.

(b) TCEH Basis Step-Up.

In connection with the effectuation of the Spin-Off, pursuant to the terms and conditions set forth in Article IV.B.2, pursuant to the Spin-Off Preferred Stock Sale, gain will be triggered in an amount not in excess of, and in order to achieve, the Basis Step-Up.

(c) Transition Services Agreement; Separation Agreement; and Amended and Restated Split Participant Agreement.

On or after the TCEH Effective Date, (a) EFH and TEX Operations Company LLC entered into or will enter into the Transition Services Agreement, (b) Reorganized TCEH, the EFH Debtors, and the EFIH Debtors entered into or will enter into the Separation Agreement; and (c) Oncor Electric and Reorganized TCEH entered into or will enter into the Amended and Restated Split Participant Agreement. After the TCEH Effective Date, the Transition Services Agreement, Separation Agreement, and Amended and Restated Split Participant Agreement shall only be amended or modified (x) in accordance with their respective terms and (y) with the consent of Reorganized TCEH and the Plan Sponsor.

(d) IPO Conversion Plan.

If requested by the Plan Sponsor, on the EFH Effective Date, EFH Corp. and EFIH will implement and exercise their rights, if any, as direct or indirect equity holders of Oncor, and take other actions within their reasonable control, to cause Oncor to implement the IPO Conversion Plan.

(e) Tax Matters Agreement.

On the TCEH Effective Date, EFH Corp., Reorganized TCEH, and EFIH shall enter into the Tax Matters Agreement. After the TCEH Effective Date, the Tax Matters Agreement shall not be amended or modified in any manner without the written consent of Reorganized TCEH and the Plan Sponsor unless, with respect to the consent of the Plan Sponsor, the Merger Agreement shall have been terminated in accordance with its terms and without consummation of the Merger.

(f) Minority Interest Acquisition.

On or before the Effective Date, Merger Sub or an Affiliate thereof may, but shall not be required to, complete the Minority Interest Acquisition. For the avoidance of doubt, implementation and/or consummation of the Minority Interest Acquisition shall not be a condition to Confirmation or the occurrence of the EFH Effective Date.

2.	Issuance and Allocation of Reorganized EFH Common Stock.

On the EFH Effective Date, immediately prior to the Merger Effective Time and after the Spin-Off, Reorganized EFH shall issue and deliver the Reorganized EFH Common Stock to the EFH/EFIH Distribution Account. The EFH/EFIH Plan Administrator shall direct the Disbursing Agent to allocate the Reorganized EFH Class A Common Stock to the EFH Creditor Recovery Pool and the Reorganized EFH Class B Common Stock to the EFIH Unsecured Creditor Recovery Pool. For the avoidance of doubt, all distributions to Holders of Claims against the EFIH Debtors and EFH Debtors shall be made in accordance with the priorities set forth in the Bankruptcy Code.

3.	Merger, Merger Consideration, and Other Plan Sponsor Payments.

The Merger shall be effectuated and funded as follows on the EFH Effective Date in accordance with the Merger Agreement:

(i) Reorganized EFH will merge with and into Merger Sub in a tax-free reorganization under section 368(a)(1)(A) of the Internal Revenue Code, with Merger Sub being the surviving entity resulting from the Merger, on the terms and subject to the conditions of the Merger Agreement and pursuant to the Plan and the applicable provisions of Chapter 10 of the Texas Business Organizations Code and the General Corporate Law of the State of Delaware. Pursuant to the Merger, Merger Sub shall acquire all assets and liabilities of Reorganized EFH

(ii) The Reorganized EFH Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive the NextEra Class A Common Stock Investment and the Reorganized EFH Class B Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive the NextEra Class B Common Stock Investment, and each of the NextEra Class A Common Stock and the NextEra Class B Common Stock shall be distributed to certain Holders of Claims in accordance with the Plan.

(iii) The Plan Sponsor shall, or shall cause an Affiliate of the Plan Sponsor to, deliver to EFIH by wire transfer of immediately available funds the EFIH First Lien DIP Repayment Amount, which shall be used to fund repayment of the EFIH First Lien DIP Claims, or, in lieu of making such wire transfer to EFIH, may transfer by wire transfer of immediately available funds the EFIH First Lien DIP Repayment Amount directly to the EFIH First Lien DIP Lenders or the EFIH First Lien DIP Agent in accordance with terms of Section 1.3 of the Merger Agreement.

(iv) Merger Sub will deliver the EFIH Second Lien Note Repayment by wire transfer of immediately available funds to EFIH, which shall be used to fund payment of EFIH Second Lien Note Claims on the EFH Effective Date to the extent such Claims are Allowed as of the EFH Effective Date.

(v) Merger Sub will deliver the Merger Sub Cash Amount by wire transfer of immediately available funds to the EFH Plan Administrator Board for deposit in the EFH/EFIH Distribution Account; provided, however, that on the EFH Effective Date, $100,000,000 of the Merger Sub Cash Amount shall be set aside and such amount shall be deposited and held in the Merger Sub Account in accordance with the terms thereof.

(vi) EFIH will deliver any Cash on hand at EFIH as of the EFH Effective Date by wire transfer of immediately available funds to the EFH Plan Administrator Board for deposit in the EFH/EFIH Distribution Account.

(vii) The EFH Plan Administrator Board shall fund payment of the EFIH First Lien Note Claims from the EFH/EFIH Distribution Account on the EFH Effective Date to the extent such Claims are Allowed as of the EFH Effective Date.

After the EFH Effective Date, the Auditor shall conduct the Post-Closing Audit in accordance with the Merger Agreement. If the Adjusted Company Cash Amount is greater than the Estimated Company Cash Amount, NextEra shall deliver by wire transfer of immediately available funds to the EFH Plan Administrator Board an amount equal to the difference in such amounts, to be distributed in accordance with the Plan. If the Adjusted Company Cash Amount is less than the Estimated Company Cash Amount, NextEra shall receive, by wire transfer of immediately available funds from the EFH Plan Administrator Board, an amount equal to the difference in such amounts. Upon conclusion of the Post-Closing Audit, the EFH Plan Administrator Board shall direct that an amount of Cash shall be transferred from the EFH/EFIH Distribution Account to (i) the EFH Creditor Recovery Pool equal to the amount, if any, by which the Adjusted Company Cash Amount exceeds the NextEra Class A Common Stock Investment or (ii) NextEra equal to the amount, if any, by which the NextEra Common Stock Investment exceeds the sum of the Adjusted Company Cash Amount and the amount, if any, the Merger Sub Cash Amount was reduced pursuant to Section 1.7(a)(vi) of the Merger Agreement.

For the avoidance of doubt, the provisions in this Article IV.B.9 are intended to ensure the satisfaction of the continuity of interest requirement under sections 355 and 368 of the Internal Revenue Code, and reasonable adjustments shall be made, including by issuing additional shares of NextEra Common Stock (with a corresponding decrease in the Merger Sub Cash Amount), to the extent NextEra reasonably concludes such adjustments are necessary to ensure such satisfaction, and further reasonable adjustments shall be made to the allocation of NextEra Common Stock and the Merger Sub Cash Amount to account for the payment of Cash to the Holders of Allowed EFH Non-Qualified Benefit Claims in accordance with the Plan and the general provisions of this paragraph.

(g) Dissolution and Liquidation of Certain Subsidiaries of EFH Corp.

EFCH, TCEH, TCEH Finance, and such other TCEH Debtor entities (other than the TCEH Debtors being transferred in the Spin-Off and the EFH Shared Services Debtors) as designated by the TCEH Debtors and the TCEH Supporting First Lien Creditors, shall be dissolved and liquidated in accordance with the Plan and applicable law; provided, however, that EFCH and TCEH will not be liquidated until the EFH Effective Date, and shall remain subsidiaries of EFH Corp. that are disregarded from EFH Corp. for U.S. federal income tax purposes until such time; provided, further, that EFCH and TCEH shall be liquidated no later than immediately prior to the Merger Effective Time (which, for the avoidance of doubt, shall be on the EFH Effective Date as provided above) and, if not liquidated, shall be deemed dissolved immediately prior to the Merger Effective Time without any further court or corporate action, including the filing of any documents with the Secretary of State for any state in which either such Entity is incorporated or any other jurisdiction. For the avoidance of doubt, none of (i) the TCEH First Lien Supporting Creditors (ii) the TCEH Debtors; (iii) the Reorganized TCEH Debtors; (iv) the EFH Shared Services Debtors; (v) the Reorganized EFH Shared Services Debtors, or (vi) with respect to each of the foregoing Entities in clauses (i) through (vi), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, shall have or incur any liability whatsoever in connection with or as a result of the dissolution or liquidation of any entity, in accordance with the terms of Article IV.B.10(a) of the Plan.

On or before the EFH Effective Date and before the Merger Effective Time, all EFH Debtors and EFIH Debtors, excluding: (a) EFH Corp.; (b) EFIH; (c) LSGT Gas Company LLC; (d) EECI, Inc., (e) EEC Holdings, Inc.; and (f) LSGT SACROC, Inc., not already disposed of, wound down, or liquidated in accordance with applicable law shall be deemed dissolved without any further court or corporate action, including the filing of any documents with the Secretary of State for any state in which any such subsidiary is incorporated or any other jurisdiction. On the EFH Effective Date, equity interests in EFH Non-Debtors shall be abandoned pursuant to section 554 of the Bankruptcy Code; provided, however, that equity interests in EFH Vermont Insurance Company shall not be abandoned and shall remain outstanding after the EFH Effective Date. For the avoidance of doubt, none of (i) the Plan Sponsor; (ii) Merger Sub; (iii) the EFH Debtors; (iv) the Reorganized EFH Debtors; (v) EFIH; (vi) Reorganized EFIH; (vii) any other entity acquired, directly or indirectly, by the Plan Sponsor pursuant to the terms of, or as a result of, the Plan, the Merger Agreement, or any related agreement, or (viii) with respect to each of the foregoing Entities in clauses (i) through (vii), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, shall have or incur any liability whatsoever in connection with or as a result of the wind-down, disposition, or liquidation of any entity, or the abandonment of the equity interests in any entity, in accordance with the terms of this Article IV.B.10, including, for the avoidance of doubt, the liquidation of EFCH and TCEH in accordance with Article IV.B.10(a).

(h) Implementation of the TCEH Settlement.

The TCEH Settlement Claim is in consideration for the terms and conditions embodied in the Plan and the Settlement Agreement, as applicable, including settlement of any prepetition Claim or Cause of Action of the TCEH Debtors against the EFH Debtors, the EFIH Debtors, Oncor, the Holders of Interests in EFH Corp., or their Affiliates, pursuant to Bankruptcy Rule 9019, approved by the Bankruptcy Court.

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, will effectuate the Restructuring Transactions, and will take any actions as may be necessary or advisable to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Debtors, to the extent provided therein. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan.

The EFH Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

C.	Administrative Claims, Priority Tax Claims, DIP Claims, and Statutory Fees.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests.

As described below, the projected recovery under the Plan for holders of General Administrative Claims and Priority Tax Claims is 100%.

Additionally, the Debtors estimate that the DIP Claims on the Effective Date will include approximately $5.4 billion on account of the EFIH First Lien DIP Facility. As described below, the projected recovery under the Plan for Holders of DIP Claims is 100%.

1.	Administrative Claims.

The Plan provides that Administrative Claims are Claims for costs and expenses of administration of the Debtors’ estates pursuant to sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, other than DIP Claims, including:

•	the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the Estates and operating the businesses of the Debtors;

•	Allowed Professional Fee Claims, meaning Claims for the compensation of and reimbursement of expenses incurred by Entities (a) retained pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, provided, however, that each of the professionals employed by the DIP Agents shall not be “Professionals” for the purposes of the Plan;

•

all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code. Such fees and charges will be paid by paid by each of the applicable Reorganized Debtors (or the Disbursing Agent on behalf of each of the applicable Reorganized Debtors) for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtors is converted, dismissed, or closed, whichever occurs first. All such fees due and payable prior to the

Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Disbursing Agent or the applicable Reorganized Debtor shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee, until the earliest of the date on which the applicable Chapter 11 Case of the Reorganized Debtors is converted, dismissed, or closed; and

•	those Administrative Claims authorized pursuant to the Cash Management Order.

Except as specified in Article II of the Plan, unless the Holder of an Allowed General Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either: (a) on the Effective Date; (b) if the General Administrative Claim is not Allowed as of the Effective Date, 60 days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as soon thereafter as reasonably practicable; or (c) if the Allowed General Administrative Claim is based on a liability incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Administrative Claim, without any further action by the Holders of such Allowed General Administrative Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court.

Requests for payment of General Administrative Claims must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date applicable to the Debtor against whom the General Administrative Claim is asserted pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Claims that are required to File and serve a request for payment of such General Administrative Claims by the Administrative Claims Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Claims against the Debtors, the Reorganized Debtors, or their respective property and such General Administrative Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Claims that are not properly Filed and served by the Administrative Claims Bar Date shall not appear on the Claims Register and shall be disallowed automatically without the need for further action by the Debtors or the Reorganized Debtors or further order of the Bankruptcy Court. To the extent this Article II.A.1 conflicts with Article XII.C of the Plan with respect to fees and expenses payable under section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, Article XII.C of the Plan shall govern.

2.	Professional Compensation.

(a)	Final Fee Applications.

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be Filed and served on the Debtors or Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Bankruptcy Court, promptly paid from the Professional Fee Escrow Account up to its full Allowed amount.

(b)	Professional Fee Escrow Account.

On the EFH Effective Date, the EFH Debtors and the EFIH Debtors shall establish and fund the EFH Professional Fee Escrow Account and the EFIH Professional Fee Escrow Account, respectively, with Cash equal to the EFH Professional Fee Reserve Amount and the EFIH Professional Fee Reserve Amount, respectively.

Upon the establishment of the applicable Professional Fee Escrow Account, the Reorganized TCEH Debtors, the EFIH Debtors, and the EFH Debtors shall select a Professional Fee Escrow Agent for the applicable Professional Fee Escrow Account to administer payments to and from such Professional Fee Escrow Account in accordance with the Plan and shall enter into escrow agreements providing for administration of such payments in accordance with the Plan.

The Professional Fee Escrow Accounts shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the applicable Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order.

(c)	Professional Fee Reserve Amount.

Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

The total amount estimated pursuant to this section shall: (a) as estimated to be allocated to the TCEH Debtors or the Reorganized TCEH Debtors in accordance with Article II.A.2(d) of the Plan, comprise the TCEH Professional Fee Reserve Amount; (b) as estimated to be allocated to the EFH Debtors or the Reorganized EFH Debtors in accordance with Article II.A.2(d) of the Plan, comprise the EFH Professional Fee Reserve Amount; and (c) as estimated to be allocated to the EFIH Debtors or the Reorganized EFH Debtors in accordance with Article II.A.2(d) of the Plan, comprise the EFIH Professional Fee Reserve Amount. .

(d)	Allocation of Professional Fee Claims.

Allowed Direct Professional Fee Claims shall be allocated to, and paid from, the applicable Professional Fee Escrow Account. Allowed Collective Professional Fee Claims shall be allocated to, and paid from, the applicable Professional Fee Escrow Account in the same proportion that the amount of Allowed Direct Professional Fee Claims incurred by such Professional for such Debtor bears to the total amount of Allowed Direct Professional Fee Claims incurred by such Professional for all of the Debtors.

(e)	Post-Effective Date Fees and Expenses.

When all Allowed amounts owing to Professionals have been paid in full from the applicable Professional Fee Escrow Account, any remaining amount in such Professional Fee Escrow Account shall be disbursed as follows without any further action or order of the Bankruptcy Court: (a) from the TCEH Professional Fee Account, to the Reorganized TCEH Debtors; (b) from the EFH Professional Fee Account, to the EFH/EFIH Distribution Account, on account of the EFH Creditor Recovery Pool; and (c) from the EFIH Professional Fee Account, to the EFH/EFIH Distribution Account, on account of the EFIH Unsecured Creditor Recovery Pool.

If the amount in any Professional Fee Escrow Account is insufficient to fund payment in full of all Allowed amounts owing to Professionals, the deficiency shall be promptly funded to the applicable Professional Fee Escrow Account as follows without any further action or order of the Bankruptcy Court: (a) as to the TCEH Debtors or the Reorganized TCEH Debtors, by the Reorganized TCEH Debtors; (b) as to the EFH Debtors, from the EFH/EFIH Distribution Account, on account of the EFH Creditor Recovery Pool; and (c) as to the EFIH Debtors, from the EFH/EFIH Distribution Account, on account of the EFIH Unsecured Creditor Recovery Pool.

Upon the Effective Dates, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that, for the avoidance of doubt, the Reorganized EFH Debtors and the Reorganized EFIH Debtors shall not be liable or otherwise responsible for the payment of any Professional Fee Claims.

3.	EFIH First Lien DIP Claims.

The EFIH First Lien DIP Claims shall be Allowed in the full amount due and owing under the EFIH First Lien DIP Credit Agreement, including all principal, accrued and accruing postpetition interest, costs, fees, and expenses. On the EFH Effective Date, except to the extent that a Holder of an Allowed EFIH First Lien DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed EFIH First Lien DIP Claim, each such Holder shall receive payment in full in Cash by EFIH on the EFH Effective Date; provided that:

(i)	in respect of any EFIH DIP Secured Hedge Obligation that is outstanding on the EFH Effective Date, at the option of Reorganized EFIH, (i) such EFIH DIP Secured Hedge Obligation shall be secured by a first priority Lien on the EFIH First Lien DIP Collateral on terms and conditions as Reorganized EFIH and the applicable EFIH DIP Secured Hedge Bank shall agree, (ii) such EFIH DIP Secured Hedge Obligation shall be repaid in full in Cash on the EFH Effective Date, or (iii) such other treatment shall have been provided with respect to such EFIH DIP Secured Hedge Obligation as Reorganized EFIH and the applicable EFIH DIP Secured Hedge Bank shall agree;

(ii)	in respect of any EFIH DIP Secured Cash Management Obligation that is outstanding on the EFH Effective Date, at the option of Reorganized EFIH, (i) such EFIH DIP Secured Cash Management Obligation shall be secured by a first priority Lien on the EFIH First Lien DIP Collateral on terms and conditions as the Debtors and the applicable EFIH DIP Secured Cash Management Bank shall agree, (ii) such EFIH DIP Secured Cash Management Obligation shall be repaid in full in Cash on the EFH Effective Date, or (iii) such other treatment shall have been provided with respect to such EFIH DIP Secured Cash Management Obligation as Reorganized EFIH and the applicable EFIH DIP Secured Cash Management Bank shall agree; and

(iii)	the EFIH First Lien DIP Contingent Obligations (including any and all expense reimbursement obligations of the EFIH Debtors that are contingent as of the EFH Effective Date) shall survive the EFH Effective Date on an unsecured basis, shall be paid by the applicable Reorganized Debtors as and when due under the EFIH First Lien DIP Credit Agreement, and shall not be discharged or released pursuant to the Plan or the EFH Confirmation Order; provided that such surviving EFIH First Lien DIP Contingent Obligations shall not exceed $10 million.

4.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

D.	Classification of Claims and Interests.

Claims and Interests, except for Administrative Claims, DIP Claims, and Priority Tax Claims, are classified in the Classes set forth in the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the applicable Effective Date. The Debtors reserve the right to assert that the treatment provided to Holders of Claims and Interests pursuant to Article III.B of the Plan renders such Holders Unimpaired.

1.	Class Identification for the EFH Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each EFH Debtor, each of which shall include the classifications set forth below. To the extent that a Class contains Claims or Interests only with respect to one or more particular EFH Debtors, such Class applies solely to such EFH Debtor.

The following chart represents the classification of Claims and Interests for each EFH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class A1	Other Secured Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A2	Other Priority Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A3	Legacy General Unsecured Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A4	EFH Legacy Note Claims	Impaired	Entitled to Vote

Class A5	EFH Unexchanged Note Claims	Impaired	Entitled to Vote

Class A6	EFH LBO Note Primary Claims	Impaired	Entitled to Vote

Class A7	EFH Swap Claims	Impaired	Entitled to Vote

Class A8	EFH Non-Qualified Benefit Claims	Impaired	Entitled to Vote

Class A9	General Unsecured Claims Against EFH Corp.	Impaired	Entitled to Vote

Class A10	General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.	Impaired	Entitled to Vote

Class A11	Tex-La Guaranty Claims	Impaired	Entitled to Vote

Class A12	TCEH Settlement Claim	Impaired	Entitled to Vote

Class A13	EFH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class A14	Non-EFH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class A15	Interests in EFH Debtors Other Than EFH Corp.	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class A16	Interests in EFH Corp.	Impaired	Not Entitled to Vote (Deemed to Reject)

2.	Class Identification for the EFIH Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each EFIH Debtor, each of which shall include the classifications set forth below. To the extent that a Class contains Claims or Interests only with respect to one or more particular EFIH Debtors, such Class applies solely such EFIH Debtor.

The following chart represents the classification of Claims and Interests for each EFIH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class B1	Other Secured Claims Against the EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class B2	Other Priority Claims Against the EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class B3	EFIH First Lien Note Claims	Impaired	Entitled to Vote

Class B4	EFIH Second Lien Note Claims	Impaired	Entitled to Vote

Class B5	EFH LBO Note Guaranty Claims	Impaired	Entitled to Vote

Class B6	General Unsecured Claims Against the EFIH Debtors	Impaired	Entitled to Vote

Class B7	EFIH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class B8	Non-EFIH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class B9	Interest in EFIH	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class B10	Interests in EFIH Finance	Impaired	Not Entitled to Vote (Deemed to Reject)

E.	Treatment of Classified Claims and Interests.

Distributions under the Plan will be made only to Holders of Allowed Claims or Allowed Interests. As more fully described in Articles VI and VII of the Plan, Holders of Disputed Claims or Disputed Interests will receive no distributions unless and until their Claims or Interests become Allowed. For the avoidance of doubt, parties who hold Allowed Claims and Disputed Claims will receive distributions under the Plan on account of any Allowed Claims on the Effective Date regardless of whether there is an ongoing litigation or adversary proceeding with respect to any Disputed Claims. Disputed Claims will not receive a distribution or payment under the Plan until such Disputed Claims become Allowed Claims.

Pursuant to the terms of the Plan, except for Claims or Interests that are (1) expressly exempted from the discharge provisions of the Bankruptcy Code or (2) specifically identified as being Reinstated, all Claims or Interests that arose prior to Confirmation will be discharged.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below. Each Debtor, in its capacity as a Plan proponent, is deemed to have accepted the Plan.

1.	Class A1—Other Secured Claims Against the EFH Debtors.

Class A1 consists of Other Secured Claims Against the EFH Debtors.

Except to the extent that a Holder of an Allowed Claim in Class A1, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld) agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A1, each such Holder shall receive, at the option of the applicable EFH Debtor(s), with the consent of the Plan Sponsor, either: (a) payment in full in Cash; (b) delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (c) Reinstatement of such Claim; or (d) other treatment rendering such Claim Unimpaired.

Class A1 is Unimpaired under the Plan. Holders of Claims in Class A1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class A2—Other Priority Claims Against the EFH Debtors.

Class A2 consists of Other Priority Claims against the EFH Debtors, which consist of any Claim against the EFH Debtors, other than an Administrative Claim, a DIP Claim, or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

Except to the extent that a Holder of an Allowed Claim in Class A2, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld) agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A2, each such Holder shall receive, at the option of the applicable EFH Debtor(s) with the consent of the Plan Sponsor, either: (a) payment in full in Cash; or (b) other treatment rendering such Claim Unimpaired.

Class A2 is Unimpaired under the Plan. Holders of Claims in Class A2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class A3—Legacy General Unsecured Claims Against the EFH Debtors

Class A3 consists of Legacy General Unsecured Claims Against the EFH Debtors, which consist of any Claim against the EFH Debtors derived from or based upon liabilities based on asbestos or qualified post-employment benefits relating to discontinued operations of the EFH Debtors.

Except to the extent that a Holder of an Allowed Claim in Class A3, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A3, each such Holder shall receive Reinstatement of such Claim on the EFH Effective Date.

The Asbestos Objectors52 believe that discharging Unmanifested Asbestos Claims for which no proof of claim was filed violates the due process rights of the holders of those claims, and that the Plan cannot be confirmed. The Asbestos Objectors objected to confirmation of the Sixth Amended Plan on that basis. The Bankruptcy Court overruled that objection on the merits in its confirmation order confirming the Original Confirmed Plan (“Confirmation Order”). The Asbestos Objectors appealed the Confirmation Order (the “Appeal”). When the Original Confirmed Plan was not consummated by April 30, 2016 and thus rendered null and void, the Debtors moved to dismiss the Appeal as moot (the “Motion to Dismiss”). The Asbestos Objectors assert that the Appeal is not moot because, inter alia, the Plan includes discharge provisions identical to those in the Original Confirmed Plan, which are the subject of the Appeal. The Asbestos Objectors contend also that the Confirmation Order is a final order, judgment, or decree regarding the issue of the constitutionality of the discharge, and is subject to appeal. The Appeal and the Debtors’ Motion to Dismiss the Appeal are pending before the District Court, which heard oral argument on the Motion to Dismiss on September 9. The Asbestos Objectors assert that if the Motion to Dismiss is denied, and the District Court overturns the Bankruptcy Court’s decision, and rules that the discharge provisions are not constitutional, the Plan cannot be confirmed.

If the Motion to Dismiss is granted, the Asbestos Objectors intend to object to confirmation on the ground that the discharge provisions violate the due process rights of the holders of Unmanifested Asbestos Claims, inter alia. The Asbestos Objectors reserve all rights to pursue such objections in connection with confirmation of the Plan as it applies to the EFH Debtors and EFIH Debtors. The EFH/EFIH Debtors dispute such assertions and reserve all rights with respect to such assertions.

[52]	“Asbestos Objectors” shall have the meaning set forth in the Objection of Shirley Fenicle, Individually and as Successor-in-Interest to the Estate of George Fenicle, David William Fahy, and John H. Jones to the Disclosure Statement for the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp. et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the EFH Debtors and EFIH Debtors [D.I. 9492].

The Debtors assert that reinstatement will render Class A3 Claims Unimpaired. The Debtors assert that Holders of Claims in Class A3 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.	Class A4—EFH Legacy Note Claims

Class A4 consists of EFH Legacy Note Claims, which consist of any Claim derived from or based upon the EFH Legacy Notes, excluding any Claims derived from or based upon EFH Legacy Notes held by EFIH. The EFH Legacy Note Claims will be Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH Legacy Note Indentures; and (ii) the amount of any other Claims (excluding any postpetition interest or Makewhole Claims) under the EFH Legacy Notes or EFH Legacy Note Indentures, if and to the extent such Claims are Allowed, before the EFH Effective Date.

Except to the extent that a Holder of an Allowed Claim in Class A4, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A4, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

Class A4 is Impaired under the Plan. Holders of Allowed Claims in Class A4 are entitled to vote to accept or reject the Plan.

5.	Class A5—EFH Unexchanged Note Claims

Class A5 consists of EFH Unexchanged Note Claims, which consist of any Claim derived from or based upon the EFH Unexchanged Notes including claims against EFH Corp. and EFIH pertaining to the exchange offer and amendments to the EFH Unexchanged Notes Indentures, dated January 25, 2013, that resulted in EFIH and EFCH being released as guarantors of the EFH Unexchanged Notes and also released the security interest securing EFIH’s performance of its obligations under its guarantee of the EFH Unexchanged Notes. It is the EFH Notes Trustee position that this exchange offer and amendments impermissibly affected the non-consenting Holders of EFH Unexchanged Notes’ right to payment of principal and interest and under the Trust Indenture Act of 1939 and governing case law required the consent of each Holder and are thus, at a minimum, voidable as a violation of section 316(b) of the Trust Indenture Act of 1939 (collectively, the “TIA Claim”).53 The Debtors disagree with such assertions and object to the TIA Claim pursuant to the Non-EFH Legacy Note EFH Unsecured Objection.

The EFH Unexchanged Note Claims will be Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH 2019 Note Indenture and EFH 2020 Note Indenture; and the amount of any other Claims (excluding any postpetition interest or Makewhole Claims) under the EFH Unexchanged Notes or EFH Unexchanged Notes Indenture, if and to the extent such Claims are Allowed, whether Allowed before, on, or after the EFH Effective Date.

Except to the extent that a Holder, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), of an Allowed Claim in Class A5 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A5, each such Holder shall receive, up to the Allowed amount of its Claim: (i) its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; and (ii) if the Class A5 Claims constitute EFH Beneficiary Claims, and solely to the extent of any portion of its Allowed Claim that is not paid in full pursuant to the preceding clause, its Pro Rata share of up to $5.8 million of the TCEH Settlement Claim Turnover Distributions, if any.

[53]	See, e.g., Meehancombs Global Credit Opportunities Fund, LP et. al. v. Caesars Entertainment Corp., et al., 80 F. Supp. 3d 507 (S.D.N.Y. Jan. 15, 2015); Marblegate Asset Mgmt v. Education Mgmt Corp., 111 F. Supp. 3d 542 (S.D.N.Y. June 23, 2015) (held, proposed transaction violated the TIA); Marblegate Asset Mgmt v. Education Mgmt Corp., 75 F. Supp. 3d 592 (S.D.N.Y. Dec. 30, 2014) (denying motion for preliminary injunction).

Class A5 is Impaired under the Plan. Holders of Allowed Claims in Class A5 are entitled to vote to accept or reject the Plan; provided, however, that Class A5 must vote consistent with the Voting Indication to receive distributions, if any under clause (ii) above.

6.	Class A6—EFH LBO Note Primary Claims

Class A6 consists of EFH LBO Note Primary Claims, which consist of any Claim against EFH Corp. derived from or based upon the EFH LBO Notes. The EFH LBO Note Primary Claims will be Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH LBO Note Indenture and (ii) the amount of any other Claims (but in any event excluding any postpetition interest or Makewhole Claims) under the EFH LBO Notes or EFH LBO Note Indenture, if and to the extent such Claims are Allowed before the EFH Effective Date.

Except to the extent that a Holder of an Allowed Claim in Class A6, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A6, each such Holder shall receive, up to Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool, provided, however, that in no event shall a Holder of an Allowed Claim in Class A6 receive more than a single satisfaction of such Allowed Claim, including any recovery received on account of an Allowed Claim in Class B5.

Class A6 is Impaired under the Plan. Holders of Allowed Claims in Class A6 are entitled to vote to accept or reject the Plan.

7.	Class A7—EFH Swap Claims

Class A7 consists of EFH Swap Claims, which consist of any Claim against EFH Corp. derived from or based upon the EFH Swaps.

Except to the extent that a Holder of an Allowed Claim in Class A7, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A7, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

Class A7 is Impaired under the Plan. Holders of Allowed Claims in Class A7 are entitled to vote to accept or reject the Plan.

8.	Class A8—EFH Non-Qualified Benefit Claims

Class A8 consists of EFH Non-Qualified Benefit Claims, which consist of any Claim against the EFH Debtors derived from or based upon either: (a) a non-contributory, non-qualified pension plan that provides retirement benefits to participants whose tax-qualified pension benefits are limited due to restrictions under the IRC and/or deferrals to other benefit programs; and/or (b) a contributory, non-qualified defined contribution plan that permits participants to voluntarily defer a portion of their base salary and/or annual incentive plan bonuses.

Except to the extent that a Holder of an Allowed Claim in Class A8, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A8, each such Holder shall receive, up to the Allowed amount of its Claim: (i) its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; and (ii) if the Class A8 Claims constitute EFH Beneficiary Claims, and solely to the extent of any portion of its Allowed Claim that is not paid in full pursuant to the preceding clause, its Pro Rata share of up to $30 million in Cash on account of the TCEH Settlement Claim Turnover Distributions, if any.

Class A8 is Impaired under the Plan. Holders of Allowed Claims in Class A8 are entitled to vote to accept or reject the Plan; provided, however, that Class A8 must vote consistent with the Voting Indication to receive distributions, if any under clause (ii) above.

9.	Class A9—General Unsecured Claims Against EFH Corp.

Class A9 consists of General Unsecured Claims Against EFH Corp., which consist of any Unsecured Claim against EFH Corp. that is not otherwise paid in full pursuant to an order of the Bankruptcy Court including the EFH Series N Note Claims but excluding: (a) Legacy General Unsecured Claims Against the EFH Debtors; (b) EFH Legacy Note Claims; (c) EFH Unexchanged Note Claims; (d) EFH LBO Note Primary Claims; (e) EFH Swap Claims; (f) EFH Non-Qualified Benefit Claims; (g) the TCEH Settlement Claim; (h) Tex-La Guaranty Claims; (i) Administrative Claims against EFH Corp.; (j) Priority Tax Claims against EFH Corp.; (k) Intercompany Claims against EFH Corp.; (l) Other Priority Claims against EFH Corp.; and (m) DIP Claims.

Except to the extent that a Holder of an Allowed Claim in Class A9, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A9, each such Holder shall receive, up to the Allowed amount of its Claim: (i) its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; and (ii) if the Class A9 Claims constitute EFH Beneficiary Claims, and solely to the extent of any portion of its Allowed Claim that is not paid in full pursuant to the preceding clause, its Pro Rata share of up to $2 million of the TCEH Settlement Claim Turnover Distributions, if any under clause (ii) above.

Class A9 is Impaired under the Plan. Holders of Allowed Claims in Class A9 are entitled to vote to accept or reject the Plan; provided, however, that Class A9 must vote consistent with the Voting Indication to receive distributions, if any under clause (ii) above.

10.	Class A10—General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.

Class A10 consists of General Unsecured Claims Against the EFH Debtors Other Than EFH Corp., which consist of any Unsecured Claim against one or more of the EFH Debtors (other than EFH Corp.) that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, excluding: (a) Legacy General Unsecured Claims Against the EFH Debtors; (b) EFH Non-Qualified Benefit Claims; (c) Administrative Claims against the EFH Debtors other than EFH Corp.; (d) Priority Tax Claims against the EFH Debtors other than EFH Corp.; (e) Intercompany Claims against the EFH Debtors other than EFH Corp.; (f) Other Priority Claims against the EFH Debtors other than EFH Corp.; and (g) DIP Claims.

Except to the extent that a Holder of an Allowed Claim in Class A10, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A10, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

Class A10 is Impaired under the Plan. Holders of Allowed Claims in Class A10 are entitled to vote to accept or reject the Plan.

11.	Class A11—Tex-La Guaranty Claims.

Class A11 consists of the Tex-La Guaranty Claim, which consists of any Claim against EFH Corp. derived from or based upon the Tex-La Obligations.

Except to the extent that a Holder of an Allowed Claim in Class A11, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A11, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; provided, however, that in no event shall a Holder of an Allowed Class A11 Claim receive more than a full recovery on account of its Claim, including any recovery as an Allowed Class C1 Claim.

Class A11 is Impaired under the Plan. Holders of Allowed Claims in Class A11 are entitled to vote to accept or reject the Plan.

12.	Class A12—TCEH Settlement Claim.

Class A12 consists of the TCEH Settlement Claim, which consists of the Claim by TCEH against EFH Corp. for $700 million.

Except to the extent that the TCEH Supporting First Lien Creditors, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agree to a less favorable treatment of the TCEH Settlement Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for the TCEH Settlement Claim, TCEH or Reorganized TCEH, as applicable, shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool less any TCEH Settlement Claim Turnover Distributions; provided, however, that such recoveries shall be distributed directly to the Holders of Allowed Class C3 Claims, as set forth in Article III.B.29, and TCEH or Reorganized TCEH, as applicable, shall never have control, possession, title, or ownership of the recovery for any purpose.

Class A12 is Impaired under the Plan. Therefore, the the TCEH Supporting First Lien Creditors are entitled to vote to accept or reject the Plan on behalf of TCEH.

13.	Class A13—EFH Debtor Intercompany Claims.

Class A13 consists of EFH Debtor Intercompany Claims, which consist of any Claim by an EFH Debtor against another EFH Debtor. EFH Debtor Intercompany Claims shall be, at the option of the EFH Debtors, with the consent of the Plan Sponsors (such consent not to be unreasonably withheld), either: (a) Reinstated; or (b) canceled and released without any distribution on account of such Claims; provided, however, that Class A13 Claims of EFH Corp., LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, Inc. against one or more of EFH Corp., LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, Inc. (LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, collectively, the “LSGT Gas Debtors”) shall be Reinstated.

All EFH Debtor Intercompany Claims, therefore, held by LSGT Gas Debtors are being Reinstated under the Plan. Under section 1142(2) of the Bankruptcy Code, a debtor may reinstate the maturity of a claim or interest as it was before the petition date. The Debtors assert that Class A13 Claims held by the LSGT Gas Debtors are Unimpaired.

Therefore, Holders of Claims in Class A13 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126 (g) of the Bankruptcy Code, respectively and as applicable. Therefore, the Debtors assert that such Holders are not entitled to vote to accept or reject the Plan.

14.	Class A14—Non-EFH Debtor Intercompany Claims

Class A14 consists of Non-EFH Debtor Intercompany Claims, which consist of any Claim, other than the TCEH Settlement Claim, by any direct or indirect subsidiary of EFH Corp. (other than an EFH Debtor) against an EFH Debtor, including any Claims derived from or based upon EFH Legacy Notes held by EFIH. Non-EFH Debtor Intercompany Claims shall be canceled and released without any distribution on account of such Claims.

Class A14 is Impaired under the Plan. Holders of Claims in Class A14 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

15.	Class A15—Interests in the EFH Debtors Other Than EFH Corp.

Class A15 consists of Interests in the EFH Debtors Other Than EFH Corp. Interests in EFH Debtors Other Than EFH Corp. shall be, at the option of the EFH Debtors, with the consent of the Plan Sponsors (such consent not to be unreasonably withheld), either Reinstated or canceled and released without any distribution on account of such Interests; provided, however, that Interests in Debtors LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, Inc. (LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, collectively, the “LSGT Gas Debtors”) shall be Reinstated.

All Interests in the EFH Debtors Other Than EFH Corp. therefore, held by the LSGT Gas Debtors are being Reinstated under the Plan. Under section 1142(2) of the Bankruptcy Code, a debtor may reinstate the maturity of a claim or interest as it was before the petition date. The Debtors assert that Class A15 Claims held by the LSGT Gas Debtors are Unimpaired.

Therefore, Holders of Interests in Class A15 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, as applicable. Therefore, the Debtors assert that such Holders are not entitled to vote to accept or reject the Plan.

16.	Class A16—Interests in EFH Corp.

Class A16 consists of Interests in EFH Corp. Each Holder of Interests in Class A16 shall receive no recovery, as Interests in EFH Corp. shall be canceled and released without any distribution on account of such Interests.

Class A16 is Impaired under the Plan. Holders of Interests in Class A16 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

17.	Class B1—Other Secured Claims Against the EFIH Debtors.

Class B1 consists of Other Secured Claims Against the EFIH Debtors, which consist of any Secured Claim against any of the EFIH Debtors, excluding: (a) EFIH First Lien Note Claims, if any; (b) EFIH Second Lien Note Claims; or (c) DIP Claims.

Except to the extent that a Holder of an Allowed Claim in Class B1, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B1, each such Holder shall receive, at the option of the applicable EFIH Debtor(s) with the consent of the Plan Sponsor, either: (i) payment in full in Cash; (ii) delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) Reinstatement of such Claim; or (iv) other treatment rendering such Claim Unimpaired.

Holders of Claims in Class B1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

18.	Class B2—Other Priority Claims Against the EFIH Debtors.

Class B2 consists of Other Priority Claims against the EFIH Debtors, which consist of any Claim, other than an Administrative Claim, a DIP Claim, or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

Except to the extent that a Holder of an Allowed Claim in Class B2, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B2, each such Holder shall receive, at the option of the applicable EFIH Debtor(s) with the consent of the Plan Sponsor, either: (i) payment in full in Cash; or (ii) other treatment rendering such Claim Unimpaired.

Holders of Claims in Class B2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

19.	Class B3—EFIH First Lien Note Claims.

Class B3 consists of EFIH First Lien Note Claims, if any, which consist of any Secured Claim derived from or based upon the EFIH First Lien Notes that was not paid in full in advance of the Effective Date pursuant to a Bankruptcy Court order. As Class B3 Claims, the EFIH First Lien Note Claims are Allowed in an amount equal to the sum of (i) any accrued but unpaid prepetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, as applicable; (ii) any accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, as applicable, through the closing date of the EFIH First Lien DIP Facility (excluding interest on interest, which shall be through the EFH Effective Date); (iii) all reasonable and documented fees and expenses and indemnification claims, whether incurred or accruing before, on, or after the EFH Effective Date, including those reasonable and documented fees and expenses and indemnification claims incurred in connection with any appeal, remand, or other litigation of any Makewhole Claims, (a) that (with respect only to such fees, expenses and claims incurred prior to the EFH Effective Date) are allowed under section 506(b) of the Bankruptcy Code and (b) that are owed under the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement (and interest thereon to the extent provided by such notes, indentures, or agreements), as applicable; and (iv) the amount of any other Claims, including any Makewhole Claims, and interest thereon, including, for the avoidance of doubt, any Additional Interest and interest on interest, (whether accruing before, on or after the EFH Effective Date, as calculated in accordance with the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, as applicable, or otherwise as determined by Final Order) of the EFIH First Lien Notes Trustee or Holders of EFIH First Lien Notes, if and to the extent such Claims are held to be allowed by a court of competent jurisdiction pursuant to a Final Order, whether entered before, on, or after the EFH Effective Date; provided, however, that the EFIH First Lien Notes Trustee shall be granted a lien on the EFH/EFIH Distribution Account (except with respect to an amount equal to the value of Cash on hand at EFH Corp. as of the EFH Effective Date), up to the asserted amount of its Makewhole Claim, on the EFH Effective Date, until such time such Makewhole Claims have either been (A) Allowed (whether before, on, or after the EFH Effective Date) and paid in full, in Cash, or (B) disallowed by Final Order, which Lien shall have priority over all other Liens on the EFH/EFIH Distribution Account (if any).

Except to the extent that a Holder of an Allowed Claim in Class B3, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, each such Holder shall receive, up to the Allowed amount of its Claim, payment in full in Cash.Although Holders of Allowed EFIH First Lien Note Claims are receving a 100% distribution of their Allowed Claims, Holders of Allowed EFIH First Lien Note Claims are Impaired because certain of their legal and equitable rights are being altered under the Plan. As set forth in the Plan, Reorganized EFIH will pay in full, in Cash, any Makewhole Claims asserted by Holders of EFIH First Lien Note Claims that are Allowed by Final Order after the EFH Effective Date, but for the avoidance of doubt, the Plan does not prevent the EFIH First Lien Notes Trustee from continuing the EFIH First Lien Makewhole Appeal, although the liens on the collateral securing the EFIH First Lien Note Claims will be released on the EFH Effective Date even if the Makewhole Claims asserted by the EFIH First Lien Notes Trustee and the Holders of EFIH First Lien Note Claims are the subject of an ongoing appeal as of the EFH Effective Date; provided, for the avoidance of doubt, that for purposes of determining whether any such Makewhole Claims are Secured Claims entitled to treatment as Class B3 Claims (rather than Unsecured Claims entitled to treatment as Class B6 Claims), the secured status of such Makewhole Claims shall be determined as if such liens had not been released on the EFH Effective Date and remained in effect to the same extent they did immediately before the EFH Effective Date.

Therefore, Class B3 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B3 are entitled to vote to accept or reject the Plan.

See Section II.D beginning on page 49 for the position of the EFIH First Lien Notes Trustee regarding the allowance and treatment of the EFIH First Lien Note Claims.

20.	Class B4—EFIH Second Lien Note Claims.

Class B4 consists of EFIH Second Lien Note Claims, which consist of any Secured Claim derived from or based upon the EFIH Second Lien Notes. The EFIH Second Lien Note Claims shall be Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, as applicable; (ii) any accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) on such principal at the applicable rate set forth in, and calculated in accordance with, the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, as applicable, through the EFH Effective Date; (iii) all reasonable and documented fees and expenses and indemnification claims, whether incurred or accruing before, on, or after the EFH Effective Date, including those reasonable and documented fees and expenses and indemnification claims incurred in connection with any appeal, remand, or other litigation of any Makewhole Claims, (a) that (with respect to such fees, expenses, and claims incurred prior to the EFH Effective Date) are allowed under section 506(b) of the Bankruptcy Code and (b) that are owed under the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement (and interest thereon to the extent provided by such notes, indentures, or agreements), as applicable; and (iv) the amount of any other Claims, including any Makewhole Claims and interest thereon (whether accruing before, on or after the EFH Effective Date, as calculated in accordance with the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, as applicable, or otherwise as determined by Final Order) of the EFIH Second Lien Notes Trustee or Holders of EFIH Second Lien Notes, if and to the extent such Claims are held to be allowed by a court of competent jurisdiction pursuant to a Final Order, whether entered before, on, or after the EFH Effective Date, provided, however, that the EFIH Second Lien Notes Trustee shall be granted a lien on the EFH/EFIH Distribution Account (except with respect to an amount equal to the value of Cash on hand at EFH Corp. as of the EFH Effective Date), up to the asserted amount of its Makewhole Claim, on the EFH Effective Date, until such time such Makewhole Claims have either been (A) Allowed (whether before, on, or after the EFH Effective Date) and paid in full, in Cash, or (B) disallowed by Final Order, which Lien shall have priority over all other Liens on the EFH/EFIH Distribution Account, except the Lien provided to the EFIH First Lien Notes Trustee, described in Article III.B.19 of the Plan.

Except to the extent that a Holder of an Allowed Claim in Class B4, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, each such Holder shall receive, up to the Allowed amount of its Claim, payment in full in Cash. Although Holders of Allowed EFIH Second Lien Note Claims are receving a 100% distribution of their Allowed Claims, Holders of Allowed EFIH Second Lien Note Claims are Impaired because certain of their legal and equitable rights are being altered under the Plan. As set forth in the Plan, Reorganized EFIH will pay in full, in Cash, any Makewhole Claims asserted by Holders of EFIH Second Lien Note Claims that are Allowed by Final Order after the EFH EFfective Date, but for the avoidance of doubt, the Plan does not prevent the EFIH Second Lien Trustee from continuing the EFIH Second Lien Makewhole Appeal, although the liens on the collateral securing the EFIH Second Lien Note Claims will be released on the EFH Effective Date even if the Makewhole Claims asserted by the EFIH Second Lien Notes Trustee and the Holders of EFIH Second Lien Note Claims are the subject of an ongoing appeal as of the EFH Effective Date; provided, for the avoidance of doubt, that for purposes of determining whether any such Makewhole Claims are Secured Claims entitled to treatment as Class B4 Claims (rather than as Unsecured Claims entitled to treatment as Class B6 Claims), the secured status of such Makewhole Claims shall be determined as if such liens had not been released on the EFH Effective Date and remained in effect to the same extent they did immediately before the EFH Effective Date.

Therefore, Class B4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B4 are entitled to vote to accept or reject the Plan.

See Section II.2.D.2 beginning on page 50 for the position of the EFIH Second Lien Notes Trustee regarding the allowance and treatment of the EFIH Second Lien Note Claims.

21.	Class B5—EFH LBO Note Guaranty Claims.

Class B5 consists of EFH LBO Note Guaranty Claims, which consist of any Claim against EFIH derived from or based upon the EFH LBO Note Notes. The EFH LBO Note Guaranty Claims will be Allowed in an amount equal to the sum of (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH LBO Note

Indenture; (ii) accrued postpetition interest on such principal at the Federal Judgment Rate; and (iii) the amount of any other Claims (but in any case excluding any Makewhole Claims) under the EFH LBO Notes or EFH LBO Note Indentures, if and to the extent such Claims are Allowed, whether Allowed before, on or after the EFH Effective Date.

Except to the extent that a Holder of an Allowed Claim in Class B5, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B5, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of Allowed EFH LBO Note Guaranty Claims and Allowed General Unsecured Claims Against the EFIH Debtors) of the EFIH Unsecured Creditor Recovery Pool; provided, however, that in no event shall a Holder of an Allowed Claim in Class B5 receive more than a single satisfaction of such Allowed Claim, including any recovery received on account of an Allowed Claim in Class A6.

Class B5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B5 are entitled to vote to accept or reject the Plan.

22.	Class B6—General Unsecured Claims Against the EFIH Debtors.

Class B6 consists of General Unsecured Claims Against the EFIH Debtors, which consist of any Unsecured Claim against one or more of the EFIH Debtors that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the EFIH Unsecured Note Claims and any Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, but excluding: (a) EFH LBO Note Guaranty Claims; (b) Administrative Claims against the EFIH Debtors; (c) Priority Tax Claims against the EFIH Debtors; (d) Intercompany Claims against the EFIH Debtors; (e) Other Priority Claims against the EFIH Debtors; and (f) DIP Claims. The EFIH Unsecured Note Claims shall be Allowed in an amount equal to the sum of: (x) the Charging Lien Advance and (y)(i) the principal amount outstanding in the amount of $1,568,249,000; (ii) accrued but unpaid prepetition interest in the amount of $81,115,347; (iii) accrued postpetition interest on the principal amount outstanding as of the Petition Date at the Federal Judgment Rate; and (iv) the amount of any other Claims (but in any case excluding any Makewhole Claims) under the EFIH Unsecured Notes or EFIH Unsecured Note Indentures, if and to the extent such Claims are Allowed, whether Allowed before, on or after the EFH Effective Date.

Notwithstanding anything to the contrary in the preceding sentence, any Class B6 Claim derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes shall be Allowed if and to the extent such Claim would be an Allowed Class B3 Claim under Article III.B.19 of the Plan or an Allowed Class B4 Claim under Article III.B.20 of the Plan, respectively, if the terms EFIH First Lien Note Claims or EFIH Second Lien Note Claims, as applicable, were defined to include Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, as applicable. Nothing in the Plan shall limit, impair, or modify the EFIH Unsecured Note Indentures post-Confirmation consistent with the terms set forth therein.

The prepetition accrued interest described in (i) reflects amounts outstanding under the indenture, calculated as of the Petition Date, and the postpetition accrued interest described in (ii) reflects interest on the EFIH Unsecured Note Claim as of the Petition Date at the Federal Judgment Rate, or such other rate as determined by the Court. The Debtors, the EFIH Unsecured Notes Trustee, the Holders of the EFIH Unsecured Note Claims, and all other parties-in-interest reserve all rights regarding the Debtors’ method by which such interest was, and will be, calculated . For the avoidance of doubt, (i) the EFIH Unsecured Notes Trustee and the Holders of the EFIH Unsecured Note Claims reserve all rights to assert that the EFIH Unsecured Trustee Fees and Expenses should properly be included and paid as part of, or in conjunction with, the EFIH Unsecured Note Claim or are otherwise payable by order of the Court and (ii) nothing in the Plan shall limit, impair, or modify the EFIH Unsecured Notes Trustee’s ability or right to exercise its charging lien pursuant to the EFIH Unsecured Note Indentures post-confirmation consistent with the terms set forth therein.

Except to the extent that a Holder of an Allowed Claim in Class B6, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B6, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of Allowed EFH LBO Note Guaranty Claims and Allowed General Unsecured Claims Against the EFIH Debtors) of the EFIH Unsecured Creditor Recovery Pool.

Class B6 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B6 are entitled to vote to accept or reject the Plan.

See Section II.D beginning on page 49 for the position of the EFIH First Lien Notes Trustee regarding the allowance and treatment of Unsecured Claims derived from or based upon the EFIH First Lien Notes.

23.	Class B7—EFIH Debtor Intercompany Claims.

Class B7 consists of EFIH Debtor Intercompany Claims, which consist of any Claim by an EFIH Debtor against another EFIH Debtor. EFIH Debtor Intercompany Claims shall be, at the option of the EFIH Debtors, with the consent of the Plan Sponsors (such consent not to be unreasonably withheld) either: (a) Reinstated; or (b) canceled and released without any distribution on account of such Claims.

Holders of Claims in Class B7 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

24.	Class B8—Non-EFIH Debtor Intercompany Claims

Class B8 consists of Non-EFIH Debtor Intercompany Claims, which consist of any Claim by EFH Corp. or any direct or indirect subsidiary of EFH Corp. (other than an EFIH Debtor) against an EFIH Debtor. Non-EFIH Debtor Intercompany Claims shall be canceled and released without any distribution on account of such Claims.

Class B8 is Impaired under the Plan. Holders of Claims in Class B8 are conclusively deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code. Therefore such Holders are not entitled to vote to accept or reject the Plan.

25.	Class B9—Interests in EFIH.

Class B9 consists of Interests in EFIH. The Interest in EFIH shall be Reinstated.

Class B9 is Unimpaired under the Plan. The Holder of the Interest in Class B9 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holder is not entitled to vote to accept or reject the Plan.

26.	Class B10—Interests in EFIH Finance.

Class B10 consists of Interests in EFIH Finance. Interests in EFIH Finance shall be canceled and released without any distribution on account of such Interests.

Class B10 is Impaired under the Plan. Holders of Interests in Class B10 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

F.	Other Selected Provisions of the Plan.

Holders of Claims and Interests should read and review the Plan in its entirety. The inclusion of the below provisions in this Summary of the Plan should not be understood to imply that these provisions are more or less material than any other provision in the Plan.

1.	Payment of Fees of Certain Creditors of the EFIH Debtors.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the EFH Plan Administrator Board shall pay from the EFH/EFIH Distribution Account on the EFH Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the EFH Effective Date by professionals payable under the Merger Agreement.

The EFH Plan Administrator Board shall pay from the EFH/EFIH Distribution Account the reasonable and documented fees and expenses allowed under the EFIH Unsecured Note Indentures, and the EFH Notes Indentures; provided, however, that such fees and expenses shall be subject to approval by the Fee Committee, with respect to the reasonableness of such documented fees and expenses in their reasonable discretion, and the Bankruptcy Court; provided further, however, that such fees and expenses shall be paid on the EFH Effective Date or as soon as reasonably practicable thereafter following Fee Committee and Bankruptcy Court approval thereof; provided, further, that, for the avoidance of doubt, such fees and expenses shall not be included in the amount of any Allowed Claims under the EFIH Unsecured Notes Indentures or the EFH Notes Indentures.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the EFH Plan Administrator Board shall pay from the EFH/EFIH Distribution Account the reasonable and documented fees and expenses of the Auditor in conducting the Post-Closing Report and as otherwise provided in the Merger Agreement.

All amounts distributed and paid pursuant to this Article IV.R.1. shall not be subject to disgorgement, setoff, recoupment, reduction, or reallocation of any kind. All amounts distributed and paid pursuant to this Article IV.R shall not be subject to disgorgement, setoff, recoupment, reduction, or reallocation of any kind.

EFIH or Reorganized EFIH will pay the following professionals under the EFIH First Lien DIP Facility, in accordance with the terms of the Plan and the EFIH First Lien DIP Facility and in each case subject to the terms of the respective Commitment Letter: (a) on behalf of Deutsche Bank, (i) Shearman & Sterling LLP, as primary counsel and (ii) Potter Anderson & Corroon LLP, as local counsel, (b) on behalf of PIMCO, Morgan Lewis Bockius LLP and Venable LLP, as primary counsel, and (c) on behalf of Fidelity, (i) Fried Frank Harris Shriver & Jacobson LLP, as primary counsel, (ii) Cross & Simon LLC, as local counsel, and (iii) Perella Weinberg Partners, as financial advisor.

The Reorganized Debtors are not seeking authority pursuant to the Disclosure Statement Motion to pay any such fees and expenses.

2.	Treatment of Certain Claims of the PBGC and Pension Plan.

Nothing in the Chapter 11 Cases, the Disclosure Statement, the Plan, the EFH Confirmation Order, or any other document filed in the Chapter 11 Cases shall be construed to discharge, release, limit, or relieve any individual from any claim by the PBGC or the Pension Plans for breach of any fiduciary duty under ERISA, including prohibited transactions, with respect to the Pension Plans, subject to any and all applicable rights and defenses of such parties, which are expressly preserved. The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such fiduciary duty or related liability by any of the provisions of the Disclosure Statement, Plan, Confirmation Order, Bankruptcy Code, or other document filed in the Chapter 11 Cases. For the avoidance of doubt, the Reorganized Debtors shall not be released from any liability or obligation under ERISA, the Internal Revenue Code, and any other applicable law relating to or arising from the Pension Plans.

3.	Treatment of Executory Contracts and Unexpired Leases.

(a)	Assumption and Rejection of Executory Contracts and Unexpired Leases: Rejection of EFH Debtors and EFIH Debtor Executory Contracts and Unexpired Leases.

On the EFH Effective Date, except as otherwise provided herein or in the Confirmation Order, all Executory Contracts or Unexpired Leases of the EFH Debtors or the EFIH Debtors, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, including the TCEH Confirmation Order or the EFH Confirmation Order, will be deemed to be Rejected Executory Contracts or Unexpired Leases, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that are: (1) identified on the EFH/EFIH Assumed Executory Contract and Unexpired Lease List; (2) the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (3) subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided that each of (1), (2) and (3) must be in form and substance acceptable to the Plan Sponsor. Entry of the EFH Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections and the assignments and/or assumptions of the Executory Contracts or Unexpired Leases listed on the EFH/EFIH Assumed Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases of the EFH Debtors or EFIH Debtors pending on the EFH Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A.1 or by any order of the Bankruptcy Court, which has not been assigned to a third party before the Confirmation Date, shall revest in and be fully enforceable by Reorganized EFH or Reorganize EFIH, as applicable, or their successors in accordance with its terms, except as such terms are modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. The Plan Sponsor, Reorganized EFH, and Reorganized EFIH, as applicable, reserve the right to alter, amend, modify, or supplement the EFH/EFIH Assumed Executory Contract and Unexpired Lease List and the schedules of Executory Contracts and Unexpired Leases with respect to EFH, Reorganized EFH, EFIH, and Reorganized EFIH at any time through and including 45 days after the Effective Date, without incurrence of any penalty or changing the priority or security of any Claim as a result of such treatment change. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Tax Matters Agreement, the Transition Services Agreement, and the Separation Agreement, to the extent in the form attached to the Merger Agreement or as amended or modified in accordance with their respective terms and with the consent of the Plan Sponsor, shall be EFH/EFIH Assumed Executory Contracts or Unexpired Leases.

(b)	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed within 30 days after the later of: (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; and (2) the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims against the applicable Debtor and shall be treated in accordance with the Plan, unless a different security or priority is otherwise asserted in such Proof of Claim and Allowed in accordance with Article VII of the Plan.

(c)	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. At least 14 days before the applicable Confirmation Hearing, the Debtors will provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors at least seven (7) days before the applicable Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have consented to such assumption or proposed cure amount.

Assumption of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption. Any Proofs of Claim Filed with respect to an Assumed Executory Contract or Unexpired Lease shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

(d)	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed by the Executory Contract or Unexpired Lease counterparty or counterparties to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

(e)	Indemnification Obligations of the EFH Debtors and EFIH Debtors.

Notwithstanding anything in the Plan to the contrary, from and after the Effective Date, each Indemnification Obligation of any EFH Debtor or EFIH Debtor shall be treated in accordance with Section 6.8 of the Merger Agreement.

Notwithstanding the foregoing, nothing shall impair the ability of Reorganized EFH or Reorganized EFIH, as applicable, to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for acts or omissions arising after the Effective Date.

(f)	Insurance Policies.

Each of the Debtors’ Insurance Policies are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the TCEH Effective Date, the TCEH Debtors and EFH Shared Services Debtors, as applicable, shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, and such Insurance Policies shall not be impaired in any way by the Plan or the Confirmation Order, but rather will remain valid and enforceable in accordance with their terms.

Notwithstanding Article V.A.1 of the Plan, except to the extent that the Plan Sponsor elects, in its sole discretion, to list an Insurance Policy (or Insurance Policies) on the EFH/EFIH Rejected Executory Contract and Unexpired Lease List, on the EFH Effective Date, the EFH Debtors and EFIH Debtors, as applicable, shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims against the EFH Debtors or EFIH Debtors, as applicable, and such Insurance Policies shall not be impaired in any way by the Plan or the Confirmation Order, but rather will remain valid and enforceable against the Reorganized EFH Debtors or Reorganized EFIH Debtors, as applicable, in accordance with their terms.

(g)	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, or restatements, thereto or thereof, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

(h)	Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List or the Assumed Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

(i)	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur with respect to a Debtor, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases with respect to such Debtor pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

(j)	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Assumed Executory Contracts or Unexpired Leases, will be performed by the applicable Debtor or the applicable Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, any such contracts and leases (including any Assumed Executory Contracts or Unexpired Leases) that have not been rejected as of the date of the Confirmation Date shall survive and remain unaffected by entry of the Confirmation Order.

4.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

5.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

6.	Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Disclosure Statement Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

7.	Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. Notwithstanding the foregoing, this Plan gives effect to the TCEH First Lien Intercreditor Agreement and no additional changes to the allowance, classification, treatment, or distributions shall be made as a result of the TCEH First Lien Intercreditor Agreement except for any such changes provided for or otherwise consistent with the TCEH First Lien Creditor Plan Distribution Allocation Order as contemplated by Article III.B.29 of the Plan; provided, that notwithstanding the foregoing, nothing herein shall impair, prejudice, release, compromise or waive the rights, claims,

Causes of Action, defenses or remedies of any Holder of Allowed Class C3 Claims against any other Holder of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) in connection with the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. Notwithstanding anything to the contrary herein, the TCEH First Lien Agent and the Holders of Allowed TCEH First Lien Claims shall be deemed to have waived any rights under the TCEH Second Lien Intercreditor Agreement to extent such rights would, in any way, impair or diminish the recoveries of the Holders of Allowed TCEH Second Lien Note Claims under this Plan or related documents.

8.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of the applicable Debtors shall expire, and the initial boards of directors, including the New Boards, as applicable, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors. To the extent any such director or officer of the Reorganized Debtors is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such director or officer. With respect to the TCEH Debtors and EFH Shared Services Debtors, each such director and officer shall serve from and after the TCEH Effective Date pursuant to the terms of the New Organizational Documents, the New Employee Agreements/Arrangements, the Employment Agreements (assumed and assigned to Reorganized TCEH in accordance with the Plan and the Plan Supplement), and other constituent documents of the Reorganized TCEH Debtors and Reorganized EFH Shared Services Debtors.

9.	Intercompany Account Settlement.

The Debtors and the Reorganized Debtors, as applicable, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, subject to the consent of the Plan Sponsor and the TCEH Supporting First Lien Creditors, as applicable (such consent not to be unreasonably withheld), shall be entitled to transfer funds between and among themselves as they determine to be necessary or advisable to enable the Reorganized Debtors to satisfy their obligations under the Plan; provided, however, that (1) the TCEH Debtors shall not transfer funds to a Debtor that is not a TCEH Debtor, and (2) the EFH Debtors and EFIH Debtors shall not transfer funds to a Debtor that is not an EFH Debtor or an EFIH Debtor, respectively, except as otherwise provided elsewhere in the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Reorganized Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan.

11.	Cancelation of Existing Securities and Agreements.

Except as otherwise provided in the Plan (including Article III.B.19 and III.B.20), on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other Secured Claims, TCEH First Lien Secured Claims, EFIH First Lien Note Claims, EFIH Second Lien Note Claims, EFCH 2037 Note Claims, TCEH Second Lien Note Claims, TCEH Unsecured Note Claims, PCRB Claims, EFIH Unsecured Note Claims, EFH Legacy Note Claims, EFH LBO Note Primary Claims, EFH LBO Note Guaranty Claims, EFH Unexchanged Note Claims, EFH Swap Claims, EFH Series N Note Claims, and DIP Claims, shall be deemed canceled, surrendered, and discharged without any need for further action or approval of the Bankruptcy Court or a Holder to take further action with respect to any note(s) or security and the obligations of the Debtors or Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents shall be released from all duties thereunder; provided, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders of Allowed Claims to receive distributions under the Plan; (2) allowing the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents to make the distributions in accordance with the Plan (if any), as applicable; (3) preserving any rights of the DIP Agents, the TCEH First Lien Agent, or the Indenture

Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture, the TCEH Credit Agreement, the TCEH First Lien Intercreditor Agreement, or DIP Agreement, including any rights to priority of payment and/or to exercise charging liens; (4) allowing the Indenture Trustees, TCEH First Lien Agent, and DIP Agents to enforce any obligations owed to each of them under the Plan (including any Indenture Trustee’s pursuit of (x) the allowance of Makewhole Claims under the Plan, with respect to which the EFH/EFIH Debtors reserve all rights and (y) the EFIH First Lien Inter-Creditor Action or any other pending proceeding); and (5) allowing the Indenture Trustees, TCEH First Lien Agent, and DIP Agents to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable. Notwithstanding the foregoing, the cancellation and discharge of the EFIH First Lien Notes Indenture and the EFIH Second Lien Notes Indenture shall be limited solely to the Debtors or Reorganized Debtors, and such cancellation and discharge shall be solely to the extent of payments made pursuant to Article III.B.19 or Article III.B.20 of the Plan, respectively. For the avoidance of doubt, the EFIH First Lien Notes Indenture and the EFIH Second Lien Notes Indenture shall remain in effect (and the EFIH First Lien Notes Trustee and the EFIH Second Lien Notes Trustee shall remain as trustee, registrar, and paying agent for the purposes set forth in (1)-(5) of this section, as applicable).

For the avoidance of doubt, the TCEH First Lien Intercreditor Agreement, the TCEH Credit Agreement, and the TCEH First Lien Note Indenture remain in effect solely to the extent necessary to preserve the TCEH First Lien Creditor Allocation Disputes and the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, and any (a) claims or Causes of Action by the TCEH First Lien Notes Trustee, TCEH First Lien Agent, or Holders of TCEH First Lien Claims against other Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising in connection with the TCEH First Lien Creditor Allocation Disputes, or (b) claims or Causes of Action by any Holder of Allowed Class C3 Claims against any other Holder of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) in the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute (or any claims, Causes of Action or defenses of any other party to such dispute); provided, further, however, that except as expressly set forth in the Plan, after the Effective Date, the Debtors and the Reorganized Debtors shall not be obligated to pay any fees or expenses under either the TCEH First Lien Intercreditor Agreement, the TCEH First Lien Note Indenture, or the TCEH Credit Agreement arising in connection with the TCEH First Lien Creditor Allocation Disputes or the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, and all related Claims shall be released and discharged consistent with Article VIII.A of the Plan.

The position of the EFIH First Lien Notes Trustee and the EFIH Second Lien Notes Trustee regarding the ability of the Plan to cancel the EFIH First Lien Notes and EFIH Second Lien Notes is set forth in Section II.D beginning on page 49.

12.	Employee Obligations.

Except (i) as otherwise provided in the Plan or the Plan Supplement and (ii) with respect to the EFH Non-Qualified Benefit Plans, which shall be terminated on the TCEH Effective Date pursuant to the EFH Confirmation Order as obligations of the EFH Debtors (any Allowed Claims arising from the termination of such EFH Non-Qualified Benefits Plans shall be treated pursuant to Article III.B.8 of the Plan), the (x) Reorganized TCEH Debtors shall honor the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, indemnity, change of control, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time (including the compensation programs approved by the Bankruptcy Court pursuant to the 2015 Compensation Order and the 2016 Compensation Order) and (y) except as may be expressly set forth in the Merger Agreement, none of the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, the Reorganized EFIH Debtors, Oncor, the Plan Sponsor, or any Affiliate of the Plan Sponsor shall have any liability for the matters set forth in the foregoing clause (x). Any of the above-listed contracts, agreements, policies, programs and plans that is an executory contract, pursuant to sections 365 and 1123 of the Bankruptcy Code, shall be deemed assumed as of the TCEH Effective Date and, to the extent that any EFIH Debtor or EFH Debtor is a party to such executory contract, assigned to the Reorganized TCEH Debtors.

G.	Effect of Confirmation.

1.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to the Releases set forth in the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action belonging to their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the applicable Effective Date, other than: (i) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date; (ii) all Causes of Action that arise under sections 544, 547, 548, and 549 of the Bankruptcy Code and state fraudulent conveyance law; and (iii) the Causes of Action released by the Debtors pursuant to the Settlement Agreement.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled herein or in a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

2.	Retention of Jurisdiction by the Bankruptcy Court.

Notwithstanding the entry of the EFH Confirmation Order and the occurrence of the EFH Effective Date, on and after the EFH Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. hear and determine matters related to the DIP Facilities and the DIP Orders;

3. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

4. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amending, modifying, or supplementing, after the Effective Date, pursuant to the Plan, any Executory Contracts or Unexpired Leases to the Assumed Executory Contracts and Unexpired Lease List, Rejected Executory Contracts and Unexpired Lease List, or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7. enter and implement such orders as may be necessary to execute, implement, or consummate the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including injunctions or other actions as may be necessary to restrain interference by an Entity with Consummation or enforcement of the Plan;

8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9. adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions, including the Tax Matters Agreement;

10. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

11. resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;

13. resolve any cases, controversies, suits, disputes, or Causes of Action relating to the distribution or the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to the Plan;

14. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15. enter an order or decree concluding or closing the Chapter 11 Cases;

16. adjudicate any and all disputes arising from or relating to distributions under the Plan, including the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute;

17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any request made under section 505 of the Bankruptcy Code for the expedited determination of any unpaid liability of a Debtor for any tax incurred during the administration of the Chapter 11 Cases, including any tax liability arising from or relating to the Restructuring Transactions, for tax periods ending after the Petition Date and through the closing of the Chapter 11 Cases;

19. except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

20. enforce all orders previously entered by the Bankruptcy Court; and

21. hear any other matter not inconsistent with the Bankruptcy Code.

H.	Settlement, Release, Injunction, and Related Provisions.

1.	Overview and Appropriateness of Plan Settlement.

The Plan includes a proposed settlement of numerous claims belonging to the Debtors, including claims against creditors, other Debtors, and third parties. The settlements contemplated by the Plan are in addition to, and separate from, the settlements contained in the Settlement Order.

During the Chapter 11 Cases a number of parties have alleged that there were potential litigation claims that could be asserted on behalf of the Debtors, including EFCH, TCEH, and certain of EFCH’s and TCEH’s direct and indirect subsidiaries related to various prepetition transactions. Motions seeking standing to prosecute and settle certain claims against Holders of TCEH First Lien Secured Claims were filed by (a) the TCEH Committee [D.I. 3593]; (b) the EFH/EFIH Committee [D.I. 3605]; and (c) the TCEH Unsecured Ad Hoc Group [D.I. 3603]. A summary of potentially material alleged claims that would be settled pursuant to the Plan can be found in Section V.H.3 of this Disclosure Statement, entitled “Summary and Discussion of Material Potential Claims Subject to Plan Settlement.”

The transactions and conduct underlying these claims were the subject of significant investigation by the Debtors (including their disinterested directors and managers) and their advisors, the Creditors’ Committees, and various creditor groups. In addition to informal diligence, in August 2014, the Debtors negotiated entry of an order establishing formal discovery procedures governing a wide breadth of prepetition issues and transactions for an extensive time period, in some cases more than 15 years prepetition. This extensive discovery effort, referred to as Legacy Discovery, resulted in the Debtors’ production of more than 806,000 documents (comprising over 5.6 million pages). The Approved Settlement released substantially all Intercompany Claims through December 7, 2015, released all claims against the TCEH First Lien Creditors, and released all claims against the Sponsor Group. The Plan provides similar releases for all such claims through the Effective Date. The release provisions of the Plan contemplate, among other things, the release of any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively).

Settlements and compromises like those embodied in the Plan expedite case administration and reduce unnecessary administrative costs; as such, they are favored in bankruptcy. See Myers v. Martin, 91 F.3d 389, 393 (3d Cir. 1996) (“To minimize litigation and expedite the administration of a bankruptcy estate, ‘[c]ompromises are well favored in bankruptcy.”); see also Will v. Nw. Univ., 434 F.3d 639, 644 (3d Cir. 2006); In re Key3Media Grp., Inc., 2006 WL 2842462, at *3 (D. Del. Oct. 2, 2006); In re Adelphia Commc’n Corp., 361 B.R. 337, 348 (Bankr. D. Del. 2007). Section 1123(b)(3)(A) of the Bankruptcy Code expressly provides that a chapter 11 plan may provide for “the settlement or adjustment of any claim or interest belonging to the debtor or to the estate.” 11 U.S.C. § 1123(b)(3)(A). A release of claims thereunder as part of a settlement is appropriate “if the release is a valid exercise of the debtor’s business judgment, is fair, reasonable, and in the best interests of the estate.” In re Spansion, Inc., 426 B.R. 114, 143 (Bankr. D. Del. 2010); see also In re Wash. Mut., Inc., 442 B.R. 314, 327 (Bankr. D. Del. 2011) (“In making its evaluation [whether to approve a settlement], the court must determine whether the compromise is fair, reasonable, and in the best interest of the estate.” (internal quotation marks omitted)). A proposed settlement need not be the best result that a debtor could have achieved, but only must fall within the “reasonable range of litigation possibilities.” In re Energy Corp., 886 F.2d 912, 929 (7th Cir. 1989); In re Sea Containers Ltd., 2008 WL 4296562, at *5 (Bankr. D. Del. Sept. 19, 2008); Key3Media Grp. Inc., 2006 WL 2842462, at *3. Settlements generally are practical resolutions and, when appropriately structured, are well within the reasonable range of litigation possibilities. Bankruptcy courts commonly approve of settlements and often cite their cost-saving benefits.

The Third Circuit has adopted a balancing test to determine whether a settlement is fair and equitable. The factors of the balancing test are: “(1) the probability of success in litigation; (2) the likely difficulties in collection; (3) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (4) the paramount interest of the creditors.” Martin, 91 F.3d at 393; see also In re Key3Media Grp. Inc., 336 B.R. at 93 (when determining whether a compromise is in the best interests of the estate, courts must “assess and balance the value of the claim that is being compromised against the value of the estate of the acceptance of the compromise proposal”).

Based on the Martin factors, the settlements embodied in the Plan are fair and reasonable, and the Plan should be confirmed. Section V.H.3 of this Disclosure Statement, entitled “Summary and Discussion of Material Potential Claims Subject to Plan Settlement” outlines the main arguments and counter-arguments that would likely be asserted in connection with these claims. The Debtors will present evidence at the Confirmation Hearing to demonstrate the appropriateness of the settlements and releases embodied in the Plan.

2.	Process for Identifying Actual Conflicts Matters.

The Court approved the retention of Proskauer Rose LLP (“Proskauer”), Munger, Tolles & Olson LLP (“MTO”) and Cravath Swaine & Moore LLP (“Cravath”) by EFH Corp., EFCH and its direct subsidiaries and EFIH and its direct subsidiaries, respectively. The firms were retained by the respective Debtors pursuant to board resolutions that authorized the disinterested directors and managers to retain Conflicts Matter Advisors in connection with “any matter pertaining to the Chapter 11 Case on which an actual conflict exists between [one debtor], on the one hand, and any other debtor, on the other hand (“Conflict Matters”).”

Specifically, the resolutions delegated authority to the disinterested directors or manager: (1) to retain Conflicts Matter Advisors “to represent and advise [the debtors], reporting to the [disinterested directors or manager], on the Conflict Matters”; (2) to investigate and determine whether any matter constitutes a Conflict Matter, “in the exercise of their business judgment and with the advice of the [Conflicts Matter Advisors]”; and (3) to make and implement all decisions with respect to Conflict Matters.

At the hearing approving the retention of the Conflicts Matter Advisors, the Court noted that: “[T]his is an ongoing process and it involves a broad range of activities that might come into play and require independent advice and action by conflicts counsel. We have issues in connection with the tax free [spin,] . . . ongoing discovery[,] . . . plan negotiations[,] . . . [and] the Oncor sale . . . . I think that requiring a more specific identification of the issues now and as they arise is both inefficient, unfair and perhaps even prejudicial in tipping the hand of activities that counsel might be involved with.” [Hr’g Tr. 50-51, Jan. 13, 2015].

The disinterested directors and managers, as well as the Conflicts Matter Advisors, have acted on behalf of the Debtors with respect to Conflict Matters and matters that may constitute Conflict Matters, including without limitation the following matters: (1) the proposed settlement of inter-Debtor claims and causes of action [D.I. 4145, 4146 and 4147]; (2) the negotiations with round 2 bidders in connection with the Oncor Electric sale process, including reviewing, revising and commenting upon transaction documents and participating in calls and conferences with the bidders; (3) the disclosure statement, including reviewing, revising and commenting upon the disclosure statement [D.I. 4143]; (4) the plan, including reviewing, revising and commenting upon the plan [D.I. 4142]; (5) tax issues and matters, including tax issues and matters relating to negotiations with bidders and those included in the plan and disclosure statement; (6) reviewing and responding to formal and informal discovery requests; and (7) the negotiation by EFH, EFIH, and EFCH/TCEH over the allocation of reorganized EFH equity to creditors of EFH and EFIH under a plan of reorganization in which creditors of EFH and EFIH convert their debt into reorganized equity.

The Debtors’ disinterested directors and managers, in consultation with their respective Conflicts Matter Advisors, agreed to the Disinterested Director Settlement following an extensive negotiation process over a period of more than a month. These negotiations were conducted both in-person and telephonically. Certain negotiations were conducted directly between the disinterested directors and managers. Other negotiations were conducted between the Conflicts Matter Advisors, under the direction and supervision of the disinterested directors or managers of their respective Debtors.

In connection with the negotiation and settlement process, the disinterested directors and managers frequently conferred with their respective Conflicts Matter Advisors concerning potential intercompany claims and their potential resolution or prosecution. In addition, under the direction of the disinterested directors and managers, their respective Conflicts Matter Advisors conducted diligence on intercompany claims (including tax claims and tax related issues) and reported to their respective disinterested directors and managers on the results of that diligence, which supplemented the disinterested directors’ and managers’ knowledge and experience, including from serving on the boards of the Debtors.

The negotiation process that culminated in the Disinterested Director Settlement can be summarized in material terms with the following list of meetings, discussions and proposals. More information about these meetings, and the considerations of the settlement, can be found in the various minutes of meetings or other public filings previously filed with the Bankruptcy Court in this matter.

•	On February 19, 2015, MTO, Conflicts Matter Advisor to the TCEH Debtors, met with Proskauer, Conflicts Matter Advisor to EFH, to discuss potential claims and defenses between the TCEH Debtors and EFH.

•	On February 23, 2015, Cravath, Conflicts Matter Advisor to EFIH, met with Proskauer to discuss potential claims and defenses between EFH and EFIH.

•	On February 24, 2015, MTO and Greenhill & Co., LLC (“Greenhill”), Conflicts Matter Advisor to the TCEH Debtors, met with Cravath to discuss potential claims and defenses between EFIH and the TCEH Debtors.

•	On February 25, 2015, the disinterested manager of TCEH/EFCH participated in a meeting of the TCEH/EFCH boards of managers on intercompany claims.

•	On March 5, 2015, MTO and Greenhill met with Proskauer and SOLIC Capital Advisors, LLC (“SOLIC”), Conflicts Matter Advisor to EFH, to discuss potential claims and defenses between the TCEH Debtors and EFH. In connection with this meeting, MTO provided Proskauer with a written presentation detailing potential claims of the TCEH Debtors against EFH and rebutting potential claims of EFH against the TCEH Debtors.

•	On March 6, 2015, MTO and Greenhill met with Cravath to discuss potential claims and defenses between EFIH and the TCEH Debtors.

•	On March 9, 2015, MTO and Greenhill met with Proskauer to discuss potential claims and defenses between EFH and the TCEH Debtors.

•	On March 11, 2015, MTO and Greenhill met with Proskauer and SOLIC to discuss potential intercompany claims and defenses. In connection with that meeting, Proskauer provided MTO with a written presentation detailing potential claims of EFH against the TCEH Debtors and MTO, and describing potential defenses to potential claims of TCEH Debtors against EFH.

•	On March 16, 2015, MTO met with Cravath to discuss potential claims between the TCEH Debtors and EFIH. In connection with that meeting, MTO provided Cravath a written presentation describing potential claims of the TCEH Debtors against EFIH, and rebutting potential claims of EFIH against the TCEH Debtors.

•

On March 16, 2015, MTO, at the direction of the disinterested manager of TCEH/EFCH, made a settlement demand on EFH, through its counsel Proskauer, with respect to certain intercompany claims (the “Intercompany Claims”) and matters related to the intended tax-free treatment of the transactions contemplated by the Debtors’ proposed plan of reorganization (the “Step-Up Matter”), demanding (i)

an allowed unsecured claim for TCEH of $1.2 billion against EFH (including $200 million against EFIH) plus (ii) all of EFH’s NOLs at emergence plus (iii) 100% of all excess consideration (the “Excess Consideration”) received by EFH upon the sale of reorganized Energy Future Holdings Corp. or its direct or indirect subsidiaries, including reorganized Energy Future Intermediate Holding Company LLC and its subsidiaries but excluding the TCEH Debtors after payment in full of the creditors of EFIH and EFH, and a $10 million distribution to EFH equity holders (the “Equity Holders”), and the directors and officers of the Debtors and the Equity Holders would receive full releases (“Full Releases”) (the “Initial TCEH Demand”).

•	On March 18, 2015, Proskauer, on behalf of the disinterested directors of EFH and after extensive meetings and discussions with the disinterested directors of EFH, made a counter-offer to the Initial TCEH Demand (as authorized by the disinterested directors of EFH at a meeting held on March 17, 2015) to MTO with respect to the Intercompany Claims and Step-Up Matter of (i) a $100 million allowed unsecured pari passu claim for TCEH against EFH plus (ii) all of EFH’s NOLs at emergence plus (iii) a sharing of Excess Consideration pursuant to a reasonable waterfall to be agreed along the lines set forth in that certain CRO term sheet dated March 9, 2015, in exchange for a waiver of all affirmative claims held by EFH against the TCEH Debtors, a $10 million distribution to the Equity Holders, and Full Releases (the “Initial EFH Counter”).

•	Between March 18, 2015 and March 23, 2015, the disinterested directors and managers of the TCEH Debtors and EFH, or their respective Conflicts Matter Advisors, had numerous calls, conferences and discussions regarding the Intercompany Claims and the Step-Up Matter, the Initial TCEH Demand and the Initial EFH Counter.

•	On March 19, 2015, MTO, at the direction of the disinterested manager of TCEH/EFCH, made a settlement demand on EFIH, through its counsel Cravath, with respect to the claims of the TCEH Debtors against EFIH, demanding an allowed unsecured claim of $200 million against EFIH.

•	On March 20, 2015, Cravath provided MTO a written response to the claims and defenses of the TCEH Debtors, which also described claims of EFIH against TCEH.

•	Between March 24 and March 26, 2015, the disinterested directors and managers and their Conflicts Matter Advisors held extensive in-person negotiations at the Debtors’ offices in Dallas, Texas.

•	During the in-person negotiations at the Debtors’ offices in Dallas, Texas, other proposals were discussed between the various disinterested directors and managers and their respective Conflicts Matter Advisors.

•	On March 25, 2015, at the direction of the disinterested manager of EFIH, Cravath refused the March 19 demand of the TCEH Debtors for an allowed unsecured claim of $200 million against EFIH. The TCEH Debtors continued negotiating with EFH, the equity owner of EFIH, over an allowed claim against EFIH.

•	On March 25, 2015, the disinterested manager of TCEH/EFCH made a further counter-proposal with respect to the Intercompany Claims and the Step-Up Matter of (i) an allowed unsecured claim for TCEH of $710 million against EFH and $25 million against EFIH pari passu plus (ii) a 51%(TCEH)/49%(EFH) sharing of Excess Consideration until EFH receives $42 million plus (iii)100% of Excess Consideration thereafter to TCEH, and a $10 million distribution to the Equity Holders, and Full Releases.

•	On March 25, 2015, the disinterested directors of EFH made a further counter-proposal with respect to the Intercompany Claims and the Step-Up Matter of (i) an allowed unsecured claim of $675 million against EFH (with no claim against EFIH) pari passu plus (ii) a 50/50 split of Excess Consideration until TCEH receives $800 million plus (iii) 100% of the Excess Consideration thereafter to EFH, a $10 million distribution to the Equity Holders, and Full Releases.

•	On March 25, 2015, the disinterested manager of TCEH/EFCH made a further counter-proposal with respect to the Intercompany Claims and the Step-Up Matter of (i) an allowed unsecured claim of $705 million against EFH (no claim against EFIH) pari passu plus (ii) a 50/50 split of Excess Consideration until TCEH receives $925 million plus (iii) a 25%(TCEH)/75%(EFH) sharing of Excess Consideration thereafter, $10 million distribution to the Equity Holders, and Full Releases.

•	On March 26, 2015, the disinterested directors of EFH made a further counter-proposal with respect to the Intercompany Claims and the Step-Up Matter of (i) an allowed unsecured claim of $700 million against EFH (no claim against EFIH) pari passu with a $700 million recovery by EFH’s creditors and a 50/50 split of Excess Consideration until TCEH receives $800 million with all Excess Consideration thereafter going to EFH, and $10 million distribution to the Equity Holders.

•	On March 26, 2015, the Debtors’ disinterested directors and managers reached an agreement in principle with respect to the Disinterested Director Settlement, as described in the Joint Statement and incorporated into the plan of reorganization filed on April 14, 2015. On March 31, 2015, the disinterested manager of EFIH approved the Disinterested Director Settlement on behalf of EFIH in accordance with the authority delegated to him by the full EFIH Board of Managers. On April 1, 2015, the disinterested directors of EFH approved the Disinterested Director Settlement on behalf of EFH pursuant to the authority delegated to them by the full board of directors of EFH. On April 1, 2015, pursuant to the authority delegated to him by the full boards of managers of TCEH and EFCH, the disinterested manager of TCEH/EFCH approved the Disinterested Director Settlement. Before approving the settlement, the disinterested manager of EFCH/TCEH considered, among other things, whether the TCEH Debtors should pursue litigation of their claims against EFH or EFIH as an alternative to entering the Disinterested Director Settlement.

3.	Summary and Discussion of Material Potential Claims Subject to Plan Settlement.

(a)	Claims Against Third Parties.

(i)	2007 Acquisition.

Some creditors argued that at least portions of the 2007 Acquisition could be subject to avoidance actions. Indeed, both the TCEH Committee and the TCEH Unsecured Ad Hoc Group (together, the “TCEH Junior Creditors”) sought standing to prosecute a constructive fraudulent transfer claim to avoid approximately $21 billion in liens TCEH granted on its assets in connection with the 2007 Acquisition.

The timeliness of any such claim was a contested issue. For instance, the TCEH Junior Creditors asserted that the IRS is a “triggering creditor” whose rights the Debtors may use to pursue an avoidable transfer, and that they would rely the IRS’s extended statute of limitations (reachback) period—ten years, according to the TCEH Junior Creditors—to assert claims. Holders of the TCEH First Lien Debt respond that, among other things, a private litigant could not make such use of a government agency’s statute of limitations to pursue private claims.

In addition, there were disputes over whether the IRS was, in fact, a creditor of each Debtor entity on whose behalf standing was sought to assert an avoidance action. Many Debtor entities were “disregarded” for federal income tax purposes, or otherwise were not recognized as taxpayers. Under certain IRS guidance, such entities could not be held liable for certain kinds of tax obligations unless certain state-law theories (such as veil-piercing and alter-ego-type claims) applied. As a result, the IRS might not have been a creditor with respect to certain Debtor entities. Parties might have countered that certain entities were liable for tax claims as a result of historic merger activity or on other theories and that, as a result, the IRS was a valid triggering creditor. Whether the IRS’s extended statute of limitations was available for any avoidance action would have depended on answers to these and related questions.

Solvency was also a contested issue. The 2007 Acquisition was funded with approximately $8.3 billion in new equity financing and incurrence of approximately $27 billion of new debt by TCEH. In addition, Duff & Phelps Securities, LLC (“Duff & Phelps”) provided a solvency opinion in connection with the 2007 Acquisition. The TCEH Junior Creditors, however, argued that this analysis relied on unrealistically low weighted average costs of capital and unrealistically high natural gas estimates, and was inconsistent with Duff & Phelps’ 2008 goodwill analysis. In response, holders of TCEH First Lien Secured Claims argued that the substantial market-based evidence, in addition to the Duff & Phelps solvency opinion, supported the solvency of TCEH both before and after the 2007 Acquisition. The holders of TCEH First Lien Secured Claims further argued that the TCEH Junior Creditors’ efforts to undermine the contemporaneous evidence, including the contemporaneous solvency opinions, were impermissibly based on hindsight.

Whether TCEH received reasonably equivalent value in connection with the 2007 Acquisition was also contested. For instance, the TCEH Junior Creditors argued that TCEH did not receive reasonably equivalent value for the debt it incurred and liens it granted in connection with the 2007 Acquisition because TCEH did not retain the proceeds of the debt, but instead distributed most of those proceeds to EFH for EFH to acquire its outstanding equity. Holders of TCEH First Lien Secured Claims responded that TCEH’s incurrence of debt and the associated liens should not be collapsed with the use of those debt proceeds to acquire EFH equity, but that even if the transactions were collapsed, at least $5 billion of the debt proceeds were used to repay antecedent TCEH debt and certain financing fees, such that TCEH received reasonably equivalent value at least to that extent.

Finally, parties disputed whether elements of the 2007 Acquisition were protected by the safe harbor of Section 546(e) of the Bankruptcy Code. For instance, holders of TCEH First Lien Secured Claims asserted that § 546(e) precludes avoidance of the liens and obligations incurred by TCEH in connection with the 2007 Acquisition because these transactions involved financial participants and were executed in connection with a securities contract, namely, the REIT-Merger Agreement.

Additional claims could have arisen in connection with this transaction. First, a claimant might have sought to assert breach of fiduciary duty claims against the former TXU Corp. board of directors for entering into the LBO. The Board would likely have argued that this claim is time-barred under related state statutes of limitation and raised many of the other arguments identified above regarding the transaction.

Second, if the IRS’s extended statute of limitation could not be used, a claimant might have asserted breach of fiduciary duty claims against the current EFH board of directors for allowing the relevant state law statutes of limitation related to the LBO transaction to expire. In response, the EFH board might have argued that its decisions regarding the timing of a bankruptcy filing and any resulting preclusive effect on avoidance actions were protected by the business judgment rule.

Third, a claimant might have pursued fraudulent transfer claims against TXU Corp.’s pre-LBO shareholders for return of the proceeds used to purchase their TXU Corp. shares. The pre-LBO shareholders would likely have argued that this cause of action was barred by the safe harbor at 11 U.S.C. § 546(e) because the payments to shareholders qualified as a “settlement payment . . . made by or to (or for the benefit of) a . . . financial institution” or a “transfer made by or to (or for the benefit of) a . . . financial institution . . . in connection with a securities contract.”

(ii)	2007 Management Agreement.

EFH executed a management agreement with KKR, TPG and Goldman Sachs on October 10, 2007, under which all of EFH’s subsidiaries are obligors (the “Management Agreement”). Pursuant to the Management Agreement, the Sponsor Group agreed to provide management, consulting, financial, and other advisory services to EFH Corp. The Management Agreement requires EFH to pay annual Advisory Fees of $35 million, increasing by 2% each year, to the Sponsor Group in equal quarterly installments. The Management Agreement also required EFH Corp. to make a one-time payment of $300 million to the Sponsor Group (and Lehman Brothers Inc.) on account of services provided in connection with the merger and related transactions.

The management advisory fee was $36 million, $35 million, and $8 million for the years ended December 31, 2009 and 2008 and the period October 11, 2007 to December 31, 2007, respectively. The fee is reported in EFH’s financial statements as “SG&A” expense in “Corporate” and “Other” activities. In 2010, 2011, and 2012, EFH Corporate Services paid members of the Sponsor Group approximately $36.9 million, $37.5 million, and $38.4 million, respectively. Beginning with the quarterly management fee due December 31, 2013, the Sponsor Group, while reserving the right to demand and receive the fees, directed EFH Corp. to suspend payment of the management fees.

Before 2010, EFH and/or EFH Corporate Services paid 100% of the Sponsor Group’s advisory fees, and none of those fees were allocated to TCEH. For the years 2010, 2011, and 2012, EFH Corporate Services paid 100% of the advisory fees, but was reimbursed for those amounts by TCEH subsidiaries.

The $300 million transaction fee and the advisory fees could have potentially been challenged as constructive fraudulent conveyances. The Sponsor Group’s defenses to such claims would likely have included (a) that the transferors were solvent at the time the payments were made; (b) that that the avoidance of these payments was barred by the statute of limitations; and (c) that EFH received reasonably equivalent value in return for the transaction and advisory fees. In addition, to the extent any creditors alleged that the Sponsor Group or affiliates could be held liable for LBO-related transfers beyond the transaction fee, the Sponsor Group and affiliates likely would have argued as well that they were neither the recipients of such transfers nor the entities for whose benefit the transfers were made.

The allocation of advisory fees to TCEH subsidiaries from 2010 forward could have been challenged on the theory that some of those fees should have been allocated to EFH/EFIH. The proper allocation of those fees among the debtors was likely to be a disputed issue.

(iii)	Limitation on the Luminant Generation Upstream Guarantee.

Luminant Generation guaranteed the First Lien Debt incurred by TCEH in connection with the 2007 Acquisition. This upstream guarantee was subject to a “savings clause,” which limited the amount of the guarantee to the maximum amount that would not render Luminant Generation insolvent. Some creditors argued that the 2007 Acquisition rendered Luminant Generation insolvent, and that the savings clause should be enforced to limit the Luminant Generation upstream guarantee. For instance, the EFH/EFIH Committee sought standing to prosecute claims on this basis.

Whether the savings clause is enforceable was likely to be disputed. The only court directly addressing the issue ruled that this kind of savings clause is unenforceable in bankruptcy. In re TOUSA, Inc., 422 B.R. 783, 863–65 (Bankr. S.D. Fla. 2009).

Whether the savings clause, even if it is enforceable, limits the Luminant Generation upstream guarantee was disputed. For instance, the TCEH first lien creditors argued that the savings clause does not limit the Luminant Generation upstream guarantee, in part because the 2007 Acquisition did not render Luminant Generation insolvent.

(iv)	2011 “Amend and Extend” Transactions.

In April 2011, TCEH engaged in six related transactions (the “2011 Amend and Extend Transactions”) that addressed certain debt covenants and impending debt maturities. The 2011 Amend and Extend Transactions did so in two principal ways: first, they amended the TCEH First Lien Credit Agreement, including by substantially relaxing a maintenance covenant; and second, they extended maturity dates of $17.78 billion in outstanding TCEH First Lien Debt by three years, from 2013 and 2014 to 2016 and 2017. In furtherance of the debt extension, TCEH issued approximately $1.75 billion in new First Lien Notes, which it used to repay approximately $1.6 billion in old debt.

The TCEH Junior Creditors sought standing to challenge these transactions as constructive fraudulent transfers and seek to avoid nearly $2.1 billion in fees, incremental interest, and prepayment benefits allegedly transferred by TCEH to the TCEH First Liens. The TCEH Junior Creditors also sought to avoid the liens, security interests, and obligations arising out of the $1.75 billion in new First Lien Notes.

Whether TCEH received reasonably equivalent value in exchange for the transfers it made to the TCEH First Liens in connection with the 2011 Amend and Extend Transactions was disputed. First, the TCEH Junior Creditors asserted that TCEH transferred nearly $2.1 billion in value to the TCEH First Liens in the following form: (1) over $800 million of fees and costs; (2) over $530 million in incremental interest on the extended debt; (3) approximately $420 million in incremental interest on the $1.75 billion in new First Lien Notes; and (4) approximately $330 million in prepayment benefits on the approximately $1.6 billion of repaid debt. Second, the TCEH Junior Creditors asserted these transfers provided little benefit to TCEH, given that even after the transactions approximately 20% of the TCEH First Lien Debt (approximately $4.5 billion) was left unextended and set to mature in 2013 and 2014. The TCEH Junior Creditors argued that this non-extended debt was more than TCEH could reasonably hope to pay without further refinancing or maturity extensions, thus rendering the 80% debt extension worthless.

Holders of TCEH First Lien Secured Claims responded that TCEH did receive reasonably equivalent value in the 2011 Amend and Extend Transactions. First, they argued that the TCEH Junior Creditors overstated the value transferred by TCEH by at least $750 million, because the alleged $420 million in incremental interest on new debt and $330 million in prepayment benefits on repaid debt were irrelevant for fraudulent transfer purposes. Second, the holders of TCEH First Lien Secured Claims argued that the 2011 Amend and Extend Transactions delivered reasonably equivalent value to TCEH by providing critical capacity for TCEH to sustain a continued market downturn, ensuring continued access to liquidity, and saving billions of dollars in fees and expenses that would have been incurred had the TCEH First Lien Debt been repaid rather than extended.

The solvency of TCEH at the time of the 2011 Amend and Extend Transactions might also have been disputed. The TCEH Junior Creditors argued that TCEH was insolvent as of March 2011, when EFH issued its 2010 Annual Report, disclosing that EFCH’s liabilities exceeded its assets. Holders of TCEH First Lien Secured Claims might have disputed that assertion based on other measures of solvency.

Additionally, the holders of TCEH First Lien Secured Claims argued that the $1.75 billion in new debt and the associated liens granted, and the prepayment of approximately $1.6 billion in old debt, were each protected by the safe harbor provision of Section 546(e) of the Bankruptcy Code as transfers made “in connection with a securities contract.”

(v)	2013 Revolver Extension.

In late 2012, the Debtors learned that they may receive a “going concern” qualified audit opinion in March 2013, that would have triggered defaults under the TCEH Credit Agreement and a series of cross-defaults across the corporate structure. In light of the potential going concern opinion, in January 2013, EFH, EFCH, and TCEH extended the maturity of approximately $645 million in 2013 revolver commitments from October 2013 to October 2016 (the “2013 Revolver Extension”). In return, TCEH issued the consenting lenders $340 million face value of incremental first lien term loans (with a market value of approximately $228 million) due in October 2017.

The TCEH Junior Creditors sought standing to challenge the 2013 Revolver Extension as an actual and constructive fraudulent transfer. They sought to avoid $340 million in fees allegedly paid by TCEH to the TCEH First Lien Lenders, and to avoid any lien, security interest, or obligation arising out of the incremental first lien term loans.

Whether TCEH received reasonably equivalent value in exchange for the transfers it made to the TCEH First Liens in connection with the 2011 Amend and Extend Transactions would likely have been disputed. The TCEH Junior Creditors alleged that TCEH did not receive equivalent value for these fees because: (1) TCEH entered into the revolver extension solely to buy time to negotiate a consensual restructuring at a time when the company was insolvent and on the brink of bankruptcy; and (2) TCEH knew that 2013 Revolver Extension would leave more than $4 billion in 2014 debt maturities unresolved, making a bankruptcy filing prior to expiration of these maturities inevitable and rendering illusory the three-year extension of $645 million in 2013 revolver commitments.

Holders of First Lien Claims could have argued the TCEH Junior Creditors overstated the consideration paid by TCEH for the 2013 Revolver Extension by focusing on the $340 million face value of the incremental first lien term loans rather than their $228 million market value, and by ignoring the lower market value of the $645 million in revolver commitments after their three-year maturity extension. Holders of First Lien Claims could further have argued that the TCEH Junior Creditors understated the value received by TCEH in the 2013 Revolver Extension by ignoring intangible and/or indirect benefits. The TCEH First Lien Agent, for instance, argued that the 2013 Revolver Extension delivered reasonably equivalent value to TCEH by providing breathing room for TCEH to prevent a free fall bankruptcy and to benefit from any potential market improvements.

Likewise, whether TCEH executed the 2013 Revolver Extension with an intent to hinder delay, or defraud creditors would have been disputed. The TCEH Junior Creditors argued, for instance, that at the time of the transaction TCEH knew that a bankruptcy filing was inevitable and that it would be unable to pay its debts as they became due. The TCEH First Lien Agent responded that the TCEH Junior Creditors failed to identify any evidence of fraudulent intent.

(vi)	TXU Receivables.

In October 2013, TXU Receivables Company LLC (“TXU Receivables”) wound down its accounts receivables (“AR”) program. The funds held by TXU Receivables were unencumbered assets. Approximately $335 million of these funds were transferred to TCEH and placed into a segregated, unencumbered JP Morgan account. On February 10, 2014, TCEH transferred approximately $126 million from this segregated account into the TCEH Main Account. The same day, TCEH made an interest payment of approximately $216 million to the TCEH first lien creditors (the “February 2014 Interest Payment”). Over the next four days, TCEH transferred approximately $61 million in funds from the segregated account into the Main Account, totaling nearly $188 million in unencumbered funds transferred into the encumbered, Main Account in February 2014 (the “February 2014 Account Transfers”). In March 2014, the remaining balance of approximately $150 million in the unencumbered JP Morgan account was transferred to an unencumbered account with Union Bank.

Some creditors argued that the $188 million February 2014 Account Transfers and/or the $216 million February 2014 Interest Payment could be challenged as preferential transfers pursuant to Section 547(b) of the Bankruptcy Code. For example, the TCEH Junior Creditors sought standing to bring such preference claims, arguing that the February 2014 Account Transfer improved the TCEH first lien creditors’ collateral position, and that the February 2014 Interest Payment was likewise a preferential payment on account of an antecedent debt. These claims might have overlapped, as a portion of the $188 million February 2014 Account Transfers might have been applied to the $216 million February 2014 Interest Payment.

Whether the February 2014 Account Transfers are preferences was disputed. The TCEH first lien creditors argued, for instance, that they did not have possession or control over the TCEH Main Account, such that the February 2014 Account Transfers did not improve their collateral position.

Whether the February 2014 Interest Payment was a preference was likewise disputed. The TCEH first lien creditors argued, for instance, that the payment was an ordinary course payment subject to the protections of § 547(c)(2).

(vii)	Avoidance of Unperfected Liens and Security Interests.

Certain security interests on TCEH’s real property and natural resources could have been challenged. For example, the TCEH Junior Creditors sought standing to bring claims alleging that certain of these liens and security interests were unperfected, including “as-extracted” minerals and collateral, real property, vehicles, deposit accounts, commercial tort claims, and other unperfected collateral. Specifically, the TCEH Junior Creditors argued that certain Debtor entities held fuel stock, nuclear fuel, and/or natural gas valued at approximately $500 million, and that security interests in some portion of these reserves had not been perfected. Likewise, TCEH Junior Creditors alleged that there was real property with unperfected liens or security interest, a vehicle fleet with unperfected liens or security interests with a net book value of over $11 million, as well as unperfected liens or security interests in deposit accounts, commercial tort claims and other unperfected collateral.

Whether there were identifiable unperfected liens and security interests on TCEH property was disputed. The TCEH First Lien Agent, for instance, argued that the TCEH Junior Creditors failed to identify specific liens or security interests that were unperfected.

(viii)	Disallowance of OID and Unmatured Interest.

Claims to the Debtors’ estates that include unmatured interest could have been challenged. For instance, the TCEH Junior Creditors sought standing to prosecute a claim to disallow an alleged $8 million of unaccreted original issue discount (“OID”) associated with the $1.75 billion in First Lien Notes issued by TCEH in connection with the 2011 Amend and Extend Transactions. Whether unaccreted OID should be disallowed might have been disputed.

(b)	Intercompany Claims.

(i)	2005 Oncor Transfer.

In 2005, TXU Corporation (now known as EFH) executed an internal restructuring of TXU Electric Delivery Company LLC (now known as Oncor). The equity of Oncor was dividended from its parent TXU US Holdings Company (now known as EFCH) to its ultimate parent TXU Corp., at which point TXU Electric Delivery Company operated as a separate wholly-owned subsidiary of EFH. This internal spin-off (the “2005 Oncor Transfer”) could have been challenged as a possible constructive fraudulent transfer on the grounds that TXU US Holdings Company was insolvent or was rendered insolvent by the transaction and that it did not receive reasonably equivalent value for transferring its interest in TXU Electric Delivery Company to TXU Corp.

The timeliness of any such claim would likely have been contested. As discussed above, parties could have asserted that the limitations periods applicable to the IRS apply, but such an argument would be subject to dispute. Additionally, while the IRS filed a proof of claim against EFH that includes 2004 income taxes, it is unclear whether any amount is actually owed for 2004 or 2005.

Also, the solvency of TXU US Holdings Company would likely have been contested. An opponent would likely have argued that TXU US Holdings Company was solvent both before and after the 2005 Oncor Transfer. A claimant would likely have responded that the 2005 Oncor Transfer should be “collapsed” into the 2007 Acquisition as one unified transfer, and that EFCH was insolvent after the 2007 Acquisition. An opponent would likely have replied that the 2005 Oncor Transfer and 2007 Acquisition were different transactions separated by nearly two years and undertaken for different purposes and should not be treated as a single transfer.

(ii)	The 2007 Acquisition.

The distribution of approximately $21 billion in debt proceeds by TCEH to EFH for the purpose of acquiring EFH equity in the 2007 Acquisition could have been challenged as a fraudulent transfer. As with claims against third parties in connection with the 2007 Acquisition, disputed issues would likely have included the timeliness of any such claim (including whether the IRS as a litigant could make use of the IRS’s statute of limitations), TCEH’s solvency, and the application of Section 546(e) of the Bankruptcy Code. Moreover, payments made by TCEH at the time of the Acquisition to retire debt at a joint TCEH/Oncor credit facility could have been challenged as constructive fraudulent transfers.

(iii)	Dividends by Luminant Generation.

Creditors asserted that dividends by Luminant Generation to TCEH or payments made by Luminant Generation to service TCEH debt could be challenged on the grounds that Luminant Generation was insolvent at the time of the dividends or payments and received no value in exchange for them. For instance, the EFH/EFIH Committee sought standing to avoid any such dividends or payments as constructive fraudulent transfers. In connection with this claim, the facts concerning any such dividends and Luminant Generation’s solvency would likely have been disputed issues.

(iv)	Liability Management Program.

EFH and its subsidiaries (other than Oncor Electric) initiated a Liability Management Program (“LMP”) in 2009. This program was designed to reduce outstanding debt, extend debt maturities, and reduce interest expense. The LMP transactions primarily involved the creation and exchange of debt at EFH and EFIH. Some or all of these transactions could have been challenged as fraudulent transfers or preferences, including:

•	Through seven transactions between November 2009 and January 2013, EFIH exchanged newly issued EFIH debt for existing EFH debt. Some, but not all of, the EFH debt acquired by EFIH in the exchanges had been guaranteed by EFIH at the time of issuance.

•	Through three sets of dividends (in November 2009, October 2011, and December 2012/January 2013), EFIH dividended to EFH notes acquired in the debt exchanges. EFIH had guaranteed the EFH notes at the time of issuance. EFH canceled and retired all of the EFH notes, eliminating EFIH’s exposure on the guarantees.

•	Through two debt issuances in February and August 2012, EFIH issued new secured debt to raise $2 billion in the aggregate ($1.15 billion in February and $850 million in August). Following each debt issuance, EFIH issued dividends to EFH ($950 million in February, following the February issuance, and $680 million in January 2013, following the August 2012 issuance).

•	After receiving the dividends from EFIH (in February 2012 and January 2013, as described above), EFH repaid $1.65 billion in the aggregate to TCEH. These payments satisfied EFH’s obligations under intercompany demand notes with TCEH, both of which had been guaranteed by EFIH.

•	In January 2010, EFH issued new debt, guaranteed by EFIH on a secured basis, to raise $500 million in cash. EFH used some of the proceeds to purchase old EFH debt in a series of five purchase transactions between March 2010 and December 2011.

•	In a series of six transactions between November 2009 and October 2011, EFH exchanged new debt, guaranteed by EFIH, for old EFH and TCEH debt. EFH canceled and retired the old EFH debt tendered in the exchanges. Some of the old EFH notes had been guaranteed by EFIH at the time of issuance.

These LMP transactions could have been challenged as fraudulent transfers. For example, in their standing motions the TCEH Junior Creditors claimed that the issuance by EFIH of $406 million of 11% second lien notes due October 2021 in exchange for $428 million of various EFH unsecured notes benefitted exchanging creditors by improving their position in the event of a subsequent bankruptcy. It could have been argued that EFIH did not receive reasonably equivalent value for its issuance of new second lien notes in exchange for EFH Unsecured Notes.

The timeliness of any such claim would likely have been disputed. An opponent of this claim would likely have argued that any potentially relevant state-law statute of limitation for fraudulent transfer causes of action expired. In response, a claimant would likely have asserted that the IRS was a triggering creditor and that the IRS’s extended limitations period therefore applied. Whether a private litigant could make such use of a government agency’s statute of limitations to pursue private claims would have been disputed. See Section (a)(i).

It could have been argued that certain of the LMP transactions should have been collapsed and analyzed as a whole, rather than in discrete parts. For instance, the TCEH Junior Creditors asserted that the issuance and exchange should have been collapsed and viewed as one interrelated transaction, as part of the 2011 Amend & Extend program. Collapsing the transactions could have had an impact both on the timeliness of any claim and on the assessment of whether reasonably equivalent value was exchanged.

Solvency would also likely have been a contested issue. Determining the solvency of each transferor at the time of each LMP transaction would have required a fact- and expert-intensive analysis. Additionally, it could have been argued that the LMP transactions fell within the safe harbor of Section 546(e) of the Bankruptcy Code as “settlement payment[s] . . . made by or to (or for the benefit of) a . . . financial institution” or as “transfer[s] made by or to (or for the benefit of) a . . . financial institution . . . in connection with a securities contract.”

(v)	TCEH Intercompany Demand Notes.

Between 2007 and 2013, TCEH made intercompany loans to EFH. EFH repaid the loans in full in January of 2013, including interest. TCEH’s intercompany loans to EFH could be challenged on the theory that they were made at below-market interest rates that EFH could not have obtained in an arm’s-length transaction. EFH’s repayment of the intercompany loans in 2012 and 2013 could have been challenged as constructive fraudulent transfers.

In October 2007, TCEH entered into promissory notes with EFH that provided that TCEH would lend funds to cover SG&A and principal and interest expenses (“TCEH Intercompany Notes”). The TCEH Intercompany Notes were payable-on-demand and accrued interest at a rate of LIBOR plus 500 bps. While the TCEH Intercompany Notes were later restated to add EFIH as a guarantor, they were not re-priced and remained payable-on-demand to TCEH. In April 2011, TCEH’s senior lenders acknowledged the arm’s length nature of the TCEH Intercompany Notes in connection with the 2011 Amend & Extend Transaction.

In February and August 2012, EFIH issued new secured debt to raise $2 billion in the aggregate—$1.15 billion in February and $850 million in August 2012. Following each debt issuance, EFIH issued dividends to EFH —$950 million in February 2012 and $680 million in January 2013. In February 2012 and January 2013, EFH repaid $1.65 billion in the aggregate to TCEH. These payments satisfied EFH’s principal and contractual interest obligations under the TCEH Intercompany Notes.

Prior to the petition date, Aurelius Capital Master Ltd. and ACP Master Ltd. (collectively, “Aurelius”) filed a creditor derivative suit in Texas against EFCH and its directors. Aurelius sought approximately $725 million in lost interest expenses on the theory that the interest rate on the TCEH Intercompany Notes was below-market rate and TCEH/EFCH were insolvent during the period, such that the loans constituted fraudulent transfers of EFCH and that the directors thus breached their fiduciary duty in allowing the fraudulent transfers. While the Texas court dismissed the prepetition complaint against EFCH and its directors based on Texas standing law, these potential claims could have been re-asserted in the Chapter 11 Cases.

The terms of the TCEH Intercompany Notes to TCEH would likely have been disputed. It could have been argued that the interest rate on the TCEH Intercompany Notes—which averaged between 5.5% and 6.0%—should have been higher, and that even if the rate was reasonable when the TCEH Intercompany Notes were originated in 2007, TCEH should have demanded repayment or declined to make further advances once the rate diverged from the market rate on EFH notes. On the other hand, defendants would likely have argued that LIBOR plus 500 bps was market rate for EFH notes in 2007, that EFH did not breach the TCEH Intercompany Notes, and that senior lenders ratified the terms of the TCEH Intercompany Notes in 2011. Furthermore, defendants would likely have argued that TCEH’s Board regularly evaluated the option to demand repayment, but decided against doing so for justifiable businesses reasons. Finally, defendants would have argued that TCEH reasonably believed that EFH and EFIH had the ability to repay the Intercompany Demand Notes when a demand was made, as evidenced by the successful repayment in 2013.

EFH’s repayment of the TCEH Intercompany Notes in January 2013 could also have been challenged as a constructive fraudulent transfer. Although this repayment on account of an antecedent debt was outside the one-year preference period for insider transactions under Section 547(b)(4)(B) of the Bankruptcy Code, some states recognize a cause of action to recover a payment to an “insider” on account of an antecedent debt under a fraudulent transfer theory, thus permitting a debtor to leverage the applicable state law statute of limitations to challenge such payments. Whether applicable law recognized such a cause of action would likely have been disputed.

It could also have been argued that EFIH’s debt issuances, cash dividends to EFH, and EFH’s payments to TCEH should have been collapsed, because EFIH, EFH, and TCEH each had knowledge of the other transactions, and the note repayments in February 2012 and January 2013 could not have occurred without EFIH’s debt issuances and cash dividends. If the transactions were collapsed, it could have been argued that EFIH did not receive reasonably equivalent value because, among other reasons, EFIH received little direct consideration for its contributions to the transaction. Defendants would have responded that even if the transactions were collapsed, EFIH received reasonably equivalent value in that it was released as a guarantor of the $1.65 billion TCEH Intercompany Notes.

(vi)	EFH and EFIH Holdings of TCEH Debt.

A disputed issue would have been whether EFH and/or EFIH could use their respective holdings of TCEH unsecured notes and/or TCEH First Lien Claims to set off their liabilities, if any, on TCEH’s claims against them.

(vii)	Luminant “Makewhole” Payments.

Luminant Generation was obligated to make payments to Oncor Electric under two “make-whole” agreements entered into in connection with the deregulation of the electric utility industry in Texas effective January 1, 2002. In accordance with a PUCT order issued as part of deregulation, Oncor Electric issued securitization (transition) bonds to recover generation-related regulatory assets, with the principal and interest on the bonds recoverable through a transition surcharge to its customers. In accordance with the Master Separation Agreement dated December 14, 2001, Luminant entered into the January 1, 2002 Tax Make-Whole Agreement to reimburse Oncor Electric’s incremental taxes related to the transition surcharges it collected. Luminant also entered into the January 1, 2004 Interest Make-

Whole Agreement to reimburse Oncor Electric for interest expenses on the financing of the transition bonds. Under the Interest Make-Whole Agreement, Luminant agreed to “reimburse” Oncor Electric for “the difference between the present value and book value of the Generation-Related Regulatory Assets,” as required by the terms of the Master Separation Agreement.

In the Spring of 2012, Oncor Electric initiated discussions regarding settling Luminant’s obligations under the Tax and Interest Makewhole Agreements in order to reduce its overall exposure to TCEH. Oncor Electric agreed to accept a one-time payment of approximately $159 million in settlement of Luminant’s obligations to Oncor Electric through 2016 but requested that EFIH act as an intermediary in the proposed settlement. In August 2012, EFIH purchased those obligations from Oncor Electric for approximately $159 million (the “August 2012 Makewhole Payment”). In September 2012, Luminant paid EFIH the same amount—approximately $159 million—in full satisfaction of its obligations under both agreements (the “September 2012 Makewhole Payment”). One or both of these transactions could have been challenged as constructive fraudulent transfers.

EFIH’s solvency as of its August 2012 Makewhole Payment would likely have been a disputed issue. It could have been argued that EFIH was not solvent at that time because, among other things, its liquidity generally depended on intercompany cash flows from EFH, Oncor Electric, and TCEH. Oncor Electric, however, could have pointed to contemporaneous evidence that EFIH was solvent, including its successful issuance of $600 million Senior Secured Second Lien Notes in August 2012.

Whether EFIH received reasonably equivalent value for the August 2012 Makewhole Payment would also likely have been disputed. It could have been argued that EFIH should have paid Oncor Electric less than Luminant would pay EFIH, because EFIH accepted litigation risk without a potential benefit. Oncor Electric would likely have responded by emphasizing the benefits it received from Luminant’s early settlement. For instance, Oncor Electric could have argued that EFIH benefitted because without the settlement, Oncor Electric might have withheld dividends to EFIH to compensate for its exposure to Luminant’s credit risk—exacerbating EFIH’s liquidity situation.

It could also have been argued that the September 2012 Makewhole Payment should be avoided. Creditors may have argued that Luminant did not receive reasonably equivalent value. Although this repayment on account of an antecedent debt was outside the one-year preference period for insider transactions under Section 547(b)(4)(B) of the Bankruptcy Code, some states recognize a cause of action to recover a payment to an “insider” on account of an antecedent debt under a fraudulent transfer theory, thus permitting a debtor to leverage the applicable state law statute of limitations to challenge such payments. Whether applicable law recognizes such a cause of action would likely have been disputed.

Luminant’s solvency as of its September 2012 Makewhole Payment would also likely have been contested. It could have been argued that EFH acknowledged that it and TCEH were balance sheet insolvent at least as of February 18, 2011, when EFH issued its annual report for 2010.

(viii)	Shared Services.

EFH Corporate Services Company provides shared services to TCEH and its subsidiaries (among other entities). Costs of those services—including management fees paid to the Sponsor Group—have historically been allocated among the entities that receive the services. Before 2013, the companies’ arrangements concerning shared services were not reflected in a written agreement. In 2013, EFH and its subsidiaries entered a Shared Services Agreement to memorialize these practices. Between 2007 and 2014, TCEH paid more than $1.3 billion for services provided through EFH Corporate Services Company.

Payments made by TCEH for shared services could have been challenged as constructive fraudulent transfers to or for the benefit of EFH or EFIH on the grounds that TCEH overpaid for its share of the services and that EFH and EFIH received and did not pay for services that were paid for by TCEH. EFH Corporate Services’ primary defenses to such claims would likely have been (a) that TCEH received reasonably equivalent value in the form of services rendered; (b) that TCEH were solvent at the time that a large portion of the payments were made; and (c) that the avoidance of certain payments were barred by the statute of limitations. EFH’s and EFIH’s primary defenses to such claims would likely be the same and that the allocations were fair based on actual usage of services.

(ix)	Intercompany Tax Issues Related to Tax Sharing.

(A)	Intercompany Tax Payables and Receivables Reflected in the Debtors’ SOFAs and Schedules.

As of the Petition Date, the Debtors’ books and records reflected several intercompany tax payables and receivables. These amounts were also included in the Debtors’ SOFAs and Schedules, and were initially not marked as contingent, unliquidated, or disputed. Specifically, the Debtors’ books and records, as well as the SOFAs and Schedules, included:

•	a payable of approximately $1.29 billion owed from Luminant Generation Company LLC (“Luminant Generation”) to EFH;

•	a payable of approximately $754 million owed from EFH to TCEH;

•	a payable of approximately $2.9 million owed from TXU Energy Retail Company LLC (“TXU Energy”) to EFH;

•	a payable of approximately $1.4 million owed from Luminant Energy Company LLC (“Luminant Energy”) to EFH; and

•	a payable of approximately $5.4 million owed from EFH to EFCH.

These intercompany tax payables primarily related to the application of the Competitive Tax Allocation Agreement (executed in May 2012) entered into among certain Debtors to two tax settlements with the IRS: (1) the settlement of certain issues related to the 1997-2002 taxable years (the “2002 Settlement”); and (2) the settlement of the 2003-2006 taxable years (the “2006 Settlement”).

Various aspects of the above payables and receivables were disputed. These disputes related to, among other issues, (i) the language of the Competitive Tax Allocation Agreement (the “TAA”) and whether the claims by and against EFH should be netted against each other under the TAA, (ii) whether the claims were calculated correctly, (iii) whether the TAA applies to all of the tax years governed by the IRS Settlements, (iv) whether the tax sharing methodology used by the Debtors was consistent with the TAA, and (v) potential other issues.

(B)	2013 Cash Tax Sharing Payment.

In addition to the intercompany tax payables discussed above, in 2013, TCEH made a cash tax sharing payment of approximately $101.7 million to EFH for both federal and state taxes ($84.4 million of which related to federal taxes, with the rest relating to state taxes). This cash tax sharing payment related to issues addressed by the 2002 Settlement that are not reflected in the payables discussed above.

This payment could have been challenged as an avoidable preference under the Bankruptcy Code or as an “insider” fraudulent transfer under state law. EFH would likely have countered that there were defenses to such a claim, including that the payment was made in the ordinary course of the Debtors’ business. Whether the ordinary course of business defense applied under this factual scenario would likely have been disputed.

(c)	Claims for Breach of Fiduciary Duty and Aiding and Abetting.

The transactions discussed above could also have been the subject of claims for breach of fiduciary duty against the Debtors’ directors and managers. First, it could have been alleged that in approving transactions that arguably dissipated the Debtors’ assets, the directors and managers failed to exercise due care. Second, it could have been alleged that in approving intercompany transactions in which they were arguably not disinterested, the directors and managers breached their duty of loyalty.

The timeliness of any such claims may have been disputed to the extent that the transactions took place outside the relevant statute of limitations, which may be shorter than the statute of limitations for a fraudulent transfer claim.

The standard of review on any such claim would also likely have been a disputed issue. The directors and managers would likely have argued that the business judgment rule applied. The business judgment rule is “a rebuttable presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company”; if satisfied, the directors and managers will not be “questioned” or “second guessed” in their conduct of corporate affairs. ASARCO LLC v. Americas Min. Corp., 396 B.R. 278, 405 (S.D. Tex. 2008). It could have been argued, however, that claims related to certain transactions should be reviewed under the entire fairness standard, under which a director or manager must prove both fair dealing and fair price. See, e.g., Weinberger v. UOP, Inc., 457 A.2d 701, 711 (Del. 1983). Whether the directors and managers satisfied their duties under either standard would also likely have been disputed.

The directors and managers would also likely have argued that, to the extent they are liable for any breach of fiduciary duty, the Debtors were obligated to indemnify them.

The transactions discussed above could also have been the subject of claims for aiding and abetting a breach of fiduciary duty. It could have been alleged, for instance, that although the Sponsor Group did not directly owe duties to the Debtors, they played a key role in causing the Debtors’ directors or managers to allegedly breach their duties. See, e.g., ASARCO, 396 B.R. at 415-16. Whether there was in fact an underlying breach, and whether the Sponsor Group had a hand in causing that breach, would have been disputed issues. Moreover, the Sponsor Group would likely have argued that, to the extent they were liable for any breach of fiduciary duty, the Debtors were obligated to indemnify them.

(d)	Claims Relating to the Rabbi Trusts.

EFH maintains three rabbi trusts in connection with its two non-qualified benefits programs: (a) a contributory, non-qualified defined contribution plan that permits participants to voluntarily defer a portion of their base salary and/or annual incentive plan bonuses, known as the Salary Deferral Program, and (b) a non-contributory, non-qualified pension plan that provides retirement benefits to participants whose tax-qualified pension benefits are limited due to restrictions under the Internal Revenue Code and/or deferrals to other defined benefit programs, known as the Second Supplemental Retirement Plan (collectively, the “Non-Qualified Benefit Programs”). Obligations under the Non-Qualified Benefit Programs are, in part, funded by rabbi trusts owned by EFH Corp. As of the Petition Date, the rabbi trusts are overfunded. As of the Petition Date, the rabbi trust for the Salary Deferral Program had approximately $9.9 million in assets and the rabbi trusts for the Second Supplemental Retirement Plan had approximately $13.8 million in assets.

The TCEH Junior Creditors sought standing to prosecute a claim asserting that under the terms of the rabbi trust agreements, if EFH Corp. or any of the “Participating Employers” (i.e., TCEH and its subsidiaries) became insolvent, the assets in the trust would have become available for the benefit of general creditors of EFH and the Participating Employers. EFH Corp. would likely have disputed this conclusion, at least with respect to the Salary Deferral Program. EFH Corp. would likely have argued that the Plan and Trust Agreements related to the Salary Deferral Program provided that assets in the trust shall be used to satisfy the claims of EFH Corp.’s creditors and do not make any reference to the Participating Employers.

4.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

5.	Release of Liens.

Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1 (subject to the consent of the Plan Sponsor), III.B.17 (subject to the consent of the Plan Sponsor), III.B.27, or III.B.37 of the Plan (and, with respect to any Allowed Other Secured Claims of the Texas Comptroller which the Debtors shall Reinstate on the Effective Date), all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors. The Liens on the collateral securing the EFIH First Lien Note Claims and EFIH Second Lien Note Claims will be released on the EFH Effective Date even if the Makewhole Claims asserted by the EFIH First Lien Notes Trustee, the EFH Second Lien Notes Trustee, the Holders of EFIH First Lien Note Claims, and the Holders of EFIH Second Lien Note Claims are the subject of an ongoing appeal as of the EFH Effective Date, subject to the Liens being granted to the EFIH First Lien Notes Trustee pursuant to Article III.B.19.b.4 and the EFIH Second Lien Notes Trustee pursuant to Article III.B.20.b.4. For the avoidance of doubt, that for purposes of determining whether any such Makewhole Claims are Secured Claims entitled to treatment as Class B3 or Class B4 Claims (rather than Unsecured Claims entitled to treatment as Class B6 Claims), the secured status of such Makewhole Claims shall be determined as if such Liens had not been released on the EFH Effective Date and remained in effect to the same extent they did immediately before the EFH Effective Date.

6.	Releases by the Debtors.

In addition to any release provided in the Settlement Order, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, including Claims and Causes of Action identified, claimed, or released in the Standing Motions, the Litigation Letters, or the Disinterested Directors Settlement, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in—or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Master Separation Agreement dated December 12, 2001, the TCEH Credit Agreement, the TCEH First Lien Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the TCEH First Lien Intercreditor Agreement, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2009 amendment to the TCEH Credit Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the 2013 Revolver Extension, the Luminant

Makewhole Settlement, the Tax and Interest Makewhole Agreements, the TCEH Intercompany Notes, the Shared Services, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the Terminated Restructuring Support Agreement, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the EFIH First Lien Settlement, the Original Confirmed Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan Support Agreement, the EFH/EFIH Committee Settlement, the Terminated Restructuring Support Agreement, the Disclosure Statement, the Plan, the Transaction Agreements, the DIP Facilities, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, the TCEH Settlement Claim shall be treated, released, and discharged on the EFH Effective Date. Notwithstanding anything to the contrary in the foregoing, the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall not be released; provided, however, that such Claims and Causes of Action shall be subject to treatment pursuant to the Plan and the discharge set forth in Article VIII.A of the Plan. For the avoidance of doubt, (i) the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall provide the release set forth in this Article VIII.C as of the TCEH Effective Date; and (ii) the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, and Reorganized EFIH Debtors shall provide the release set forth in this Article VIII.C as of the EFH Effective Date; provided that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

7.	Releases by Holders of Claims and Interests.

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action identified, claimed, or released in the Standing Motions, the Litigation Letters, or the Disinterested Directors Settlement, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Master Separation Agreement dated December 12, 2001, the TCEH Credit Agreement, the TCEH First Lien Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the TCEH First Lien Intercreditor Agreement, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2009 amendment to the TCEH Credit Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the 2013 Revolver Extension, the Luminant Makewhole Settlement, the Tax and Interest Makewhole Agreements, the TCEH Intercompany Notes, the Shared Services, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the Terminated Restructuring Support Agreement, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the EFIH First Lien Settlement, the Original Confirmed Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Terminated Restructuring Support Agreement, the Disclosure Statement, the Plan, the Transaction Agreements, the DIP Facilities, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, (ii) any post-Effective Date obligations of any party or Entity under the Plan, (iii) any Restructuring Transaction, (iv) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (v) claims or Causes of Action asserted by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, or (vi) the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall not be released; provided, however, that such Claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall be subject to treatment pursuant to the Plan and the discharge set forth in Article VIII.A of the Plan. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any claims or Causes of Action against the Plan Sponsor relating to the Debtors’ pursuit of regulatory approvals under the Original Confirmed Plan or claims or Causes of Action that may be brought by the Plan Sponsor against another party who brings a claim or Cause of Action against the Plan Sponsor in connection with the Debtors’ pursuit of regulatory approvals under the Original Confirmed Plan. Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, the TCEH Settlement Claim shall be treated, released, and discharged on the EFH Effective Date. For the avoidance of doubt, (i) the Releasing Parties shall provide the release set forth in this Article VIII.D for all Claims and Causes of Action that relate to the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, as of the TCEH Effective Date; and (ii) the Releasing Parties shall provide the release set forth in this Article VIII.D for all Claims and Causes of Action that relate to the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, or Reorganized EFIH Debtors as of the EFH Effective Date; provided that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

As set forth in the definition of “Releasing Parties,” EFIH First Lien Notes Trustee, all Holders of Claims derived from or based on the EFIH First Lien Notes, the EFIH Second Lien Notes Trustee, and all Holders of Claims derived from or based on the EFIH Second Lien Notes, shall not be “Releasing Parties,” except as otherwise agreed to by a Holder in its capacity as such. If a Holder of EFIH First Lien Notes or EFIH Second Lien Notes votes in favor of the Plan or abstains from voting, such Holder will not be deemed a Releasing Party.

8.	Exculpation.

Except as otherwise specifically provided in the Plan (including Article III.B.19, III.B.20, and III.B.22), no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Terminated Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Original Confirmed Plan, the Transaction Agreements, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. Notwithstanding anything to the contrary in the foregoing, the Plan shall not enjoin any party from pursuing the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement; provided, however, that such Claims and Causes of Action shall be subject to treatment pursuant to the Plan and the discharge set forth in Article VIII.A hereof.

The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any (i) claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, or (ii) claims or Causes of Action asserted by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute.

9.	Injunction.

In addition to any injunction provided in the Settlement Order, except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, shall be discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin (a) the TCEH First Lien Creditor Allocation Disputes, or any claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, or (b) the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, or claims or Causes of Action asserted in the Marathon Delaware Action (in accordance with and as that term is defined in the Stipulation and Consent Order Regarding Limited Objection of Marathon Asset Management, LP to Confirmation of Debtors’ Fifth Amended Plan of Reorganization, dated November 10, 2015 [D.I. 6932]) by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. Notwithstanding anything to the contrary in the foregoing, the Plan shall not enjoin any party from pursuing the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement. In addition, notwithstanding anything contrary in the Plan, the Plan shall not enjoin or otherwise prevent Holders of EFIH First Lien Note Claims, Holders of EFIH Second Lien Note Claims, the EFIH First Lien Notes Trustee, or the EFIH Second Lien Notes Trustee from prosecuting any appeal of any order with respect to any Makewhole Claims or any other Claims held by such parties, provided, however, that (x) as set forth in the Plan, the liens securing the collateral of the EFIH First Lien Notes and EFIH Second Lien Notes will be released on the EFH Effective Date and (y) the EFH/EFIH Debtors, the EFIH First Lien Notes Trustee, the Holders of the EFIH First Lien Notes, and the EFIH Second Lien Notes Trustee reserve all rights with respect to the rights, claims, and defenses of each of the EFH/EFIH Debtors, the EFIH First Lien Notes Trustee, the Holders of the EFIH First Lien Notes, the Holders of EFIH Second Lien Notes, and the EFIH Second Lien Notes Trustee with regard to the litigation over the allowance of any Makewhole Claims asserted by the EFIH First Lien Notes Trustee, the Holders of the EFIH First Lien Notes, and the EFIH Second Lien Notes Trustee.

10.	Liabilities to, and Rights of, Governmental Units.

Nothing in the Plan or the Confirmation Order shall release, discharge, or preclude the enforcement of: (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Effective Date, other than taxes determined under the prompt determination procedure in section 505 of the Bankruptcy Code, to the extent applicable; (iii) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors; or (iv) any valid right of setoff or recoupment by any Governmental Unit.

11.	Environmental Law Matters.

Nothing in the Plan or the Confirmation Order shall release, discharge, or preclude the enforcement of (or preclude, release, defeat, or limit the defense under non-bankruptcy law of): (i) any liability under Environmental Law to a Governmental Unit that is not a Claim; (ii) any Claim under Environmental Law of a Governmental Unit arising on or after the Effective Date; (iii) any liability under Environmental Law to a Governmental Unit on the part of any Entity to the extent of such Entity’s liability under non-bankruptcy law on account of its status as owner or operator of such property after the Effective Date; (iv) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors; or (v) any valid right of setoff or recoupment by any Governmental Unit. All parties’ rights and defenses under Environmental Law with respect to (i) through (v) above are fully preserved. For the avoidance of doubt, the United States is not a Releasing Party under the Plan.

Nothing in the Plan or the Confirmation Order shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding paragraph. Nothing in the Plan or the Confirmation Order authorizes: (i) the transfer or assignment of any governmental license, permit, registration, authorization, or approval, or (ii) the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under Environmental Law. The Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit are discharged or otherwise barred by the Confirmation Order or the Plan, or the Bankruptcy Code.

For the avoidance of doubt, all Claims under Environmental Law arising before the Effective Date, including penalty claims for days of violation prior to the Effective Date, shall be subject to Article VIII of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction as provided in Article XI of the Plan in relation to the allowance or disallowance of any Claim under Environmental Law arising before the Effective Date.

Without limiting the Bankruptcy Court’s jurisdiction as set forth above, nothing in the Plan or the Confirmation Order shall divest or limit the jurisdiction of other tribunals over the Environmental Action, and upon the Effective Date of the Plan, the Environmental Action shall survive the Chapter 11 Cases and may be adjudicated in the court or tribunal in which such Environmental Action is currently pending; provided, further, however, any judgment for a Claim in the Environmental Action arising before the Effective Date shall be treated in accordance with the Plan in all respects; provided, further, however, that nothing in the Plan shall preclude, release, defeat, or limit any grounds for asserting or opposing an alleged defense or affirmative defense under non-bankruptcy law in the Environmental Action based on any change in ownership, and all such grounds for asserting or opposing such defenses and affirmative defenses under non-bankruptcy law are expressly preserved. With respect to the Environmental Action, this Article VIII.H does not alter any rights or defenses under non-bankruptcy law arising as a result of any changes of ownership provided in the Plan or the Confirmation Order. The Governmental Units reserve all rights as to whether there are any such rights or defenses.

VI.     Confirmation of the Plan

A.	The Confirmation Hearing.

The Bankruptcy Court has scheduled the hearing to consider Confirmation of the Plan as it relates to the EFH Debtors and EFIH Debtors for [January 24], 2017.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan as it relates to the EFH Debtors and EFIH Debtors should be Confirmed in light of both the affirmative requirements of the Bankruptcy Code and any objections, if any, that are timely filed.

B.	Requirements for Confirmation.

1.	Requirements of Section 1129(a) of the Bankruptcy Code.

Among the requirements for Confirmation are the following: (a) the Plan is accepted by all impaired Classes of Claims and Interests or, if the Plan is rejected by an impaired Class, that it “does not discriminate unfairly” and is “fair and equitable” as to such Class; (b) the Plan is feasible; and (c) the Plan is in the “best interests” of Holders of Claims and Holders of Interests that are Impaired under its provisions.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that the Plan satisfies or will satisfy all of the necessary requirements of chapter 11 of the Bankruptcy Code. Specifically, in addition to other applicable requirements, the Debtors believe that the Plan satisfies or will satisfy the applicable Confirmation requirements of section 1129 of the Bankruptcy Code set forth below:

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors, as the Plan proponents, have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, will be disclosed to the Bankruptcy Court, and any such payment: (a) made before Confirmation will be reasonable or (b) will be subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation.

•	Either each Holder of an Impaired Claim or Interest will accept the Plan, or each non-accepting Holder will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that the Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•	Except to the extent that the Holder of a particular Claim agrees to a different treatment of its Claim, the Plan provides that Administrative Claims and Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

•	Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan.

•	All fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date.

Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class. Section 1126(d) of the Bankruptcy Code provides that a class of interests has accepted a plan of reorganization if such plan has been accepted by holders of such interests that hold at least two-thirds in amount of the allowed interests of such class.

The Debtors believe that the Plan will be able to satisfy each of the 1129(a) confirmation requirements. To determine whether the Plan meets the feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Financial Projections for Reorganized EFH, attached to this Disclosure Statement as Exhibit D, incorporated into this Disclosure Statement by reference. Based upon the Financial Projections, the EFH Debtors and EFIH Debtors believe that the Reorganized EFH Debtors will be a viable operation following the Chapter 11 Cases, and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

2.	Best Interests of Creditors/Liquidation Analysis.

Pursuant to section 1129(a)(7) of the Bankruptcy Code, often called the “best interests test,” holders of allowed claims must either (a) accept the plan of reorganization, or (b) receive or retain under the plan property of a value, as of the plan’s assumed effective date, that is not less than the value such non-accepting holders would receive or retain if the debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date.

To demonstrate compliance with the “best interests test,” the Debtors estimated a range of proceeds that would be generated from a hypothetical chapter 7 liquidation in their liquidation for the TCEH Debtors, and for the EFH Debtors and EFIH Debtors (collectively, the “Liquidation Analysis”), which is attached to this Disclosure Statement as Exhibit E and incorporated into this Disclosure Statement by reference.

In the Liquidation Analysis for the TCEH Debtors, the Debtors determined a hypothetical liquidation value of the TCEH Debtors’ businesses if a chapter 7 trustee were appointed and charged with reducing to cash any and all of such Debtors’ assets. Similarly, in the Liquidation Analysis for the EFH Debtors and EFIH Debtors, the Debtors determined a hypothetical liquidation value of the EFH Debtors’ businesses and EFIH Debtors’ businesses if a chapter 7 trustee were appointed and charged with reducing to cash any and all of such Debtors’ assets. The Debtors compared this hypothetical liquidation value to the value and returns provided for under the Plan.

As reflected in more detail in the Liquidation Analysis, the Debtors believe that the value of any distributions if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would not be greater than the value of distributions under the Plan. Readers should carefully review the information in Exhibit E in its entirety.

3.	Feasibility/Financial Projections.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in the plan of reorganization).

Attached to this Disclosure Statement as Exhibit D, and incorporated into this Disclosure Statement by reference, are the projections presented for Oncor for the time period from 2015 to 2022 on a consolidated basis (the “Financial Projections”). The Financial Projections may not be in accordance with Generally Accepted Accounting Practices.

4.	Acceptance by Impaired Classes.

The Bankruptcy Code requires that, except as described in the following section, each impaired class of claims or interests must accept a plan in order for it to be confirmed. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to the class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or the interest entitles the holder of the claim or interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of non-insider allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance. For a class of impaired interests to accept a plan, section 1126(d) of the Bankruptcy Code requires acceptance by interest holders that hold at least two-thirds in amount of the allowed interests of such class, counting only those interests that actually voted to accept or reject the plan. Thus, a class of interests will have voted to accept the plan only if two-thirds in amount actually voting cast their ballots in favor of acceptance.

5.	Confirmation Without Acceptance by All Impaired Classes.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted the plan, provided that the plan has been accepted by at least one impaired class of claims. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

(a)	No Unfair Discrimination.

This test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a proposed plan. The test does not require that the treatment be the same or equivalent, but that the treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. Under certain circumstances, a proposed plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

(b)	Fair and Equitable Test.

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.

If any Impaired Class of Claims or Interests rejects the Plan, the Debtors reserve the right to seek Confirmation of the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. Specifically, to the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan before Confirmation, including amending or modifying the Plan to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

The Debtors submit that if the Debtors need to “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured such that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for cramdown.

Section 1129(b) of the Bankruptcy Code does not apply to Classes A1, A2, A3, B1, B2, and B9 because those Classes are conclusively presumed to accept the Plan.

With respect to Classes that are entitled to vote and vote to reject the Plan, the fair and equitable test sets different standards depending upon the type of Claims or Interests in such class:

(i)	Secured Claims.

The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (A) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the Plan; and (B) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a value, as of the Effective Date, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.

(ii)	Unsecured Claims.

The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (A) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the Effective Date, equal to the allowed amount of such claim; or (B) the holder of any claim or any interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or junior interest, subject to certain exceptions.

(iii)	Interests.

The condition that a plan be “fair and equitable” to a non-accepting class of interests, includes the requirements that either: (A) the plan provides that each holder of an interest in that class receives or retains under the plan on account of that interest property of a value, as of the Effective Date, equal to the greatest of: (1) the allowed amount of any fixed liquidation preference to which such holder is entitled, (2) any fixed redemption price to which such holder is entitled, or (3) the value of such interest; or (B) if the class does not receive the amount as required under (A) hereof, no class of interests junior to the non-accepting class may receive a distribution under the plan.

6.	Valuation of the Debtors.

The valuation of Reorganized EFH and Reorganized EFIH (including Oncor Electric) as a going concern is based upon the value considerations underlying the Merger.

With respect to Reorganized EFH, the Debtors conducted a thorough and expansive marketing process for their economic interests in Oncor Electric that has received input from each of their creditor constituencies as well as a broad range of potential third-party acquirers. This process included a Court-approved marketing process pursuant to the Bidding Procedures in 2015 and a re-engagement with interested parties in 2016. In connection with these efforts, the Debtors, with the assistance of Evercore, engaged in discussions with stakeholders regarding potential EFH/EFIH Transactions, including potential EFH/EFIH Transactions proposed by certain of those stakeholders. The Debtors also solicited interest from a broad range of potential third-party acquirers, including potential strategic and financial bidders, and invited bids from the Debtors’ existing creditors. For more information regarding the Oncor Electric marketing process, see Section IV.G. of this Disclosure Statement, entitled “Exploring the EFH/EFIH Transaction.”

After evaluating all available restructuring alternatives available after the termination of the REIT-Merger Agreement, including third-party proposals for an EFH/EFIH Transactions, the Debtors determined that the Merger, as embodied in the Plan, is the highest and otherwise best available EFH/EFIH Transaction and entered into the Merger Agreement. For more information regarding the Merger, see Section I of this Disclosure Statement, entitled “Executive Summary,” beginning on page 1.

The valuation analysis set forth in this paragraph is an estimate of distributable value associated with Reorganized EFH and does not purport to be an estimate of the market value of the equity of Reorganized EFH. This valuation is presented solely for the purpose of providing “adequate information” under section 1125 of the 1125 of the Bankruptcy Code to enable the Holders of Claims entitled to vote to accept or reject the Plan as it relates to the EFH Debtors and EFIH Debtors make an informed judgment about the Plan an should not be used or relied upon for any other purpose, including the purchase or sale of Claims against the Debtors or any of their affiliates.

The valuation of Reorganized EFH should be considered in conjunction with the Risk Factors described in Section VIII, entitled “Risk Factors,” which begins on page 140, and the Financial Projections for Reorganized EFH, attached to this Disclosure Statement as Exhibit E. The valuation analysis is based on data and information as of that date. Readers should carefully review the information in Exhibit E in its entirety.

C.	Conditions Precedent to Confirmation of a Plan as to the EFH Debtors and EFIH Debtors.

It shall be a condition to Confirmation of the Plan with respect to the EFH Debtors and EFIH Debtors that the following shall have been satisfied or waived pursuant to the provisions of Article IX.E of the Plan:

(a)	the Bankruptcy Court shall have entered the EFH/EFIH Disclosure Statement Order and the EFH Confirmation Order in a manner consistent in all material respects with the Plan, the Settlement Order, and the Merger Agreement, and in form and substance reasonably satisfactory to the EFH Debtors, the EFIH Debtors, and the Plan Sponsor;

(b)	the Settlement Order shall remain in full force and effect; and

(c)	the EFH Confirmation Order shall, among other things:

(i)	authorize the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, and the Reorganized EFIH Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan, including the Restructuring Transactions and the Transaction Agreements;

(ii)	decree that the provisions of the EFH Confirmation Order and the Plan are nonseverable and mutually dependent;

(iii)	authorize the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, and the Reorganized EFIH Debtors, as applicable/necessary, to: (i) implement the Restructuring Transactions; (ii) issue and distribute the Reorganized EFH Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including Cash and the Reorganized EFH Common Stock; and (iv) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement;

(iv)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order in furtherance of, or in connection with, any transfers of property pursuant to the Plan, including any deeds, mortgages, security interest filings, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax, and upon entry of the EFH Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment; and

(v)	provide that, from and after the EFH Effective Date, the Reorganized EFH Debtors and Reorganized EFIH Debtors shall have no liabilities other than those liabilities expressly set forth in the Plan.

D.	Conditions Precedent to the EFH Effective Date.

It shall be a condition to the EFH Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.E of the Plan:

1. the EFH Confirmation Order shall have been duly entered in form and substance acceptable to the EFH Debtors, EFIH Debtors, and the Plan Sponsor, and reasonably acceptable to the other EFH/EFIH Plan Supporters and shall be consistent in all material respects with the TCEH Confirmation Order;

2. the Settlement Order shall remain in full force and effect;

3. the Plan Sponsor, Reorganized TCEH, and EFH Corp., as applicable, shall have obtained all tax opinions (including those with respect to the Fundamental Opinions) contemplated by the Merger Agreement;

4. the TCEH Effective Date shall have occurred, including the assumption and assignment of the Employment Agreements to Reorganized TCEH;

5. the final version of the Plan, the Plan Supplement, and all of the schedules, documents, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with the Plan, the Transaction Agreements, the New EFH/EFIH Plan Support Agreement, the Plan Support Agreement, and the Settlement Order, and shall be in form and substance reasonably acceptable to the EFH Debtors, EFIH Debtors, and the EFH/EFIH Plan Supporters;

6. the EFH Professional Fee Escrow Account and EFIH Professional Fee Escrow Amount shall have been funded in accordance with Article II.A.2;

7. (i) no Debtor shall have taken any action that results in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code (including by treating the equity interests of EFH Corp. as becoming worthless within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code); and (ii) Texas Holdings shall not have (A) taken any action that results in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code (including by treating the equity interests of EFH Corp. as becoming worthless within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code and thereby resulting in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code); (B) knowingly permitted any person (other than Texas Holdings) to own directly, indirectly or constructively (by operation of Section 318 as modified by Section 382(l)(3)(A) of the Internal Revenue Code) 50% or more of the equity interests of EFH Corp. during the three-year period ending on the Effective Date; or (C) changed its taxable year to be other than the calendar year;

8. the EFH Debtors and EFIH Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions with respect to the EFH Debtors, including the Merger, and the transactions contemplated thereby, including from the FERC, PUC, and FCC, as applicable, consistent in all material respects with the terms and conditions set forth in the Merger Agreement;

9. all conditions to the completion of the transactions contemplated by the Merger Agreement shall have been satisfied or shall have been waived by the party entitled to waive them, and the transactions contemplated by the Transaction Agreements shall be completed;

10. except as otherwise expressly provided in the Plan, all Claims against the EFH Debtors and/or the EFIH Debtors seeking postpetition interest on any Claim at a rate in excess of the Federal Judgment Rate shall have been disallowed by order of the Bankruptcy Court, and such order shall have not been stayed or reversed or remanded on appeal;

11. the Restructuring Transactions (including, for the avoidance of doubt, all conditions to and transactions contemplated by the Merger Agreement), shall have been consummated in form and manner reasonably acceptable to the EFH Debtors, the EFIH Debtors, and the Plan Sponsor, and consistent in all material respects with the Plan and the Transaction Agreements; provided, however, that implementation or consummation of the Minority Interest Acquisition shall not be a condition to the EFH Effective Date;

12. immediately prior to consummation of the Merger, all assets of Reorganized EFH and each subsidiary of Reorganized EFH shall be free and clear of all liens, claims, encumbrances and other interests and Reorganized EFH and each subsidiary of Reorganized EFH shall have no liabilities except for (a) up to $10 million for postpetition claims and liabilities arising in the ordinary course of business (and liens and encumbrances securing any such ordinary course liabilities) of the EFH Debtors’ or EFIH Debtors’ postpetition business that shall be fully paid and discharged as and when due in the ordinary course of business pursuant to the Plan and (b) obligations owed to the Plan Sponsor (or any pre-Merger Affiliate of the Plan Sponsor) expressly contemplated by the Merger Agreement;

13. the requirements in the Merger Agreement with respect to the Supplemental Rulings, including with respect to IRS communications related to such Supplemental Rulings, shall have been satisfied;

14. the Private Letter Ruling remains in full force and effect and has not been revoked or withdrawn; and

15. the consummation of the Merger shall not be in violation of the provisions of the Tax Matters Agreement.

E.	Waiver of Conditions.

The conditions to Confirmation with respect to the EFH Debtors and the EFIH Debtors and the EFH Effective Date set forth in Articles IX.B.1 through IX.B.3, IX.D.1 through IX.D.5, IX.D.11, and IX.D.13 through IX.D.15 may be waived subject to the consent of each of (a) the EFH Debtors, (b) the EFIH Debtors, and (c) the Plan Sponsor, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor; provided that the condition precedent to the EFH Effective Date set foth in Article IX.D.1(c) and Article IV.D.15 shall not be waived without the consent of Reorganized TCEH. The conditions to EFH Effective Date set forth in Articles IX.D.7, IX.D.8, IX.D.10, and IX.D.12 may be waived by the Plan Sponsor in its sole and absolute discretion. The conditions to the EFH Effective Date set forth in Article IX.D.6 and IX.D.9 may not be waived pursuant to this Article IX.E, but may only be waived pursuant to waiver rights expressly provided therein, if any.

F.	Effect of Failure of Conditions.

Unless extended by the Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, if the Effective Date does not occur before one year following Confirmation, with respect to a particular Debtor, then, as to such particular Debtor: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. Notwithstanding the foregoing, for the avoidance of doubt, (i) the Settlement embodied in the Settlement Agreement shall remain in full force and effect and the failure of Confirmation or Consummation to occur with respect to any or all Debtors shall not affect the Settlement or any provisions of the Settlement Agreement and (ii) the Approval Order shall remain in full force and effect and the failure of Confirmation or Consummation to occur with respect to any Debtor (other than a TCEH Debtor) shall not affect the Approval Order or the Tax Matters Agreement.

VII.     Voting Instructions

A.	Overview.

The Solicitation Procedures, which are incorporated into this Disclosure Statement by reference and summarized below, will be used to collect and tabulate votes on the Plan. Readers should carefully read the information in the EFH/EFIH Disclosure Statement Order (attached hereto as Exhibits F-1 and F-2), particularly with respect to certain voting procedures applicable to Beneficial Holders and their Nominees.

THIS DISCUSSION OF THE SOLICITATION AND VOTING PROCESS AND THE SOLICITATION PROCEDURES IS ONLY A SUMMARY.

PLEASE REFER TO THE SOLICITATION PROCEDURES, ATTACHED AS AN EXHIBIT TO THE DISCLOSURE STATEMENT ORDER (ATTACHED HERETO AS EXHIBIT F), FOR A MORE COMPREHENSIVE DESCRIPTION OF THE SOLICITATION AND VOTING PROCESS. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE SOLICITATION PROCEDURES AND INFORMATION IN THIS SUMMARY, THE SOLICITATION PROCEDURES SHALL GOVERN.

B.	Holders of Claims and Interests Entitled to Vote on the Plan.

Under the applicable provisions of the Bankruptcy Code, not all Holders of Claims and Interests are entitled to vote on the Plan as it relates to the EFH Debtors and EFIH Debtors. The EFH Debtors and EFIH Debtors are soliciting votes to accept or reject the Plan only from the Voting Classes, composed of Classes A4, A5, A6, A7, A8, A9, A10, A11, A12, B3, B4, B5, and B6. The Debtors are not soliciting votes from Holders of the remaining Classes of Claims and Interests against the EFH Debtors and EFIH Debtors who are deemed to reject the Plan or are presumed to accept the Plan because: (1) their Claims are being paid in full; (2) their Claims or Interests are being Reinstated; or (3) they are deemed to reject the Plan.

C.	Voting Record Date.

The Voting Record Date is September 19, 2016. The Voting Record Date is the date on which it will be determined which Holders of Claims and Interests in the Voting Classes are entitled to vote to accept or reject the Plan and whether Claims or Interests have been properly assigned or transferred under Bankruptcy Rule 3001(e) such that an assignee can vote as the Holder of a Claim or Interest.

D.	Voting on the Plan.

The Solicitation Procedures will be used to collect and tabulate votes on the Plan. The Solicitation Procedures are incorporated into this Disclosure Statement by reference and attached as an exhibit to the September 2016 Disclosure Statement Order, which is attached as Exhibit F-1 to this Disclosure Statement. Readers should carefully read the Solicitation Procedures, particularly with respect to certain voting procedures applicable to Beneficial Holders of Claims and Interests in the Voting Classes.

Only the Voting Classes are entitled to vote on the Plan. Holders of all other Classes of Claims and Interests are deemed to: (a) accept the Plan because (i) their Claims are being paid in full or (ii) their Claims or Interests are being Reinstated; or (b) reject the Plan.

The Voting Deadline is 4:00 p.m. (prevailing Eastern Time) on [January 13], 2017. To be counted as votes to accept or reject the Plan, all Ballots and Master Ballots must be properly pre-validated (if applicable), executed, completed, and delivered (either by using the return envelope provided, by first class mail, overnight courier, or personal delivery) such that they are actually received on or before the Voting Deadline by the Solicitation Agent as follows:

DELIVERY OF BALLOTS

BALLOTS AND MASTER BALLOTS, AS APPLICABLE, MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. (PREVAILING EASTERN TIME) ON [JANUARY 13], 2017, AT THE FOLLOWING ADDRESSES:

FOR ALL BALLOTS OTHER THAN MASTER BALLOTS

VIA FIRST CLASS MAIL:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

P.O. BOX 4422

BEAVERTON, OREGON 97076-4422

VIA OVERNIGHT COURIER OR HAND DELIVERY:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

10300 SW ALLEN BOULEVARD

BEAVERTON, OREGON 97005

FOR MASTER BALLOTS

VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY:

EFH BALLOT PROCESSING

C/O EPIQ BANKRUPTCY SOLUTIONS, LLC

777 THIRD AVENUE, 12TH FLOOR

NEW YORK, NEW YORK 10017

IF YOU RECEIVED AN ENVELOPE ADDRESSED TO YOUR NOMINEE, PLEASE ALLOW ENOUGH TIME WHEN YOU RETURN YOUR BALLOT FOR YOUR NOMINEE TO CAST YOUR VOTE ON A MASTER BALLOT BEFORE THE VOTING DEADLINE.

BALLOTS RECEIVED VIA EMAIL OR FACSIMILE WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS ON THE PROCEDURE FOR VOTING ON THE PLAN, PLEASE CALL THE DEBTORS’ RESTRUCTURING HOTLINE AT:

(877) 276-7311

E.	Ballots Not Counted.

No Ballot will be counted toward Confirmation if, among other things: (1) it is illegible or contains insufficient information to permit the identification of the Holder of the Claim or Interest; (2) it was transmitted by facsimile or other electronic means; (3) it was cast by, submitted by, or on behalf of an Entity that does not hold a Claim or Interest in a Voting Class; (4) it was submitted by or on behalf of an Entity not entitled to vote pursuant to the Plan, the Solicitation Procedures, or any order of the Bankruptcy Court; (5) it was sent to the Debtors, the Debtors’

agents/representatives (other than the Solicitation Agent), an indenture trustee, an administrative agent, or the Debtors’ financial or legal advisors instead of to the Solicitation Agent; (6) it is unsigned; (7) it was signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or otherwise acting in a fiduciary or representative capacity without indicating such capacity or submitting proper evidence to act on behalf of the Beneficial Holder, if requested by the Debtors, the Solicitation Agent, the applicable Nominee or its agent, or the Bankruptcy Court; (8) it is not marked to either accept or reject the Plan or it is marked both to accept and reject the Plan; (9) it is received by the Solicitation Agent after the Voting Deadline; (10) it was cast for a Claim or Interest that is subject to dispute pending as of the Record Date (unless temporarily allowed in accordance with the Solicitation Procedures); (11) with respect to Ballots voted by Beneficial Holders, the Ballot was sent to the Solicitation Agent rather than the Beneficial Holder’s Nominee without being properly pre-validated; (12) with respect to Ballots voted by Beneficial Holders, the Holder or Nominee or Both simultaneously cast inconsistent Ballots; or (13) it is a Ballot voted by a Beneficial Holder that was not returned to the Beneficial Holder’s Nominee in time for the Nominee to include the Ballot in the Master Ballot.

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE SOLICITATION AGENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR OTHERWISE NOT IN COMPLIANCE WITH THE SOLICITATION PROCEDURES WILL NOT BE COUNTED EXCEPT IN THE DEBTORS’ SOLE DISCRETION.

VIII.     Risk Factors

Before taking any action with respect to the Plan, Holders of Claims and Interests who are entitled to vote to accept or reject the Plan should read and consider carefully the risk factors set forth below, as well as the other information set forth in this Disclosure Statement, the Plan, and the documents delivered together herewith, referred to, or incorporated by reference into this Disclosure Statement, including, the EFH Public Filings, each of which is incorporated into this Disclosure Statement by reference, which add to and expand upon many of the risk factors discussed in this Disclosure Statement. The risk factors should not be regarded as constituting the only risks with respect to the Debtors’ business or the Restructuring and its implementation. Each risk factor discussed in this Disclosure Statement may apply equally to the Debtors, the Debtors’ non-Debtor affiliates, the Reorganized Debtors, Oncor Holdings, and Oncor Electric, as applicable and as context requires. Additionally, references to Oncor Electric’s operations may be references to OpCo’s operations. The following risk factors refer generally to the Debtors as a matter of convenience, and specific references to the Debtors, the TCEH Debtors, the EFH Debtors, the EFIH Debtors, the Reorganized Debtors, Reorganized EFH, Reorganized EFIH, Reorganized TCEH, or any other specific references, should not be interpreted as limiting any risk factor discussed below.

A.	Risks Related to the Restructuring.

1.	The Debtors Have Filed Voluntary Petitions For Relief Under the Bankruptcy Code and Are Subject to the Risks and Uncertainties Associated with Bankruptcy Cases.

The Debtors have filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. For the duration of the Chapter 11 Cases, the Debtors’ business and operations will be subject to various risks, including, but not limited, to the following:

•	the Debtors’ ability to consummate and implement the Plan (or one or more other plans of reorganization with respect to the Chapter 11 Cases);

•	the Debtors’ ability to obtain Bankruptcy Court, creditor, and regulatory approval of the Plan (or one or more other plans of reorganization with respect to the Chapter 11 Cases) and the effect of alternative proposals, views, and objections of creditor committees, creditors, or other stakeholders, which may make it difficult to consummate the Plan (or one or more other plans of reorganization with respect to the Chapter 11 Cases) in a timely manner;

•	the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings in the Chapter 11 Cases in general;

•	risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Debtors’ business operations, including additional collateral requirements, or ability to consummate and implement the Plan (or one or more other plans of reorganization with respect to the Chapter 11 Cases);

•	increased costs related to the Chapter 11 Cases and related litigation;

•	the Debtors’ ability to maintain or obtain sufficient financing sources for operations or to fund the Plan (or any other reorganization plan) and meet future obligations;

•	a significant increase in the amount of collateral required to engage in commodity related hedging transactions;

•	a loss of, or a disruption in the materials or services received from, suppliers, contractors, or service providers with whom the Debtors have commercial relationships;

•	a material decrease in the number of TXU Energy’s electricity customers and a material tarnishing of its brand;

•	risk that parties in interest in the Chapter 11 Cases may seek to cause the PUCT to review the Debtors’ REP certifications;

•	risks related to mining reclamation bonding obligations;

•	potential incremental increase in risks related to distributions from Oncor Electric;

•	potential increased difficulty in retaining and motivating the Debtors’ key employees through the process of reorganization, and potential increased difficulty in attracting new employees;

•	significant time and effort required to be spent by the Debtors’ senior management in dealing with the bankruptcy and restructuring activities rather than focusing exclusively on business operations;

•	the outcome of current or potential litigation regarding whether certain noteholders are entitled to makewhole or redemption premiums and/or postpetition interest in connection with the treatment of their claims in bankruptcy; and

•	the outcome of current or potential litigation regarding intercompany Claims and/or derivative Claims.

The Debtors will also be subject to risks and uncertainties with respect to the actions and decisions of creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans. These risks and uncertainties could affect the Debtors’ business and operations in various ways and may significantly increase the time the Debtors have to operate under Chapter 11 bankruptcy protection.

Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot predict or quantify the ultimate effect that events occurring during the Chapter 11 Cases may have on the Debtors’ business, cash flows, liquidity, financial condition, and results of operations, nor can the Debtors predict the ultimate impact that events occurring during the Chapter 11 Cases may have on the Debtors’ corporate or capital structure. For example, in connection with the Chapter 11 Cases, certain of the Debtors’ creditors may seek, and receive, Bankruptcy Court approval to sell or otherwise transfer certain of the Debtors’ subsidiaries (or their assets) to satisfy liabilities owed to such creditors. Any such transfer could result in significant tax liabilities for EFH Corp. and its subsidiaries (excluding Oncor Holdings, Oncor Electric, and their ring-fenced affiliates and subsidiaries), which could reduce the recovery of creditors.

The duration of the Chapter 11 Cases is difficult to estimate and could be lengthy. The Debtors will be required to seek approvals of the Bankruptcy Court and certain federal and state regulators in connection with the Chapter 11 Cases, and certain parties may intervene and protest approval, absent the imposition of conditions to resolve their concerns. The approvals by governmental entities may be denied, conditioned, or delayed.

TCEH and EFIH have entered into the TCEH DIP Facility and the EFIH First Lien DIP Facility respectively, to, among other things, provide liquidity and fund operational and restructuring-related expenses during the Chapter 11 Cases and, in the case of the EFIH First Lien DIP Facility, to repay the EFIH First Lien Notes. If the Debtors fail to comply with these covenants or an event of default occurs under the DIP Facilities, the Debtors’ liquidity, financial condition, or operations may be materially affected.

2.	The Duration of the Chapter 11 Cases is Difficult to Estimate and Could Be Lengthy.

If the Court does not approve the Original Plan Support Agreement or confirm the Plan, the Debtors are likely subject to more lengthy, costly and contentious Chapter 11 Cases. If the Debtors are unable to file and solicit votes for a Chapter 11 plan of reorganization prior to the expiration of the exclusivity period granted by the Bankruptcy Court, then third parties can file a plan, which would likely further exacerbate the length, cost and contentiousness of the Chapter 11 Cases. Moreover, the duration of the Chapter 11 Cases is subject to the receipt of Bankruptcy Court approval for a Chapter 11 plan of reorganization and regulatory approvals, the timing of which is unpredictable.

The uncertainty surrounding a prolonged restructuring could also have other adverse effects on the Debtors. For example, it could also adversely affect:

•	the Debtors’ ability to raise additional capital;

•	the Debtors’ liquidity;

•	how the Debtors’ business is viewed by regulators, investors, lenders, credit ratings agencies and other stakeholders; and

•	the Debtors’ enterprise value.

The Debtors’ exclusive periods to file a chapter 11 plan under the Bankruptcy Code have expired. Third parties could file their own plan or plans of reorganization. Any such third party plan or plans will likely exacerbate the length, cost and contentiousness of the Chapter 11 Cases.

The Debtors will be required to seek approvals of the Bankruptcy Court and certain federal and state regulators in connection with certain actions in the Chapter 11 Cases, including with respect to the Plan, and certain parties may intervene and protest approval, absent the imposition of conditions to resolve their concerns. The approvals by governmental entities may be denied, conditioned or delayed.

3.	Operating in Chapter 11 May Restrict the Debtors’ Ability to Pursue Strategic and Operational Initiatives.

Under chapter 11 of the Bankruptcy Code, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit the Debtors’ ability to respond in a timely manner to certain events or take advantage of certain opportunities or to adapt to changing market or industry conditions. Additionally, the terms of the TCEH DIP Facility and the EFIH First Lien DIP Facility may limit the TCEH and EFIH Debtors’ ability, respectively, to undertake certain business initiatives, including their ability to:

•	sell assets outside the normal course of business;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of the respective Debtors’ assets;

•	grant liens; and

•	finance the respective Debtors’ operations, investments, or other capital needs or to engage in other business activities that may be in the respective Debtors’ interest.

If the TCEH or EFIH Debtors fail to comply with the covenants in their respective DIP Facility or an event of default occurs under such DIP Facility, the respective Debtors’ liquidity, financial condition or operations may be materially impacted.

4.	The Debtors May Experience Increased Levels of Employee Attrition As a Result of the Chapter 11 Cases.

As a result of the Chapter 11 Cases, the Debtors may experience increased levels of employee attrition, and the Debtors’ employees likely will face considerable distraction and uncertainty. A loss of key personnel or material erosion of employee morale could adversely affect the Debtors’ business and results of operations. The Debtors’ ability to engage, motivate, and retain key employees or take other measures intended to motivate and incentivize key employees to remain with the Debtors through the pendency of the Chapter 11 Cases is limited by restrictions on implementation of incentive programs under the Bankruptcy Code. The loss of services of members of the Debtors’ senior management team could impair the Debtors’ ability to execute the Debtors’ strategy and implement operational initiatives, which would be likely to have a material adverse effect on the Debtors’ financial condition, liquidity, and results of operations.

5.	As a Result of the Chapter 11 Cases, the Debtors’ Historical Financial Information May Not Be Indicative of the Debtors’ Future Financial Performance.

The Debtors’ capital structure will likely be significantly altered under any chapter 11 plan confirmed by the Bankruptcy Court. Under fresh-start accounting rules that may apply to the Debtors upon the effective date of a chapter 11 plan, the Debtors’ assets and liabilities would be adjusted to fair value, which could have a significant impact on the Debtors’ financial statements. Accordingly, if fresh-start accounting rules apply, the Debtors’ financial condition and results of operations following the Debtors’ emergence from chapter 11 would not be comparable to the financial condition and results of operations reflected in the Debtors’ historical financial statements. In connection with the Chapter 11 Cases and the development of a chapter 11 plan, it is also possible that additional restructuring and related charges may be identified and recorded in future periods. Such charges could be material to the Debtors’ consolidated financial position, liquidity, and results of operations.

In particular, the Debtors’ corporate and capital structure will be significantly altered if the Plan is consummated. On the Effective Date, EFH Corp. will cease to hold a direct or indirect equity interest in assets or liabilities of TCEH or any of TCEH’s direct or indirect subsidiaries.

6.	The Outcome of Litigation Regarding Whether Noteholders are Entitled to Any Makewhole or Redemption Premiums and/or Postpetition Interest Is Uncertain.

The EFIH Debtors are engaged in litigation regarding whether noteholders of its outstanding notes are entitled to receive a make-whole or redemption premium in connection with the repayment of such notes, including pursuant to a Chapter 11 plan of reorganization. Assuming an Effective Date of March 31, 2017, the total aggregate amount of make-whole or redemption premiums that would be owed if such alleged claims were allowed claims would be at least $890 million (of which $431 million relates to the EFIH First Lien Notes (not including interest), $351 million relates to the EFIH Second Lien Notes and $113 million relates to the EFIH PIK Senior Toggle Notes), although, for the avoidance of doubt, Holders of Allowed Class B6 Claims are not receiving any recovery on account of any asserted Makewhole Claims. In these matters, the EFIH Debtors have requested orders from the Bankruptcy Court disallowing such make-whole or redemption claims. See Note 13 to the Financial Statements in EFH Corp. 10-K for the fiscal year ended 2015 for a more detailed discussion regarding these claims.

(a)	EFIH Note Claims. There are three primary tranches of EFIH Note Makewhole Claims:

•	EFIH First Lien Note Claims and EFIH Second Lien Note Claims. The Bankruptcy Court has disallowed the Makewhole Claims under the EFIH First Lien Notes asserted by the EFIH First Lien Notes Trustee and the non-Settling Holders of EFIH First Lien Note Claims, and the Makewhole Claims under the EFIH Second Lien Notes asserted by the EFIH Second Lien Notes Trustee and the Holders of EFIH Second Lien Note Claims.[54] The Third Circuit Decision reversed the Bankruptcy Court’s decision, as a result of which the EFIH First Lien Makewhole Claims and EFIH Second Lien Note Claims are neither disallowed Claims nor Allowed Claims. If the EFIH First Lien Makewhole Claims or EFIH Second Lien Makewhole Claims are ultimately Allowed Claims, they will be satisfied exclusively from the EFH/EFIH Distribution Account, which would likely reduce the recoveries to holders of other Allowed EFIH Claims, including the Holders of Class B6 Claims. The EFIH Debtors and/or Reorganized EFIH intend to make a partial distribution to Holders of Allowed Class B6 Claims from the EFH/EFIH Distribution Account on or as soon as reasonably practicable following the EFH

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For additional information regarding the Bankruptcy Court’s ruling, see Section IV.L.1, entitled “EFIH First Lien Makewhole Adversary Proceeding and the EFIH First Lien Automatic Stay Motion,” beginning on page 76.

Effective Date. Whether Holders of such Allowed Class B6 Claims receive an additional distribution, and the timing of that distribution, if any, depends on whether the EFIH First Lien Note Claims and/or EFIH Second Lien Makewhole Claims become Allowed Claims or become disallowed by Final Order. A court could order relief requiring that Holders of junior Claims against any of the EFIH Debtors or EFH Debtors receiving distributions under the Plan to disgorge distributions they receive under the Plan or otherwise make payment to the EFIH First Lien Notes Trustee, Holders of the EFIH First Lien Notes, and/or the EFIH Second Lien Notes Trustee and Holders of EFIH Second Lien Notes sufficient to satisfy in full all such Makewhole Claims that are held to be valid or otherwise Allowed.

•	EFIH Unsecured Note Claims. On December 16, 2014, the EFIH Debtors filed the EFIH PIK Objection (together with the EFIH Second Lien Challenge, the “EFIH Objections”), objecting to Makewhole Claims (which are included in the Makewhole Challenges, described in Section I.D.2, entitled “Makewhole Challenges,” beginning on page 16) and claims for postpetition interest in excess of the Federal Judgment Rate asserted by the EFIH PIK Trustee (the “EFIH PIK PPI Claim”) which are included in the PPI Objections, described in Section I.D.1, entitled “Postpetition Interest Claims,” beginning on page 14. The EFIH PIK Trustee has asserted certain other claims against EFIH for professional fees and costs and disputed interests on such fees and costs (the “EFIH Unsecured Trustee Fees and Expenses Claim”).

The Debtors reserve all rights in connection with any Makewhole Claims asserted by any Holders of a Claim against the EFH Debtors or EFIH Debtors.

(b)	EFH Corp. Makewhole and Redemption Premium Litigation.

The EFH Debtors have or will file the EFH Unsecured Notes Objections with respect to the EFH Legacy Note Claims, the EFH Unexchanged Note Claims, EFH LBO Note Primary Claims, and EFH LBO Note Guaranty Claims (collectively, the “EFH Unsecured Note Claims”) on the basis that, among other things, Holders of the EFH Unsecured Note Claims are not entitled to (a) accrued postpetition interest in excess of the Federal Judgment Rate (the “EFH Unsecured PPI Claim,” which is included in the PPI Objections, described in Section I.D.1, entitled “Postpetition Interest Claims,” beginning on page 14) (b) any recovery on account of alleged Makewhole Claims (the “EFH Unsecured Makewhole Claim,” which are included in the Makewhole Challenges, described in Section I.D.2, entitled “Makewhole Challenges,” beginning on page 16), or (c) payment of fees and expenses for the EFH Notes Trustee or indemnification claims (the “EFH Unsecured Fee Claim”).

Holders of EFH Unsecured Note Claims may file a response to the EFH Unsecured Notes Objections and there may be litigation commenced in connection with the EFH Unsecured Notes Objection.

With respect to the EFH Unsecured Fee Claim, the EFH Notes Trustee has asserted that such Claim is allowable under the Bankruptcy Code and reserves the right to apply its charging lien against the amounts distributed to Holders of Allowed Class A4, Class A5, Class A6, and Class B5 Claims, which amounts would be reduced by such EFH Unsecured Fee Claims. The treatment of the Claims asserted by Holders of EFH Unsecured Note Claims are described in Section II.C.2 of this Disclosure Statement, entitled “EFH Corp.” beginning on page 51 and Section V.E., entitled “Treatment of Classified Interests and Claims,” beginning on page 109.

With respect to the Makewhole Claim asserted on account of the EFH Legacy Note Claims, the EFH Notes Trustee has asserted that none of the EFH Legacy Notes have been accelerated. Accordingly, the EFH Notes Trustee asserts that the EFH Legacy Notes are distinguishable from the Bankruptcy Court’s earlier ruling that the automatic acceleration of the EFIH First Lien Notes prevented the EFIH First Lien Notes from being entitled to a Makewhole Claim. The Debtors disagree with such assertions and reserve all rights with respect to such assertions. With respect to the EFH Unsecured Fee Claim, the EFH Notes Trustee has asserted that each of the EFH Legacy Note Indentures, the EFH LBO Note Indenture, the EFH 2019 Note Indenture and the EFH 2020 Note Indenture provide for an agreement between EFH Corp. and the EFH Notes Trustee that EFH Corp. would pay for the EFH Notes Trustee’s expenses and compensation for its services (including the fees and expenses of its agents and counsel) after an Event of Default and agreed that such expenses and compensation would constitute expenses of administration under the Bankruptcy Code. In the case of the EFH LBO Notes, the EFH Notes Trustee asserts that this obligation is also guaranteed by EFIH. The EFH Notes Trustee asserts that EFH Corp. (and EFIH, with respect to the EFH LBO Notes) acknowledged and affirmed this obligation specifically in connection with AST&T’s successorship of its role as EFH Notes Trustee. Accordingly, it is the EFH Note Trustee’s position that the EFH Unsecured Fee Claim is enforceable against EFH Corp. and EFIH under applicable state law and under the Bankruptcy Code in accordance with Travelers Cas. and Sur. Co. of America v. Pacific Gas and Elec. Co., 549 U.S. 443 (2007). The Debtors disagree with such assertions and believe that indenture provisions do not entitle unsecured noteholders to professional fees and expenses under the Bankruptcy Code and that the issue was not addressed in Travelers. See, e.g., In re Seda France, Inc., No. 10-12948-CAG, 2011 WL 3022563 (Bankr. W.D. Tex. July 22, 2011). In addition, and to the extent not paid by the Debtors, the EFH Notes Trustee asserts that it has the right to apply its charging lien against any amounts distributed to Holders of Allowed Class A4, Class A5, Class A6, and Class B5 Claims for reimbursement of its expenses and compensation for its services (including the fees and expenses of its agents and counsel). The treatment of the Claims asserted by Holders of EFH Unsecured Note Claims are described in Section II.C.2 of this Disclosure Statement, entitled “EFH Corp.” beginning on page 51 and Section V.E., entitled “Treatment of Classified Interests and Claims,” beginning on page 109.

EFH Corp. may become engaged in other litigation or other similar proceedings regarding whether holders of its other outstanding notes are entitled to receive a makewhole or redemption premium in connection with the repayment of such notes, including pursuant to the Plan. Assuming an Effective Date of March 31, 2016, the total aggregate amount of makewhole or redemption premiums that would be owed if such alleged claims were Allowed (including the EFH Legacy Note Makewhole Claim and the PPI Claim) would be approximately $196 million.

In addition, other creditors may assert Claims for post-petition interest, including default interest, on their outstanding notes in connection with the repayment of such notes, including pursuant to a Chapter 11 plan of reorganization. Such amounts could be material, particularly if such postpetition interest were required to be paid at the contract rate as opposed to the Federal Judgment Rate.

Moreover, creditors may make additional claims in the Chapter 11 Cases in connection with the repayment or settlement of their prepetition debt such as indemnification claims or for the payment of fees and expenses incurred in connection with litigating such claims.

7.	Risks Related to the Debtors’ Substantial Debt.

(a)	The DIP Facilities May Be Insufficient to Fund the Debtors’ Cash Requirements Through Their Emergence from Bankruptcy. In addition, the Debtors’ Independent Auditor’s Report on the Debtors’ Financial Statements Raises Substantial Doubt About the Debtors’ Ability to Continue as a Going Concern.

For the duration of the Chapter 11 Cases, the Debtors will be subject to various risks, including, but not limited, to (i) the inability to maintain or obtain sufficient financing sources for operations or to fund any reorganization plan and meet future obligations, and (ii) increased legal and other professional costs associated with the Chapter 11 Cases and the Debtors’ reorganization.

The Debtors believe that the DIP Facilities, plus cash from operations (in the case of TCEH) and distributions received from Oncor Holdings (in the case of EFIH and EFH Corp.), will be sufficient to fund the Debtors’ anticipated cash requirements through the pendency of the Chapter 11 Cases. However, if the Effective Date does not occur prior to the maturity of the DIP Facilities or costs associated with the Chapter 11 Cases and the Debtors’ reorganization are materially greater than anticipated, the Debtors may not have adequate liquidity or be able to obtain sufficient additional financing on acceptable terms or at all.

In its report on the Debtors’ financial statements, which was publicly filed with the Securities and Exchange Commission, the Debtors’ independent public accounting firm states that the uncertainties inherent in the bankruptcy process raise substantial doubt about the Debtors’ ability to continue as a going concern.

(b)	The Debtors’ Substantial Leverage Could Adversely Affect Their Ability to Raise Additional Capital to Fund Their Obligations, Limit Their Ability to React to Changes in the Economy or Their Industry and Prevent the Debtors From Meeting Obligations Under Their Various Debt Agreements.

The Debtors have up to $1.425 billion outstanding under the TCEH DIP Facility and $5.4 billion outstanding under the EFIH First Lien DIP Facility. The Debtors’ substantial leverage could have important consequences, including:

•	making it more difficult for the Debtors to make payments on their debt;

•	requiring a substantial portion of the Debtors’ cash flow to be dedicated to the payment of interest on debt;

•	increasing the Debtors’ vulnerability to adverse economic, industry, or competitive developments;

•	limiting the Debtors’ ability to make strategic acquisitions or causing the Debtors to make non-strategic divestitures;

•	limiting the Debtors’ ability to obtain additional financing for working capital and debt service requirements;

•	limiting acquisitions or refinancing of existing debt; and

•	limiting the Debtors’ ability to adjust to changing market conditions and placing the Debtors at a disadvantage compared to competitors who are less highly leveraged and who, therefore, may be able to operate at a lower overall cost (including debt service) and take advantage of opportunities that the Debtors cannot.

8.	Even if the Restructuring is Successful, the Debtors Will Continue to Face Risks.

The Restructuring is generally designed to reduce the amount of the Debtors’ indebtedness and cash interest expense and improve each of their liquidity and financial and operational flexibility to generate long-term growth. Even if the Restructuring is implemented, the Debtors will continue to face a number of risks, including certain risks that are beyond the Debtors’ control, such as changes in economic conditions, changes in the Debtors’ industry, and changes in commodity prices. As a result of these risks and others, there is no guarantee that the Restructuring will achieve the Debtors’ stated goals.

B.	Risks Related to Confirmation and Consummation of the Plan.

1.	Conditions Precedent to Confirmation May Not Occur.

As more fully set forth in Article IX of the Plan, the occurrence of Confirmation and the Effective Date are each subject to a number of conditions precedent. If the conditions precedent to Confirmation are not met or waived, the Plan will not be confirmed, and if the conditions precedent to Consummation are not met or waived, the Effective Date will not take place. In the event that the Plan is not confirmed or is not consummated, the Debtors may seek Confirmation of a new plan. However, if the Debtors do not secure sufficient working capital to continue their operations or if the new plan is not confirmed, the Debtors may be forced to liquidate their assets.

2.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a Claim or an Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests in such Class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.	The Debtors May Not Be Able to Satisfy Voting Requirements.

Pursuant to section 1126(c) of the Bankruptcy Code, section 1129(a)(7)(A)(i) of the Bankruptcy Code will be satisfied with respect to the Voting Classes if at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Voting Classes that vote, vote to accept the Plan. There is no guarantee that the Debtors will receive the necessary acceptances from Holders of Claims and Interests in the Voting Classes. If the Voting Classes vote to reject the Plan, the Debtors may elect to amend the Plan, subject to the terms and conditions of the Plan or continue the Chapter 11 Cases notwithstanding the Voting Classes’ rejection of the Plan.

4.	The Debtors May Not Be Able to Secure Confirmation.

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims and interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtor was liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A dissenting Holder of an Allowed Claim might challenge whether the voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines the voting results are appropriate, the Bankruptcy Court still can decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes.

Confirmation is also subject to settlement, release, injunction, and related provisions described in Article VIII of the Plan. If the Plan is not Confirmed, it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests.

The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in a less favorable treatment of any Class than the treatment currently provided in the Plan, such as a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan.

5.	The Debtors May Pursue Nonconsensual Confirmation if Certain Classes Vote to Reject the Plan.

The Bankruptcy Court may confirm the Plan if at least one impaired Class of Claims or Interests has accepted the Plan (with such acceptance being determined without including the vote of any Insider in such Class), and, as to each Impaired Class that has not accepted the Plan, the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting Impaired Classes. The Debtors believe that the Plan satisfies these requirements and the Debtors will request such nonconsensual Confirmation in accordance with section 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation may result in, among other things, increased expenses relating to Professional Fee Claims.

To the extent that some, but not all, Voting Classes vote to accept the Plan, the Debtors may seek to “cram down” the rejecting Classes under section 1129(b)(2) of the Bankruptcy Code. There is no guarantee that the Debtors would be successful.

6.	The Debtors May Object to the Amount or Classification of a Claim or Interest.

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim or Interest where such Claim or Interest is subject to an objection or dispute. Any Holder of a Claim or Interest that is subject to an objection or dispute may not receive its expected share of the estimated distributions described in this Disclosure Statement.

7.	Regulatory Approvals Will Be Sought to Consummate the Plan.

Under Texas Utilities Code §§ 39.262(l) and 39.915, an electric utility must obtain prior PUCT approval of any change in majority ownership, controlling ownership, or operational control of Oncor Electric. As a result, prior to any foreclosure on the membership interests of Oncor Holdings, regulatory approvals will be sought from the PUCT regarding a change in ownership or control of Oncor Holdings. Pursuant to the Public Utilities Regulatory Act (“PURA”) §§ 39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service, or cost of service of Oncor Electric. As described in the letter from the Office of the Texas Attorney General, dated July 2, 2015, the PUCT has not approved the transactions contemplated by the Plan. The Debtors believe that Oncor will submit a change in control application to the PUCT seeking approval of the transactions contemplated by the Merger Agreement that satisfies the applicable legal standards under Texas Law. Such approval may not be granted and, if it were to be granted, it is not known how long such approval would take. Even if the approval were granted additional PUCT approval will be sought for any subsequent change in majority ownership, controlling ownership, or operational control in the membership interests of Oncor Holdings.

Under the Atomic Energy Act, the Debtors require NRC approval for the indirect transfer of the Comanche Peak nuclear operating licenses and any conforming amendments of such licenses to reflect that transfer, deemed to be created by the Chapter 11 Cases. The receipt of the required NRC approval is a condition precedent to the Effective Date.

8.	The EFH Effective Date May Not Occur.

There can be no assurance as to such timing or as to whether the EFH Effective Date will, in fact, occur. If the Plan as it relates to the EFH Debtors and EFIH Debtors does not receive the requisite acceptances or is not confirmed or if it does receive the requisite acceptances and is confirmed but the effective date of the reorganization contemplated therein does not occur, it may become necessary to amend the Plan to provide for alternative treatment of claims and interests which may result in holders of claims and interests receiving significantly less or no value for their claims and interests in the Chapter 11 Cases. If any modifications to the Plan are material, it may be necessary to re-solicit votes from holders of claims and interests adversely affected by the modifications with respect to such Plan.

9.	Distributions to Holders of Unsecured Notes may be Reduced due to the Indenture Trustees’ Right to Fees and Expenses under the Indentures.

As described in Section V. F. 11 of this Disclosure Statement, entitled “Cancelation of Existing Securities and Agreements,” beginning on page 118, notwithstanding Confirmation or Consummation of the Plan, any indenture or agreement that governs the rights of any Holder of a Claim shall continue in effect for purposes of preserving the rights of any Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture, including any rights to priority of payment and/or to exercise charging liens. In addition, under the Indentures, each Indenture Trustee asserts that it has the right to apply its charging lien and deduct any of its unpaid expenses and compensation from any distributions by the Debtors to the applicable Holders before paying any principal or interest to the Holders of the Debtors notes. Since the Petition Date, no Debtor has paid the fees and expenses of any Indenture Trustee for the Debtors’ unsecured notes. It is the position of certain of the Indenture Trustees that if the Indenture Trustees for the Debtors’ unsecured notes exercise their charging-lien right under the Indentures, then the amount deemed distributed to Holders of unsecured notes on account of Allowed Claims asserted by such Indenture Trustees will be reduced. The Debtors disagree with such assertions and reserve all rights with respect to such assertions.

10.	The Bankruptcy Court Might Not Confirm the Plan, if the Bankruptcy Court Finds That Currently Unimpaired Classes Are in fact Impaired Under the Bankruptcy Code.

The Plan currently provides that the treatment of certain Classes renders such claims Unimpaired and that such Classes are not entitled to vote and are conclusively deemed to accept the Plan. Accordingly, the Debtors are not soliciting votes from the creditors of such Classes. If, however, the Bankruptcy Court determines in connection with confirmation of the Plan that the proposed treatment of such Classes in fact impairs one or more of such Classes, then the Plan may not satisfy all requirements for confirmation and, in that case, cannot be confirmed by the Bankruptcy Court. The Debtors disagree with such assertions and reserve all rights with respect to such assertions.

C.	Risks Related to Recoveries Under the Plan.

1.	The Debtors Cannot State With Certainty the Value of Any Recovery Available to Holders of Allowed Claims and Interests.

Certainty with respect to creditor recoveries under the Plan is impossible because of at least three factors. First, the Debtors cannot know with any certainty, at this time, the value of the Debtors and their non-Debtor Affiliates. Second, the Debtors cannot know with any certainty, at this time, the number or amount of Claims and Interests in the Voting Classes that ultimately will be Allowed. Third, the Debtors cannot know with any certainty, at this time, the amount of Claims and Interests senior to the Voting Classes, junior to the Voting Classes, or unclassified Claims that ultimately will be Allowed.

Additionally, if the EFH/EFIH Debtors terminate the Plan Support Agreement in favor of a higher or otherwise better offer, the pursuit of such higher or otherwise better offer could affect distributions to Holders of Allowed Claims against, and Interests in, the EFH Debtors and EFIH Debtors. The EFH/EFIH Debtors do not intend to resolicit votes on an amended version of the Plan that implements the terms of such higher or otherwise better offer unless specifically required to do so under section 1127 of the Bankruptcy Code.

2.	The Debtors May Not Be Able To Achieve Their Projected Financial Results or Meet Their Post-Reorganization Debt Obligations.

The Financial Projections, attached to this Disclosure Statement as Exhibit D represent the Debtors’ management’s best estimate of Oncor Electric’s future financial performance based on currently known facts and assumptions about TCEH’s and Oncor Electric’s future operations, as well as the U.S. and world economy in general and the industry segments in which the Debtors operate in particular. There is no guarantee that the Financial Projections will be realized. The Debtors’ actual financial results may differ significantly from the Financial Projections. To the extent the Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, and may not be able to meet their operational needs. Further, a failure of the Debtors to meet their projected financial results or achieve projected revenues and cash flows could lead to cash flow and working capital constraints, which may require the Debtors to seek additional working capital. The Debtors may not be able to obtain such working capital when it is required, or may only be able to obtain such capital on unreasonable or cost prohibitive terms. For example, the Debtors may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of the Debtors.

3.	Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors.

Holders of Allowed Claims and Allowed Interests should carefully review Section X of this Disclosure Statement, entitled “Certain U.S. Federal Income Tax Consequences of the Plan,” which begins on page 192.

4.	The IRS May Not Issue the Supplemental Rulings.

The Merger is conditioned on the receipt of the Supplemental Rulings. The Debtors anticipate, but cannot guarantee, that the Supplemental Rulings will be provided.

5.	The IRS May Assert that EFH (And Potentially EFIH) Have Significant Tax Liabilities Related to the TCEH Transactions Under Certain Circumstances.

The Private Letter Ruling included a ruling that would, if applicable, result in tax liabilities materially in excess of $4 billion (and potentially more than $6 billion (equal to 35% of the difference between the principal amount of the TCEH debt of approximately $33 billion and approximately $6.5 billion of tax basis, less approximately $8.3 billion of NOLs))55 in the event the Spin-Off Intended Tax Treatment fails. If any of these events were to occur, EFH Corp. would be obligated for such taxes under applicable tax law, and EFIH could also potentially be liable for such liabilities. Although EFH Corp. and EFIH would have claims against Reorganized TCEH under the Tax Matters Agreement under certain circumstances, EFH Corp. (and potentially EFIH, under certain circumstances) would remain liable under applicable tax law if Reorganized TCEH could not, or did not, fulfill its obligations under the Tax Matters Agreement.

The IRS may in the future choose to assert that the Spin-Off did not qualify for the Spin-Off Intended Tax Treatment. The IRS could assert that the Spin-Off Intended Tax Treatment fails, or that gain recognized in connection with the Preferred Stock Sale is measured with respect to TCEH’s outstanding debt rather than the fair value of the transferred assets, because the Private Letter Ruling does not address certain requirements for tax-free treatment under sections 355 and 368(a)(1)(G) of the IRC and does not generally approve the entirety of the TCEH Transactions. Additionally, the IRS could make these assertions if it (i) determines that any of the representations, assumptions, or undertakings that were included in the request for the Private Letter Ruling were false or were violated, or (ii) finds that a requirement of law for which no ruling was obtained was not satisfied. Finally, certain actions taken after the TCEH Transactions could cause the Spin-Off Intended Tax Treatment to fail. Any such resulting tax liability, if asserted and allowed, may be treated as an Administrative Claim against the Debtors, and such liability could be material.

6.	The Tax Matters Agreement Will Contain Certain Restrictions on the Reorganized Debtors’ Ability to Consummate Certain Transactions.

The Tax Matters Agreement includes limitations on certain actions of the Reorganized Debtors to preserve the Spin-Off Intended Tax Treatment, as well as certain indemnification obligations in the event the Reorganization fails to be treated as a tax-free transaction (a) as a result of the breach of any covenants in the Tax Matters Agreement or (b) under “no-fault” circumstances. In the event any indemnification obligations are triggered, the Reorganized Debtors would likely be negatively affected. Additionally, the covenants and other limitations with respect to the Tax Matters Agreement may limit the ability of the Reorganized Debtors to undertake certain transactions that may otherwise be value-maximizing and will govern certain aspects of the Reorganized Debtors’ relationships with respect to tax matters.

D.	Risk Factors Related to the Business Operations of the Debtors, the Reorganized Debtors, and Oncor Electric.

1.	Risk Factors Related to the Business Operations of Oncor Electric.

(a)	Goodwill and/or Other Intangible Assets Not Subject to Amortization are Subject to At Least Annual Impairment Evaluations.

As a result of the Chapter 11 Cases, the Debtors may be required to write off some or all of this goodwill and other intangible assets, which may cause adverse impacts on the Debtors’ results of operations and financial condition. In accordance with accounting standards, goodwill and certain other indefinite-lived intangible assets that are not subject to amortization are reviewed annually or, if certain conditions exist, more frequently, for impairment. Factors such as the economic climate, market conditions, including the market prices for wholesale

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This amount is subject to potential uncertainty because (a) it is unclear whether the amount of gain realized would be based on the face amount of debt or the “adjusted issue price” of the debt; and (b) it does not include accrued but unpaid interest. As disclosed in earlier filings, prior references to $20 billion of taxable gain and $4 billion of tax liability was purely illustrative, and was based, in part, on treating the TCEH junior debt differently than the TCEH first lien debt. The Private Letter Ruling does not draw a distinction between the TCEH debt for this purpose.

electricity and natural gas and market heat rates, and environmental regulation are considered when evaluating these assets for impairment. The actual timing and amounts of any goodwill impairments will depend on many sensitive, interrelated and uncertain variables. As a result of the Chapter 11 Cases, the Debtors may be required to write off some or all of this goodwill and other intangible assets. Any reduction in or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could cause a material impact on the Debtors’ and Oncor Electric’s reported results of operations and financial condition.

(b)	Changes in Technology or Increased Electricity Conservation Efforts May Reduce Oncor Electric’s Electricity Delivery Facilities and May Otherwise Significantly Impact the Debtors’ and Oncor Electric’s Businesses.

Technological advances in demand-side management and increased conservation efforts have resulted, and are expected to continue to result, in a decrease in electricity demand. A significant decrease in electricity demand in ERCOT as a result of such efforts would significantly reduce the value of Oncor Electric’s electricity delivery facilities. Certain regulatory and legislative bodies have introduced or are considering requirements and/or incentives to reduce energy consumption. Effective energy conservation by the Debtors’ customers could result in reduced energy demand or significantly slow the growth in demand. Such reduction in demand could materially reduce Oncor Electric’s revenues, liquidity, and results of operations. Furthermore, Oncor Electric may incur increased capital expenditures if they are required to increase investment in conservation measures.

(c)	Oncor Electric’s Liquidity Needs Could Be Difficult to Satisfy, Particularly During Times of Uncertainty in the Financial Markets and/or During Times When There Are Significant Changes in Commodity Prices; the Inability to Access Liquidity, Particularly on Favorable Terms, Could Materially Affect Oncor Electric’s Results of Operations, Liquidity, and Financial Condition.

Oncor Electric’s businesses are capital intensive. In general, Oncor Electric rely on access to financial markets and credit facilities as a significant source of liquidity for Oncor Electric’s capital requirements and other obligations not satisfied by cash-on-hand or operating cash flows. The inability to raise capital or access credit facilities, particularly on favorable terms, could adversely impact Oncor Electric’s liquidity and Oncor Electric’s ability to meet their obligations or sustain and grow their businesses and could increase capital costs. Oncor Electric’s access to the financial markets and credit facilities could be adversely impacted by various factors, such as:

•	the Chapter 11 Cases;

•	changes in financial markets that reduce available liquidity or the ability to obtain or renew liquidity facilities on acceptable terms;

•	economic weakness in the ERCOT market or the general U.S. market;

•	changes in interest rates;

•	a deterioration, or perceived deterioration, of the Debtors’ or Oncor Electric’s (and/or their subsidiaries’) creditworthiness or enterprise value;

•	a reduction in the Debtors’ or Oncor Electric’s or their applicable subsidiaries’ credit ratings;

•	a deterioration of the creditworthiness or bankruptcy of one or more lenders or counterparties under the Debtors’ or Oncor Electric’s credit facilities that affects the ability of such lender(s) to make loans to the Debtors or Oncor Electric;

•	volatility in commodity prices that increases credit requirements for the TCEH Debtors;

•	a material breakdown in the Debtors’ or Oncor Electric’s risk management procedures; and

•	the occurrence of changes that restrict the Debtors’ or Oncor Electric’s ability to access revolving credit facilities.

In the event that the governmental agencies that regulate the activities of Oncor Electric’s businesses determine that the creditworthiness of any such business is inadequate to support Oncor Electric’s activities, such agencies could require Oncor Electric to provide additional cash or letter of credit collateral in substantial amounts to qualify to do business.

Further, a lack of available liquidity could adversely impact the evaluation of Oncor Electric’s creditworthiness by counterparties and rating agencies.

The Debtors cannot be sure that the DIP Facilities will ultimately be adequate to cover all of the Debtors’ liquidity needs for the entirety of the Chapter 11 Cases. In addition, the Debtors are subject to various covenants and events of default under the EFIH First Lien DIP Facility. If the Debtors fail to comply with these covenants or an event of default occurs under the EFIH First Lien DIP Facility, the Debtors’ liquidity, financial condition or operations may be materially impacted. Similarly, if Oncor Electric fails to comply with any covenants in its debt obligations, Oncor Electric’s liquidity, financial condition or operations may be materially impacted, which could materially impact the value of the EFIH Debtors, EFH Corp., the Reorganized EFIH Debtors or Reorganized EFH.

(d)	Oncor Electric’s Businesses Are Subject to Ongoing Complex Governmental Regulations and Legislation that Have Impacted, and May in the Future Impact, Their Businesses and/or Results of Operations, Liquidity, and Financial Condition.

Oncor Electric’s businesses operate in changing market environments influenced by various state and federal legislative and regulatory initiatives regarding the restructuring of the energy industry, including competition in the generation and sale of electricity. Oncor Electric will need to continually adapt to these changes.

Oncor Electric’s businesses are subject to changes in state and federal laws (including PURA, the Federal Power Act, the Atomic Energy Act, the Public Utility Regulatory Policies Act of 1978, the Clean Air Act (the “CAA”), the Energy Policy Act of 2005 and the Dodd-Frank Wall Street Reform and Consumer Protection Act), changing governmental policy and regulatory actions (including those of the PUCT, the NERC, the TRE, the RCT, the TCEQ, the FERC, the MSHA, the EPA, the NRC and the CFTC) and the rules, guidelines and protocols of ERCOT with respect to matters including, but not limited to, market structure and design, operation of nuclear generation facilities, construction and operation of other generation facilities, construction and operation of transmission facilities, development, operation and reclamation of lignite mines, acquisition, disposal, depreciation, and amortization of regulated assets and facilities, recovery of costs and investments, decommissioning costs, return on invested capital for regulated businesses, market behavior rules, present or prospective wholesale and retail competition and environmental matters. The Debtors, along with other market participants, are subject to electricity pricing constraints and market behavior and other competition-related rules and regulations under PURA that are administered by the PUCT and ERCOT. Changes in, revisions to, or reinterpretations of existing laws and regulations may have a material effect on Oncor Electric’s businesses.

The Texas Legislature meets every two years. The current regular legislative session began in January 2015; however, at any time the governor of Texas may convene a special session of the Texas Legislature. During any regular or special session bills may be introduced that, if adopted, could materially affect Oncor Electric’s businesses, including the Debtors’ and Oncor Electric’s results of operations, liquidity, or financial condition.

(e)	Oncor Electric’s Cost of Compliance with Existing and New Environmental Laws Could Materially Affect Their Results of Operations, Liquidity and Financial Condition.

Oncor Electric are subject to extensive environmental regulation by governmental authorities, including the EPA and the TCEQ. In operating their facilities, they are required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits.

Oncor Electric may incur significant additional costs beyond those currently contemplated to comply with these requirements. If Oncor Electric fail to comply with these requirements, Oncor Electric could be subject to civil or criminal liabilities and fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to Oncor Electric, or their facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, all of which could result in significant additional costs beyond those currently contemplated to comply with existing requirements.

Oncor Electric may not be able to obtain or maintain all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals, if Oncor Electric fail to obtain, maintain or comply with any such approval, or if an approval is retroactively disallowed, the operation of Oncor Electric’s facilities could be stopped, curtailed, or modified or become subject to additional costs.

(f)	The Operation and Maintenance of Delivery Facilities Involves Significant Risks That Could Adversely Affect Oncor Electric’s Results of Operations, Liquidity, and Financial Condition.

The operation and maintenance of electricity generation and delivery facilities involves many risks, including, as applicable, start-up risks, breakdown or failure of facilities, operator error, lack of sufficient capital to maintain the facilities, the dependence on a specific fuel source, the impact of unusual or adverse weather conditions or other natural events, or terrorist attacks, as well as the risk of performance below expected levels of output, efficiency, or reliability, the occurrence of any of which could result in lost revenues and/or increased expenses. A significant number of the Oncor Electric’s facilities were constructed many years ago. In particular, older generating equipment and transmission and distribution equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to keep operating at peak efficiency or reliability. The risk of increased maintenance and capital expenditures arises from (i) damage to facilities due to storms, natural disasters, wars, terrorist or cyber security acts, and other catastrophic events, and (ii) the passage of time and normal wear and tear. Further, Oncor Electric’s ability to successfully and timely complete capital improvements to existing facilities or other capital projects is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, Oncor Electric could be subject to additional costs and/or losses and write downs of Oncor Electric’s investment in the project or improvement.

Oncor Electric cannot be certain of the level of capital expenditures that will be required due to changing environmental and safety laws and regulations (including changes in the interpretation or enforcement thereof), needed facility repairs and unexpected events (such as natural disasters or terrorist or cyber security attacks). The unexpected requirement of large capital expenditures could materially affect Oncor Electric’s results of operations, liquidity, and financial condition.

Insurance, warranties, or performance guarantees may not cover all or any of the lost revenues or increased expenses that could result from the risks discussed above, including the cost of replacement electricity. Likewise, the ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by events outside Oncor Electric’s control.

(g)	Oncor Electric’s Employees, Contractors, Customers and the General Public May Be Exposed to a Risk of Injury Due to the Nature of Oncor Electric’s Operations.

Employees and contractors throughout Oncor Electric’s organization work in, and customers and the general public may be exposed to, potentially dangerous environments near Oncor Electric’s operations. As a result, employees, contractors, customers, and the general public are at risk for serious injury, including loss of life. Significant risks include nuclear accidents, dam failure, gas explosions, mining area collapses, pole strikes, and electric contact cases.

(h)	Oncor Electric’s Results of Operations, Liquidity, and Financial Condition May be Materially Affected by the Effects of Extreme Weather Conditions.

Oncor Electric’s results of operations, liquidity, and financial condition may be materially affected by weather conditions and may fluctuate substantially on a seasonal basis as the weather changes. In addition, Oncor Electric could be subject to the effects of extreme weather. Extreme weather conditions could stress Oncor Electric’s transmission and distribution system, resulting in outages, increased maintenance, and capital expenditures. Extreme weather events, including sustained cold or hot temperatures, hurricanes, storms, or other natural disasters, could be destructive and result in casualty losses that are not ultimately offset by insurance proceeds or in increased capital expenditures or costs, including supply chain costs.

An extreme weather event might affect the availability of generation and transmission capacity, limiting Oncor Electric’s ability to source or deliver electricity where it is needed.

(i)	Attacks on Oncor Electric’s Infrastructure That Breach Cyber/Data Security Measures Could Expose Oncor Electric to Significant Liabilities and Reputation Damage and Disrupt Business Operations, Which Could Have a Material Effect on Oncor Electric’s Results of Operations, Liquidity, and Financial Condition.

Much of Oncor Electric’s information technology infrastructure is connected (directly or indirectly) to the Internet. There have been numerous attacks on government and industry information technology systems through the Internet that have resulted in material operational, reputation and/or financial costs. While Oncor Electric’s have controls in place designed to protect Oncor Electric’s infrastructure and have not had any significant breaches, a breach of cyber/data security measures that impairs Oncor Electric’s information technology infrastructure could disrupt normal business operations and affect Oncor Electric’s ability to control its transmission and distribution assets, access retail customer information and limit communication with third parties. Any loss of confidential or proprietary data through a breach could adversely affect Oncor Electric’s reputation, expose them to material legal/regulatory claims, impair Oncor Electric’s ability to execute on business strategies, and/or materially affect Oncor Electric’s results of operations, liquidity and financial condition.

As part of the continuing development of new and modified reliability standards, the FERC has approved changes to its Critical Infrastructure Protection reliability standards and has established standards for assets identified as “critical cyber assets.” Under the Energy Policy Act of 2005, the FERC can impose penalties (up to $1 million per day, per violation) for failure to comply with mandatory electric reliability standards, including standards to protect the power system against potential disruptions from cyber and physical security breaches.

(j)	Oncor Electric’s Results of Operations and Financial Condition Could Be Negatively Impacted by Any Development or Event Beyond Oncor Electric’s Control that Causes Economic Weakness in the ERCOT Market.

Oncor Electric derives substantially all of its revenues from operations in the ERCOT market, which covers approximately 75% of the geographical area in the State of Texas. As a result, regardless of the state of the economy in areas outside the ERCOT market, economic weakness in the ERCOT market could lead to reduced demand for electricity in the ERCOT market. Such a reduction could have a material negative impact on Oncor Electric’s results of operations, liquidity, and financial condition.

(k)	The Loss of the Services of Oncor Electric’s Key Management and Personnel Could Adversely Affect their Ability to Operate their Businesses.

Oncor Electric’s future success will depend on their ability to continue to attract and retain highly qualified personnel. Oncor Electric compete for such personnel with many other companies, in and outside their industry, government entities and other organizations. Oncor Electric may not be successful in retaining current personnel or in hiring or retaining qualified personnel in the future. Oncor Electric’s failure to attract new personnel or retain existing personnel could have a material effect on their businesses.

2.	Risk Factors Related to the Business Operations of EFH Corp., EFIH, and Oncor Electric.

EFIH is a holding company that conducts its operations principally through Oncor Holdings and Oncor Electric. As such, the risks described below relating to Oncor’s business will apply to EFH Corp. and EFIH and, following the Effective Date, Reorganized EFH and Reorganized EFIH. Given the “ring-fencing” measures that have been implemented by EFH Corp. and Oncor, EFH Corp., and EFIH will have limited ability to mitigate any of the risks related to Oncor’s business operations, which are discussed in detail below.

(a)	The Costs of Providing Postretirement Benefits and Related Funding Requirements Are Subject to Changes in Value of Fund Assets, Benefit Costs, Demographics, and Actuarial Assumptions and May Have a Material Effect on the Debtors’ and Oncor Electric’s Results of Operations, Liquidity, and Financial Condition.

Oncor Electric provides, and to a limited extent, the Debtors provide pension benefits based on either a traditional defined benefit formula or a cash balance formula, and the Debtors and Oncor Electric also provide certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees. The Debtors’ and Oncor Electric’s costs of providing such benefits and related funding requirements are dependent upon numerous factors, assumptions, and estimates and are subject to changes in these factors, assumptions, and estimates, including the market value of the assets funding the pension and OPEB plans. Fluctuations in financial market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

The values of the investments that fund the pension and OPEB plans are subject to changes in financial market conditions. Significant decreases in the values of these investments could increase the expenses of the pension plans and the costs of the OPEB plans and related funding requirements in the future. Oncor Electric’s and the Debtors’ costs of providing such benefits and related funding requirements are also subject to changing employee demographics (including age, compensation levels and years of accredited service), the level of contributions made to retiree plans, expected and actual earnings on plan assets and the discount rates used in determining the projected benefit obligation. Changes made to the provisions of the plans may also impact current and future benefit costs. Fluctuations in financial market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

(b)	A Substantial Percentage of Oncor Electric’s Revenues Come From TCEH and Its Subsidiaries.

Revenues from TCEH represented 25% and 27% of Oncor Electric’s total reported consolidated revenues for the years ended December 31, 2014, and 2013, respectively. The Debtors cannot be certain that the TCEH Debtors will successfully emerge from bankruptcy or, if they do so, have a comparable financial condition and produce comparable results of operations as they have in the past. Any such changes may have an adverse effect on Oncor Electric’s revenues which may, in turn, have an adverse effect on Reorganized EFH or the Reorganized EFIH Debtors.

(c)	Oncor Electric’s Capital Deployment Program May Not Be Executed as Planned, Which Could Adversely Impact Oncor Electric’s Financial Condition and Results of Operations.

There can be no guarantee that the execution of Oncor Electric’s capital deployment program for its electricity delivery facilities will be successful, and there can be no assurance that the capital investments Oncor Electric intends to make in connection with its electricity delivery business will produce the desired reductions in cost and improvements to service and reliability.

(d)	Market Volatility May Impact Oncor Electric’s Business and Financial Condition in Ways That Oncor Electric Currently Cannot Predict.

Because Oncor Electric’s operations are capital intensive, Oncor Electric expects to rely over the long-term upon access to financial markets as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows, or Oncor Electric’s revolving credit facility. Considering Oncor Electric’s construction plans to service Oncor Electric’s growing customer base and ERCOT needs, it is likely Oncor Electric will incur additional debt. In addition, Oncor Electric may incur additional debt in connection with other investments in infrastructure or technology, such as smart grid systems. Oncor Electric’s ability to access the capital or credit markets may be severely restricted at a time when Oncor Electric would like, or need, to access those markets, which could have an impact on Oncor Electric’s flexibility to react to changing economic and business conditions. In addition, the cost of debt financing may be materially and adversely impacted by these market conditions. Even if Oncor Electric is able to obtain debt financing, Oncor Electric may be unable to recover in rates some or all of the costs of such debt financing if they exceed Oncor Electric’s PUCT-approved cost of debt determined in Oncor Electric’s most recent rate review or subsequent rate reviews. Accordingly, there can be no assurance that the capital and credit markets will continue to be a reliable or acceptable source of short-term or long-term financing for Oncor Electric. Additionally, disruptions in the capital and credit markets could have a broader impact on the economy in general in ways that could lead to reduced electricity usage, which could have a negative impact on Oncor Electric’s revenues, or have an impact on Oncor Electric’s customers, counterparties, and/or lenders, causing them to fail to meet their obligations to Oncor Electric.

(e)	Adverse Actions with Respect to Oncor Electric’s Credit Ratings Could Negatively Affect Oncor Electric’s Ability to Access Capital.

Oncor Electric’s access to capital markets and its cost of debt are directly affected by its credit ratings. Any adverse action with respect to Oncor Electric’s credit ratings could generally cause borrowing costs to increase and the potential pool of investors and funding sources to decrease. Oncor Electric’s credit ratings are currently substantially higher than those of the Debtors. If credit rating agencies were to change their views on Oncor Electric’s independence of the Debtors, Oncor Electric’s credit ratings would likely decline. Despite the ring-fencing measures, rating agencies have in the past, and could in the future, take an adverse action with respect to Oncor Electric’s credit ratings in response to actions taken by the Debtors in connection with the Chapter 11 Cases. In the event any such adverse action takes place and causes Oncor Electric’s borrowing costs to increase, Oncor Electric may not be able to recover such increased costs if they exceed the PUCT-approved cost of debt determined in its most recent rate review or subsequent rate reviews.

Most of Oncor Electric’s suppliers and counterparties require an expected level of creditworthiness in order for them to enter into transactions with Oncor Electric. If Oncor Electric’s credit ratings decline, the costs to operate Oncor Electric’s business would likely increase because counterparties could require the posting of collateral in the form of cash-related instruments, or counterparties could decline to do business with Oncor Electric.

(f)	The Rates of Oncor Electric’s Electricity Delivery Business Are Subject to Regulatory Review, and May Be Reduced Below Current Levels, Which Could Adversely Impact Oncor Electric’s Results of Operations, Liquidity, and Financial Condition.

The rates charged by Oncor Electric are regulated by the PUCT and certain cities and are subject to cost-of-service regulation and annual earnings oversight. This regulatory treatment does not provide any assurance as to achievement of earnings levels. Oncor Electric’s rates are regulated based on an analysis of Oncor Electric’s costs and capital structure, as reviewed and approved in a regulatory proceeding. While rate regulation is premised on the full recovery of prudently incurred costs and a reasonable rate of return on invested capital, there can be no assurance that the PUCT will judge all of Oncor Electric’s costs to have been prudently incurred, that the PUCT will not reduce the amount of invested capital included in the capital structure that Oncor Electric’s rates are based upon, or that the regulatory process in which rates are determined will always result in rates that will produce full recovery of Oncor Electric’s costs, including regulatory assets reported on Oncor Electric’s balance sheet, and the return on invested capital allowed by the PUCT.

(g)	Disruptions at Electricity Generation Facilities Owned by Third Parties Could Interrupt Oncor Electric’s Sales of Transmission and Distribution Services.

The electricity Oncor Electric transmits and distributes to customers of REPs is obtained by the REPs from electricity generation facilities. Oncor Electric does not own or operate any generation facilities. If generation is disrupted or if generation capacity is inadequate, Oncor Electric’s sales of transmission and distribution services may be diminished or interrupted, and Oncor Electric’s results of operations, financial condition, and cash flows may be adversely affected.

(h)	Oncor Electric’s Revenues and Results of Operations are Seasonal.

Oncor Electric’s revenues are subject to seasonality, weather conditions and other electricity usage drivers, with revenues being highest in the summer.

(i)	Oncor Electric is Dependent Upon a Limited Number of Suppliers and Service Providers for Certain of the Operations; If Any of These Suppliers or Service Providers Failed or Became Unable to Perform on Their Agreements With Oncor Electric, it Could Disrupt Oncor Electric’s Business and Have an Adverse Effect on Oncor Electric’s Cash Flows, Financial Condition and Results of Operations.

Oncor Electric relies on suppliers and service providers to provide Oncor Electric with certain specialized materials and services, including materials and services for power line maintenance, repair, and construction, the AMS, information technology, and customer operations. The financial condition of Oncor Electric’s suppliers and service providers may be adversely affected by general economic conditions, such as credit risk and the turbulent macroeconomic environment in recent years. Because many of the tasks of these suppliers and service providers require specialized electric industry knowledge and equipment, if any of these parties fail to perform, go out of business or otherwise become unable to perform, Oncor Electric may not be able to transition to substitute suppliers or service providers in a timely manner. This could delay Oncor Electric’s construction and improvement projects, increase Oncor Electric’s costs and disrupt Oncor Electric’s operations, which could negatively impact their business and reputation. In addition, Oncor Electric could be subject to fines or penalties in the event a delay resulted in a violation of a PUCT or other regulatory order.

(j)	Risks Related to the Oncor Electric Ring-Fencing.

(i)	EFH Corp. and EFIH Have a Very Limited Ability to Control Activities at Oncor Electric Due to Structural and Operational “Ring-Fencing” Measures.

EFH Corp. and EFIH depend upon Oncor Electric for a significant amount of their cash flows and rely on such cash flows in order to satisfy their obligations. However, EFH Corp. and EFIH have a very limited ability to control the activities of Oncor Electric. As part of the ring-fencing measures implemented by EFH Corp. and Oncor Electric, including certain measures required by the PUCT’s Order on Rehearing in Docket No. 34077, a majority of the members of Oncor Electric’s board of directors are required to meet the New York Stock Exchange requirements for independence in all material respects, and the unanimous, or majority, consent of such directors is required for Oncor Electric to take certain actions. In addition, any new independent directors are required to be appointed by the nominating committee of Oncor Holdings’ board of directors, a majority of whose members are independent directors. No member of EFH Corp.’s or EFIH’s management is a member of Oncor Electric’s board of directors. Under Oncor Holdings’ and Oncor Electric’s organizational documents, EFH Corp. has limited indirect consent rights with respect to the activities of Oncor Electric, including (i) new issuances of equity securities by Oncor Electric, (ii) material transactions with third parties involving Oncor Electric outside of the ordinary course of business, (iii) actions that cause Oncor Electric’s assets to be subject to an increased level of jurisdiction of the FERC, (iv) any changes to the state of formation of Oncor Electric, (v) material changes to accounting methods not required by US GAAP, and (vi) actions that fail to enforce certain tax sharing obligations between Oncor Electric and EFH Corp. In addition, Oncor Electric’s organizational agreements contain restrictions on Oncor Electric’s ability to make distributions to its members, including indirectly to EFH Corp. or EFIH.

Additionally, the restrictive measures required by the PUCT’s Order on Rehearing in Docket No. 34077, include, among other things:

•	Oncor Electric not being restricted from incurring its own debt;

•	Oncor Electric not guaranteeing or pledging any of its assets to secure the debt of any member of EFH; and

•	restrictions on distributions by Oncor Electric, and the right of the independent members of Oncor Electric’s board of directors and the largest non-majority member of Oncor Electric to block the payment of distributions to Oncor Holdings (i.e., such distributions not being available to EFH Corp. under certain circumstances).

The Debtors currently expect such “ring-fencing” measures to remain in place following the Debtors’ emergence from bankruptcy. Thus, consistent with EFH Corp.’s and EFIH’s current limited ability to control the activities of Oncor Electric, Reorganized EFH will have a very limited ability to control the activities of Oncor Electric after emergence.

(ii)	Oncor Electric May or May Not Make Any Distributions to EFH Corp. or EFIH or Reorganized EFH After Emergence.

EFH Corp. and Oncor Electric have implemented certain structural and operational ring-fencing measures, and as part of the ring-fencing measures, a majority of the members of the board of directors of Oncor Electric are required to be, and are, independent from EFH Corp. and EFIH. Any new independent directors of Oncor Electric are required to be appointed by the nominating committee of Oncor Holdings, which is required to be, and is, comprised of a majority of directors that are independent from EFH Corp. and EFIH. The organizational documents of Oncor Electric give these independent directors, acting by majority vote, and, during certain periods, any director designated by Texas Transmission, the express right to prevent distributions from Oncor Electric if they determine that it is in the best interests of Oncor Electric to retain such amounts to meet expected future requirements. The Debtors currently expect such “ring-fencing” measures to remain in place following the Debtors’ emergence from bankruptcy. Accordingly, there can be no assurance that Oncor Electric will make any distributions to EFH Corp. or EFIH or Reorganized EFH after emergence.

In addition, Oncor Electric’s organizational documents prohibit Oncor Electric from making any distribution to its owners, including EFH Corp. and EFIH or Reorganized EFH after emergence, so long as and to the extent that such distribution would cause Oncor Electric’s regulatory capital structure to exceed the debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity. Under the terms of a Federal and State Income Tax Allocation Agreement, Oncor Electric makes tax payments to EFH Corp. (bypassing EFIH) based on its share of an amount calculated to approximate the amount of taxes Oncor Electric would have paid to the IRS if it was a stand-alone taxpayer.

Moreover, Oncor Electric has incurred debt in connection with CREZ and may incur additional debt in connection with other investments in infrastructure or technology. Accordingly, while Oncor Electric is required to maintain a specified debt-to-equity ratio, there can be no assurance that Oncor Electric’s equity balance will be sufficient to maintain the required debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, thereby restricting Oncor Electric from making any distributions to EFH Corp. or EFIH or Reorganized EFH after emergence.

(k)	Risks Related to Holding Company Structure.

(i)	EFH Corp., EFIH, EFCH, TCEH are, and Reorganized EFH and Reorganized TCEH (Each Such Entity, a “Holding Company”) Will Be, a Holding Company and Their Obligations Are, Or Will Be, Structurally Subordinated to Existing and Future Liabilities and Preferred Stock of Their Subsidiaries.

Each Holding Company’s cash flows and ability to meet its obligations are (or will be) largely dependent upon the earnings of its subsidiaries and the payment of such earnings to such Holding Company in the form of dividends, distributions, loans or otherwise, and repayment of loans or advances from such Holding Company. These subsidiaries are (or will be) separate and distinct legal entities and have (or will have) no obligation (other than any existing contractual obligations, which may be suspended or altered in the Chapter 11 Cases) to provide such Holding Company with funds for its payment obligations. Any decision by a subsidiary to provide its’ parent Holding Company with funds for its payment obligations, whether by dividends, distributions, loans or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in its existing and future debt agreements, applicable law and the Chapter 11 Cases. Further, the distributions that may be paid by Oncor Electric are limited as discussed above.

Because each Holding Company is a holding company, its obligations to its creditors are (or will be) structurally subordinated to all existing and future liabilities and existing and future preferred stock of its subsidiaries that do not guarantee such obligations. Therefore, with respect to subsidiaries which don’t guarantee its parent Holding Company’s obligations, such Holding Company’s rights and the rights of its creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors and holders of such subsidiary’s preferred stock. To the extent that a Holding Company may be a creditor with recognized claims against any of its subsidiaries, such Holding Company’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by such Holding Company.

E.	Miscellaneous Risk Factors and Disclaimers.

1.	The Financial Information is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit was Performed.

In preparing this Disclosure Statement, the Debtors utilized financial information derived from their books and records at the time of such preparation. Such derivation nevertheless includes certain contingencies and estimates and assumptions about future events that affect the reporting of assets and liabilities and amounts of revenue and expense, including fair value measurements, each of which, by its forward-looking nature, involves uncertainties. Although the Debtors have used their reasonable business judgment to assure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects their financial condition, the Debtors are unable to warrant or represent that the financial information contained in this Disclosure Statement (or any information in any of the Exhibits to the Disclosure Statement) is without inaccuracies or inconsistencies.

2.	No Legal or Tax Advice is Provided By This Disclosure Statement.

This Disclosure Statement is not legal advice to any person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader is urged to consult its own legal counsel, accountant and tax advisor with regard to any legal, tax, and other matters concerning its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan or whether to object to Confirmation.

3.	No Admissions Made.

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any person or Entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims and Allowed Interests, or any other parties in interest.

4.	Failure To Identify Litigation Claims or Projected Objections.

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement. The Debtors may seek to investigate, file, and prosecute Claims and may object to Claims after Confirmation and Consummation of the Plan, irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

5.	Information Was Provided by the Debtors and was Relied Upon by the Debtors’ Advisors.

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement and the Exhibits to the Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement or the information in the Exhibits to the Disclosure Statement.

6.	No Representations Outside This Disclosure Statement are Authorized.

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by Holders in arriving at their decisions as to whether to accept or reject the Plan. Holders should promptly report unauthorized representations or inducements to counsel to the Debtors and the Office of the U.S. Trustee for the District of Delaware.

FORWARD-LOOKING STATEMENTS

This Disclosure Statement, including the information incorporated into this Disclosure Statement by reference, contains “forward-looking statements.” All statements, other than statements of historical facts, that are included in or incorporated by reference into this Disclosure Statement that address activities, events, or developments that the Debtors expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development, or operation of facilities, market and industry developments and the growth of the Debtors’ businesses and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “could,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although the Debtors believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” contained elsewhere in this Disclosure Schedule and in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the EFH Public Filings, which are incorporated into this Disclosure Statement by reference, and the following important factors, among others, that could cause the Debtors’ actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to receive Bankruptcy Court approval and the required creditors’ votes for the approval of the Plan or any other plan filed by the Debtors, particularly prior to the expiration of the exclusivity period, and the Debtors ability to consummate the Plan or any such other plan;

•	the outcome of the court-supervised bid process with respect the restructuring of EFH Corp. and EFIH;

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and such approvals not being overturned on appeal or being stayed for any extended period of time;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies the Debtors employ to address their liquidity and capital resources;

•	the terms and conditions of any reorganization plan that is ultimately approved by the Bankruptcy Court;

•	the extent to which the Chapter 11 Cases cause customers, suppliers, and others with whom the Debtors have commercial relationships to lose confidence in them, which may make it more difficult for the Debtors to obtain and maintain such commercial relationships on competitive terms;

•	difficulties the Debtors may face in retaining and motivating their key employees through the bankruptcy process, and difficulties they may face in attracting new employees;

•	the significant time and effort required to be spent by the Debtors’ senior management in dealing with the bankruptcy and restructuring activities rather than focusing exclusively on business operations;

•	the Debtors’ ability to remain in compliance with the requirements of the DIP Facilities;

•	the Debtors’ ability to maintain or obtain sufficient financing sources for their operations during the pendency of the Chapter 11 Cases and their ability to obtain sufficient exit financing to fund the Plan or any other plan of reorganization;

•	limitations on the Debtors’ ability to utilize previously incurred federal net operating losses or alternative minimum tax credits;

•	the actions and decisions of creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases that may be inconsistent with, or interfere with, the Debtors’ business and/or plans;

•	the duration of the Chapter 11 Cases;

•	the actions and decisions of regulatory authorities relative to any reorganization plan;

•	the outcome of any current or future litigation regarding whether note holders are entitled to makewhole or redemption premiums, and/or postpetition interest in connection with the treatment of their claims in bankruptcy;

•	the outcome of any current or future litigation regarding intercompany claims and derivative claims;

•	restrictions on the Debtors’ operations due to the terms of their debt agreements, including the DIP Facilities, and restrictions imposed by the Bankruptcy Court in the Chapter 11 Cases;

•	the Debtors’ ability to satisfy any of the conditions to the Restructuring Transactions;

•	prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the Congress of the United States of America, the FERC, the NERC, the TRE, the PUCT, ERCOT, the RCT, the NRC, the EPA, the TCEQ, the US Mine Safety and Health Administration and the CFTC, with respect to, among other things:

•	allowed prices;

•	allowed rates of return;

•	permitted capital structure;

•	industry, market, and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil fueled generation facilities;

•	operations of mines;

•	self-bonding requirements;

•	acquisitions and disposals of assets and facilities;

•	development, construction, and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale, and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws, and policies, including the CSAPR, MATS, and greenhouse gas and other climate change initiatives; and

•	clearing over-the-counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	weather conditions, including drought and limitations on access to water, and other natural phenomena, acts of sabotage, wars, or terrorist or cyber security threats or activities;

•	economic conditions, including the impact of an economic downturn;

•	the Debtors’ ability to collect trade receivables from counterparties;

•	the Debtors’ ability to attract and retain profitable customers;

•	the Debtors’ ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, fuel oil, and other refined products;

•	changes in the ability of vendors to provide or deliver commodities as needed;

•	changes in market heat rates in the ERCOT electricity market;

•	the Debtors’ ability to effectively hedge against unfavorable commodity prices, including the price of natural gas, market heat rates and interest rates;

•	population growth or decline, or changes in market supply and/or demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans, or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	changes in interest rates, commodity prices, rates of inflation, or foreign exchange rates;

•	changes in operating expenses, liquidity needs, and capital expenditures;

•	inability of various counterparties to meet their financial obligations to the Debtors and/or their subsidiaries, including failure of counterparties to perform under agreements;

•	general industry trends;

•	hazards customary to the industry and the possibility that the Debtors and/or their subsidiaries may not have adequate insurance to cover losses resulting from such hazards;

•	changes in technology (including large scale electricity storage) used by and services offered by the Debtors and/or their subsidiaries;

•	changes in electricity transmission that allow additional electricity generation to compete with the Debtors’ generation assets;

•	significant changes in relationships with the Debtors’ and/or their subsidiaries’ employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and other postretirement employee benefits, and future funding requirements related thereto, including joint and several liability exposure under ERISA;

•	changes in assumption used to estimate future executive compensation payments;

•	significant changes in critical accounting policies material to the Debtors and/or their subsidiaries;

•	commercial bank market and capital market conditions and the potential impact of disruptions in U.S. and international credit markets;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts by the Debtors and/or their subsidiaries and affiliates, including availability of funds in the capital markets;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	circumstances which may contribute to impairment of goodwill, intangible, or other long-lived assets;

•	financial restrictions imposed by the agreements governing Oncor Electric’s and the Debtors’ debt instruments;

•	the Debtors’ or their subsidiaries’ ability to generate sufficient cash flow to make interest payments on their debt instruments;

•	the Oncor Subsidiaries’ ability to satisfy their obligations under the Oncor TSA;

•	the Oncor Subsidiaries’ decision to make any distributions to EFIH;

•	actions by credit rating agencies;

•	changes in law or regulation applicable to market participants in the ERCOT market; and

•	ability to effectively execute the Debtors’ operational strategy.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, the Debtors undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for the Debtors to predict all of them; nor can the Debtors assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

IX.     Important Securities Laws Disclosures

The Plan provides for the offer, issuance, sale or distribution of the Reorganized EFH Common Stock and the NextEra Common Stock. The EFH Debtors and EFIH Debtors believe that each of the Reorganized EFH Common Stock and the NextEra Common Stock are or may be “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

The Debtors believe that the offer, issuance, sale, or distribution of Reorganized EFH Common Stock to Holders of Claims and Interests Against the EFH Debtors and EFIH Debtors, as set forth herein, may be made without registration under the Securities Act in reliance upon the exemption set forth in section 1145(a)(1) of the Bankruptcy Code.

The Debtors believe that the NextEra Common Stock issued in exchange for Reorganized EFH Common Stock in the Merger Agreement without registration under the Securities Act may be made in reliance upon the exemption set forth in Section 1145(a)(1) of the Bankruptcy Code for the offer or sale under a chapter 11 plan of a security of a successor to the debtor if such securities are offered or sold in exchange for a claim against, or an interest in, such debtor. The Debtors, with the support of the Plan Sponsor, will seek to obtain a ruling from the Bankruptcy Court in the EFH Confirmation Order that the Section 1145(a)(1) exemption applies to the Reorganized EFH Common Stock and NextEra Common Stock.

A.	Section 1145 of the Bankruptcy Code

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state securities laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claim or interest and partly for cash or property. Section 1145(a)(2) of the Bankruptcy Code generally exempts from registration under the Securities Act the offer of a security through any warrant, option, right to subscribe, or conversion privilege that was sold in the manner specified in section 1145(a)(1), or the sale of a security upon the exercise of such a warrant, option, right, or privilege. In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a) of the Bankruptcy Code are deemed to be made in a public offering. Accordingly, the securities issued pursuant to the section 1145 exemption may generally be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(a)(1) thereof, unless the holder is an “underwriter” with respect to such securities, as such term is defined in section 1145(b)(1) of the Bankruptcy Code. In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who, subject to certain exceptions, (1) purchases a claim or interest in the debtor with a view to distribution of any security to be received in exchange for such claim, (2) offers to sell securities offered or sold under the plan for the holders of such securities, (3) offers to buy securities issued under the plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities, and if such offer is under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (4) is an “issuer,” as used in section 2(a)(11) of the Securities Act, with respect to such securities. The term “issuer,” as used in section 2(a)(11) of the Securities Act, includes any person directly or indirectly controlling or controlled by, an issuer of securities, or any person under direct or indirect common control with such issuer.

To the extent that persons deemed to be “underwriters” under section 1145 of the Bankruptcy Code receive 1145 Securities, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Generally, rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include that current public information with respect to the issuer be available at the time of sale, limitations as to the amount of securities that may be sold, and manner of sale and notice requirements.

You should confer with your own legal advisors to help determine whether or not you are an “underwriter.”

B.	Subsequent Transfers of Securities Not Covered by the Section 1145(a) Exemption.

Securities that are neither issued pursuant to section 1145(a)(1) or section 1145(a)(2) of the Bankruptcy Code nor pursuant to an effective registration statement under the Securities Act will be deemed “restricted securities” and may not be sold, exchanged, assigned, or otherwise transferred unless they are registered, or an exemption from registration applies, under the Securities Act. Rule 144 of the Securities Act permits the public resale of restricted securities if certain conditions are met, and these conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer, as defined in Rule 144. A non-affiliate who has not been an affiliate of the issuer during the preceding 90 days may resell restricted securities after a six-month holding period unless certain current public information regarding the issuer is not available at the time of sale, in which case the non-affiliate may resell after a one-year holding period. An affiliate may resell restricted securities after a six-month holding period but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale and notice requirements of Rule 144.

PERSONS WHO RECEIVE SECURITIES UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN LEGAL ADVISOR WITH RESPECT TO THE RESTRICTIONS APPLICABLE UNDER THE FEDERAL OR STATE SECURITIES LAWS AND THE CIRCUMSTANCES UNDER WHICH SECURITIES MAY BE SOLD IN RELIANCE ON SUCH LAWS.

THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. WE MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES OR THE BANKRUPTCY MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, WE ENCOURAGE EACH HOLDER AND PARTY-IN-INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A SECURITY IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE FEDERAL OR STATE SECURITIES LAWS OR WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, WE MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES ISSUED UNDER THE PLAN.

X.     Certain U.S. Federal Income Tax Consequences of the Plan

A.	Introduction.

The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors and to certain U.S. Holders (as defined below) of Claims against the Debtors that compose Classes entitled to vote on the Plan. The following summary does not address the U.S. federal income tax consequences to Holders of Claims not entitled to vote to accept or reject the Plan. This summary is based on the IRC, the U.S. Treasury Regulations promulgated thereunder, judicial authorities, published administrative positions of the IRS and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

For purposes of this discussion, a “U.S. Holder” is a holder that is: (1) an individual citizen or resident of the U.S. for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the U.S. is able to exercise primary jurisdiction over the trust’s administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. For purposes of this discussion, a “Non-U.S. Holder” is any holder that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes). This summary does not discuss the U.S. federal income tax consequences of the Plan to Non-U.S. Holders of Claims against or Interests in the Debtors.56

The Plan provides for an issuance of Reorganized EFH Common Stock to certain Holders of Claims against EFH Corp. and EFIH, which is intended to be a “recapitalization” within the meaning of section 368(a)(1)(E) of the IRC, followed by the Merger, which is intended to be treated as a reorganization under section 368(a)(1)(A) or 368(a)(1)(G) of the IRC.

Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. The Debtors have obtained the Private Letter Ruling with respect to some, but not all, of the U.S. federal income tax consequences of the TCEH Plan, and will seek the Supplemental Ruling with respect to the effect (if any) of the Merger on certain of the rulings included in the Private Letter Ruling. The following summary assumes that the intended tax treatment of the Plan is respected for U.S. federal income tax purposes. Although the Private Letter Ruling and the Supplemental Rulings (if obtained), will bind the IRS with respect to the rulings therein and to the extent the representations made by the Debtors in connection therewith are true, the IRS could attempt to assert that matters not ruled upon, or inaccurate representations, alter the tax consequences of the restructuring transactions consummated under the Plan. Moreover, this summary is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain Holders in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, non-U.S. Holders, Persons who are related to the Debtors within the meaning of the IRC, persons using a mark-to-market method of accounting, Holders of Claims who are themselves in bankruptcy, regulated investment companies and those holding, or who will hold, Claims as part of a hedge, straddle, conversion, or other integrated transaction). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed. Additionally, the net investment income tax imposed by section 1411 of the IRC is also not addressed. Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds such a Claim as a “capital asset” (within the meaning of section 1221 of the IRC). This summary also assumes that the various debt and other arrangements to which the Debtors and Reorganized Debtors are a party will be respected for federal income tax purposes in accordance with their form.

[56]	Any references in this summary to consequences to “Holders” are references to consequences to “U.S. Holders.”

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder, the tax treatment of a partner (or other owner) generally will depend upon the status of the partner (or other owner) and the activities of the entity and the partner (or other owner). Partners (or other owners) of partnerships (or other pass through entities) that are Holders are urged to consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors.

For U.S. federal income tax purposes, the Debtors (and certain non-Debtor affiliates) are members of an affiliated group of corporations (or entities disregarded for federal income tax purposes that are wholly owned by members of such group), of which EFH Corp. is the common parent (the “EFH Group”).57

TCEH is currently a wholly-owned subsidiary of EFCH, and EFCH is a wholly-owned subsidiary of EFH Corp. For federal income tax purposes, EFCH, TCEH, and the substantial majority of TCEH’s direct and indirect subsidiaries are entities that are disregarded from their regarded owner, EFH Corp., for federal income tax purposes. Similarly, EFIH is a wholly-owned subsidiary of EFH Corp. and is classified as a disregarded entity for federal income tax purposes. As a consequence, EFH Corp. is treated as holding, for federal income tax purposes, all the assets and liabilities of EFIH, EFCH, TCEH, and TCEH’s subsidiaries that are also disregarded entities. Oncor is a partnership for federal income tax purposes; as a result, EFH Corp.’s tax results reflect its pro rata share of the results of Oncor and other items related to EFH Corp.’s indirect ownership of approximately 80% of the equity in Oncor (including income and gain recognized under section 704(c) of the IRC).

The Debtors currently project that, as of December 31, 2016 (and assuming, for illustrative purposes only, that the EFH and TCEH Effective Dates occur on December 31, 2016), the EFH Group will have approximately $8.3 billion of NOLs.58 Under current projections, approximately $5.5 billion—$6 billion of such NOLs are expected to be utilized in connection with the Preferred Stock Sale. An additional portion of these NOLs are expected to be subject to attribute reduction rules under section 108 of the IRC. Remaining NOLs will be subject to section 382 of the IRC (as discussed below).

1.	TCEH Reorganization. The Spin-Off has been consummated as of the date hereof.

2.	The Merger.

On the EFH Effective Date, EFH Corp. will merge with and into a disregarded subsidiary of Parent. For U.S. federal income tax purposes, the Merger should be treated as a reorganization under section 368(a)(1)(A) or (G) of the IRC. EFH Corp. should not recognize gain or loss as a result of the Merger. The Merger should end the taxable year of Reorganized EFH Corp., and Reorganized EFH Corp. should cease to exist for U.S. federal income tax purposes.

[57]	Additionally, a single Debtor entity, EFH CG Holdings Company LP, is a regarded partnership for federal income tax purposes. Approximately 19.5% of this entity is owned by non-Debtor Oncor Electric Delivery Company LLC; the remaining interests are owned by various Debtor entities. The Debtors expect to unwind EFH CG Holdings Company LP on or prior to the Effective Date.
[58]

A significant portion of these projected NOLs will not exist until the TCEH Effective Date. A portion of these projected NOLs are attributable to deferred OID deductions in respect of certain of the Claims under the TCEH First Lien Credit Agreement, and the ability to claim such deductions will depend, in part, on the form of consideration received by the Holders of such Claims.

3.	Cancelation of Debt and Reduction of Tax Attributes.

In general, absent an exception, a debtor will realize and recognize COD Income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The most significant of these exceptions with respect to the Debtors is that taxpayers under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code, where the discharge of debt occurs pursuant to that proceeding, are not required to recognize such COD Income. In that case, however, the taxpayer must reduce its tax attributes, such as its NOLs, general business credits, capital loss carryforwards, and tax basis in assets, by the amount of the COD Income avoided. Generally, the reduction in the tax basis of assets cannot exceed the excess of the total basis of the debtor’s property held immediately after the debt discharge over the total liabilities of the debtor immediately after the discharge (the “Liability Floor Rule”). Any attribute reduction will be applied as of the first day following the taxable year in which COD Income is recognized.

The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied or canceled, over (b) the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness of the taxpayer issued and (iii) the fair market value of any other consideration. Because the Plan provides that Holders of certain Allowed Claims will receive their pro rata share of new debt instruments or equity interests rather than cash, the amount of COD Income will depend on the fair market value of the consideration (or the issue price of indebtedness) exchanged therefor. The fair market value of such consideration cannot be known with certainty until after the Effective Date. Accordingly, the amount of COD Income the Debtors may incur is uncertain.

In the Private Letter Ruling, the IRS ruled that the cancellation of the TCEH Debtors’ indebtedness will not be characterized as COD Income, but will instead be treated as an amount realized in connection with the transfer of property to the TCEH creditors and, as a result, section 108 will be inapplicable. Because of these rulings, the cancellation of the TCEH Debtors’ indebtedness should not result in a reduction of the EFH Group’s NOLs and other tax attributes under Section 108. Accordingly, NOLs of the EFH Group that are not utilized in the Spin-Off Preferred Stock Sale should be available to EFH and, after accounting for COD Income with respect to Claims against EFH Corp. and EFIH, to Reorganized EFH (and Parent following the Merger).59 Such EFH Group NOLs will be subject to the limitations on the utilization of tax attributes under sections 382 and 383 of the IRC, as described below.

4.	Potential Limitation on Utilization of Tax Attributes

Following the EFH Effective Date, the Debtors anticipate that any remaining NOLs and certain other tax attributes, potentially including depreciation deductions (collectively, the “Pre-Change Losses”) may be subject to limitation or elimination under sections 382 and 383 of the IRC (to the extent such Pre-Change Losses are not eliminated pursuant to section 108 of the IRC) as a result of an “ownership change” of Reorganized EFH.

Under sections 382 and 383 of the IRC, if a corporation undergoes an “ownership change,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. The rules of section 382 and 383 of the IRC are complicated, but as a general matter, the Debtors anticipate that the transactions contemplated by the Plan will result in an ownership change with respect to EFH Corp. As a result, the Debtors currently anticipate that the Reorganized Debtors’ use of their Pre-Change Losses will be subject to limitation.60

[59]	The Debtors do not believe that the Private Letter Ruling’s conclusion that cancellation of Claims against the TCEH Debtors gives rise to gain under section 1001 of the IRC applies to the cancellation of Claims against EFIH because EFIH’s assets are not being disposed of under the Plan. Moreover, the law is clear that the cancellation of Claims against EFH Corp. will not give rise to gain under section 1001 of the IRC.
[60]	There is a bankruptcy-related exception to these rules under Section 82(l)(5) of the IRC if certain requirements can be satisfied. If Section 382(l)(5) applies, and a subsequent ownership change occurs within two years, the annual limitation is zero. Corporations can elect not to apply Section 382(l)(5); the Debtors currently anticipate that they will elect not to apply Section 382(l)(5) even if Section 382(l)(5) could potentially apply. Moreover, the Debtors do not believe Section 382(l)(5) is applicable to the Merger.

For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation.

(a)	Calculation of Section 382 Annual Limitation.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the “ownership change” occurs).61 The section 382 limitation may be increased to the extent that the Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change, or are treated as recognizing built-in gains (“RBIG”) pursuant to the safe harbors provided in IRS Notice 2003-65. Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.

Under section 382(l)(6) of the IRC, if certain conditions are satisfied, the annual limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change.

(b)	Application of Limitation to Reorganized EFH

As noted above, in light of the rulings received in the Private Letter Ruling, to the extent the EFH Group’s NOLs are not utilized in connection with the Spin-Off Preferred Stock Sale or reduced as a result of the cancellation of Claims against EFIH and EFH Corp., Reorganized EFH (or a successor thereto) should be able to continue to utilize such NOLs. Reorganized EFH’s ability to utilize such NOLs would be subject to the annual limitation under section 382 of the IRC. However, Reorganized EFH may be deemed to have both “net unrealized built-in gain” and RBIG under IRS Notice 2003-65, which could increase the annual limitation applicable to surviving NOLs.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors.

As discussed below, the tax consequences of the Plan to Holders of Allowed Claims will depend on a variety of factors.

As an initial matter, whether the Plan is fully or partially taxable to Holders of Allowed Claims will depend on whether the Claims being surrendered, and the non-cash consideration in exchange for such Claims, constitute stock or “securities” of the Debtors, for U.S. federal income tax purposes. Whether a Claim that is surrendered and non-cash received pursuant to the Plan constitute “securities” is determined based on all the facts and circumstances. Most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of 10 years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into equity of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued. The Private Letter Ruling may address whether certain Claims surrendered pursuant to the Plan constitute “securities.”

[61]	The applicable rates were 1.82% for August 2016, 2.08% for July 2016, and 2.15% for June 2016, meaning the 2.15% June rate would apply to an ownership change occurring in August.

The character of any recognized gain as capital gain or ordinary income will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands (including whether the Claim constitutes a capital asset), whether the Claim was purchased at a discount, whether and to what extent the U.S. Holder has previously claimed a bad debt deduction with respect to its Claim, and whether any part of the Holder’s recovery is treated as being on account of accrued but unpaid interest. Accrued interest and market discount are discussed below.

1.	Consequences to U.S. Holders of Claims.

(a)	Claims Against EFH Debtors.

(i)	Consequences to EFH Unsecured Claims.

Pursuant to the Plan, in full satisfaction and discharge of their Claims, Holders of Allowed Class A4, A5, A6,62 A7, A8, A9, A10, A11, and A1263 Claims (collectively, “EFH Unsecured Claims”) may receive (a) cash and/or (b) Reorganized EFH Common Stock. The treatment of a U.S. Holder of such a Claim will vary depending on whether an EFH Unsecured Claim constitutes a “security” of EFH Corp and whether any Holder receives any Reorganized EFH Common Stock.64

(A)	Treatment if an EFH Unsecured Claim Constitutes a “Security” of EFH Corp. and a Holder Receives Stock of Reorganized EFH Corp.

If an EFH Unsecured Claim constitutes a “security” of EFH Corp.65 and a Holder of such Claim receives at least some Reorganized EFH Common Stock, then the exchange of such a Claim for the consideration described above should be treated as a reorganization under the IRC. Other than with respect to any amounts received that are attributable to accrued but untaxed interest, a U.S. Holder of such a Claim should recognize gain (but not loss), to the extent of the lesser of (a) the amount of gain realized from the exchange (generally equal to the fair market value of all of the consideration, including cash, received minus the Holder’s adjusted basis, if any, in the Claim) or (b) the cash received in the distribution.

With respect to Reorganized EFH Common Stock, received with respect to a “security,” such U.S. Holder should obtain a tax basis in such stock, other than any such stock treated as received in satisfaction of accrued but untaxed interest, equal to (a) the tax basis of the Claim surrendered, less (b) the cash received, plus (c) gain recognized (if any). The holding period for the Reorganized EFH Common Stock should include the holding period for the surrendered Claims.

[62]	For U.S. federal income tax purposes, because EFIH is a disregarded entity, Holders of EFH LBO Note Primary Claims should be treated as having received all of their recovery on account of such Claims, regardless of the extent to which any such recovery is attributable to such Holders’ EFH LBO Note Guarantee Claims.
[63]	For U.S. federal income tax purposes, the Debtors intend to treat the TCEH creditors that receive the right to receive distributions related to the TCEH Settlement Claim as having received the TCEH Settlement Claim directly because Reorganized TCEH shall never have control, possession, title, ownership rights, or voting rights with respect to the TCEH Settlement Claim.
[64]	Holders of Allowed Class A8 Claims (EFH Non-Qualified Benefit Claims) may be paid solely in Cash.
[65]	For the avoidance of doubt, Claims against EFH Debtors other than EFH Corp. shall not constitute “securities” of EFH Corp.

The tax basis of any Reorganized EFH Common Stock treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, but in no event should such basis exceed the fair market value of the stock received in satisfaction of accrued but untaxed interest. The holding period for the Reorganized EFH Common Stock treated as received in satisfaction of accrued but untaxed interest should not include the holding period of the debt instrument constituting the surrendered Claim, and should begin on the day following the receipt of such property.

(B)	Treatment if an EFH Unsecured Claim Does Not Constitute a “Security” of EFH Corp. and/or no Reorganized EFH Common Stock is Received.

If (a) an EFH Unsecured Claim does not constitute a “security” of EFH Corp. and/or (b) the Holder of such Claim does not receive at least some Reorganized EFH Common Stock, then a U.S. Holder of such a Claim should be treated as receiving its distribution under the Plan in a taxable exchange under section 1001 of the IRC. Accordingly, other than with respect to any amounts received that are attributable to accrued but untaxed interest, a U.S. Holder of such a Claim would recognize gain or loss equal to the difference between (a) the cash and Reorganized EFH Common Stock received in exchange for the Claim and (b) such U.S. Holder’s adjusted basis, if any, in such a Claim.

Such U.S. Holder should obtain a tax basis in the Reorganized EFH Common Stock, other than with respect to any amounts received that are attributable to accrued but untaxed interest, equal to the fair market value of the Reorganized EFH Common Stock as of the receipt of such property.

The tax basis of any Reorganized EFH Common Stock treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, but in no event should such basis exceed the fair market value of the stock received in satisfaction of accrued but untaxed interest.

The holding period of the Reorganized EFH Common Stock should begin on the day following the receipt of such property.

(b)	Claims Against EFIH Debtors.

(i)	Consequences to EFIH First and Second Lien Claims.

Pursuant to the Plan, in full satisfaction and discharge of their Claims, Holders of Allowed Class B3 and B4 Claims will receive cash. A U.S. Holder of such a Claim should be treated as receiving its distribution under the Plan in a taxable exchange under section 1001 of the IRC. Accordingly, other than with respect to any amounts received that are attributable to accrued but untaxed interest, a U.S. Holder of such a Claim would recognize gain or loss equal to the difference between (a) the cash received in exchange for the Claim and (b) such U.S. Holder’s adjusted basis, if any, in such a Claim.

(ii)	Consequences to EFIH Unsecured Claims.

Pursuant to the Plan, in full satisfaction and discharge of their Claims, Holders of Allowed Class B6 Claims (the “EFIH Unsecured Claims”) may receive (a) cash and/or (b) Reorganized EFH Common Stock.66 The treatment of a U.S. Holder of such a Claim will vary depending on whether an EFIH Unsecured Claim constitutes a “security”67 and whether such Holder received any Reorganized EFH Common Stock.

[66]	As noted above, for U.S. federal income tax purposes, any recovery received by Holders of EFH LBO Note Guaranty Claims will be treated as having been received on account of the EFH LBO Note Primary Claims. Accordingly, their treatment is not repeated here.
[67]	The Plan provides that EFH LBO Note Guarantee Claims constitute EFIH Unsecured Claims. EFIH is a disregarded entity for U.S. federal income tax purposes. Accordingly, EFIH’s guarantee of the EFH LBO Notes should be disregarded for U.S. federal income tax purposes, and the Holders of the EFH LBO Note Guarantee Claims should be treated as receiving a recovery on account of their EFH LBO Note Primary Claims. This is not expected to have any impact on the tax treatment of such recovery.

(A)	Treatment if an EFIH Unsecured Claim Constitutes a “Security” and At Least Some Reorganized EFH Corp Common Stock is Received.

If an EFIH Unsecured Claim constitutes a “security,” and at least some Reorganized EFH Corp. Common Stock is received, then the exchange of such a Claim for the consideration described above should be treated as a reorganization under the IRC. Other than with respect to any amounts received that are attributable to accrued but untaxed interest, a U.S. Holder of such a Claim should recognize gain (but not loss), to the extent of the lesser of (a) the amount of gain realized from the exchange (generally equal to the fair market value of all of the consideration, including cash, received minus the Holder’s adjusted basis, if any, in the Claim) or (b) the cash received in the distribution.

With respect to Reorganized EFH Common Stock received with respect to a “security,” such U.S. Holder should obtain a tax basis in such stock, other than any such stock treated as received in satisfaction of accrued but untaxed interest, equal to (a) the tax basis of the Claim surrendered, less (b) the cash received, plus (c) gain recognized (if any). The holding period for such Reorganized EFH Common Stock.

The tax basis of any Reorganized EFH Common Stock treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, but in no event should such basis exceed the fair market value of the stock received in satisfaction of accrued but untaxed interest. The holding period for the Reorganized EFH Common Stock treated as received in satisfaction of accrued but untaxed interest should not include the holding period of the debt instrument constituting the surrendered Claim, and should begin on the day following the receipt of such property.

(B)	Treatment if an EFIH Unsecured Claim Does Not Constitute a “Security” and/or no Reorganized EFH Common Stock is Received.

If (a) an EFIH Unsecured Claim does not constitute a “security,” or (b) the Holder of such Claim does not receive at least some Reorganized EFH Common Stock, then a U.S. Holder of such a Claim should be treated as receiving its distribution under the Plan in a taxable exchange under section 1001 of the IRC. Accordingly, other than with respect to any amounts received that are attributable to accrued but untaxed interest, a U.S. Holder of such a Claim would recognize gain or loss equal to the difference between (a) the sum of the cash and the fair market value of the Reorganized EFH Common Stock (if any) received in exchange for the Claim and (b) such U.S. Holder’s adjusted basis, if any, in such a Claim.

Such U.S. Holder should obtain a tax basis in the Reorganized EFH Common Stock received, other than with respect to any amounts received that are attributable to accrued but untaxed interest, equal to the fair market value of the Reorganized EFH Common Stock as of the receipt of such property.

The tax basis of any Reorganized EFH Common Stock treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, but in no event should such basis exceed the fair market value of the stock received in satisfaction of accrued but untaxed interest.

The holding period of the Reorganized EFH Common Stock should begin on the day following the receipt of such property.

(c)	Accrued Interest.

To the extent that any amount received by a U.S. Holder of a surrendered Allowed Claim under the Plan is attributable to accrued but unpaid interest and such amount has not previously been included in the U.S. Holder’s gross income under such U.S. Holder’s method of accounting, such amount should be taxable to the U.S. Holder as ordinary interest income. Conversely, a U.S. Holder of a surrendered Allowed Claim may be able to recognize a deductible loss to the extent that any accrued interest on the debt instruments constituting such a Claim was previously included in the U.S. Holder’s gross income, but was not paid in full by the Debtors.

The extent to which the consideration received by a U.S. Holder of a surrendered Allowed Claim will be attributable to accrued interest on the debt instrument constituting the surrendered Allowed Claim is unclear. U.S. Holders of Claims with accrued interest are urged to consult with their tax advisors regarding the allocation of the consideration.

(d)	Market Discount.

Under the “market discount” provisions of sections 1276 through 1278 of the IRC, some or all of any gain realized by a U.S. Holder exchanging the debt instruments constituting its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on the debt constituting the surrendered Allowed Claim.

In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest,” or (b) in the case of a debt instrument issued with “original issue discount,” its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a U.S. Holder on the taxable disposition (determined as described above) of a debt instrument that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debt instrument was considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued). To the extent that a surrendered debt instrument that had been acquired with market discount is exchanged in a tax-free or other reorganization transaction for other property (as may occur here), any market discount that accrued on such debts but was not recognized by the U.S. Holder may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument. These rules are complex and the application of the market discount rules to Allowed Claims is uncertain. U.S. Holders of Allowed Claims should consult their own tax advisors regarding the application of the market discount rules to their Claims.

(e)	Treatment of Holders of Claims in Connection With the Merger.

As noted above, Holders of Claims that received Reorganized EFH Common Stock will, as merger consideration, receive Parent common stock in exchange for such Reorganized EFH Common Stock. If such Holders also receive cash following the Merger, it is somewhat unclear whether the receipt of such cash will be treated as having been received in connection with the Merger, in connection with the TCEH Transactions, or in a standalone reorganization. In either case, the receipt of such cash would be treated as “boot” and subject to the treatment of cash received as part of a reorganization, as discussed above. Accordingly, the precise categorization of the treatment of such Claims should not be material to U.S. Holders.

D.	Withholding and Reporting.

The Debtors will withhold all amounts required by law to be withheld from payments made pursuant to the Plan. The Debtors will comply with all applicable reporting requirements of the IRC. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim. Additionally, backup withholding, currently at a rate of 28%, generally will apply to such payments unless such U.S. Holder provides a properly executed IRS Form W-9 or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund from the IRS, provided that the required information is timely provided to the IRS.

In addition, from an information reporting perspective, U.S. Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. U.S. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XI.     Recommendation of the Debtors

In the opinion of the EFH Debtors and EFIH Debtors, the Plan as it applies to the EFH Debtors and EFIH debtors is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to such Debtors’ creditors and other parties in interest than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims and Allowed Interests against the EFH Debtors and EFIH Debtors than proposed under the Plan. Accordingly, the EFH Debtors and EFIH Debtors recommend that Holders of Claims and Interests entitled to vote to accept or reject the Plan as it relates to the EFH Debtors and EFIH Debtors support Confirmation and vote to accept the Plan.

Dated: December 1, 2016	Respectfully submitted, ENERGY FUTURE HOLDINGS CORP. EFIH FINANCE INC. ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
By: /s/ Anthony Horton
Name: Anthony Horton Title: Senior Vice President and Treasurer of EFH Corp., and EFIH
Prepared by: KIRKLAND & ELLIS LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800 (telephone) —and— 300 North LaSalle Chicago, IL 60654 (312) 862-2000 (telephone)

—and—

RICHARDS LAYTON & FINGER

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700 (telephone)

Counsel to the Debtors and Debtors in Possession

—and—

PROSKAUER ROSE LLP

Three First National Plaza

70 W. Madison Street, Suite 3800

Chicago, IL 60602

(312) 962-3550 (telephone)

Co-Counsel to the Debtor Energy Future Holdings Corp.

—and—

O’KELLY ERNST & BIELLI, LLC
901 North Market Street Wilmington, Delaware 19801 (302) 778-4000 (telephone)

Co-Counsel to the Debtor Energy Future Holdings Corp.

—and—

CRAVATH, SWAINE AND MOORE LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1978 (telephone)

—and—

JENNER & BLOCK LLP

919 Third Avenue

New York, New York 10022

(212) 891-1600 (telephone)

Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC

—and—

STEVENS & LEE, P.C.
1105 North Market Street, Suite 700 Wilmington, Delaware 19801 (302) 425-3310 (telephone)

Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC

—and—

MUNGER, TOLLES & OLSON LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

(213) 683-9100 (telephone)

Co-Counsel to the TCEH Debtors

—and—

MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
300 Delaware Avenue, Suite 770 Wilmington, Delaware 19801 (302) 300-4515 (telephone)

Co-Counsel to the TCEH Debtors